EXECUTION








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                GE CAPITAL MORTGAGE SERVICES, INC.,

                        Seller and Servicer


                                and




               STATE STREET BANK AND TRUST COMPANY,

                              Trustee




               -------------------------------------

                  POOLING AND SERVICING AGREEMENT

                   Dated as of November 1, 1996

               -------------------------------------


           REMIC Multi-Class Pass-Through Certificates,
                           Series 1996-16



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                         TABLE OF CONTENTS


                             ARTICLE I

                            DEFINITIONS

1.01.  Definitions..............................................  1

                            ARTICLE II

                   CONVEYANCE OF MORTGAGE LOANS;
                 ORIGINAL ISSUANCE OF CERTIFICATES

2.01.  Conveyance of Mortgage Loans............................. 42
2.02.  Acceptance by Trustee.................................... 45
2.03.  Representations and Warranties of the Company; Mortgage
         Loan Repurchase........................................ 46
2.04.  Execution of Certificates................................ 52
2.05.  The REMICs............................................... 52
2.06.  Designations under the REMIC Provisions.................. 55

                            ARTICLE III

                   ADMINISTRATION AND SERVICING
                         OF MORTGAGE LOANS

3.01.  Company to Act as Servicer............................... 56
3.02.  Collection of Certain Mortgage Loan Payments; Mortgage
         Loan Payment Record; Certificate Account............... 62
3.03.  Collection of Taxes, Assessments and Other Items......... 66
3.04.  Permitted Debits to the Mortgage Loan Payment Record..... 66
3.05.  Maintenance of the Primary Insurance Policies............ 67
3.06.  Maintenance of Hazard Insurance.......................... 68
3.07.  Assumption and Modification Agreements................... 69
3.08.  Realization Upon Defaulted Mortgage Loans................ 70
3.09.  Trustee to Cooperate; Release of Mortgage Files.......... 73
3.10.  Servicing Compensation; Payment of Certain
         Expenses by the Company................................ 74
3.11.  Reports to the Trustee; Certificate Account Statements... 75
3.12.  Annual Statement as to Compliance........................ 75
3.13.  Annual Independent Public Accountants'
         Servicing Report....................................... 75
3.14.  Access to Certain Documentation and Information Regarding
         the Mortgage Loans..................................... 76
3.15.  Maintenance of Certain Servicing Policies................ 76
3.16.  Optional Purchase of Defaulted Mortgage Loans............ 77

                            ARTICLE IV

                      PAYMENTS AND STATEMENTS

4.01.  Distributions............................................ 77
4.02.  Method of Distribution................................... 83
4.03.  Allocation of Losses..................................... 84

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Section                                                        Page

4.04.  Monthly Advances; Purchases of Defaulted Mortgage Loans.. 87
4.05.  Statements to Certificateholders......................... 88
4.06.  Servicer's Certificate................................... 91
4.07.  Reports of Foreclosures and Abandonments of Mortgaged
         Property............................................... 91
4.08.  Reduction of Servicing Fees by Compensating Interest
         Payments............................................... 91

                             ARTICLE V

                         THE CERTIFICATES

5.01.  The Certificates......................................... 91
5.02.  Registration of Transfer and Exchange of Certificates.... 94
5.03.  Mutilated, Destroyed, Lost or Stolen Certificates........100
5.04.  Persons Deemed Owners....................................101
5.05.  Access to List of Certificateholders' Names
         and Addresses..........................................101
5.06.  Representation of Certain Certificateholders.............102
5.07.  Determination of COFI....................................102
5.08.  Determination of LIBOR...................................103

                            ARTICLE VI

                            THE COMPANY

6.01.  Liability of the Company.................................105
6.02.  Merger or Consolidation of, or Assumption of the
         Obligations of, the Company............................105
6.03.  Assignment...............................................105
6.04.  Limitation on Liability of the Company and Others........105
6.05.  The Company Not to Resign................................106

                            ARTICLE VII

                              DEFAULT

7.01.  Events of Default........................................107
7.02.  Trustee to Act; Appointment of Successor.................108
7.03.  Notification to Certificateholders.......................109

                           ARTICLE VIII

                            THE TRUSTEE

8.01.  Duties of Trustee........................................110
8.02.  Certain Matters Affecting the Trustee....................111
8.03.  Trustee Not Liable for Certificates or Mortgage Loans....113
8.04.  Trustee May Own Certificates.............................113
8.05.  The Company to Pay Trustee's Fees and Expenses...........113
8.06.  Eligibility Requirements for Trustee.....................113
8.07.  Resignation or Removal of Trustee........................114
8.08.  Successor Trustee........................................115

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Section                                                        Page

8.09.  Merger or Consolidation of Trustee.......................115
8.10.  Appointment of Co-Trustee or Separate Trustee............116
8.11.  Compliance with REMIC Provisions; Tax Returns............117

                            ARTICLE IX

                            TERMINATION

9.01.  Termination upon Repurchase by the Company or
         Liquidation of All Mortgage Loans......................117
9.02.  Additional Termination Requirements......................119

                             ARTICLE X

                     MISCELLANEOUS PROVISIONS

10.01.  Amendment...............................................120
10.02.  Recordation of Agreement................................121
10.03.  Limitation on Rights of Certificateholders..............122
10.04.  Governing Law...........................................123
10.05.  Notices.................................................123
10.06.  Notices to the Rating Agencies..........................123
10.07.  Severability of Provisions..............................124
10.08.  Certificates Nonassessable and Fully Paid...............124



                                iii

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                             Exhibits



EXHIBIT A                 Forms of Certificates
EXHIBIT B                 Principal Balance Schedules
EXHIBIT C                 Mortgage Loans
EXHIBIT D                 Form of Servicer's Certificate
EXHIBIT E                 Form of Transfer Certificate as to
                            ERISA Matters for Definitive
                            ERISA-Restricted Certificates
EXHIBIT F                 Form of Residual Certificate
                       Transferee Affidavit
EXHIBIT G                 Form of Residual Certificate
                        Transferor Letter
EXHIBIT H                 Additional Servicer Compensation
EXHIBIT I                 Form of Investment Letter for
                            Definitive Restricted Certificates
EXHIBIT J                 Form of Distribution Date
                            Statement
EXHIBIT K                 Form of Special Servicing and
                    Collateral Fund Agreement
EXHIBIT L                 Form of Lost Note Affidavit and
                            Agreement

           THIS POOLING AND SERVICING AGREEMENT, dated as of
November 1, 1996, between GE CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey, and STATE STREET BANK AND TRUST COMPANY, a
Massachusetts banking corporation, as Trustee.


                  W I T N E S S E T H T H A T :


           In consideration of the mutual agreements herein contained, GE Capital Mortgage Services, Inc. and State Street
Bank and Trust Company agree as follows:


                             ARTICLE I

                            DEFINITIONS

           Section 1.01.  Definitions.  Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

           Accretion Directed Certificate:  None.

           Accretion Directed Component: Each of the Class A4A and Class A5E Components.

           Accretion Termination Date: The earlier to occur of
      (i) the Distribution Date on which the Component Principal Balances of the Class A4A and Class A5E Components have each been reduced to zero and (ii) the Cross-Over Date.

           Accrual Amount: As to any Class of Accrual
      Certificates and any Accrual Component and each Distribution Date through the related Accretion Termination Date, the sum of (x) any amount of Accrued Certificate Interest allocable to such Class or Component pursuant to
      Section 4.01(a)(i) on such Distribution Date and (y) any amount of Unpaid Class Interest Shortfall allocable to such Class or Component pursuant to Section 4.01(a)(ii) on such Distribution Date, to the extent that such amounts are distributed to any Accretion Directed Certificates or Accretion Directed Components pursuant to Section 4.01(e). As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date after the related Accretion Termination Date, zero.

           Accrual Certificates:  None.

           Accrual Component:  The Class A5A Component.

           Accrued Certificate Interest:  As to any Distribution
      Date and any Class of Certificates (other than any Class of


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      Principal Only Certificates and any Class of Certificates
      consisting of Specified Components), interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Class Certificate Principal Balance (or, in the case of any Class of Notional Certificates other than the Class S Certificates, on the aggregate Notional Principal Balance) thereof immediately prior (or, in the case of the Class S Certificates, on the aggregate Notional Principal Balance thereof with respect) to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Specified Component, interest accrued during the related Interest Accrual Period at the applicable Component Interest Rate on the Component Principal Balance (or Notional Component Principal Balance) thereof immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the aggregate of Accrued Certificate Interest on the Specified Components thereof for such Distribution Date.

           Accrued Certificate Interest on each Class of Certificates (other than any Class of Principal Only Certificates and Class of Certificates consisting of Specified Components) and any Specified Component shall be reduced by such Class's or Specified Component's share of the amount of any Net Interest Shortfall and Interest Losses for such Distribution Date. Any Net Interest Shortfall and Interest Losses shall be allocated among the Classes of Certificates (other than any Class of Principal Only Certificates and Class of Certificates consisting of Specified Components) and among the Specified Components (other than any Principal Only Component) of any Component Certificate in proportion to the respective amounts of Accrued Certificate Interest that would have resulted absent such shortfall or losses.

           Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

           Allocable Share: (a) As to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Junior Optimal Principal Amount, and as to each Class of Junior Certificates, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of the Junior Certificates.

           (b)  As to any Distribution Date and amounts
      distributable pursuant to clauses (ii), (iv) and (v) of the

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



      definition of Junior Optimal Principal Amount, and as to the Class M Certificates and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of all such Classes. As to any Distribution Date and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%.

           Amortization Payment: As to any REO Mortgage Loan and any month, the payment of principal and accrued interest due in such month in accordance with the terms of the related Mortgage Note as contemplated by Section 3.08(b).

           Amount Held for Future Distribution: As to each Distribution Date, the total of all amounts credited to the Mortgage Loan Payment Record as of the preceding Determination Date on account of (i) Principal Prepayments, Insurance Proceeds and Liquidation Proceeds received subsequent to the preceding Prepayment Period applicable to such receipts, and (ii) monthly payments of principal and interest due subsequent to the preceding Due Date.

           Anniversary Determination Date: The Determination Date occurring in December of each year that the Certificates are outstanding, commencing in December 1996.

           Assumed Monthly Payment Reduction: As of any
      Anniversary Determination Date and as to any Non-Primary Residence Loan remaining in the Mortgage Pool whose original principal balance was 80% or greater of the Original Value thereof, the excess of (i) the Monthly Payment thereof calculated on the assumption that the Mortgage Rate thereon was equal to the weighted average (by principal balance) of the Net Mortgage Rates of all Outstanding Mortgage Loans (the "Weighted Average Rate") as of such Anniversary Determination Date over (ii) the Monthly Payment thereof calculated on the assumption that the Net Mortgage Rate thereon was equal to the Weighted Average Rate less 1.25% per annum.

           Available Funds: As to each Distribution Date, an amount equal to the sum of (i) all amounts credited to the Mortgage Loan Payment Record pursuant to Section 3.02 as of the preceding Determination Date, (ii) any Monthly Advance and any Compensating Interest Payment for such Distribution Date, (iii) the Purchase Price of any Defective Mortgage Loans, Defaulted Mortgage Loans, and Modified Mortgage Loans deposited in the Certificate Account on the Business Day

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      preceding such Distribution Date (including any amounts
      deposited in the Certificate Account in connection with any substitution of a Mortgage Loan as specified in Section 2.03(b)), and (iv) the purchase price of any defaulted Mortgage Loan purchased under an agreement entered into pursuant to Section 3.08(e) as of the end of the preceding Prepayment Period less the sum of (x) the Amount Held for Future Distribution, and (y) amounts permitted to be debited from the Mortgage Loan Payment Record pursuant to clauses (i) through (vii) of Section 3.04.

           Bankruptcy Coverage Termination Date: The Distribution
      Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Bankruptcy Loss Amount: As of any Determination Date prior to the first Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $100,000, as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Determination Date as reduced by any Deficient Valuations and Debt Service Reductions for the preceding Distribution Date, and (y) the greater of (i) the Fitch Formula Amount for such Anniversary Determination Date and (ii) the S&P Formula Amount for such Anniversary Determination Date.

           The Bankruptcy Loss Amount may be further reduced by the Company (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Company shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

           BIF: The Bank Insurance Fund of the FDIC, or its successor in interest.

           Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, each Class of Certificates, other than the Class A5, Class B3, Class B4, Class B5, Class PO, Class R, Class RL and Class S Certificates, constitutes a Class of Book-Entry Certificates.

           Book-Entry Nominee:  As defined in Section 5.02(b).

           Business Day: Any day other than a Saturday or a Sunday, or a day on which banking institutions in New York City or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

           Buydown Funds: Funds contributed by the Mortgagor or another source in order to reduce the interest payments required from the Mortgagor for a specified period in specified amounts.

           Buydown Mortgage Loan: Any Mortgage Loan as to which the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and the difference between the amount paid by the Mortgagor and the amount specified in the Mortgage Note is paid from the related Buydown Funds.

           Buydown Period: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage
      Loan.

           Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

           Certificate Account: The trust account or accounts created and maintained with the Trustee pursuant to Section
      3.02 and which must be an Eligible Account.

           Certificate Interest Rate: With respect to any Class of Certificates, other than the LIBOR Certificates and the Class S Certificates, and as of any Distribution Date, the per annum fixed rate specified in Section 5.01(b). With respect to each Class of LIBOR Certificates, the per annum variable rate at any time at which interest accrues on the Certificates of such Class, as determined pursuant to
      Section 5.01(f). With respect to the Class S Certificates and any Distribution Date, the Strip Rate for such Distribution Date.

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           Certificate Owner:  With respect to any Book-Entry
      Certificate, the person who is the beneficial owner thereof.

           Certificate Principal Balance: As to any Certificate other than a Notional Certificate, and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate (plus, in the case of any Accrual Certificate, its Percentage Interest of any related Accrual Amount for each previous Distribution Date) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to
      Section 4.01, (ii) any Realized Losses allocated to such Certificate on previous Distribution Dates pursuant to
      Section 4.03(b) and (c), and (iii) in the case of a Subordinate Certificate, such Certificate's Percentage Interest of the Subordinate Certificate Writedown Amount allocated to such Certificate on previous Distribution Dates. The Notional Certificates are issued without Certificate Principal Balances.

           Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
      Section 5.02.

           Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, a Certificate of any Class to the extent that the Company or any affiliate is the Certificate Owner or Holder thereof (except to the extent the Company or any affiliate thereof shall be the Certificate Owner or Holder of all Certificates of such Class), shall be deemed not to be outstanding and the Percentage Interest (or Voting Rights) evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests (or Voting Rights) necessary to effect any such consent has been obtained; provided, however, that in determining whether the Trustee shall be protected in relying on such consent only the Certificates that the Trustee knows to be so held shall be so disregarded.

           Class: All Certificates bearing the same class designation or any Lower Tier Interest.

           Class B Certificate: Any Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate.

           Class Certificate Principal Balance: As to any Class of Certificates, other than any Class of Notional
      Certificates, and as of any date of determination, the aggregate of the Certificate Principal Balances of all

      Certificates of such Class. The Class Certificate Principal Balance of each such Class of Certificates as of the Closing Date is specified in Section 5.01(b).

           Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates) or any Component, any amount by which the amount distributed to Holders of such Class of Certificates or in respect of such Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates or to the Component Principal Balance of any Accrual Component) on such Distribution Date is less than the Accrued Certificate Interest thereon for such Distribution Date.

           Class PO Deferred Amount: As to any Distribution Date on or prior to the Cross-Over Date, the aggregate of the applicable PO Percentage of the principal portion of each Realized Loss, other than any Excess Loss, to be allocated to the Class PO Certificates on such Distribution Date or previously allocated to the Class PO Certificates and not yet paid to the Holders of the Class PO Certificates pursuant to Section 4.01(a)(iv).

           Closing Date:  November 27, 1996.

           Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

           COFI: The monthly weighted average cost of funds for savings institutions the home offices of which are located in Arizona, California, or Nevada that are member institutions of the Eleventh Federal Home Loan Bank
      District, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco in its monthly Information Bulletin.

           COFI Certificates:  None.

           COFI Determination Date: As to each Interest Accrual
      Period for any COFI Certificates, the last Business Day of the calendar month preceding the commencement of such Interest Accrual Period.

           Company: GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey, or its successor in interest or, if any successor servicer is appointed as herein provided, then such successor servicer.


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



           Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate of the Interest Shortfalls described in clauses (a) and (b) of the definition thereof with respect to such Distribution Date; provided, however, that such amount shall not exceed the lesser of (i) an amount equal to the product of (x) the Pool Scheduled Principal Balance with respect to such Distribution Date and (y) one-twelfth of 0.125%, and (ii) the aggregate of the Servicing Fees that the Company would be entitled to retain on such Distribution Date (less any portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any Compensating Interest Payment.

           Component: Any of the components of a Class of Component Certificates having the designations, initial
      Component Principal Balances and Component Interest Rates as follows:

                          Initial Component           Component
      Designation         Principal Balance         Interest Rate

      Class A3A           $ 3,259,000.00                 9.000%
      Class A3B             2,929,000.00                 9.000
      Class A4A            26,900,000.00                 7.375
      Class A4B             6,810,000.00                 7.375
      Class A5A            27,428,000.00                 7.750
      Class A5B             2,862,000.00                 7.750
      Class A5C                (1)                       7.750
      Class A5D                (1)                       7.750
      Class A5E            29,207,000.00                 7.750

--------------------------------
(1)   The Class A5C Component will be issued with an initial
      Notional Component Balance of $5,564,193, and the Class A5D
      Component will be issued with an initial Notional Component
      Balance of $1,301,612.

           Component Certificate:  Any Class A3, Class A4 or Class
      A5 Certificates.

           Component Principal Balance: As of any Distribution Date, and with respect to any Component, other than any Notional Component, the initial Component Principal Balance thereof (as set forth, as applicable, in the definition of Component) (plus, in the case of any Accrual Component, any related Accrual Amount for each previous Distribution Date) less the sum of (x) all amounts distributed in reduction thereof on previous Distribution Dates pursuant to Section
      4.01 and (y) the amount of all Realized Losses allocated thereto pursuant to Section 4.03(d).

           Confirmatory Mortgage Note: With respect to any Mortgage Loan, a note or other evidence of indebtedness executed by the Mortgagor confirming its obligation under the note or other evidence of indebtedness previously executed by the Mortgagor upon the origination of the related Mortgage Loan.

           Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 225 Franklin Street, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

           Corresponding Class: With respect to any Class of Lower Tier Interests, the Class or Classes of Certificates, and with respect to any Class of Certificates, the Class or Classes of Lower Tier Interests, appearing opposite such Class of Lower Tier Interests or Certificates in the table included in Section 2.05(a).

           Corresponding Component: With respect to any Class of Lower Tier Interests, the Component or Components of a Class of Certificates, and with respect to any Component or Components of a Class of Certificates, the Class or Classes of Lower Tier Interests, appearing opposite such Class of Lower Tier Interests or Components in the table included in
      Section 2.05(a).

           Cross-Over Date: The first Distribution Date on which the aggregate Class Certificate Principal Balance of the Junior Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

           Cut-off Date:  November 1, 1996.

           Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (a) the then current Monthly Payment for such Mortgage Loan over (b) the amount of the monthly payment of principal and interest required to be paid by the Mortgagor as established by a court of competent jurisdiction as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.).

           Defaulted Mortgage Loan: With respect to any
      Determination Date, a Mortgage Loan as to which the related Mortgagor has failed to make unexcused payment in full of a total of three or more consecutive installments of principal and interest, and as to which such delinquent installments have not been paid, as of the close of business on the last Business Day of the month next preceding the month of such Determination Date.

           Defective Mortgage Loan: Any Mortgage Loan which is required to be purchased by the Company (or which the Company may replace with a substitute Mortgage Loan) pursuant to Section 2.02 or 2.03(a).

           Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (a) the then outstanding indebtedness under such Mortgage Loan over (b) the valuation by a court of competent jurisdiction of the related Mortgaged Property as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property.

           Definitive Certificate:  Any Certificate, other than a
      Book-Entry Certificate, issued in definitive, fully registered form.

           Definitive Restricted Junior Certificate:  Any
      Restricted Junior Certificate that is in the form of a Definitive Certificate.

           Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York, as amended, or any successor provisions thereto.

           Depository Participant: A broker, dealer, bank or other financial institution or other Person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

           Designated Loan Closing Documents: With respect to any Designated Loan, a Lost Note Affidavit substantially in the form of Exhibit L, and an assignment of the related Mortgage to the Trustee in recordable form (except for the omission therein of recording information concerning such Mortgage).

           Designated Loans:  None.

           Determination Date:  With respect to any Distribution
      Date, the fifth Business Day prior thereto.

           Discount Mortgage Loan:  Any Mortgage Loan with a Net
      Mortgage Rate less than 7.75% per annum.

           Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (including but not limited to state pension organizations); (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing; (iii) an organization (except certain farmers' cooperatives described in Code section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income); and (iv) a rural electric and telephone cooperative described in Code section 1381(a)(2)(C). The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit.

           Distribution Date: The 25th day of each calendar month after the month of initial issuance of the Certificates, or, if such 25th day is not a Business Day, the next succeeding Business Day.

           Distribution Date Statement: The statement referred to in Section 4.05(a).

           Document File:  As defined in Section 2.01.

           Due Date:  The first day of the month of the related
      Distribution Date.

           Eligible Account: An account that is either (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in one of its two highest long-term rating categories and has been assigned by S&P its highest short-term rating,
      (ii) an account or accounts the deposits in which are fully insured by either the BIF or the SAIF, (iii) an account or accounts, in a depository institution in which such accounts are insured by the BIF or the SAIF (to the limits established by the FDIC), the uninsured deposits in which accounts are either invested in Permitted Investments or are otherwise secured to the extent required by the Rating Agencies such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder or (v) such account as will not cause either Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by the Rating Agencies.

           ERISA:  The Employee Retirement Income Security Act of
      1974, as amended.

           ERISA-Restricted Certificate:  Any Class M, Class B or
      Class S Certificate.

           Event of Default:  An event described in Section 7.01.

           Excess Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction, or portion thereof, (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

           Excess Fraud Loss: Any Fraud Loss, or portion thereof,
      (i) occurring after the Fraud Coverage Termination Date or
      (ii) if on such date, in excess of the then-applicable
      Fraud Loss Amount.

           Excess Loss:  Any Excess Bankruptcy Loss, Excess Fraud
      Loss or Excess Special Hazard Loss.

           Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, (i) occurring after the Special Hazard
      Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

           FDIC: The Federal Deposit Insurance Corporation, or its successor in interest.

           FHLMC: The Federal Home Loan Mortgage Corporation or its successor in interest.

           Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

           Fitch: Fitch Investors Service, L.P. and its successors.

           Fitch Formula Amount: As to each Anniversary
      Determination Date, the greater of (i) $50,000 and (ii) the product of (x) the greatest Assumed Monthly Payment Reduction for any Non-Primary Residence Loan whose original principal balance was 80% or greater of the Original Value thereof, (y) the weighted average remaining term to maturity (expressed in months) of all the Non-Primary Residence Loans remaining in the Mortgage Pool as of such Anniversary Determination Date, and (z) the sum of (A) one plus (B) the number of all remaining Non-Primary Residence Loans divided by the total number of Outstanding Mortgage Loans as of such Anniversary Determination Date.

           FNMA: The Federal National Mortgage Association or its successor in interest.

           Fraud Coverage Termination Date: The Distribution Date upon which the related Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Fraud Loss: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

           Fraud Loss Amount: As of any Distribution Date after the Cut-off Date, (x) prior to the first anniversary of the Cut-off Date, an amount equal to $4,029,186 minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in accordance with
      Section 4.03 in the absence of the Loss Allocation Limitation since the Cut-off Date, and (y) from the first through the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
      (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

           Group I Excess Amount: As set forth in the definition of Group I Senior Optimal Principal Amount.

           Group I Final Distribution Date: The Distribution Date on which the Group I Senior Certificate Principal Balance is reduced to zero.

           Group I Scheduled Distribution Percentage:  As to any
      Distribution Date prior to December 2001, the Senior

      Percentage for such Distribution Date. For any Distribution
      Date occurring on or after December 2001, the Group I
      Senior Percentage for such Distribution Date.

           Group I Senior Certificate:  Any Class A1, Class
      A2, Class A3, Class A4, Class A5, Class A6, Class A7,
      Class R or Class RL Certificate.

           Group I Senior Certificate Principal Balance: As to any Distribution Date, an amount equal to the sum of the Class Certificate Principal Balances of the Group I Senior
      Certificates.

           Group I Senior Optimal Principal Amount:  As to any
      Distribution Date, an amount equal to the sum of:

           (i) the Group I Scheduled Distribution Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, together with the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the lesser of (x) the Group I Scheduled Distribution Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Group I Scheduled Distribution

                Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. If on the Group I Final Distribution Date the Group I Senior Optimal Principal Amount exceeds the amount necessary to reduce the Group I Senior Certificate Principal Balance to zero, then the Group I Senior Optimal Principal Amount shall be reduced by an amount equal to such excess (the "Group I Excess Amount") and the Group II Senior Optimal Principal Amount shall be increased by the Group I Excess Amount.

           Group I Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Group I Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Class Certificate Principal Balances of all the Certificates (other than the Class PO and Class S Certificates) immediately prior to such Distribution Date.

           Group I Senior Prepayment Percentage:  As to any
      Distribution Date, the Senior Prepayment Percentage minus the Group II Senior Prepayment Percentage for such
      Distribution Date.

      After the Group I Senior Certificate Principal Balance has been reduced to zero, the Group I Senior Prepayment
      Percentage shall be zero.

           Group II Scheduled Distribution Percentage: As to any Distribution Date, the Senior Percentage minus the Group I Scheduled Distribution Percentage for such Distribution Date; except that, on any Distribution Date after the Group I Final Distribution Date, the Group II Scheduled Distribution Percentage shall equal the Senior Percentage.

           Group II Senior Certificate:  Any Class A8
      Certificate.

           Group II Senior Certificate Principal Balance: As of any Distribution Date, an amount equal to the Class
      Certificate Principal Balance of the Group II Senior
      Certificates.

           Group II Senior Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of:

           (i) the Group II Scheduled Distribution Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Group II Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, together with the Group II Senior Prepayment Percentage of the Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the amount by which (a) the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period exceeds
                (b) the amount distributable pursuant to clause
                (iii) of the definition of Group I Senior Optimal Principal Amount;

          (iv) the Group II Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v) the Group II Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. On the Group I Final Distribution Date, the Group II Senior Optimal Principal Amount shall be increased by the Group I Excess Amount, if any.

           Group II Senior Percentage:  As to any Distribution
      Date, the Senior Percentage minus the Group I Senior
      Percentage.

           Group II Senior Prepayment Percentage:   For any
      Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, 0.00%.

           For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, an amount as follows:

           (i)  for any Distribution Date subsequent to November
                2001 to and including the Distribution Date in November 2002, 30% of the Group II Senior
                Percentage for such Distribution Date;

          (ii)  for any Distribution Date subsequent to November
                2002 to and including the Distribution Date in November 2003, 40% of the Group II Senior
                Percentage for such Distribution Date;

         (iii)  for any Distribution Date subsequent to November
                2003 to and including the Distribution Date in November 2004, 60% of the Group II Senior
                Percentage for such Distribution Date;

          (iv)  for any Distribution Date subsequent to November
                2004 to and including the Distribution Date in November 2005, 80% of the Group II Senior
                Percentage for such Distribution Date; and

           (v)  for any Distribution Date thereafter, the Group
                II Senior Percentage for such Distribution Date.

           Initial Certificate Principal Balance: With respect to any Certificate, other than a Notional Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

           Initial LIBOR Rate:  5.3750% per annum.

           Insurance Proceeds: Proceeds paid pursuant to the Primary Insurance Policies, if any, and amounts paid by any insurer pursuant to any other insurance policy covering a Mortgage Loan.

           Insured Expenses:  Expenses covered by the Primary
      Insurance Policies, if any, or any other insurance policy or policies applicable to the Mortgage Loans.

           Interest Accrual Period: With respect to any
      Distribution Date and any Class of Certificates or any Component, the one-month period ending on the last day of the month preceding the month in which such Distribution
      Date occurs.

           Interest Losses: The interest portion of (i) on or prior to the Cross-Over Date, any Excess Losses and (ii) after the Cross-Over Date, any Realized Losses and Debt
      Service Reductions.

           Interest Shortfall: With respect to any Distribution
      Date and each Mortgage Loan that during the related
      Prepayment Period was the subject of a Voluntary Principal
      Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

                (a) partial principal prepayments: one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment;

                (b) principal prepayments in full (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)) received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) but on or before the last day of the month preceding the month of such Distribution Date: the difference between (i) one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

                (c) principal prepayments in full (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)) received by the Company (or of which the Company receives notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the fifteenth day of the month of such Distribution Date: none; and

                (d) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

           Junior Certificate:  Any Class M or Class B
      Certificate.

           Junior Optimal Principal Amount: As to any
      Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate
      Certificate Principal Balance of the Junior Certificates immediately prior to such Distribution Date):

           (i) the Junior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (other than as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Junior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, and 100% of any Senior Optimal Principal Amount not distributed to the Senior Certificates on such Distribution Date, together with the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the excess, if any, of (x) the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, over (y) the amount distributable pursuant to clause (iii) of each of the definitions of Group I Senior Optimal Principal Amount and Group II Senior Optimal Principal Amount on such Distribution Date;

          (iv)  the Junior Prepayment Percentage of the
                applicable Non-PO Percentage of the Scheduled
                Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v)  the Junior Prepayment Percentage of the
                applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           Junior Percentage: As to any Distribution Date, the excess of 100% over the Senior Percentage for such Distribution Date.

           Junior Prepayment Percentage: As to any Distribution Date, the excess of 100% over the Senior Prepayment Percentage for such Distribution Date, except that (i) after the Senior Certificate Principal Balance has been reduced to zero, the Junior Prepayment Percentage shall be 100%, and (ii) after the Cross-Over Date, the Junior Prepayment Percentage shall be zero.

           Latest Possible Maturity Date:  November 25, 2028.

           LIBOR: The per annum rate determined, pursuant to
      Section 5.08, on the basis of London interbank offered rate quotations for one-month Eurodollar deposits, as such quotations may appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on the Reuters Monitor Money Rates Service for the purpose of displaying London interbank offered quotations of major banks).

           LIBOR Certificate:  Any Class A6 or Class A7
      Certificates.

           LIBOR Determination Date: The second London Business
      Day immediately preceding the commencement of each Interest
      Accrual Period for any LIBOR Certificates.

           Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered, including any Mortgage Loan with respect to which the Company determines not to foreclose upon the related Mortgaged Property based on its belief that such Mortgaged Property may be contaminated with or affected by hazardous or toxic wastes, materials or substances.

           Liquidation Expenses: Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Company under any Primary Insurance Policy for reasons other than the Company's failure to comply with Section 3.05, such expenses including, without limitation, legal fees and expenses, and, regardless of when incurred, any unreimbursed amount expended by the Company pursuant to
      Section 3.03 or Section 3.06 respecting the related Mortgage Loan and any related and unreimbursed Property Protection Expenses.

           Liquidation Proceeds: Cash (other than Insurance
      Proceeds) received in connection with the liquidation of any defaulted Mortgage Loan whether through judicial foreclosure or otherwise.

           London Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

           Loss Allocation Limitation:  As defined in Section
      4.03(g).

           Lower Tier Balance: As to each Class of Lower Tier Interests and any Distribution Date, the initial Lower Tier Balance thereof set forth or specified in Section 2.05(a) (plus, in the case of any Class of Lower Tier Interests as to which the Corresponding Class is a Class of Accrual Certificates or an Accrual Component, an amount equal to the Accrual Amount for such Corresponding Class for each previous Distribution Date) less the sum of (i) the aggregate amount of principal allocable thereto on previous Distribution Dates pursuant to Section 2.05(c) and (ii) any Realized Losses or Subordinate Certificate Writedown Amount allocated thereto on previous Distribution Dates.

           Lower Tier Interest: Any one of the Classes of regular interests in the Lower Tier REMIC described as such in
      Section 2.05(a).

           Lower Tier Interest Rate:  As to each Lower Tier
      Interest, the applicable "Lower Tier Interest Rate," if any, set forth in Section 2.05(a) hereof.

           Lower Tier REMIC: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the assets and rights specified in clauses (i) through (ix) of the definition of the term Trust Fund.

           Modified Mortgage Loan:  Any Mortgage Loan which the
      Company has modified pursuant to Section 3.01(c).

           Monthly Advance: With respect to any Distribution Date, the aggregate of the advances required to be made by the Company pursuant to Section 4.04(a) (or by the Trustee pursuant to Section 4.04(b)) on such Distribution Date, the amount of any such Monthly Advance being equal to (a) the aggregate of payments of principal and interest (adjusted to the related Net Mortgage Rate) on the Mortgage Loans that were due on the related Due Date, without regard to any arrangements entered into by the Company with the related Mortgagors pursuant to Section 3.02(a)(ii), and delinquent as of the close of business on the Business Day next preceding the related Determination Date, less (b) the amount of any such payments which the Company or the Trustee, as applicable, in its reasonable judgment believes will not be ultimately recoverable by it either out of late payments by the Mortgagor, Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. With respect to any Mortgage Loan, the portion of any such advance or advances made with respect thereto.

           Monthly Payment: The scheduled monthly payment on a Mortgage Loan for any month allocable to principal or interest on such Mortgage Loan.

           Moody's: Moody's Investors Service, Inc. and its successors.

           Mortgage: The mortgage or deed of trust creating a first lien on a fee simple interest in real property securing a Mortgage Note.

           Mortgage File: The mortgage documents listed in
      Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

           Mortgage Loan Payment Record: The record maintained by the Company pursuant to Section 3.02(b).

           Mortgage Loan Schedule: As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit C.

           Mortgage Loans: As of any date of determination, each of the mortgage loans identified on the Mortgage Loan Schedule (as amended pursuant to Section 2.03(b)) delivered and assigned to the Trustee pursuant to Section 2.01 or 2.03(b), and not theretofore released from the Trust Fund by the Trustee.

           Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness (which may consist of a Confirmatory Mortgage Note) evidencing the indebtedness of a Mortgagor under such Mortgage Loan.

           Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

           Mortgage Rate: The per annum rate of interest borne by a Mortgage Loan as set forth in the related Mortgage Note.

           Mortgaged Property:  The property securing the Mortgage
      Note.

           Mortgagor: With respect to any Mortgage Loan, each obligor on the related Mortgage Note.

           Net Interest Shortfall: With respect to any
      Distribution Date, the excess, if any, of the aggregate
      Interest Shortfalls for such Distribution Date over any Compensating Interest Payment for such date.

           Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, the sum of (i) any Liquidation Proceeds therefor less the related Liquidation Expenses, and (ii) any Insurance Proceeds therefor, other than any such Insurance Proceeds applied to the restoration of the related Mortgaged Property.

           Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the applicable Servicing Fee
      Rate.

           Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

           Non-Credit Loss: Any Fraud Loss, Special Hazard Loss or Deficient Valuation.

           Non-Discount Mortgage Loan:  Any Mortgage Loan with a
      Net Mortgage Rate greater than or equal to 7.75% per annum.

           Non-permitted Foreign Holder:  As defined in Section
      5.02(b).

           Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 7.75%. As to any Non-Discount Mortgage Loan, 100%.

           Non-Primary Residence Loan: Any Mortgage Loan secured by a Mortgaged Property that is (on the basis of representations made by the Mortgagors at origination) a second home or investor-owned property.

           Nonrecoverable Advance: All or any portion of any Monthly Advance or Monthly Advances previously made by the Company (or the Trustee) which, in the reasonable judgment of the Company (or, as applicable, the Trustee) will not be ultimately recoverable from related Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. The determination by the Company that it has made a Nonrecoverable Advance or that any advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Company delivered to the Trustee and detailing the reasons for such determination.

           Non-U.S. Person:  As defined in Section 4.02(c).

           Notional Certificate:  Any Class S Certificate.

           Notional Component:  The Class A5C Component and the
      Class A5D Component.

           Notional Component Balance: As to any Distribution Date and the Class A5C Component, the product of (x) a fraction, the numerator of which is the excess of 7.75% over the weighted average of the Certificate Interest Rates and Component Interest Rates of the PAC Certificates and PAC Components, respectively, and the denominator of which is 7.75%, and (y) the sum of the Class Certificate Principal Balances and Component Principal Balances of the PAC Certificates and the PAC Components, respectively.

           As to any Distribution Date and the Class A5D Component, the product of (x) a fraction, the numerator of which is the excess of 7.75% over the weighted average Component Interest Rate of the TAC Components, and the denominator of which is 7.75%, and (y) the sum of the Component Principal Balances of the TAC Components.

           Notional Principal Balance: As to any Distribution Date and the Class S Certificates, the aggregate Scheduled Principal Balance of the Outstanding Non-Discount Mortgage Loans as of the Due Date in the month preceding such Distribution Date. As to any Distribution Date and any Class S Certificate, such Certificate's Percentage Interest of the aggregate Notional Principal Balance of the Class S Certificates for such Distribution Date.

           Officer's Certificate: A certificate signed by the President, a Senior Vice President or a Vice President of the Company and delivered to the Trustee.

           Opinion of Counsel: A written opinion of counsel, who may be counsel for the Company; provided, however, that any Opinion of Counsel with respect to the interpretation or application of the REMIC Provisions or the status of an account as an Eligible Account shall be the opinion of independent counsel satisfactory to the Trustee.

           Original Subordinate Principal Balance: As set forth in the definition of Senior Prepayment Percentage.

           Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Company or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Company.

           Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Section 2.02, 2.03(a), 3.01(c) or 3.16 or replaced pursuant to Section 2.03(b).

           Outstanding Non-Discount Mortgage Loan:  Any
      Outstanding Mortgage Loan that is a Non-Discount Mortgage
      Loan.

           PAC Balance: As to any Distribution Date and any Class of PAC Certificates and any PAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           PAC Certificate:  Any Class A1 or Class A2
      Certificates.

           PAC Component: Any of the Class A3A, Class A3B, Class
      A4B and Class A5B Components.

           Pay-out Rate: With respect to any Class of Certificates (other than any Class of Principal Only Certificates) and any Distribution Date, the rate at which interest is distributed on such Class on such Distribution Date and which is equal to a fraction (expressed as an annualized percentage) the numerator of which is the Accrued Certificate Interest for such Class and Distribution Date, and the denominator of which is the Class Certificate Principal Balance (or, in the case of the Notional Certificates, the Notional Principal Balance) of such Class immediately prior to such Distribution Date.

           Percentage Interest: With respect to any Certificate, the percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the initial Notional Principal Balance) thereof divided by the aggregate Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the aggregate initial Notional Principal Balance) of all Certificates of the same Class.

           Permitted Investments: One or more of the following; provided, however, that no such Permitted Investment may mature later than the Business Day preceding the Distribution Date after such investment except as otherwise provided in Section 3.02(e) hereof, provided, further, that such investments qualify as "cash flow investments" as defined in section 860G(a)(6) of the Code:

                (i) obligations of, or guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category;

              (iii) federal funds, certificates of deposit, time deposits and banker's acceptances, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category;

               (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency;
           and

                (v) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates.

      Notwithstanding the foregoing, Permitted Investments shall not include "stripped securities" and investments which contractually may return less than the purchase price therefor.

           Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           Plan: Any Person which is an employee benefit plan subject to ERISA or a plan subject to section 4975 of the Code.

           PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the excess of 7.75% over the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 7.75%. As to any Non-Discount Mortgage Loan, 0%.

           PO Principal Distribution Amount:  As to any
      Distribution Date, an amount equal to the sum of the applicable PO Percentage of:

           (i) the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) all principal prepayments in part received during the related Prepayment Period, together with the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

           (v) the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date; for purposes of this clause (v), the definition of "Substitution Amount" shall be modified to reduce the Scheduled Principal Balance of the Mortgage Loan that is substituted for by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           Pool Scheduled Principal Balance: With respect to any Distribution Date, the aggregate Scheduled Principal Balance of all the Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month next preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date; or, if so specified, such other date).

           Prepayment Assumption: The assumed fixed schedule of prepayments on a pool of new mortgage loans with such schedule given as a monthly sequence of prepayment rates, expressed as annualized percent values. These values start at 0.2% per year in the first month, increase by 0.2% per year in each succeeding month until month 30, ending at 6.0% per year. At such time, the rate remains constant at 6.0% per year for the balance of the remaining term. Multiples of the Prepayment Assumption are calculated from this prepayment rate series.

           Prepayment Assumption Multiple:  250% of the Prepayment
      Assumption.

           Prepayment Distribution Trigger: As of any
      Distribution Date and as to each Class of Class B Certificates, the related Prepayment Distribution Trigger is satisfied if (x) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, on such Distribution Date, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date, equals or exceeds (y) such percentage calculated as of the Closing Date.

           Prepayment Interest Excess: As to any Voluntary Principal Prepayment in full received from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid in respect of interest on such Principal Prepayment. For purposes of determining the amount of Prepayment Interest Excess for any month, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. All Prepayment Interest Excess shall be retained by the Company, as servicer, as additional servicing compensation.

           Prepayment Period: With respect to any Distribution Date and any Voluntary Principal Prepayment in part or other Principal Prepayment other than a Voluntary Principal Prepayment in full, the calendar month preceding the month of such Distribution Date; with respect to any Distribution Date and any Voluntary Principal Prepayment in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Cutoff Date) and ending on the fifteenth day of the month in which such Distribution Date occurs.

           Primary Insurance Policy: The certificate of private mortgage insurance relating to a particular Mortgage Loan, or an electronic screen print setting forth the information contained in such certificate of private mortgage insurance, including, without limitation, information relating to the name of the mortgage insurance carrier, the certificate number, the loan amount, the property address, the effective date of coverage, the amount of coverage and the expiration date of the policy. Each such policy covers defaults by the Mortgagor, which coverage shall equal the portion of the unpaid principal balance of the related Mortgage Loan that exceeds 75% (or such lesser coverage required or permitted by FNMA or FHLMC) of the Original Value of the underlying Mortgaged Property.

           Primary Servicer: Any servicer with which the Company has entered into a servicing agreement, as described in
      Section 3.01(f).

           Principal Balance Schedules: Any principal balance schedules attached hereto, if applicable, as Exhibit B, setting forth the PAC Balances of any PAC Certificates and PAC Components, the TAC Balances of any TAC Certificates and TAC Components, and the Scheduled Balances of any Scheduled Certificates and Scheduled Components.

           Principal Only Certificate:  Any Class PO Certificate.

           Principal Only Component:  None.

           Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (including, for this purpose, any refinancing permitted by Section 3.01, any Purchase Price of a Modified Mortgage Loan purchased pursuant to
      Section 3.01(c) and any REO Proceeds treated as such pursuant to Section 3.08(b)) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest for any month subsequent to the month of prepayment.

           Private Placement Memorandum: Either of the private placement memorandum relating to the Restricted Junior Certificates or the private placement memorandum relating to the Class A5 Certificates, each dated November 21, 1996.

           Prohibited Transaction Exemption:  U.S. Department of
      Labor Prohibited Transaction Exemption 91-14, 56 Fed. Reg.
      7413, February 22, 1991.

           Property Protection Expenses: With respect to any Mortgage Loan, expenses paid or incurred by or for the account of the Company in accordance with the related Mortgage for (a) real estate property taxes and property repair, replacement, protection and preservation expenses and (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgage to the extent the Company is not reimbursed therefor pursuant to the Primary Insurance Policy, if any, or any other insurance policy with respect thereto.

           Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased hereunder from the Trust Fund, an amount equal to 100% of the unpaid principal balance thereof plus interest thereon at the applicable Mortgage Rate from the date to which interest was last paid to the first day of the month in which such purchase price is to be distributed; provided, however, that if the Company is the servicer hereunder, such purchase price shall be net of unreimbursed Monthly Advances with respect to such Mortgage Loan, and the interest component of the Purchase Price may be computed on the basis of the Net Mortgage Rate for such Mortgage Loan; and provided, further, that if such Mortgage Loan is a Modified Mortgage Loan, the interest component of the Purchase Price shall be computed (i) on the basis of the applicable Mortgage Rate before giving effect to the related modification and (ii) from the date to which interest was last paid to the date on which such Modified Mortgage Loan is assigned to the Company pursuant to Section 3.01(c).

           QIB: A "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

           Rating Agency: Any statistical credit rating agency, or its successor, that rated any of the Certificates at the request of the Company at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee. References herein to the two highest long-term rating categories of a Rating Agency shall mean such ratings without any modifiers. As of the date of the initial issuance of the Certificates, the Rating Agencies are Fitch and S&P; except that for purposes of the Class M, Class B1, Class B2, Class B3 and Class B4 Certificates, Fitch shall be the sole Rating Agency.

           Realized Loss: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of such liquidation less (y) the related Liquidation Proceeds and Insurance Proceeds (as reduced by the related Liquidation Expenses).

           Record Date: The last Business Day of the month immediately preceding the month of the related Distribution
      Date.

           Reference Banks:  As defined in Section 5.08.

           Relief Act:  The Soldiers' and Sailors' Civil Relief
      Act of 1940, as amended.

           Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

           REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

           REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of the Code, and related provisions, and U.S. Office of the Treasury temporary or final regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

           REO Mortgage Loan: Any Mortgage Loan which is not a
      Liquidated Mortgage Loan and as to which the related
      Mortgaged Property is held as part of the Trust Fund.

           REO Proceeds: Proceeds, net of any related expenses of the Company, received in respect of any REO Mortgage Loan
      (including, without limitation, proceeds from the rental of the related Mortgaged Property).

           Reserve Fund:  None.

           Reserve Interest Rate:  As defined in Section 5.08.

           Residual Certificate:  Any Class R or Class RL
      Certificate.

           Responsible Officer: When used with respect to the Trustee, any officer or assistant officer assigned to and working in the Corporate Trust Department of the Trustee and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           Restricted Certificate:  Any Restricted Junior
      Certificate or any Class A5 or Class S Certificate.

           Restricted Junior Certificate: Any Class B3, Class B4 or Class B5 Certificate.

           S&P: Standard & Poor's Rating Services, a division of
      The McGraw-Hill Companies, Inc., and its successors.

           S&P Formula Amount: As to each Anniversary
      Determination Date, the greater of (i) $100,000 and (ii) the product of (x) 0.06% and (y) the Scheduled Principal Balance of each Mortgage Loan remaining in the Mortgage Pool whose original principal balance was 75% or greater of the Original Value thereof.

           SAIF:  The Savings Association Insurance Fund of the
      FDIC, or its successor in interest.

           Scheduled Balance: As to any Distribution Date and any Class of Scheduled Certificates and any Scheduled Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           Scheduled Certificates:  None.

           Scheduled Component:  None.

           Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month next preceding the month of such Distribution Date (or, if so specified, such other date) as specified in the amortization schedule at the time relating to such Mortgage Loan (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments, Deficient Valuations incurred subsequent to the Bankruptcy Coverage Termination Date, adjustments due to the application of the Relief Act and the payment of principal due on such Due Date, irrespective of any delinquency in payment by the related Mortgagor. As to any Mortgage Loan and the Cut-off Date, the "unpaid balance" thereof specified in the initial Mortgage Loan Schedule.

           Senior Certificate:  Any Class A1, Class A2, Class A3,
      Class A4, Class A5, Class A6, Class A7, Class A8, Class PO,
      Class R or Class RL Certificate.

           Senior Certificate Principal Balance: As of any
      Distribution Date, an amount equal to the sum of the Certificate Principal Balances of the Senior Certificates
      (other than any Class PO Certificates).

           Senior Optimal Principal Amount: As to any
      Distribution Date, an amount equal to the sum of the Group
      I Senior Optimal Principal Amount for such date and the Group II Senior Optimal Principal Amount for such date.

           Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Certificate Principal Balances of all the Certificates other than any Class PO Certificates immediately prior to such Distribution Date.

           Senior Prepayment Percentage:  For any Distribution
      Date occurring prior to the fifth anniversary of the first

      Distribution Date, 100%. For any Distribution Date occurring on or after the fifth anniversary of the first
      Distribution Date, an amount as follows:

           (i)  for any Distribution Date subsequent to November
                2001 to and including the Distribution Date in November 2002, the Senior Percentage for such
                Distribution Date plus 70% of the Junior
                Percentage for such Distribution Date;

          (ii)  for any Distribution Date subsequent to November
                2002 to and including the Distribution Date in November 2003, the Senior Percentage for such
                Distribution Date plus 60% of the Junior
                Percentage for such Distribution Date;

         (iii)  for any Distribution Date subsequent to November
                2003 to and including the Distribution Date in November 2004, the Senior Percentage for such
                Distribution Date plus 40% of the Junior
                Percentage for such Distribution Date;

          (iv) for any Distribution Date subsequent to November 2004 to and including the Distribution Date in November 2005, the Senior Percentage for such Distribution Date plus 20% of the Junior Percentage for such Distribution Date; and

           (v)  for any Distribution Date thereafter, the Senior
                Percentage for such Distribution Date.

      Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Closing Date, the Senior Prepayment Percentage for such
      Distribution Date will equal 100%.

      In addition, notwithstanding the foregoing, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period as set forth in clauses
      (i) through (iv) above shall be effective on any Distribution Date unless at least one of the following two tests is satisfied:

                Test I: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) as a percentage of the aggregate Class Certificate Principal Balance of the Junior Certificates as of such date, does not exceed 50%, and
           (ii) cumulative Realized Losses with respect to the

           Mortgage Loans do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the Closing Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including December 2001 and November 2002, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including December 2002 and November 2003,
           (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including December 2003 and November 2004, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including December 2004 and November 2005 and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after December 2005; or

                Test II: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 10% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including December 2001 and November 2002,
           (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including December 2002 and November 2003, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including December 2003 and November 2004, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including December 2004 and November 2005, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after December 2005.

           Servicer's Certificate: A certificate, completed by and executed on behalf of the Company by a Servicing Officer in accordance with Section 4.06, substantially in the form of Exhibit D hereto or in such other form as the Company and the Trustee shall agree.

           Servicing Fee: As to any Mortgage Loan and
      Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Servicing Fee Rate for such Mortgage Loan.

           Servicing Fee Rate: As to any Mortgage Loan, the per annum rate identified as such for such Mortgage Loan and set forth in the Mortgage Loan Schedule.

           Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Company, as such list may from time to time be amended.

           Single Certificate: A Certificate with an Initial Certificate Principal Balance, or initial Notional Principal Balance, of $1,000 or, in the case of a Class of Certificates issued with an initial Class Certificate Principal Balance or initial Notional Principal Balance of less than $1,000, such lesser amount.

           Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06 and (b) any loss caused by or resulting from:

           (1)  normal wear and tear;

           (2) conversion or other dishonest act on the part of the Trustee, the Company or any of their agents or employees; or

           (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

      or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06.

           Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $2,014,593 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Company and approved by each Rating Agency, which amount shall not be less than $500,000.

           Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing (x) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by (y) the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

           Special Hazard Termination Date: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Specified Component: Any of the Components of the Class A5 Certificates.

           Startup Day:  As defined in Section 2.06(c).

           Strip Rate: With respect to the Class S Certificates and any Distribution Date, a variable rate per annum equal to the excess of (x) the weighted average (by Scheduled Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Non-Discount Mortgage Loans as of the Due Date in the preceding calendar month (or the Cut-off Date, in the case of the first Distribution Date) over (y) 7.75%; provided, however, that such calculation shall not include any Mortgage Loan that was the subject of a Voluntary Principal Prepayment in full received by the Company (or of which the Company received notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the 15th day of such preceding calendar month.

           Subordinate Certificates: As to any date of determination, first, the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; second, the Class B4 Certificates until the Class

      Certificate Principal Balance thereof has been reduced to zero; third, the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fourth, the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fifth, the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and sixth, the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero.

           Subordinate Certificate Writedown Amount: As to any Distribution Date, first, any amount distributed to the Class PO Certificates on such Distribution Date pursuant to
      Section 4.01(a)(iv) and second, after giving effect to the application of clause first above, the amount by which (i) the sum of the Class Certificate Principal Balances of all the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the related Certificates on such Distribution Date) exceeds
      (ii) the Pool Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date.

           Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(b), the excess of (x) the Scheduled Principal Balance of the Mortgage Loan that is substituted for, over (y) the Scheduled Principal Balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

           TAC Balance: As to any Distribution Date and any Class of TAC Certificates and any TAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           TAC Certificates:  None.

           TAC Component: Any of the Class A4A, Class A5A or
      Class A5E Components.

           Trigger Event: Any one or more of the following: (i) if the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or if General Electric Capital Corporation shall not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) if the long-term senior unsecured rating of General Electric Capital Corporation is downgraded or withdrawn by Fitch or S&P below their two highest rating categories, (iii) if General Electric Capital Corporation is no longer obligated pursuant to the terms of the support agreement, dated as of October 1, 1990, between General Electric Capital Corporation and the Company, to maintain the Company's net worth or liquidity (as such terms are defined therein) at the levels specified therein, or if such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable and (iv) if such support agreement, including any amendment thereto, is amended or modified.

           Trust Fund: The corpus of the trust created by this Agreement evidenced by the Certificates and consisting of:

                (i)  the Mortgage Loans;

               (ii) all payments on or collections in respect of such Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01;

              (iii) the obligation of the Company to deposit in the Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a), and the obligation of the Trustee to deposit in the Certificate Account any amount required pursuant to
           Section 4.04(b);

               (iv) the obligation of the Company to purchase or replace any Defective Mortgage Loan pursuant to Section
           2.02 or 2.03;

                (v) the obligation of the Company to purchase any Modified Mortgage Loan pursuant to Section 3.01(c);

               (vi) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage Loan;

              (vii) the proceeds of the Primary Insurance
           Policies, if any, and the hazard insurance policies required by Section 3.06, in each case, in respect of the Mortgage Loans;

             (viii) the Certificate Account established pursuant to Section 3.02(d);

               (ix) the Eligible Account or Accounts, if any, established pursuant to Section 3.02(e); and

                (x) any collateral funds established to secure the obligations of the Holder of the Class B4 and Class B5 Certificates, respectively, under any agreements entered into between such holder and the Company pursuant to Section 3.08(e).

           Trustee: The institution executing this Agreement as Trustee, or its successor in interest, or if any successor trustee is appointed as herein provided, then such successor trustee so appointed.

           Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of the property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to
      Section 3.06.

           Unpaid Class Interest Shortfall: As to any
      Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates) or any Component (other than any Principal Only Component), the amount, if any, by which the aggregate of the Class Interest Shortfalls for such Class or Component for prior Distribution Dates is in excess of the aggregate amounts distributed on prior Distribution Dates to Holders of such Class of Certificates or in respect of such Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates, or to the Component Principal Balance of any Accrual Component) pursuant to
      Section 4.01(a)(ii), in the case of the Senior Certificates (other than any Class of Principal Only Certificates), and any Component thereof (other than any Principal Only Component), and the Class S Certificates, Section 4.01(a)(vi), in the case of the Class M Certificates,
      Section 4.01(a)(ix), in the case of the Class B1 Certificates, Section 4.01(a)(xii), in the case of the Class B2 Certificates, Section 4.01(a)(xv), in the case of the Class B3 Certificates, Section 4.01(a)(xviii), in the case of the Class B4 Certificates, and Section 4.01(a)(xxi), in the case of the Class B5 Certificates.

           Upper Tier REMIC: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Lower Tier Interests.

           Voluntary Principal Prepayment: With respect to any Distribution Date, any prepayment of principal received from the related Mortgagor on a Mortgage Loan (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)).

           Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of Section 10.01. At all times during the term of this Agreement, 98% of all Voting Rights shall be allocated to the Certificates other than the

      Class S Certificates and 2% of all Voting Rights shall be allocated to the Class S Certificates. Voting Rights allocated to the Class S Certificates shall be allocated among the Certificates of such Class in proportion to their Notional Principal Balances. Voting Rights allocated to the other Classes of Certificates shall be allocated among such Classes (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances (or Certificate Principal Balances), as the case may be.


                            ARTICLE II

                   CONVEYANCE OF MORTGAGE LOANS;
                 ORIGINAL ISSUANCE OF CERTIFICATES

           Section 2.01. Conveyance of Mortgage Loans. The Company, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received by the Company on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date).

           In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the following documents or instruments with respect to each Mortgage Loan
(other than any Designated Loan) so transferred and assigned:

           (i) The Mortgage Note, endorsed without recourse in blank by the Company, including all intervening endorsements showing a complete chain of endorsement from the originator to the Company; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

          (ii)  Any assumption and modification agreement; and

         (iii) An assignment in recordable form (which may be included in a blanket assignment or assignments) of the Mortgage to the Trustee.

With respect to each Designated Loan, the Company does hereby deliver to the Trustee the Designated Loan Closing Documents.

           In instances where a completed assignment of the Mortgage in recordable form cannot be delivered by the Company to the Trustee prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording of the Mortgage, the Company may, in lieu of delivering the completed assignment in recordable form, deliver to the Trustee the assignment in such form, otherwise complete except for recording information.

           With respect to each Designated Loan, within 45 days of the Closing Date the Company shall deliver to the Trustee either (a) the documents referred to in clauses (i) and (ii) of the second preceding paragraph, provided that if the Company cannot locate such documents in the form initially executed by the Mortgagor and the obligor under any assumption and modification agreement, then it shall use reasonable efforts to obtain, and may deliver, new documents executed by such parties evidencing their obligations under the initial documents or (b) an Opinion of Counsel satisfactory to the Trustee from counsel admitted to practice in the jurisdiction in which the related Mortgaged Property is located to the effect that the absence of the original Mortgage Note or assumption and modification agreement, as the case may be, will not preclude the Company as servicer from initiating or prosecuting to completion any foreclosure proceeding with respect to such Mortgaged Property. If such documents are not so delivered within 45 days of the Closing Date, the Company will use its best reasonable efforts (and the Trustee will have no obligation to inquire as to such efforts) to substitute another Mortgage Loan for such Designated Loan on the next succeeding Distribution Date pursuant to Section 2.03(b). If the Company is unable to effect such substitution, it shall repurchase such Designated Loan on such Distribution Date pursuant to Section 2.03(a).

           In connection with each Mortgage Loan transferred and assigned to the Trustee, the Company shall deliver to the Trustee the following documents or instruments as promptly as practicable, but in any event within 30 days, after receipt by the Company of all such documents and instruments for all of the outstanding Mortgage Loans:

           (i) the Mortgage with evidence of recording indicated thereon;

          (ii)  a copy of the title insurance policy; and

         (iii) with respect to any Mortgage that has been assigned to the Company, the related recorded intervening assignment or assignments of Mortgage, showing a complete chain of assignment from the originator to the Company.

Pending such delivery, the Company shall retain in its files (a) copies of the documents described in clauses (i) and (iii) of the preceding sentence, without evidence of recording thereon, and

(b) title insurance binders with respect to the Mortgage Loans. The Company shall also retain in its files evidence of any primary mortgage insurance relating to the Mortgage Loans during the period when the related insurance is in force. Pending delivery of the documents referred to in the second preceding sentence, such evidence of primary mortgage insurance shall include a copy of the relevant Primary Insurance Policy. (The copies of the Mortgage, intervening assignments of Mortgage, if any, title insurance binder and the Primary Insurance Policy, if any, described in the second and third preceding sentences are collectively referred to herein as the "Document File" with respect to each Mortgage Loan.) The Company shall advise the Trustee in writing if such delivery to the Trustee shall not have occurred on or before the first anniversary of the Closing Date. The Company shall promptly furnish to the Trustee the documents included in the Document Files (other than any such documents previously delivered to the Trustee as originals or copies) either (a) upon the written request of the Trustee or (b) when the Company or the Trustee obtains actual notice or knowledge of a Trigger Event. The Trustee shall have no obligation to request delivery of the Document Files unless a Responsible Officer of the Trustee has actual notice or knowledge of the occurrence of a Trigger Event.

           In the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of this Agreement, the Company, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.09.

           The Company shall not be required to record the assignments of the Mortgages to the Trustee unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any Trigger Event; provided, however, that such recording shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to reduce or withdraw its then current ratings of the Certificates. The party obtaining actual notice or knowledge of any of such events shall give the other party prompt written notice thereof. For purposes of the foregoing (as well as for purposes of determining whether the Company shall be required to deliver the Document Files to the Trustee following the occurrence of a Trigger Event), the Company shall be deemed to have knowledge of any such downgrading referred to in the definition of Trigger Event if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. As promptly as practicable subsequent to the Company's delivery or receipt of such written notice, as the case may be, the Company shall insert the recording information in the assignments of the Mortgages to the Trustee and shall cause the same to be recorded, at the Company's expense, in the appropriate public office for real property records, except that the Company need not cause to be so completed and recorded any assignment which relates to a Mortgage Loan secured by property in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel reasonably satisfactory to the Trustee and satisfactory to each Rating Agency (as evidenced in writing), recordation of such assignment is not necessary to protect the Trustee against discharge of such Mortgage Loan by the Company or any valid assertion that any Person other than the Trustee has title to or any rights in such Mortgage Loan. In the event that the Company fails or refuses to record the assignment of Mortgages in the circumstances provided above, the Trustee shall record or cause to be recorded such assignment at the expense of the Company. In connection with the recording of any such assignment, the Company shall furnish such documents as may be reasonably necessary to accomplish such recording. Notwithstanding the foregoing, at any time the Company may record, or cause to be recorded, the assignments of Mortgages at the expense of the Company.

           Section 2.02. Acceptance by Trustee. Subject to the examination hereinafter provided, the Trustee acknowledges receipt of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, delivered pursuant to Section 2.01, and declares that the Trustee holds and will hold such documents and each other document delivered to it pursuant to Section 2.01 in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days after (i) the execution and delivery of this Agreement, in the case of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, (ii) delivery to the Trustee after the Closing Date of (x) the Mortgage Notes and the assumption and modification agreements, if any, or (y) an Opinion of Counsel described in the fourth paragraph of Section 2.01, as applicable, with respect to each Designated Loan, and
(iii) delivery of the recorded Mortgages, title insurance policies and recorded intervening assignments of Mortgage, if any, to ascertain that all required documents set forth in
Section 2.01 have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in Exhibit C hereto. In performing such examination, the Trustee may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the Trustee's examination of the Mortgage Files is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in Exhibit C to this Agreement. If in the course of such review the Trustee finds (1) that any document required to be delivered as aforesaid has not been delivered, or (2) any such document has been mutilated, defaced or physically altered without the borrower's authorization or approval, or (3) based upon its examination of such documents, the information with respect to any Mortgage Loan set forth on Exhibit C is not accurate, the Trustee shall promptly so notify the Company in writing, which shall have a period of 60 days after receipt of such notice to correct or cure any such defect. The Company hereby covenants and agrees that, if any such material defect cannot be corrected or cured, the Company will on a Distribution Date which is not later than the first Distribution Date which is more than ten days after the end of such 60-day period repurchase the related Mortgage Loan from the Trustee at the Purchase Price therefor or replace such Mortgage Loan pursuant to Section 2.03(b); provided, however, that if the defect (or breach pursuant to Section 2.03(a)) is one that, had it been discovered before the Startup Day, would have prevented the Mortgage Loan from being a "qualified mortgage" within the meaning of the REMIC Provisions, such defect or breach shall be cured, or the related Mortgage Loan shall be repurchased or replaced, on a Distribution Date which falls within 90 days of the date of discovery of such defect or breach. The Purchase Price for the repurchased Mortgage Loan, or any amount required in respect of a substitution pursuant to Section 2.03(b), shall be deposited by the Company in the Certificate Account pursuant to Section 3.02(d) on the Business Day prior to the applicable Distribution Date and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Company the related Mortgage File and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders.

           Upon receipt by the Trustee of the Mortgage Note with respect to a Designated Loan that is not defective in accordance with the fifth sentence of the preceding paragraph, the related Lost Note Affidavit delivered pursuant to Section 2.01 shall be void and the Trustee shall return it to the Company.

           Section 2.03.  Representations and Warranties of the
Company; Mortgage Loan Repurchase. (a) The Company hereby represents and warrants to the Trustee that:

           (i) The information set forth in Exhibit C hereto was true and correct in all material respects at the date or dates respecting which such information is furnished;

          (ii) As of the date of the initial issuance of the Certificates, each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Company and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

         (iii) Immediately prior to the transfer and assignment herein contemplated, the Company had good title to, and was the sole owner of, each Mortgage Loan and all action had been taken to obtain good record title to each related Mortgage. Each Mortgage Loan has been transferred free and clear of any liens, claims and encumbrances;

          (iv) As of the date of the initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due and none of the Mortgage Loans have been past due 30 or more days more than once during the preceding 12 months;

           (v) As of the date of the initial issuance of the Certificates, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

          (vi) As of the date of the initial issuance of the Certificates, there is no delinquent tax or assessment lien against the property subject to any Mortgage;

         (vii) As of the date of the initial issuance of the Certificates, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

        (viii) As of the date of the initial issuance of the Certificates, the physical property subject to any Mortgage is free of material damage and is in good repair;

          (ix) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

           (x) A lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor, in either case, in a form acceptable to FNMA or FHLMC, was issued on the date of the origination of each Mortgage Loan and each such policy or binder is valid and remains in full force and effect;

          (xi) The original principal amount of each Mortgage Note was not more than 95.00% of the Original Value; as of the Cut-off Date, no more than 37.25% of the Mortgage Loans by Scheduled Principal Balance had original principal amounts of more than 80% of the Original Value and each Mortgage Note having an original principal amount in excess of 80% of the Original Value is covered by a Primary Insurance Policy so long as its then outstanding principal amount exceeds 80% of the greater of (a) the Original Value and (b) the then current value of the related Mortgaged Property as evidenced by an appraisal thereof satisfactory to the Company. Each Primary Insurance Policy is issued by a private mortgage insurer acceptable to FNMA or FHLMC;

         (xii) Each Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than thirty years. The Mortgage Rate of each Mortgage Note of the related Mortgage Loan was not less than 7.375% per annum and not greater than 9.500% per annum. The Mortgage Rate of each Mortgage
      Note is fixed for the life of the related Mortgage Loan;

        (xiii) The improvements on the Mortgaged Properties are insured against loss under a hazard insurance policy with extended coverage and conforming to the requirements of
      Section 3.06 hereof. As of the date of initial issuance of the Certificates, all such insurance policies are in full force and effect;

         (xiv) As of the Cut-off Date, no more than 17.50% of the Mortgage Loans by Scheduled Principal Balance had a
      Scheduled Principal Balance of more than $400,000;

          (xv) As of the Cut-off Date, no more than 1.00% of the Mortgage Loans by Scheduled Principal Balance are secured by

      Mortgaged Properties located in any one postal zip code area;

         (xvi) As of the Cut-off Date, at least 97.00% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination is the making of a representation by the Mortgagor at origination that he or she intends to occupy the underlying property;

        (xvii) As of the Cut-off Date, at least 96.25% of the Mortgage Loans by Scheduled Principal Balance are secured by one-family detached residences;

       (xviii) As of the Cut-off Date, no more than 2.00% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums and, as of the Cut-off Date, no more than 0.50% of the Mortgage Loans by Scheduled Principal Balance are secured by two- to four-family residential properties. As to each condominium or related Mortgage Loan, (a) the related condominium is in a project that is on the FNMA or FHLMC approved list, (b) the related condominium is in a project that, upon submission of appropriate application, could be so approved by either FNMA or FHLMC, (c) the related Mortgage Loan meets the requirements for purchase by FNMA or FHLMC, (d) the related Mortgage Loan is of the type that could be approved for purchase by FNMA or FHLMC but for the principal balance of the related Mortgage Loan or the pre-sale requirements or (e) the related Mortgage Loan has been approved by a nationally recognized mortgage pool insurance company for coverage under a mortgage pool insurance policy issued by such insurer. As of the Cut-off Date, no more than 0.25% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums located in any one postal zip code area;

         (xix) No Mortgage Loan is secured by a leasehold interest in the related Mortgaged Property, and each Mortgagor holds fee title to the related Mortgaged
      Property;

          (xx) As of the Cut-off Date, no more than 1.25% of the Mortgage Loans by Scheduled Principal Balance constituted Buydown Mortgage Loans. The maximum Buydown Period for any Buydown Mortgage Loan is three years, and the maximum difference between the stated Mortgage Rate of any Buydown Mortgage Loan and the rate paid by the related Mortgagor is three percentage points. Each Buydown Mortgage Loan has been fully funded;

         (xxi)  The original principal balances of the Mortgage
      Loans range from $160,200 to $800,000;

        (xxii) As of the Cut-off Date, no more than 3.00% of the Mortgage Loans by Scheduled Principal Balance are secured by second homes, and none of the Mortgage Loans by Scheduled Principal Balance are secured by investor-owned properties;

       (xxiii) All appraisals are on forms acceptable to either
      FNMA or FHLMC, including information regarding three comparable properties;

        (xxiv) No selection procedures, other than those necessary to comply with the representations and warranties set forth herein or the description of the Mortgage Loans made in any disclosure document delivered to prospective investors in the Certificates, have been utilized in selecting the Mortgage Loans from the Company's portfolio which would be adverse to the interests of the Certificateholders;

         (xxv) To the best of the Company's knowledge, at origination no improvement located on or being part of a Mortgaged Property was in violation of any applicable zoning and subdivision laws and ordinances;

        (xxvi) None of the Mortgage Loans is a temporary construction loan. With respect to any Mortgaged Property which constitutes new construction, the related construction has been completed substantially in accordance with the specifications therefor and any incomplete aspect of such construction shall not be material or interfere with the habitability or legal occupancy of the Mortgaged Property. Mortgage Loan amounts sufficient to effect any such completion are in escrow for release upon or in connection with such completion or a performance bond or completion bond is in place to provide funds for this purpose and such completion shall be accomplished within 120 days after weather conditions permit the commencement thereof;

       (xxvii)  As of the Closing Date, each Mortgage Loan is a
      "qualified mortgage" as defined in Section 860G(a)(3) of the Code; and

      (xxviii) As of the Closing Date, the Company possesses the Document File with respect to each Mortgage Loan, and the related Mortgages and intervening assignment or assignments of Mortgages, if any, have been delivered to a title insurance company for recording.

           It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee. Upon discovery by either the Company or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Subject to the following sentence, within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Company shall cure such breach in all material respects or shall repurchase such Mortgage Loan from the Trustee or replace such Mortgage Loan pursuant to Section 2.03(b). Any such repurchase by the Company shall be accomplished in the manner set forth in Section 2.02, subject to the proviso of the third-to-last sentence thereof, and at the Purchase Price. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders and such obligation of the Company to repurchase or replace any such Mortgage Loan shall not be assumed by any Person which may succeed the Company as servicer hereunder, but shall continue as an obligation of the Company. Notwithstanding the preceding sentence, if a breach of the representation and warranty of the Company contained in
Section 2.03(a)(ix) occurs as a result of a violation of the federal Truth in Lending Act, 15 U.S.C. ss. 1601 et seq., as amended ("TILA") or any state truth-in lending or similar statute, and the Trustee or the Trust Fund is named as a defendant in a TILA suit or a suit under any such statutes in respect of such violation and liability in respect thereof is imposed upon the Trustee or the Trust Fund as assignees of the related Mortgage Loan pursuant to Section 1641 of TILA, or any analogous provision of any such statute, the Company shall indemnify the Trustee and the Trust Fund from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) to which the Trustee and the Trust Fund, or either of them, become subject pursuant to TILA or any such statute, insofar as such losses, damages, claims or expenses (including reasonable attorneys' fees) result from such violation. The Company's obligations under the preceding sentence shall not impair or derogate from the Company's obligations to the Trustee under
Section 8.05.

           (b) If the Company is required to repurchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a), the Company may, at its option, within the applicable time period specified in such respective Sections, remove such Defective Mortgage Loan from the terms of this Agreement and substitute one or more other mortgage loans for such Defective Mortgage Loan, in lieu of repurchasing such Defective Mortgage Loan, provided that no such substitution shall occur more than two years after the Closing Date. Any substitute Mortgage Loan shall (a) have a Scheduled Principal Balance (together with that of any other Mortgage Loan substituted for the same Defective Mortgage Loan) as of the first Distribution Date following the month of substitution not in excess of the Scheduled Principal Balance of the Defective Mortgage Loan as of such date (the amount of any difference, plus one month's interest thereon at the respective Net Mortgage Rate, to be deposited by the Company in the Certificate Account pursuant to Section 2.02), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Defective Mortgage Loan, (c) have the same Net Mortgage Rate as the Defective Mortgage Loan, (d) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the Defective Mortgage Loan, (e) be, in the reasonable determination of the Company, of the same type, quality and character as the Defective Mortgage Loan as if the defect or breach had not occurred, (f) have a ratio of its current principal amount to its Original Value not greater than that of the removed Mortgage Loan and (g) be, in the reasonable determination of the Company, in compliance with the representations and warranties contained in Section 2.03(a) as of the date of substitution.

           The Company shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Defective Mortgage Loan and the substitution of a substitute Mortgage Loan therefor. Upon such amendment the Company shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 2.03(a) as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 2.03(a). Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 2.03(b) (other than the two-year period specified in the first sentence of the preceding paragraph of this Section 2.03(b)), such time shall be measured from the date of the applicable substitution.

           Section 2.04. Execution of Certificates. The Trustee has caused to be executed, countersigned and delivered to or upon the order of the Company, in exchange for the Mortgage Loans, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund.

           Section 2.05. The REMICs. (a) For federal income tax purposes, the Trust Fund shall consist of two REMICs, the Lower Tier REMIC and the Upper Tier REMIC. The Certificates, other than the Class RL Certificate, shall be issued by the Upper Tier REMIC, and the Class RL Certificate shall be issued by the Lower Tier REMIC. The Lower Tier REMIC shall be evidenced by the Class

RL Certificate and the regular interests having the characteristics and terms set forth in the following table, which interests (other than the Class RL Certificate) shall be issued by the Lower Tier REMIC to the Trustee. The Lower Tier Interests and the proceeds thereof shall be assets of the Upper Tier REMIC. Principal of and interest on the Lower Tier Interests shall be allocated to the Corresponding Classes of Certificates (or Components) in the manner set forth in the following table.

                                             Corresponding Class
                                               of Certificates
                                             (and/or Components)(1)


                               Lower-Tier   Allocation  Allocation
Lower-Tier   Initial Lower      Interest         of          of
 Interest     Tier Balance        Rate       Principal    Interest


      A1   $27,430,000.00      7.6165238       A1          (3)
      A2    38,884,000.00      7.6452326       A2          (3)
      A3     6,188,000.00      9.0000000       A3          (3)
     A4A    26,900,000.00      7.7500000       A4A         (4)
     A4B     6,810,000.00      7.7500000       A4B         (3)
     A5A    27,428,000.00      7.7500000       A5A         (4)
     A5B     2,862,000.00      7.7500000       A5B         (3)
     A5E    29,207,000.00      7.7500000       A5E         (4)
      A6    15,035,000.00      (5)             A6          A6
      A7     2,425,000.00      (5)             A7          A7
      A8     7,004,800.00      7.7500000       A8          A8
      PO       204,611.76      0.0000000       PO          N/A
      M      3,525,000.00      7.7500000       M           M
      B1     2,519,000.00      7.7500000       B1          B1
      B2     2,518,000.00      7.7500000       B2          B2
      B3     1,007,000.00      7.7500000       B3          B3
      B4       605,000.00      7.7500000       B4          B4
      B5       906,698.71      7.7500000       B5          B5
      RL           100.00      7.7500000       RL          RL
      R            100.00      7.7500000       R           R
      S             (2)        (2)             N/A         S


--------------------------
(1) Unless otherwise indicated, the amount of interest and principal allocable from a Lower Tier Interest to its Corresponding Class or Classes of Certificates (and/or Components) on any Distribution Date shall be 100%.

(2) Lower Tier Interest S shall have a Lower Tier Balance equal to the Notional Principal Balance of the Class S
      Certificates on the related Distribution Date and a Lower
      Tier Interest Rate equal to the Strip Rate for such Distribution Date.

(3) For each Interest Accrual Period, the interest accrued on each of Lower Tier Interest A1, A2, A3, A4B and A5B shall be allocable as follows: (i) an amount equal to the Accrued Certificate Interest for such Interest Accrual Period for the Class of Certificates or Component with the corresponding alpha-numerical designation as such Lower
      Tier Interest shall be allocable to such Class or Component; and (ii) an amount equal to the excess of the interest accrued on such Lower Tier Interest over the amount allocated in clause (i) above shall be allocable to the Class A5C Component.
                                 (footnotes continued on next page)

           (b) The Lower Tier Interests shall be issued as non-certificated interests. The Class RL Certificate shall be issued in fully registered certificated form and shall be executed and countersigned as provided in Section 5.01 hereof.

           (c) For purposes of further identifying the terms of the Lower Tier Interests, distributions of principal and interest on each Class of Lower Tier Interests shall be considered to correspond, in timing and aggregate amount, to the distributions of principal and interest, respectively, made under Section 4.01 on the Corresponding Classes of Certificates or Components, and allocations of losses on each Class of Lower Tier Interests shall be considered to correspond, in timing and aggregate amount, to the allocations of losses made under Section 4.03 on the Corresponding Classes of Certificates or Components.

           (d) On each Distribution Date, in addition to amounts otherwise distributable thereon pursuant to Section 4.01, the Trustee shall distribute to the holder of the Class RL Certificate any amounts (other than the amounts described in clauses (x) and (y) of the definition of Available Funds) remaining in the Lower Tier REMIC after all amounts required to be applied pursuant to Section 2.05(c) have been so applied. Any distributions pursuant to this clause (d) shall not reduce the Class Certificate Principal Balance of the Class RL Certificate.

           Section 2.06. Designations under the REMIC Provisions.
(a) The Company hereby designates the Lower Tier Interests identified in Section 2.05(a) above as "regular interests," and the Class RL Certificate as the single class of "residual interests," in the Lower Tier REMIC for purposes of the REMIC
Provisions.

           (c) The Closing Date will be the "Startup Day" for each of the Upper Tier REMIC and Lower Tier REMIC for purposes of the REMIC Provisions.


--------------------------
(footnotes continued)
(4) For each Interest Accrual Period, the interest accrued on each of Lower Tier Interest A4A, A5A and A5E shall be allocable as follows: (i) an amount equal to the Accrued Certificate Interest for such Interest Accrual Period for the Component with the corresponding alpha-numerical designation as such Lower Tier Interest shall be allocable to such Component; and (ii) an amount equal to the excess of the interest accrued on such Lower Tier Interest over the amount allocated in clause (i) above shall be allocable to the Class A5D Component.

(5) Each of Lower Tier Interest A6 and A7 shall bear interest at the Certificate Interest Rate of their respective
      Corresponding Class of Certificates.

           (d) The "tax matters person" with respect to the Upper Tier REMIC for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a Class R Certificate, or
(ii) in any other case, the beneficial owner of the Class R Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class R Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to the Upper Tier REMIC for purposes of the REMIC Provisions.

      The "tax matters person" with respect to the Lower Tier REMIC for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a Class RL Certificate, or (ii) in any other case, the beneficial owner of the Class RL Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class RL Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to the Lower Tier REMIC for purposes of the REMIC Provisions.

           (e) The "latest possible maturity date" of the regular interests in the Upper Tier REMIC and Lower Tier REMIC is the Latest Possible Maturity Date for purposes of section 860G(a)(1) of the Code.

           (f) In no event shall the assets described in clause
(x) of the definition of the term Trust Fund constitute a part of the Upper Tier REMIC or the Lower Tier REMIC.


                            ARTICLE III

                   ADMINISTRATION AND SERVICING
                         OF MORTGAGE LOANS

           Section 3.01. Company to Act as Servicer. (a) It is intended that each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder shall constitute, and that the affairs of the REMICs shall be conducted so as to qualify each of the Upper Tier REMIC and the Lower Tier REMIC as (other than any collateral fund established under the agreement referred to in
Section 3.08(e)), a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Company covenants and agrees that it shall act as agent (and the Company is hereby appointed to act as agent) on behalf of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder and the respective

Holders of the Residual Certificates and that in such capacity it shall:

           (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

          (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Company shall act as the representative of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code;

         (iii) make or cause to be made an election, on behalf of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with Section 2.06 hereof on the federal tax return of the Trust Fund for its first taxable year (and, if necessary, under applicable state law);

          (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption Multiple;

           (v) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

          (vi) use its best reasonable efforts to conduct the affairs of each of the Upper Tier REMIC and the Lower Tier
      REMIC established hereunder at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions;

         (vii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either of the Upper Tier REMIC or the Lower Tier REMIC or that would subject the Trust Fund to tax, except for taxes for which the Company is required to indemnify the Lower Tier REMIC pursuant to Section 3.01(c);

        (viii) exercise reasonable care not to allow the creation of any "interests" (A) in the Upper Tier REMIC within the meaning of section 860D(a)(2) of the Code in addition to the interests represented by the Classes of Certificates identified in Section 5.01(b) other than the Class RL Certificate, and (B) in the Lower Tier REMIC within the meaning of Section 860D(a)(2) of the Code in addition to the interests represented by the Lower Tier Interests identified in Section 2.05(a) and the Class RL Certificate;

          (ix) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of section 860F of the Code, unless (1) the Company shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Trust Fund to tax, or (c) cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC or (2) such "prohibited transactions" arise from the modification, holding or purchase of a Modified Mortgage Loan pursuant to Section 3.01(c);

           (x) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC, except such as may arise from the modification, holding or purchase of a Modified Mortgage Loan pursuant to Section 3.01(c);

          (xi) pay the amount of any federal or state tax, including prohibited transaction taxes, taxes on certain contributions to the Upper Tier REMIC or Lower Tier REMIC after the Startup Day, and taxes on net income from foreclosure property, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

         (xii) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

        (xiii) maintain such records relating to each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, including but not limited to the income, expenses, individual Mortgage Loans (including Mortgaged Property), other assets and liabilities thereof, and the fair market value and adjusted basis of the property of each determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

           The Company shall be entitled to be reimbursed pursuant to Section 3.04 for any federal income taxes paid by it pursuant to clause (xi) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, misfeasance or negligence of the Company in the performance of its obligations hereunder. The Company shall not be entitled to be reimbursed for any taxes paid pursuant to the indemnification provisions of Section 3.01(c) (except as provided therein). With respect to any reimbursement of prohibited transaction taxes, the Company shall inform the Trustee of the circumstances under which such taxes were incurred.

           (b) The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more Primary Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, or file, as appropriate, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all continuation statements, termination statements, instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the properties subject to the Mortgages. Without limitation of the foregoing, if the Company in its individual capacity agrees to refinance any

Mortgage Loan upon the request of the related Mortgagor, the Company, as servicer hereunder, may execute an instrument of assignment in customary form to the Company in its individual capacity. In connection with any such refinancing, the Trustee shall, upon certification of a Servicing Officer to the effect that an amount equal to the principal balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Net Mortgage Rate to the date of such certification has been credited to the Mortgage Loan Payment Record, release the related Mortgage File to the Company whereupon the Company may cancel the related Mortgage Note. Upon request by the Company after the execution and delivery of this Agreement, the Trustee shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties hereunder. Except as otherwise provided herein, the Company shall maintain servicing standards substantially equivalent to those required for approval by FNMA or FHLMC. The Company shall not agree to any modification of the material terms of any Mortgage Loan except as provided in Section 3.01(c), the second sentence of Section 3.02(a) and in Section 3.07. The Company shall not release any portion of any Mortgaged Property from the lien of the related Mortgage unless the related Mortgage Loan would be a "qualified mortgage" within the meaning of the REMIC Provisions following such release.

           (c) The Company may agree to a modification of any Mortgage Loan (the "Relevant Mortgage Loan") upon the request of the related Mortgagor, provided that (i) the modification is in lieu of a refinancing and the Mortgage Rate on the Relevant Mortgage Loan, as modified, is approximately a prevailing market rate for newly-originated mortgage loans having similar terms,
(ii) the aggregate of the adjusted bases of all Modified Mortgage Loans (including the Relevant Mortgage Loan) plus the aggregate adjusted bases of any assets that are not qualified mortgages or Permitted Investments under Code Section 860GA that are assets of the Lower Tier REMIC established hereunder at all times on any day is less than one percent of the aggregate of the adjusted bases of all assets of the Lower Tier REMIC (including such Modified Mortgage Loans) on such day, and (iii) the Company purchases the Relevant Mortgage Loan from the Trust Fund as described below. Effective immediately after such modification, and, in any event, on the same Business Day on which the modification occurs, all right, title and interest of the Trustee in and to the Modified Mortgage Loan shall automatically be deemed transferred and assigned to the Company and all benefits and burdens of ownership thereof, including without limitation the right to accrued interest thereon from and including the date of modification and the risk of default thereon, shall pass to the Company. To confirm such transfer and assignment, the Company, as servicer hereunder, as soon as practicable shall execute an instrument of assignment of the Modified Mortgage Loan without recourse in customary form to the Company in its individual capacity. The Company shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that
(i) an amount equal to the Purchase Price of such Modified Mortgage Loan has been credited to the Mortgage Loan Payment Record on the date of the transfer and assignment of such Modified Mortgage Loan to the Company and (ii) all requirements of the first paragraph of this subsection (c) have been satisfied with respect to such Modified Mortgage Loan.

           The Company shall deposit the Purchase Price for any Modified Mortgage Loan in the Certificate Account pursuant to
Section 3.02(d) on the Business Day prior to the Distribution Date on which such funds are considered Available Funds, provided, however, that if the Company is required to deposit funds in one or more Eligible Accounts on a daily basis pursuant to Section 3.02(e), the Purchase Price for any Modified Mortgage Loan shall be deposited therein within one Business Day after the purchase of such Modified Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary more fully to vest in the Company any Modified Mortgage Loan previously transferred and assigned pursuant hereto.

           The Company covenants and agrees to indemnify the Lower Tier REMIC against any and all liability for any "prohibited transaction" taxes and any related interest, additions and penalties imposed on the Lower Tier REMIC established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this subsection (c), any holding of a Modified Mortgage Loan by the Lower Tier REMIC or any purchase of a Modified Mortgage Loan by the Company (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Company shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest and penalties, together with interest thereon, is refunded to the Lower Tier REMIC or the Company.

           (d) The relationship of the Company (and of any successor to the Company as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

           (e) All costs incurred by the Company in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit, and such costs shall be recoverable by the Company to the extent permitted by
Section 3.04. The Company shall collect such amounts from the Mortgagor and shall credit the Mortgage Loan Payment Record accordingly.

           (f) If the Company enters into a servicing agreement with any servicer (a "Primary Servicer") pursuant to which such Primary Servicer shall directly service certain Mortgage Loans and the Company shall perform master servicing with respect thereto, the Company shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans in accordance with the provisions of Article III hereof and such obligations shall not be diminished by virtue of any such servicing agreement or arrangement and the Company shall be obligated to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. Any amounts received by a Primary Servicer in respect of a Mortgage Loan shall be deemed to have been received by the Company whether or not actually received by it. Any servicing agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Primary Servicer in its capacity as such shall be deemed to be between the Company and the Primary Servicer alone, and the Trustee and the Certificateholders shall have no claims, obligations, duties or liabilities with respect thereto. Notwithstanding the foregoing, in the event the Company has been removed as the servicer hereunder pursuant to Section
6.04 or Section 7.01, the Trustee or any successor servicer appointed pursuant to Section 7.02 shall succeed to all of the Company's rights and interests (but not to any obligations or liabilities of the Company arising prior to the date of succession) under any servicing agreement with any Primary Servicer in respect of the Mortgage Loans, subject to the limitation on the Trustee's responsibilities under Section 7.02.

           (g) In no event shall any collateral fund established under the agreement referred to in Section 3.08(e) constitute an asset of any REMIC established hereunder.

           Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Record; Certificate Account. (a) The Company shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans

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in its servicing portfolio. Consistent with the foregoing, the
Company may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) if a default on the Mortgage Loan has occurred or is reasonably foreseeable, arrange at any time prior to foreclosure with a Mortgagor a schedule for the payment of due and unpaid principal and interest for a period extending not longer than 125 days after the date that such schedule is arranged. Any arrangement of the sort described in clause (ii) above shall not affect the amount or timing of the Company's obligation to make Monthly Advances with respect to any Mortgage Loan which Monthly Advances shall be made pursuant to the original amortization schedule applicable to such Mortgage Loan.

           (b) The Company shall establish and maintain a Mortgage Loan Payment Record in which the following payments on and collections in respect of each Mortgage Loan shall as promptly as practicable be credited by the Company for the account of the Holders of the Certificates:

           (i) All payments on account of principal, including Principal Prepayments (other than (A) payments of principal due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date,
      (B) in the case of a substitute Mortgage Loan, payments of principal due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and all Principal Prepayments received before the first day of the month of substitution, and (C) in the case of a replaced Mortgage Loan, payments of principal due and payable on such Mortgage Loan after the Determination Date in the month of substitution, and all Principal Prepayments received in the month of substitution);

          (ii) All payments (other than (A) those due and payable on or before the Cut-off Date, (B) in the case of a substitute Mortgage Loan, those due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and (C) in the case of a replaced Mortgage Loan, those due and payable on such Mortgage Loan after the Determination Date in the month of substitution) on account of interest at the applicable Net Mortgage Rate on the Mortgage Loan received from the related Mortgagor, including any Buydown Funds applied with respect to interest at the applicable Net Mortgage Rate on any Buydown Mortgage Loan;

         (iii) All Liquidation Proceeds received by the Company with respect to such Mortgage Loan and the Purchase Price for any Mortgage Loan purchased by the Company pursuant to

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      Sections 2.02, 2.03, 3.01(c) and 3.16 (including any
      amounts received in respect of a substitution of a Mortgage
      Loan);

          (iv) All Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Company pursuant to the last sentence of Section 3.06) received by the Company for the benefit of the Trust Fund, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released, or to be released, to the related Mortgagor in accordance with the normal servicing procedures of the Company; and

           (v)  All REO Proceeds.

The foregoing requirements respecting credits to the Mortgage Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Company need not enter in the Mortgage Loan Payment Record collections, Liquidation Proceeds or Insurance Proceeds in respect of Mortgage Loans which have been previously released from the terms of this Agreement, amounts representing fees or late charge penalties payable by Mortgagors, or amounts received by the Company for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

           (c) Subject to subsection (e) below, until the Business Day prior to each Distribution Date on which amounts are required to be deposited in the Certificate Account pursuant to subsection (d) of this Section 3.02, the Company may retain and commingle such amounts with its own funds and shall be entitled to retain for its own account any gain or investment income thereon, and any such investment income shall not be subject to any claim of the Trustee or Certificateholders. To the extent that the Company realizes any net loss on any such investments, the Company shall deposit in the Certificate Account an amount equal to such net loss at the time the Company is required to deposit amounts in the Certificate Account pursuant to subsection
(d) of this section 3.02. Any such deposit shall not increase the Company's obligation under said subsection (d).

           (d) The Trustee shall establish and maintain with the Trustee in its corporate trust department a single separate trust account designated in the name of the Trustee for the benefit of the Holders of the Certificates issued hereunder (the "Certificate Account") into which the Company shall deposit, not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, an amount in next day funds equal to the Available Funds for such Distribution Date. If the Trustee does not receive such deposit by 2:00 p.m. on such Business Day, it shall give the Company written notice thereof.


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           (e) If the Company or a Responsible Officer of the
Trustee obtains actual notice of or knowledge of the occurrence of either (x) any Trigger Event or (y) the downgrade by S&P of General Electric Capital Corporation's short-term senior unsecured debt rating below A-1+, then, notwithstanding subsection (c) above, the Company shall promptly establish, and thereafter maintain, one or more Eligible Accounts in the name of the Trustee and bearing a designation indicating that amounts therein are held for the benefit of the Trustee and the Certificateholders, into which the Company and any Primary Servicer shall deposit within two Business Days after receipt, all amounts otherwise required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b); provided, however, that such action shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates. All amounts so deposited shall be held in trust for the benefit of Certificateholders. Amounts so deposited may be invested at the written instruction of the Company in Permitted Investments in the name of the Trustee maturing no later than the Business Day preceding the Distribution Date following the date of such investment; provided, however, that any such Permitted Investment which is an obligation of State Street Bank and Trust Company, in its individual capacity and not in its capacity as Trustee, may mature on such Distribution Date; and, provided further, that no such Permitted Investment shall be sold before the maturity thereof if the sale thereof would result in the realization of gain prior to maturity unless the Company has obtained an Opinion of Counsel that such sale or disposition will not cause the Trust Fund to be subject to the tax on prohibited transactions under section 860F of the Code, or otherwise subject the Trust Fund to tax or cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC. The Trustee shall maintain physical possession of all Permitted Investments, other than Permitted Investments maintained in book-entry form. The Company, as servicer, shall be entitled to retain for its own account any gain or other income from Permitted Investments, and neither the Trustee nor Certificateholders shall have any right or claim with respect to such income. The Company shall deposit an amount equal to any loss realized on any Permitted Investment as soon as any such loss is realized. If the provisions in this subsection (e) become operable, references in this Agreement to the Mortgage Loan Payment Record and credits and debits to such Record shall be deemed to refer to Eligible Accounts and deposits to and withdrawals from such Eligible Accounts. Any action which may be necessary to establish the terms of an account pursuant to this
Section 3.02(e) may be taken by an amendment or supplement to this Agreement or pursuant to a written order of the Company, which amendment, supplement or order shall not require the consent of Certificateholders,

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



provided that the Company has delivered to the Trustee a letter from each Rating Agency to the effect that such amendment, supplement or order will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates.

           Section 3.03. Collection of Taxes, Assessments and Other Items. The Company shall establish and maintain with one or more depository institutions one or more accounts into which it shall deposit all collections of taxes, assessments, private mortgage or hazard insurance premiums or comparable items for the account of the Mortgagors. As servicer, the Company shall effect the timely payment of all such items for the account of Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, assessments, private mortgage or standard hazard insurance premiums or comparable items, to reimburse the Company out of related collections for any payments made regarding taxes and assessments or for any payments made pursuant to Section 3.05 regarding premiums on Primary Insurance Policies and Section 3.06 regarding premiums on standard hazard insurance policies, to refund to any Mortgagors any sums determined to be overages, or to pay interest owed to Mortgagors to the extent required by law.

           Section 3.04. Permitted Debits to the Mortgage Loan
Payment Record. The Company (or any successor servicer pursuant to Section 7.02) may, from time to time, make debits to the Mortgage Loan Payment Record for the following purposes:

           (i) To reimburse the Company or the applicable Primary Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the related Liquidation Proceeds credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b)(iii); provided that the Company or the applicable Primary Servicer shall not be entitled to reimbursement for Liquidation Expenses incurred after the initiation of foreclosure proceedings in respect of any Defaulted Mortgage Loan that is repurchased pursuant to Section 3.16;

          (ii) To reimburse the Company or the applicable Primary Servicer for Insured Expenses and amounts expended by it pursuant to Section 3.08 in good faith in connection with the restoration of property damaged by an Uninsured Cause, in an amount not to exceed the amount of the related Insurance Proceeds and Liquidation Proceeds (net of any debits pursuant to clause (i) above) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b) (iii) and (iv);


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



         (iii) To reimburse the Company to the extent permitted by Sections 3.01(a) and 6.04;

          (iv) To pay to the Company amounts received in respect of any Defective Mortgage Loan, Defaulted Mortgage Loan, or Modified Mortgage Loan purchased by the Company to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the Purchase Price therefor, net of any unreimbursed Monthly Advances made by the Company;

           (v) To reimburse the Company (or the Trustee, as applicable) for Monthly Advances theretofore made in respect of any Mortgage Loan to the extent of late payments, REO Proceeds, Insurance Proceeds and Liquidation
      Proceeds in
      respect of such Mortgage Loan;

          (vi) To reimburse the Company from any Mortgagor payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Company, for unpaid Servicing Fees with respect to such Mortgage Loan, subject to Section 3.08(d);

         (vii) To reimburse the Company (or the Trustee, as applicable) for any Nonrecoverable Advance (which right of reimbursement of the Trustee pursuant to this clause shall be prior to such right of the Company);

        (viii) To make deposits into the Certificate Account pursuant to Section 3.02(d); and

          (ix) to deduct any amount credited to the Mortgage Loan Payment Record in error.

           The Company shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for debits to the Mortgage Loan Payment Record pursuant to clauses (i), (ii), (iv), (v) and (vi) of this Section 3.04; provided, however, that it is understood and agreed that the records of such accounting need not be retained by the Company for a period longer than the five most recent fiscal years.

           Section 3.05. Maintenance of the Primary Insurance Policies. (a) The Company shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Company, would have been covered thereunder. To the extent coverage is available, the Company shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the

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



principal balance of the related Mortgage Note is 80% or less of the greater of (i) the related Original Value and (ii) the then current value of the property underlying the related Mortgage Note as evidenced by an appraisal thereof satisfactory to the Company; provided that no such Primary Insurance Policy need be kept in effect if doing so would violate applicable law. The Company shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Mortgage Loan that is in effect at the Closing Date and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having ratings equal to or better than the ratings then assigned to the Certificates by such Rating Agency. The Company agrees to effect the timely payment of the premium on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Company from related Insurance Proceeds and Liquidation Proceeds pursuant to
Section 3.04.

           (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under each Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a related defaulted Mortgage Loan. To the extent provided in Section 3.02(b), any amounts collected by the Company under any Primary Insurance Policy in respect of the Mortgage Loans (including, without limitation, a Mortgage Loan purchased by a related insurer) shall be credited to the Mortgage Loan Payment Record.

           Section 3.06. Maintenance of Hazard Insurance. The Company shall cause to be maintained for each Mortgage Loan hazard insurance with a standard mortgagee clause and with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. The Company shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Company of related Liquidation Expenses to be incurred in connection therewith. To the extent provided in Section 3.02(b)(iv), amounts collected by the Company under any such policies in respect of the Mortgage Loans shall be credited to the Mortgage Loan Payment Record.

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



Such costs shall be recoverable by the Company pursuant to Sections 3.03 and 3.04. In cases in which property securing any Mortgage Loan is located in a federally designated flood area, the hazard insurance to be maintained for such Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of FNMA. The Company shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.06, and there shall have been a loss which would have been covered by such policy, credit to the Mortgage Loan Payment Record the amount not otherwise payable under the blanket policy because of such deductible clause.

           Section 3.07. Assumption and Modification Agreements.
(a) In any case in which property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall exercise its right to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, unless in the reasonable discretion of the Company, such exercise would adversely affect or jeopardize coverage under the related Primary Insurance Policy, if any; provided, however, that if the Company is prevented, as provided in Section 3.07(b), from enforcing any such clause, the Company is authorized to make or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon. In connection with any such assumption and modification agreement, the Company shall apply its then current underwriting standards to such Person. The Company shall not make or enter into any such assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation of the continued effectiveness of any applicable Primary Insurance Policy and hazard insurance policy. The Company shall notify the Trustee that any assumption and modification agreement has been completed by forwarding to the Trustee the original copy thereof, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part

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



thereof. In connection with any such agreement, the Mortgage Rate, mortgage term and any other material term of such Mortgage Loan shall not be changed. Any fee collected by the Company for entering into any such agreement will be retained by the Company as additional servicing compensation.

           (b) Notwithstanding Section 3.07(a) or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of the property subject to a Mortgage without the assumption thereof, by operation of law or any assumption or transfer which the Company reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

           Section 3.08. Realization Upon Defaulted Mortgage Loans. (a) The Company shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. In connection with such foreclosure or other conversion the Company shall, consistent with Section 3.05, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding the foregoing, the Company shall not be entitled to recover legal expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings are terminated prior to completion, other than sums received from the Mortgagor for such expenses.

           Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. The Company may, but shall not be obligated to, make such determination on the basis of a Phase I environmental assessment with respect to the related Mortgaged Property. Neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that such contamination or effect exists, the Company does not foreclose upon or otherwise convert the ownership of a Mortgaged Property. In addition, neither the Trustee nor the Company shall be liable

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



to the Trust Fund or the Certificateholders if, based on the Company's belief that no such contamination or effect exists, the Company forecloses upon a Mortgaged Property and the Trustee or its nominee on behalf of the Trust Fund takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

           (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an Outstanding Mortgage Loan until such time as the Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan, it shall be assumed that the related Mortgage Note and its amortization schedule in effect on and after such acquisition of title (after giving effect to any previous Principal Prepayments and Deficient Valuations incurred subsequent to the related Bankruptcy Coverage Termination Date and before any adjustment thereto by reason of any bankruptcy (other than as aforesaid) or any similar proceeding or any moratorium or similar waiver or grace period) remain in effect (notwithstanding that the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. REO Proceeds received in any month shall be applied to the payment of the installments of principal due and interest accrued on the related REO Mortgage Loan in accordance with the terms of such Mortgage Note. REO Proceeds received in any month in excess of the Amortization Payment for such month due on an REO Mortgage Loan shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

           (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to two years after its acquisition by the Trust Fund unless (a) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such two-year period (and specifying the period beyond such two-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code, or cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject

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



to any conditions contained in such Opinion of Counsel), or (b) the Trustee (at the Company's expense) or the Company shall have applied for, not later than 61 days prior to the expiration of such two-year period, an extension of such two-year period in the manner contemplated by section 856(e)(3) of the Code, in which case the two-year period shall be extended by the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code,
(ii) subject the Trust Fund to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust Fund of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

           (d) Any collection of Insurance Proceeds or
Liquidation Proceeds will be applied in the following order of priority: first, to reimburse the Company for any related unreimbursed Liquidation Expenses and to reimburse the Company or the Trustee, as applicable, for any related unreimbursed Monthly Advances; second, to accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate from the date to which interest was last paid or advanced to the Due Date prior to the Distribution Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated between the Servicing Fee and interest at the Net Mortgage Rate in proportion to the amount of such accrued interest which would have been allocated to each such category in the absence of any shortfall.

           (e) Notwithstanding anything to the contrary contained herein, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B5 Certificates (provided that such form may be revised to delete the option on the part of such Person to purchase a defaulted Mortgage Loan as set forth in Section 2.02(f) thereof). Prior to entering into any such agreement with any Person, the Company shall obtain a certification from such Person to the effect that (i) such Person is not an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee and (ii) such Person will not purchase any Certificates if such purchase would cause such

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Person to hold more than a ten percent interest in the Mortgage
Pool. It is understood that the right of the Company to be reimbursed for Monthly Advances and Nonrecoverable Advances under this Agreement shall not be affected in any way by the provisions of any such agreement. The Trustee hereby agrees to perform such obligations as may be expressly required of it pursuant to the provisions of such agreement and to promptly notify each party to such agreement if a Responsible Officer of the Trustee (with direct responsibility for administration of this Agreement) becomes aware of any discussions, plans or events that might lead to the Trustee's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of any Person with which the Company has entered into such agreement, provided that the contents of any such notification shall be kept confidential by the parties to such agreement. The Company agrees to promptly notify the Trustee upon entering into any such agreement. In addition, the Company shall provide the Trustee with such information as may be necessary for the Trustee to perform its obligations thereunder, including written instructions, clearly identifying the source, amount and application of funds to be deposited or withdrawn from the Collateral Fund (as defined in such agreement). The Trustee shall provide the Company with such information concerning credits and debits to the Collateral Fund on account of income, gains and losses realized from Collateral Fund Permitted Investments (as defined in such agreement), and costs associated with the purchase and sale thereof, as the Company may request in order to prepare the instructions described in the preceding sentence.

           In addition, subject to the provisions of the preceding paragraph, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B4 Certificates, provided that (i) such Person is also the Holder of 100% of the Class B5 Certificates, (ii) such Person shall have no rights under such agreement until the date on which the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero, and (iii) any rights of such Person under such Agreement shall terminate in the event that such Person transfers, directly or indirectly, the Class B4 Certificates to any other Person.

           Section 3.09. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, the Company will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02 have been so credited) of a Servicing Officer and shall request delivery to it of the Mortgage File. If a Buydown Mortgage Loan is the subject of a Principal Prepayment in full during the related Buydown Period,

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the related Buydown Funds will be applied or returned to the
Person entitled thereto in accordance with the terms of such Buydown Mortgage Loan. Upon receipt of such certification and request in form satisfactory to the Trustee, the Trustee shall promptly, but in any event within five Business Days, release the related Mortgage File to the Company; provided, that the Trustee shall not be responsible for any delay in the release of a Mortgage File resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Upon any such payment in full, the Company is authorized to execute, pursuant to the authorization contained in
Section 3.01, an instrument of satisfaction regarding such Mortgage, which instrument of satisfaction shall be recorded by the Company if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time credited to the Mortgage Loan Payment Record. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan (including, without limitation, collection under any Primary Insurance Policy), the Trustee shall, upon request of the Company and delivery to the Trustee of a receipt signed by a Servicing Officer, release the related Mortgage File to the Company and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such receipt shall obligate the Company to return the Mortgage File to the Trustee when the need therefor by the Company no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Company.

           Section 3.10. Servicing Compensation; Payment of Certain Expenses by the Company. (a) As compensation for its activities and obligations hereunder, the Company shall be entitled to withhold and pay to itself out of each payment received by it on account of interest on each Mortgage Loan (including the portion of any Buydown Funds applied to the related Buydown Mortgage Loan for the applicable period) an amount equal to the Servicing Fee. The aggregate of the Servicing Fees payable to the Company on any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date. Additional servicing compensation in the form of Prepayment Interest Excess, assumption fees, modification fees, late payment charges, interest income or gain with respect to amounts deposited in the Certificate Account and invested by the Company or otherwise shall be retained by the Company, subject to Section 3.10(b), if applicable. The Company shall be required to pay all expenses

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incurred by it in connection with its activities hereunder
(including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as provided in Sections 3.01, 3.03,
3.04 and 3.08.

           (b) The Company may, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment or any other matter or thing, the granting of which is in the Company's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by other sections of this Agreement, require (to the extent permitted by applicable law) that such Mortgagor pay to it a reasonable or customary fee in accordance with the schedule set forth as Exhibit H (which may be amended from time to time by provision of a revised schedule of such fees to the Trustee, whereupon such revised schedule shall be deemed to be Exhibit H hereunder) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. Such fees shall be additional servicing compensation to the Company.

           Section 3.11. Reports to the Trustee; Certificate Account Statements. Not later than 15 days after each Distribution Date, the Company shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Mortgage Loan Payment Record as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of credits to the Mortgage Loan Payment Record for each category of credit specified in Section 3.02 and each category of debit specified in
Section 3.04.

           Section 3.12. Annual Statement as to Compliance. The Company will deliver to the Trustee, on or before March 31 of each year, beginning with March 31, 1997, an Officer's Certificate stating that (a) a review of the activities of the Company during the preceding calendar year and of its performance under this Agreement has been made under such Officer's supervision and (b) to the best of such Officer's knowledge, based on such review, the Company has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Officer and the nature and status thereof.

           Section 3.13. Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year, beginning with March 31, 1997, the Company at its expense shall cause a firm of independent public accountants (who may also render other services to the Company) to furnish a report to the Trustee to

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the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans under pooling and servicing agreements (including this Agreement) substantially similar to this Agreement (which agreements shall be described in a schedule to such statement), and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report. For purposes of such report, such firm may conclusively presume that any pooling and servicing agreement which governs certificates offered under a common registration statement under the Securities Act of 1933 with the Certificates is similar to this Agreement, unless such other pooling and servicing agreement expressly states otherwise. In rendering such report, such firm may rely, as to matters relating to direct servicing of Mortgage Loans by any Primary Servicer, upon comparable reports of independent public accountants with respect to such Primary Servicer.

           Section 3.14. Access to Certain Documentation and Information Regarding the Mortgage Loans. To the extent permitted by applicable law, the Company shall provide to the Trustee, Certificateholders which are regulated insurance entities and the applicable insurance regulatory agencies thereof, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision or of such insurance regulatory agencies, as the case may be, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Company. Nothing in this Section 3.14 shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Company to provide access as provided in this
Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

           Section 3.15. Maintenance of Certain Servicing Policies. The Company shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by such association.


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           Section 3.16. Optional Purchase of Defaulted Mortgage
Loans. The Company shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Purchase Price therefor. Any such purchase shall be accomplished as provided in Section 4.04(a) hereof.


                            ARTICLE IV

                      PAYMENTS AND STATEMENTS

           Section 4.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw the Available Funds from the Certificate Account and shall make distributions to Holders of the Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available
Funds:

           (i) to each Class of Senior Certificates (other than any Class of Principal Only Certificates) and the Class S Certificates, the Accrued Certificate Interest thereon for such Distribution Date; provided, however, that Accrued Certificate Interest on the Class A5A Component for such Distribution Date shall be applied in the manner provided in Section 4.01(e); and provided further, that any shortfall in available amounts shall be allocated among such Classes (and, in the case of the Class A5 Certificates, among its Components) in proportion to the amount of Accrued Certificate Interest that would otherwise be distributable thereon (or, if applicable, added to the Component Principal Balance in the case of the Class A5A Component);

          (ii) to each Class of Senior Certificates (other than any Class of Principal Only Certificates) and the Class S Certificates, any related Unpaid Class Interest Shortfall for such Distribution Date; provided, however, that any Unpaid Class Interest Shortfall for the Class A5A Component for such Distribution Date shall be applied in the manner provided in Section 4.01(e); and provided further, that any shortfall in available amounts shall be allocated among such Classes (and, in the case of the Class A5 Certificates, among its Components) in proportion to the Unpaid Class Interest Shortfall for each such Class (or Component) on such Distribution Date;

         (iii) to the Classes of Senior Certificates, in reduction of the Class Certificate Principal Balances thereof, concurrently as follows:

                (A) to the Group I Senior Certificates, the Group
           I Senior Optimal Principal Amount for such
           Distribution Date, in the following order of priority:

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                     (1) to the Class A4 Certificates (in respect
                of the Class A4B Component), up to the amount necessary to reduce the Component Principal
                Balance of such Component to its PAC Balance for such Distribution Date;

                    (2) concurrently, to the Class A1
                Certificates and the Class A3 Certificates (in the latter case, in respect of the Class A3B Component), in proportion to the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component, up to the amount necessary to reduce the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component to their respective PAC Balances for such Distribution Date;

                   (3) concurrently, to the Class A2 Certificates
                and the Class A3 Certificates (in the latter case, in respect of the Class A3A Component), in proportion to the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component, up to the amount necessary to reduce the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component to their respective PAC Balances for such Distribution Date;

                    (4) to the Class A5 Certificates (in respect
                of the Class A5B Component), up to the amount necessary to reduce the Component Principal Balance of such Component to its PAC Balance for such Distribution Date;

                     (5) concurrently, to the Class A4
                Certificates (in respect of the Class A4A
                Component) and the Class A5 Certificates (in respect of the Class A5E Component), in proportion to the respective Component Principal Balances of such Components, up to the amount necessary to reduce the Component Principal Balances of such Components to their respective TAC Balances for such Distribution Date;

                    (6) to the Class A5 Certificates (in respect
                of the Class A5A Component), up to the amount necessary to reduce the Component Principal Balance of such Component to its TAC Balance for such Distribution Date;


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                   (7) concurrently, to the Class A6 and Class A7
                Certificates, in proportion to the Class
                Certificate Principal Balances thereof, until the Class Certificate Principal Balances of such
                Classes have each been reduced to zero;

                   (8) concurrently, to the Class A4 Certificates
                (in respect of the Class A4A Component) and the Class A5 Certificates (in respect of the Class A5E Component), in proportion to the respective Component Principal Balance of such Components, without regard to their respective TAC Balances, until the Component Principal Balances of such Components have each been reduced to zero;

                    (9) to the Class A5 Certificates (in respect
                of the Class A5A Component), without regard to its TAC Balance, until the Component Principal
                Balance thereof has been reduced to zero;

                     (10) to the Class A4 Certificates (in
                respect of the Class A4B Component), without regard to its PAC Balance, until the Component Principal Balance thereof has been reduced to zero;

                    (11) concurrently, to the Class A1
                Certificates and the Class A3 Certificates (in the latter case, in respect of the Class A3B Component), in proportion to the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component, without regard to their respective PAC Balances, until the Class Certificate Balance of such Class and the Component Principal Balance of such Component have each been reduced to zero;

                   (12) concurrently, to the Class A2
                Certificates and the Class A3 Certificates (in the latter case, in respect of the Class A3A Component), in proportion to the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component, without regard to their PAC Balances, until the Class Certificate Balance of such Class and the Component Principal Balance of such Component have each been reduced to zero;

                  (13) to the Class A5 Certificates (in respect
                of the Class A5B Component), without regard to its PAC Balance, until the Component Principal Balance thereof has been reduced to zero;

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                   (14) sequentially, to the Class R and the
                Class RL Certificates, in that order, until the Class Certificate Balance of each such Class has been reduced to zero, such that no distribution will be made on the Class RL Certificate until the Class Certificate Principal Balance of the Class R Certificate has been reduced to zero;

                (B) to the Group II Senior Certificates, the
           Group II Senior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                (C) to the Class PO Certificates, the PO
           Principal Distribution Amount for such Distribution
           Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

          (iv) to the Class PO Certificates, any Class PO Deferred Amount for such Distribution Date, up to an amount not to exceed the Junior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balance of such Class has been reduced to zero; provided, that any such amounts distributed to the Class PO Certificates pursuant to this clause (iv) shall not reduce the Class Certificate Principal Balance thereof;

           (v)  to the Class M Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (vi)  to the Class M Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (vii) to the Class M Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

        (viii)  to the Class B1 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (ix)  to the Class B1 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

           (x) to the Class B1 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xi)  to the Class B2 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;


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         (xii)  to the Class B2 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

        (xiii) to the Class B2 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

         (xiv)  to the Class B3 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (xv)  to the Class B3 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (xvi) to the Class B3 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

        (xvii)  to the Class B4 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

       (xviii)  to the Class B4 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (xix) to the Class B4 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xx)  to the Class B5 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

         (xxi)  to the Class B5 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date; and

        (xxii) to the Class B5 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date.

Notwithstanding the foregoing, amounts otherwise distributable pursuant to clauses (vii), (x), (xiii), (xvi), (xix) and (xxii) on any Distribution Date shall be reduced, in inverse order of priority, by any amount distributed pursuant to clause (iv) on such date, such that such amount distributed pursuant to clause
(iv) on such date shall be applied first to reduce the amount distributable pursuant to clause (xxii), and then, to the extent of any excess, applied second, to reduce the amount distributable pursuant to clause (xix), third, to reduce the amount distributable pursuant to clause (xvi), fourth, to reduce the amount distributable pursuant to clause (xiii), fifth, to reduce

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the amount distributable pursuant to clause (x) and sixth, to reduce the amount distributable pursuant to clause (vii).

If, on any Distribution Date, after distributions have been made pursuant to clauses (i) and (ii) above, the remaining Available Funds are insufficient to make the full amount of distributions required to be made pursuant to clause (iii) above, (1) the amount distributable to the Class PO Certificates pursuant to clause (iii)(C) shall be equal to the product of (x) the remaining Available Funds and (y) the fraction, expressed as a percentage, the numerator of which is the PO Principal Distribution Amount for such Distribution Date and the denominator of which is the sum of such PO Principal Distribution Amount and the Senior Optimal Principal Amount for such Distribution Date; (2) the amount distributable to the Senior Certificates other than the Class PO Certificates pursuant to clauses (iii)(A) and (B) shall be equal to the product of (x) the remaining Available Funds and (y) the fraction, expressed as a percentage, the numerator of which is the Senior Optimal Principal Amount for such Distribution Date and the denominator of which is the sum of the Senior Optimal Principal Amount and the PO Principal Distribution Amount for such Distribution Date; and (3) the amounts distributable to the Group I Senior Certificates pursuant to clause (iii)(A) and to the Group II Senior Certificates pursuant to clause (iii)(B), respectively, shall be equal to the product of (x) the amount determined pursuant to clause (2) above and (y) a fraction, expressed as a percentage, the numerator of which is the Group I Senior Optimal Principal Amount, in the case of the Group I Senior Certificates, or the Group II Senior Optimal Principal Amount, in the case of the Group II Senior Certificates, and the denominator of which is the Senior Optimal Principal Amount for such Distribution Date.

           (b) On each Distribution Date, the Trustee shall distribute to the holder of the Class R Certificate any remaining amounts in the Upper Tier REMIC for such Distribution Date after application of all amounts described in clause (a) of this
Section 4.01. Any distributions pursuant to this clause (b) shall not reduce the Class Certificate Principal Balance of the Class R Certificate.

           (c) If on any Distribution Date the Class Certificate Principal Balances of the Junior Certificates have each been reduced to zero, the amount distributable to the Senior Certificates other than the Class PO Certificates pursuant to Sections 4.01(a)(iii)(A) and (B) for such Distribution Date and each succeeding Distribution Date shall be allocated among such Classes of Senior Certificates, pro rata, on the basis of their respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Sections 4.01(a)(iii)(A) and (B).


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           (d) If on any Distribution Date (i) the Class
Certificate Principal Balance of the Class M Certificates or any Class of Class B Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable pursuant to clauses (ii), (iv) and (v) of the Junior Optimal Principal Amount remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to clauses (iv) through (xxii) of Section 4.01(a) have been distributed, such amounts shall be distributed on such Distribution Date to the remaining Classes of Junior Certificates in order of priority, such that no such distribution shall be made to any Class of Junior Certificates while a prior such Class is outstanding.

           (e) On each Distribution Date through the Accretion Termination Date, amounts allocable to the Class A5A Component pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall not be distributable to the Class A5 Certificates pursuant to such clauses but shall instead be (i) added to the Component Principal Balance of the Class A5A Component to the extent of the Accrual Amount for such Distribution Date, and (ii) distributed to the following Classes of Certificates, before any distributions are made pursuant to Section 4.01(a)(iii), in the following order of priority:

           first, concurrently, to the Class A4 Certificates (in respect of the Class A4A Component) and the Class A5 Certificates (in respect of the Class A5E Component), in proportion to the Component Principal Balances of such Components without regard to their respective TAC Balances, until the Component Principal Balances of such Components have each been reduced to zero; and

           second, to the Class A5 Certificates, as Accrued
      Certificate Interest thereon (in respect of the Class A5A
      Component).

On each Distribution Date occurring after the Accretion Termination Date, amounts allocable to the Class A5 Certificates in respect of the Class A5A Component pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall be distributable on such Distribution Date pursuant to such clauses to Holders of the Class A5 Certificates as Accrued Certificate Interest.

           Section 4.02. Method of Distribution. (a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date (other than as provided in Section 9.01 respecting the final

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distribution) by check or money order mailed to a
Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

           (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Company shall have any responsibility therefor except as otherwise provided by applicable law.

           (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a "Non-U.S. Person" is an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

           Section 4.03. Allocation of Losses. (a) On or prior to each Determination Date, the Company shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.


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           (b) With respect to any Distribution Date, the
principal portion of each Realized Loss (other than any Excess
Loss) shall be allocated as follows:

           (i) the applicable PO Percentage of the principal portion of any such Realized Loss shall be allocated to the Class PO Certificates until the Class Certificate Principal
      Balance thereof has been reduced to zero; and

          (ii) the applicable Non-PO Percentage of the principal portion of any such Realized Loss shall be allocated in the following order of priority:

                first, to the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                second, to the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                third, to the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                fourth, to the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                fifth, to the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                sixth, to the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

                seventh, to the Classes of Senior Certificates other than the Class PO Certificates, pro rata, in accordance with their Class Certificate Principal Balances; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).


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           (c) With respect to any Distribution Date, the
principal portion of any Excess Loss (other than Excess Bankruptcy Losses attributable to Debt Service Reductions) shall be allocated as follows: (1) the PO Percentage of any such loss shall be allocated to the Class PO Certificates, and (2) the Non-PO Percentage of any such loss shall be allocated to each Class of Certificates other than the Class PO Certificates, pro rata, based on the respective Class Certificate Principal Balances thereof; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

           (d) Any Realized Losses allocated to a Class of Certificates pursuant to Section 4.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. In addition, any Realized Losses allocated to any Class of Component Certificates on a Distribution Date shall be allocated in reduction of the Component Principal Balances of the related Components (other than any Notional Component) in proportion to their respective Component Principal Balances immediately prior to such Distribution Date. Any allocation of Realized Losses pursuant to this paragraph (d) shall be accomplished by reducing the Certificate Principal Balance (or, in the case of any Component, the Component Principal Balance) of the related Certificates (or Components) on the related Distribution Date in accordance with
Section 4.03(e).

           (e) Realized Losses allocated in accordance with this
Section 4.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of any Class PO Deferred Amount for such date.

           (f) On each Distribution Date, the Company shall determine the Subordinate Certificate Writedown Amount, if any. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.


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



           (g) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

           (h) Any allocation of a Realized Loss to a Class of Certificates (or Component), or of any Subordinate Certificate Writedown Amount to a Class of Subordinate Certificates, pursuant to this Section 4.03 shall effect a corresponding allocation thereof to the corresponding Class of Lower Tier Interests and, in the case of the principal portion of any such Realized Loss and any such Subordinate Certificate Writedown Amount, a corresponding reduction in the related Lower Tier Balance thereof.

           Section 4.04. Monthly Advances; Purchases of Defaulted Mortgage Loans. (a) The Company shall be required to make Monthly Advances in the manner and to the extent provided herein. Prior to the close of business on each Determination Date, the Company shall determine (i) the amount of the Monthly Advance which it is required to make on the related Distribution Date and (ii) whether it has elected to purchase any Defaulted Mortgage Loan or Loans on such Distribution Date. If the Company so elects to purchase any Defaulted Mortgage Loans (or is required to purchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a) or purchase any Modified Mortgage Loan pursuant to Section 3.01(c)), no Monthly Advance shall be required with respect thereto for the month in which such purchase occurs (or, in the case of a purchase of a Modified Mortgage Loan, in the month in which the Purchase Price thereof is required to be deposited in the Certificate Account). The Company shall include information as to each of such determinations in the Servicer's Certificate furnished by it to the Trustee in accordance with Section 4.06 and shall be obligated to deposit in the Certificate Account pursuant to Section 3.02(d) on or before 11:00 a.m. New York time on the Business Day next preceding the following Distribution Date the respective amounts applicable to such determinations appearing in such Servicer's Certificate. Upon receipt by the Trustee of written notification signed by a Servicing Officer of any such deposit relating to the purchase by the Company of such a Mortgage Loan, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse,

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



as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto.

           (b) In the event that the Company deposits or expects to deposit less than the Available Funds required to be deposited by it pursuant to Section 3.02(d), the Company shall so notify the Trustee no later than 9:00 a.m. on the Business Day preceding the related Distribution Date, and the amount so deposited, if any, shall be deemed to have been deposited first pursuant to clause (i) of the definition of Available Funds, second pursuant to clause (iii) of the definition of Available Funds, and third pursuant to clause (ii) of the definition of Available Funds. Such notice shall specify each Mortgage Loan delinquent as of the preceding Determination Date. In such event, the Trustee shall make any Monthly Advance required to be made hereunder, in the manner and to the extent required; provided, the Trustee shall not be so obligated if prohibited by applicable law.

           (c) In the event that the Company is succeeded hereunder as servicer, the obligation to make Monthly Advances in the manner and to the extent required by Section 4.04(a) shall be assumed by the successor servicer (subject to Section 7.02).

           Section 4.05. Statements to Certificateholders. (a) Each month, at least two Business Days prior to each Distribution Date, the Company shall deliver to the Trustee for mailing to each Certificateholder, and the Trustee shall mail to each Certificateholder on such Distribution Date, a statement (each, a "Distribution Date Statement") substantially in the form of Exhibit J hereto, setting forth:

           (i) The amount of such distribution to the Certificateholders of each Class (and in respect of any Component), other than any Notional Certificates (and any Notional Component), allocable to principal, separately identifying the aggregate amount of any Principal Prepay-ments included therein (including, for this purpose, the Scheduled Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to
      Section 2.02, 2.03(b) or 3.16, respectively, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to
      Section 2.02 or 2.03(a), the proceeds of which purchases or substitutions are being distributed on such Distribution
      Date);

          (ii) The amount of such distribution to the Certificateholders of each Class (other than any Class of Principal Only Certificates) allocable to interest, including any Accrual Amount added to the Class Certificate
      Principal Balance of any Class of Accrual Certificates;


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



         (iii) The amount of servicing compensation paid to the Company during the month preceding the month of distribution in respect of the Mortgage Loans and such other customary information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) The Pool Scheduled Principal Balance and the aggregate number of the Mortgage Loans on the preceding Due
      Date after giving effect to all distributions allocable to principal made on such Distribution Date;

           (v) The Class Certificate Principal Balance (or Notional Principal Balance) of each Class and the Certificate Principal Balance (or Notional Principal Balance) of a Single Certificate of each Class after giving effect to (i) all distributions allocable to principal (or reductions in the Notional Principal Balance, in the case of the Notional Certificates, or the addition of any Accrual Amount, in the case of any Class of Accrual Certificates) made on such Distribution Date and (ii) the allocation of any Realized Losses and any Subordinate Certificate Writedown Amount for such Distribution Date;

          (vi)  The Pay-out Rate applicable to each Class of
      Certificates;

         (vii) The book value and unpaid principal balance of any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or otherwise, of any REO Mortgage Loan, and the number of the related Mortgage Loans;

        (viii) The aggregate Scheduled Principal Balances and number of Mortgage Loans which, as of the close of business on the last day of the month preceding the related Distribution Date, were (a) delinquent as to a total of (x) 30-59 days, (y) 60-89 days and (z) 90 days or more, and (b) in foreclosure;

          (ix) The Scheduled Principal Balance of any Mortgage
      Loan replaced pursuant to Section 2.03(b), and of any Modified Mortgage Loan purchased pursuant to Section
      3.01(c);

           (x) The Certificate Interest Rates of any LIBOR Certificates, any COFI Certificates and the Class S Certificates applicable to the Interest Accrual Period relating to such Distribution Date and such Class;

          (xi)  The Senior Percentage, Group I Senior Percentage,
      Group II Senior Percentage, Group I Scheduled Distribution

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



      Percentage, Group II Scheduled Distribution Percentage and
      Junior Percentage for such Distribution Date; and

         (xii) The Senior Prepayment Percentage, Group I Senior
      Prepayment Percentage, Group II Senior Prepayment
      Percentage and Junior Prepayment Percentage for such
      Distribution Date.

           In the case of information furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate.

           In connection with any proposed transfer of a Certificate that is purported to be made in reliance on Rule 144A under the Securities Act, the Company shall be responsible for furnishing such information as may be required thereunder to a proposed transferee. In furtherance of the Company's obligations hereunder, the Company hereby instructs the Trustee, at the Company's expense and on its behalf, and the Trustee agrees, to promptly make available to the proposed transferee, upon request of the holder, (i) all statements furnished to Certificateholders pursuant to this Section 4.05(a) on previous Distribution Dates,
(ii) all certificates furnished to the Trustee pursuant to
Section 4.06 in prior months, (iii) Officer's Certificates furnished to the Trustee pursuant to Section 3.12 for the two years preceding such request, (iv) reports of independent accountants furnished to the Trustee pursuant to Section 3.13 for the two years preceding such request, (v) a copy of the Private Placement Memorandum relating to such Certificate, together with any amendments or supplements thereto issued by the Company (which copy shall be furnished to the Trustee by the Company), and (vi) the Company's Current Report on Form 8-K, dated the Closing Date, relating to the Mortgage Loans; provided, however, that the Trustee shall in no event be required to make available such statements or certificates pursuant to clauses (i) and (ii) above relating to Distribution Dates occurring more than twenty-four months preceding the month in which such request was received; provided, further, however, that notwithstanding the Trustee's agreement as aforesaid to provide such materials to a proposed transferee, the Trustee does not assume, and shall not thereby be deemed to have assumed, any responsibility for compliance by the Company with Rule 144A (subject to the Trustee's agreement set forth in the second sentence of this paragraph) and shall be entitled to include a notice with such statements or certificates to the effect that such materials have not been prepared or assembled by the Trustee and that the Trustee assumes no responsibility for the adequacy, sufficiency or contents thereof. In connection with any such proposed transfer, the Company shall make available to the proposed holder, at the request of the related transferor, such additional information, if any, as may be required to be delivered pursuant to Rule 144A(d)(4).


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



           (b) On or prior to January 20th of each year, commencing in 1997, the Company shall furnish to the Trustee for mailing to each Person who at any time during the calendar year was a Certificateholder a statement containing information required to be provided pursuant to the Code.

           Section 4.06. Servicer's Certificate. Each month, not later than the second Business Day next preceding each Distribution Date, the Company shall deliver to the Trustee a completed Servicer's Certificate.

           Section 4.07. Reports of Foreclosures and Abandonments of Mortgaged Property. The Trustee (or the Company on behalf of the Trustee) shall, in each year beginning after 1996, make the reports of foreclosures and abandonments of any Mortgaged Property as required by section 6050J of the Code. In order to facilitate this reporting process, the Company, on or before January 15th of each year, shall provide to the Trustee reports relating to each instance occurring during the previous calendar year in which the Company (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Company shall be in form and substance sufficient to meet the reporting requirements imposed by section 6050J of the Code.

           Section 4.08. Reduction of Servicing Fees by
Compensating Interest Payments. The aggregate amount of the Servicing Fees subject to retention by the Company as servicer in respect of any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date.


                             ARTICLE V

                         THE CERTIFICATES

           Section 5.01. The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibit A hereto, as applicable, and shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, and countersigned and delivered by the Trustee to or upon the order of the Company as provided in Article II.

           (b) The Certificates shall be issued in an aggregate Initial Certificate Principal Balance of $201,459,310.47. Such aggregate original principal balance shall be divided among the Classes having the designations, Class Certificate Principal Balances, Certificate Interest Rates and minimum denominations as follows:


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



                   Initial
                    Class
                  Certificate    Certificate
                   Principal      Interest             Minimum
Designation         Balance         Rate            Denominations

Class A1        $27,430,000.00     6.875%               $25,000
Class A2         38,884,000.00     7.125                 25,000
Class A3          6,188,000.00     9.000                 25,000
Class A4         33,710,000.00     7.375                 25,000
Class A5         59,497,000.00      (2)                  25,000
Class A6         15,035,000.00      (3)                  25,000
Class A7          2,425,000.00      (3)                  25,000
Class A8          7,004,800.00     7.750                 25,000
Class PO            204,611.76     0.000                 42,000
Class M           3,525,000.00     7.750                100,000
Class B1          2,519,000.00     7.750                100,000
Class B2          2,518,000.00     7.750                100,000
Class B3          1,007,000.00     7.750                250,000
Class B4            605,000.00     7.750                250,000
Class B5            908,698.71     7.750                250,000
Class S                (1)           (1)             12,500,000
Class R                 100.00     7.750                    100
Class RL                100.00     7.750                    100

           (c) The Certificates shall be issuable in registered form only. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof. The Non-Book-Entry Certificates other than the Residual Certificate shall each be issued in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 (or $1,000,000 in the case of the Class S Certificates) in excess thereof (and, if necessary, in the amount of the remaining Class Certificate Principal


--------------------------
(1)   The Class S Certificates are issued with an initial
      Notional Principal Balance of $191,749,833.25 and shall bear interest at the Strip Rate.

(2)   The amount of interest that will accrue on the Class A5
      Certificates on any Distribution Date will be equal the sum of the Accrued Certificate Interest for the related
      Interest Accrued Period on each Component of the Class A5
      Certificates.

(3)   The Certificate Interest Rates of each of the Class A6 and
      Class A7 Certificates for each Interest Accrual Period shall be determined as provided in Section 5.01(f).


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



Balance or Notional Principal Balance, as applicable, of each Class, in the case of one Certificate of such Class). Each Class of Residual Certificates shall be issued as a single certificate evidencing the entire Class Certificate Principal Balance of such Class and having a Percentage Interest of 100%. If necessary, one Certificate of each Class of Book-Entry Certificates and the Class S Certificates may evidence an additional amount equal to the remainder of the Class Certificate Principal Balance (or Notional Principal Balance) of such Class.

           (d) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the forms set forth in Exhibit A hereto, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date; all Certificates issued thereafter shall be dated the date of their countersignature.

           (e) The Strip Rate for each Interest Accrual Period shall be determined by the Company and included in the Servicer's
Certificate for the related Distribution Date.

           (f) During the first Interest Accrual Period, the Certificate Interest Rate of the Class A6 Certificates shall be 6.725% per annum. For each subsequent Interest Accrual Period, the Certificate Interest Rate of the Class A6 Certificates shall be a per annum rate equal to 1.35% plus LIBOR for the related LIBOR Determination Date, subject to a maximum rate of 9.00% and a minimum rate of 1.35%.

      During the first Interest Accrual Period, the Certificate Interest Rate of the Class A7 Certificates shall be 14.105% per annum. For each subsequent Interest Accrual Period, the Certificate Interest Rate of the Class A7 Certificates shall be a per annum rate equal to (i) 47.43% minus (ii) the product of 6.2 and LIBOR for the related LIBOR Determination Date, subject to a maximum rate of 47.43% and a minimum rate of 0.0%.


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           Section 5.02. Registration of Transfer and Exchange of
Certificates. (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, New York a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

           Subject to Sections 5.02(b) and 5.02(c), upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like Percentage Interest.

           At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

           No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

           All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee and a certificate of destruction shall be delivered by the Trustee to the Company.

           (b) No legal or beneficial interest in all or any portion of the Residual Certificates may be transferred directly or indirectly to (i) a Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee, or middleman), (ii) an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), or (iii) an individual, corporation, partnership or other person unless such

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



transferee (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate and deliver, a Residual Certificate in connection with any transfer thereof unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit F hereto, signed by the transferee, to the effect that the transferee is not such a Disqualified Organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Residual Certificates to Disqualified Organizations, Book-Entry Nominees or Non-permitted Foreign Holders, and an agreement by the Transferee that it will not transfer a Residual Certificate without providing to the Trustee an affidavit substantially in the form attached as Exhibit F hereto and a letter substantially in the form attached as Exhibit G hereto. Such affidavit shall also contain the statement of the transferee that (i) it does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Residual Certificates and (ii) it understands that it may incur tax liabilities in excess of cash flows generated by a Residual Certificate and that it intends to pay taxes associated with holding a Residual Certificate as they become due.

           The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Residual Certificates, shall be accompanied by a written statement in the form attached as Exhibit G hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has (i) no actual knowledge that the transferee is a Disqualified Organization, Book-Entry Nominee or Non-permitted Foreign Holder, (ii) no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate, and (iii) conducted a reasonable investigation and

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



found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due. The Residual Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

           Upon notice to the Company that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Company may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate and return such recovery to the transferor, and (ii) the Company agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of section 860E(e) of the Code as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Company, the cost to the Company of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Company shall in no event be excused from furnishing such information.

           The restrictions on transfers of the Residual Certificates set forth in the preceding three paragraphs shall cease to apply to transfers (and the applicable portions of the legend to the Residual Certificates may be deleted) after delivery to the Trustee of an Opinion of Counsel to the effect that the elimination of such restrictions will not cause either the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

           No transfer of a Restricted Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, in each case as evidenced by an Officer's Certificate, or is exempt from the registration requirements of the Act and any applicable state securities laws. In the event of such registration, any restrictive legends set forth in the form of the relevant Restricted Certificate in Exhibit A hereto with respect to the

Act and state securities law restrictions shall be removed by the Trustee upon request of the Holder thereof and automatically upon exchange or registration of transfer thereof. As a condition to any transfer that is to be made in reliance upon an exemption from the Act and such laws of a Restricted Certificate to any person other than a QIB (as certified by the proposed transferee in the form of assignment attached to the related Certificate), either (x) the Trustee shall require the transferee to execute an investment letter in the form substantially as set forth in
Exhibit I hereto or in such other form as may be acceptable to the Trustee, certifying as to the facts surrounding such transfer, or (y) in lieu of such investment letter, the Trustee may accept a written Opinion of Counsel (in form and substance acceptable to the Trustee) that such proposed transfer may be made pursuant to an exemption from the Act. As an additional condition to any transfer of a Restricted Certificate, either (i) the transferor and the transferee shall complete the form of assignment attached to the Certificate proposed to be transferred, or (ii) the Trustee shall have received the above-referenced Opinion of Counsel. The holder of any Restricted Certificate desiring to effect the transfer thereof to a person other than a QIB shall, and hereby agrees to, comply with any applicable conditions set forth in the preceding two sentences and indemnify the Trustee and the Company against any liability that may result if the transfer thereof is not so exempt or is not made in accordance with such federal and state laws. Such agreement to so indemnify the Trustee and the Company shall survive the termination of this Agreement. Notwithstanding the foregoing, no Opinion of Counsel or investment letter shall be required upon the original issuance of (i) the Restricted Junior Certificates and the Class A5 Certificates to the Initial Purchaser (as defined in the applicable Private Placement Memorandum) or its nominee and (ii) the Class S Certificates to the Company or upon any subsequent transfer of any Class S Certificate by the Company, provided that if any Restricted Junior Certificates or Class A5 Certificates are, at the request of the Initial Purchaser, registered in the name of its nominee, the Initial Purchaser shall be deemed to acknowledge and agree with the Company and the Trustee that no transfer of a beneficial interest in such Certificates will be made without registering such Certificates in the name of the transferee, which shall be a Person other than such nominee. Any opinion or letter required pursuant to this paragraph shall not be at the expense of the Trust Fund or the Trustee.

           (c) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate (substantially in the form of Exhibit E or such other form as is acceptable to the Company and the Trustee) from such transferee to the effect that such transferee (i) is not a Plan or a Person that is using the assets of a Plan to acquire such ERISA-

Restricted Certificate or (ii) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the transferee's acquisition and holding of any ERISA-Restricted Certificate or (B) an opinion of counsel satisfactory to the Trustee and the Company to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Company. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

          (ii) No transfer of a Residual Certificate shall be made to any Person unless the Trustee has received a certification (substantially in the form of paragraph 4 of Exhibit F) from such transferee to the effect that, among other things, such transferee is not a Plan or a Person that is using the assets of a Plan to acquire any such Certificate. The preparation and delivery of such certificate shall not be an expense of the Trust Fund, the Trustee or the Company.

           (d) Subject to Section 8.01(i) hereof, the Trustee may conclusively rely upon any certificate, affidavit or opinion delivered pursuant to Section 5.02(b) or (c). Any certificate or affidavit required to be delivered by a transferee under this
Section 5.02 may be executed and delivered in the name of such transferee by its attorney-in-fact duly authorized in writing in form and substance satisfactory to the Trustee.

           (e) Except as to any additional Certificate of any Class of Book-Entry Certificates held in physical certificated form pursuant to Section 5.02(g) or any Restricted Junior Certificate of any Class of Book-Entry Certificates that is transferred to an entity other than a QIB, the Book-Entry Certificates shall, subject to Section 5.02(f), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the

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Depository shall maintain book-entry records with respect to the
Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as authorized representatives of the Certificate Owners of the Certificates issued in book-entry form for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.

           All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Except as provided herein, the Trustee shall have no duty to monitor or restrict the transfer of Certificates or interests therein, and shall have no liability for any transfer, including any transfer made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions set forth herein, except in the event of the failure of the Trustee to perform its duties and fulfill its obligations under this Agreement.

           (f) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option

                                99

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advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Voting Rights allocated to the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

           (g) On or prior to the Closing Date, there shall be delivered to the Depository one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall represent 100% of the initial Class Certificate Principal Balance thereof, except for such amount that does not constitute an acceptable denomination to the Depository. An additional Certificate of each Class of Book-Entry Certificates may be issued evidencing such remainder and, if so issued, will be held in physical certificated form by the Holders thereof. Each Certificate issued in book-entry form shall bear the following legend:

           "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

           Section 5.03.  Mutilated, Destroyed, Lost or Stolen
Certificates.  If (a) any mutilated Certificate is surrendered to

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the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Company, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

           Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Company, the Trustee, the Certificate Registrar and any agent of the Company, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Company, the Trustee, the Certificate Registrar nor any agent of the Company, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

           Section 5.05. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish or cause to be furnished to the Company, within 15 days after receipt by the Certificate Registrar of request therefor from the Company in writing, a list, in such form as the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such

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applicants' request, the Trustee shall promptly request from the
Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

           Section 5.06. Representation of Certain
Certificateholders. The fiduciary of any Plan which becomes a Holder of a Certificate, by virtue of its acceptance of such Certificate, will be deemed to have represented and warranted to the Trustee and the Company that such Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

           Section 5.07. Determination of COFI. (a) If the outstanding Certificates include any COFI Certificates, then on each COFI Determination Date the Trustee shall determine the value of COFI on the basis of the most recently available Information Bulletin referred to in the definition of "COFI". The establishment of COFI by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the COFI Certificates for each Interest Accrual Period shall (in the absence of manifest error) be final and binding. During each Interest Accrual Period, the Certificate Interest Rate for the COFI Certificates for the current and immediately preceding Interest Accrual Period shall be made available by the Trustee to Certificate Owners and Certificateholders at the following telephone number: (617) 664-5500.

           (b) The failure by the Federal Home Loan Bank of San Francisco to publish COFI for a period of 65 calendar days will constitute an "Alternative Rate Event" for purposes hereof. Upon the occurrence of an Alternative Rate Event, the Company will calculate the Certificate Interest Rates for the COFI Certificates for the subsequent Interest Accrual Periods by using, in place of COFI, (i) the replacement index, if any, published or designated by the Federal Home Loan Bank of San Francisco or (ii) if no replacement index is so published or designated, an alternative index to be selected by the Company that has performed, or that the Company expects to perform, in a manner substantially similar to COFI. At the time an alternative index is first selected by the Company, the Company shall determine the average number of basis points, if any, by which the alternative index differed from COFI for such period as the Company, in its sole discretion, reasonably determines to reflect fairly the long-term difference between COFI and the alternative index, and shall adjust the alternative index by such average. The Company shall select a particular index as an alternative only if it receives an Opinion of Counsel to the effect that the selection of such index will not cause any REMIC established hereunder to fail to qualify as a REMIC for federal income tax purposes. In the absence of manifest error, the selection of any alternative index as provided by this Section 5.07(b) shall be final and binding for each subsequent Interest Accrual Period. Upon the occurrence of an Alternative Rate Event, the Trustee shall have no responsibility for the determination of any alternative index or the calculation of the Certificate Interest Rates for the COFI Certificates.

           (c) If at any time after the occurrence of an Alternative Rate Event the Federal Home Loan Bank of San
Francisco resumes publication of COFI, the Certificate Interest
Rates for the COFI Certificates for each Interest Accrual Period commencing thereafter will be calculated by reference to COFI.

           Section 5.08. Determination of LIBOR. (a) If the outstanding Certificates include any LIBOR Certificates, then on each LIBOR Determination Date the Trustee shall determine LIBOR on the basis of the offered LIBOR quotations of the Reference Banks as of 11:00 a.m. London time on such LIBOR Determination Date as follows:

           (i) If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%);

          (ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be either
      (A) the rate per annum which the Trustee determines to be the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks; and


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         (iii) If on any LIBOR Determination Date the Trustee is
      required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

           (b) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Certificate Interest Rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Trustee may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated "LIBO" on the Reuters Monitor Money Rates Service.

           (c) Within five Business Days of the Trustee's calculation of the Certificate Interest Rates of the LIBOR Certificates, the Trustee shall furnish to the Company by telecopy (or by such other means as the Trustee and the Company may agree from time to time) such Certificate Interest Rates.

           (d) The Trustee shall provide to Certificateholders who inquire of it by telephone the Certificate Interest Rates of the LIBOR Certificates for the current and immediately preceding
Interest Accrual Period.

           (e) As used herein, "Reference Banks" shall mean no more than four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the "Reuters Screen LIBO Page" (as described in the definition of LIBOR hereof) on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date. The Reference Banks initially shall be: Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Reuters Screen LIBO Page or in any other way fail to meet the qualifications of a Reference Bank, the Trustee, after consultation with the Company, shall use its best efforts to designate alternate Reference Banks.



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                            ARTICLE VI

                            THE COMPANY

           Section 6.01. Liability of the Company. The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

           Section 6.02. Merger or Consolidation of, or
Assumption of the Obligations of, the Company. Any corporation into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any corporation succeeding to the business of the Company, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by General Electric Company, or any limited partnership, the sole general partner of which is either the Company or a corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which executes an agreement of assumption to perform every obligation of the Company hereunder, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           Section 6.03. Assignment. The Company may assign its rights and delegate its duties and obligations as servicer under this Agreement; provided, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company as servicer hereunder from and after the date of such agreement and (ii) each Rating Agency's rating of any Classes of Certificates in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, the Company will be released from its obligations as servicer hereunder except for liabilities and obligations as servicer incurred prior to such assignment or delegation.

           Section 6.04. Limitation on Liability of the Company and Others. Neither the Company nor any of the directors or officers or employees or agents of the Company shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Company pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not

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protect the Company or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Company or by reason of reckless disregard of obligations and duties of the Company hereunder. The Company and any director or officer or employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company and any director or officer or employee or agent of the Company shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Company shall be entitled to be reimbursed therefor from amounts credited to the Mortgage Loan Payment Record as provided by Section 3.04.

           Section 6.05. The Company Not to Resign. Subject to the provisions of Sections 6.02 and 6.03, the Company shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Company in accordance with Section 7.02.



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                            ARTICLE VII

                              DEFAULT

           Section 7.01.  Events of Default.  If any one of the
following events ("Events of Default") shall occur and be continuing:

           (i) Any failure by the Company to make any payment to the Trustee of funds pursuant to Section 3.02(d) out of which distributions to Certificateholders of any Class are required to be made under the terms of the Certificates and this Agreement which failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

          (ii) Failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Company set forth in the Certificates or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

         (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company, or for the winding up or liquidation of the Company's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) The consent by the Company to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to substantially all of its property; or the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Company, either the Trustee, or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 51%, by notice then given in writing to the Company (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Company as servicer under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Company agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Company hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Company and that have been or should have been credited by it to the Mortgage Loan Payment Record, or that have been deposited by the Company in the Certificate Account or are thereafter received by the Company with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as servicer, may become, payable to the Company under this Agreement, the Company shall be entitled to receive out of any delinquent payment on account of interest on a Mortgage Loan, due during the period prior to the notice pursuant to this Section 7.01 which terminates the obligation and rights of the Company hereunder and received after such notice, that portion of such payment which it would have been entitled to retain pursuant to Section 3.04(vi) if such notice had not been given.

           Section 7.02. Trustee to Act; Appointment of
Successor. (a) On and after the time the Company receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Company in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall succeed to all the rights of and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Company in its capacity as servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the Company pursuant to Sections 2.02 and 2.03(a) and, if the Trustee is prohibited by law or regulation from making Monthly Advances, the responsibility to make Monthly Advances pursuant to Section 4.04, shall not be the responsibilities, duties or obligations of the Trustee; and provided further, that any failure of the Trustee to perform such duties and responsibilities that is caused by the Company's failure to cooperate with the Trustee as required by
Section 7.01 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall, except as provided in Section 7.01, be entitled to such compensation as the Company would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution approved to service mortgage loans for either FNMA or FHLMC, having a net worth of not less than $10,000,000, as the successor to the Company hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Company hereunder. Pending appointment of a successor to the Company pursuant to this Article VII, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

           (b) Any successor, including the Trustee, to the Company as servicer pursuant to this Article VII shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Company is so required pursuant to Section 3.15.

           Section 7.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Company pursuant to this Article VII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                           ARTICLE VIII

                            THE TRUSTEE

           Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

           No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

           (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible
      Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

         (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy

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      available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iv) The Trustee shall not be charged with knowledge of
      (A) any failure by the Company to comply with the obligations of the Company referred to in clauses (i) and
      (ii) of Section 7.01, (B) the rating downgrade referred to in the definition of "Trigger Event" or (C) any failure by the Company to comply with the obligations of the Company to record the assignments of Mortgages referred to in
      Section 2.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failures, occurrence or downgrade or the Trustee receives written notice of such failures, occurrence or downgrade from the Company or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%.

           Subject to any obligation of the Trustee to make Monthly Advances as provided herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Company in accordance with the terms of this Agreement.

           Section 8.02.  Certain Matters Affecting the Trustee.
Except as otherwise provided in Section 8.01:

           (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;


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         (iii) The Trustee shall be under no obligation to
      exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to do by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand. Nothing in this clause (v) shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.


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           Section 8.03. Trustee Not Liable for Certificates or
Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Company.

           Section 8.04. Trustee May Own Certificates. The
Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

           Section 8.05. The Company to Pay Trustee's Fees and Expenses. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including any Monthly Advances of the Trustee not previously reimbursed thereto pursuant to Section 3.04) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Company covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. From time to time, the Trustee may request that the Company debit the Mortgage Loan Payment Record pursuant to Section 3.04 to reimburse the Trustee for any Monthly Advances and Nonrecoverable Advances.

           Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation having its principal office either in the State of New York or in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing

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business under the laws of such State or the United States of
America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an affiliate of the Company. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

           Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the conditions in any of the following clauses (i),
(ii) or (iii) shall occur at any time, the Company may remove the
Trustee: (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company; (ii) the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (iii) the replacement of the Trustee with a successor Trustee will enable the Company to avoid (and should, based on the information included in the notice referred to below, result in the avoidance
of) a downgrading of the ratings assigned to the Certificates by the Rating Agencies (whether or not other actions could avoid such downgrading) and no Event of Default, as provided by Section
7.01 hereof, shall have occurred or be continuing; provided, however, that no action shall be taken pursuant to this clause
(iii) unless reasonable notice shall have been provided to the Trustee, which notice shall set forth the basis for any rating downgrade as contemplated by the Rating Agencies and shall also indicate the manner in which such proposed action is intended to avoid such downgrade. If it

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



removes the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

           Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in
Section 8.08.

           Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

           No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

           Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Company shall mail notice of the succession of such Trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

           Section 8.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part

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



of any of the parties hereto, anything herein to the contrary notwithstanding.

           Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Fund, or separate trustee or separate trustees of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

           (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Company hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

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         (iii) The Company and the Trustee acting jointly may at
      any time accept the resignation of or remove any separate trustee or co-trustee.

           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Company.

           Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

           Section 8.11. Compliance with REMIC Provisions; Tax Returns. The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent each of the Upper Tier REMIC and the Lower Tier REMIC from failing to qualify as a REMIC and to prevent the imposition of a tax on the Trust Fund or such REMICs. The Trustee, upon request, will furnish the Company with all such information within its possession as may be reasonably required in connection with the preparation of all tax returns of the Trust Fund and any Reserve Fund, and shall, upon request, execute such returns.


                            ARTICLE IX

                            TERMINATION

           Section 9.01. Termination upon Repurchase by the Company or Liquidation of All Mortgage Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Company and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Trustee to send certain notices as hereinafter set forth) shall

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terminate upon the last action required to be taken by the
Trustee on the final Distribution Date pursuant to this Article IX following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all REO Mortgage Loans remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loans described in the following clause) plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate (less any amounts constituting previously unreimbursed Monthly Advances) and (y) the appraised value of any REO Mortgage Loan (less the good faith estimate of the Company of Liquidation Expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Company and the Trustee, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. The right of the Company to repurchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the aggregate of the Scheduled Principal Balance of the Outstanding Mortgage Loans, at the time of any such repurchase, aggregating less than 10 percent of the aggregate of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

           Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the exercise by the Company of its right of repurchase, the Company shall deposit in the Certificate Account not later than 11:00 a.m. on the Business Day prior to the final Distribution Date in next-day funds an amount equal to the price described above. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to

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Certificateholders an amount equal to the price calculated as above provided, any such repurchase being in lieu of the distribution otherwise required to be made on the Distribution Date upon which the repurchase is effected. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release to the Company the Mortgage Files for the repurchased Mortgage Loans.

           On the final Distribution Date, the Trustee shall distribute amounts on deposit in the Certificate Account in accordance with the applicable priorities provided by Section
4.01 or Section 2.05(d) as the case may be. Distributions on each Certificate shall be made on the final Distribution Date in the manner specified in Section 4.02 but only upon presentation and surrender of the Certificates.

           In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

           Section 9.02. Additional Termination Requirements. (a) In the event the Company exercises its purchase option as provided in Section 9.01, the Trust Fund and each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of either of the Upper Tier REMIC or the Lower Tier REMIC as defined in section 860F of the Code, or (ii) cause either of the Upper Tier REMIC or the Lower Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

           (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under
      Section 9.01, the Company shall prepare and the Trustee shall execute and adopt a plan of complete liquidation for each of the Upper Tier REMIC and the Lower Tier REMIC within the meaning of section 860F(a)(4)(A)(i) of the Code, which shall be evidenced by such notice; and

          (ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Company for cash in accordance with Section 9.01.

           (b) By their acceptance of the Residual Certificates, the Holders thereof hereby authorize the Trustee to adopt such a plan of complete liquidation which authorization shall be binding on all successor Holders of the Residual Certificates.

           (c) On the final federal income tax return for each of the Upper Tier REMIC and the Lower Tier REMIC, the Trustee will attach a statement specifying the date of the adoption of the plan of liquidation.


                             ARTICLE X

                     MISCELLANEOUS PROVISIONS

           Section 10.01. Amendment. This Agreement may be amended from time to time by the Company and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee and the Company may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of the Upper Tier REMIC and the Lower Tier REMIC as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has received an opinion of independent counsel (which opinion also shall be addressed to the Company) to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

           This Agreement may also be amended from time to time by the Company and the Trustee with the consent of Holders of Certificates evidencing (i) not less than 66% of the Voting Rights of all the Certificates or (ii) Percentage Interests aggregating not less than 66% of each Class affected by such amendment, for the purpose of adding any provisions to or

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



changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respects the interests of the Holders of any Class of Certificates in any manner other than as described in (a), without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of such Class, or (c) reduce the aforesaid percentages of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

           Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the Trust Fund to tax or cause either of the Upper Tier REMIC or the Lower Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

           Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

           It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

           Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.


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



           For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

           Section 10.03. Limitation on Rights of
Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

           No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

           No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

           Section 10.04. Governing Law. THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER
SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (a) in the case of the Company, to GE Capital Mortgage Services, Inc., 3 Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel, (b) in the case of the Trustee, to State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110, (c) in the case of Fitch, to Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004, Attention: Structured Finance Surveillance, and (d) in the case of S&P, to Standard & Poor's Rating Services, 26 Broadway, 15th Floor, New York, New York 10004, Attention:
Mortgage Surveillance Group, or, as to each such Person, at such other address as shall be designated by such Person in a written notice to each other named Person. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

           Section 10.06. Notices to the Rating Agencies. The Company shall deliver written notice of the following events to each Rating Agency promptly following the occurrence thereof: material amendment to this Agreement; any Event of Default; any Trigger Event; change in or termination of the Trustee; removal of the Company or any successor servicer as servicer; repurchase or replacement of any Defective Mortgage Loan pursuant to Section 2.03; and final payment to Certificateholders. In addition, the Company shall deliver copies of the following documents to each Rating Agency at the time such documents are required to be delivered pursuant to this Agreement: monthly statements to Certificateholders pursuant to Section 4.05, annual report of independent accountants pursuant to Section 3.13 and annual servicer compliance report pursuant to Section 3.12. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Agreement.

           Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

           Section 10.08. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee are and shall be deemed fully paid.

                           *     *     *

           IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


                       GE CAPITAL MORTGAGE
                          SERVICES, INC.


                               By:
                              Name:
                              Title:
[SEAL]


Attest:


By:
   Name:
   Title:
                      STATE STREET BANK AND
                          TRUST COMPANY,
                            as Trustee


                               By:
                              Name:
                              Title:
[SEAL]


Attest:


By:
   Name:
   Title:

State of New Jersey  )
                     ) ss.:
County of Camden    )


           On the       day of November, 1996 before me, a notary
public in and for the State of New Jersey, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he/she resides at -------------------------------------------------------------;
that he/she is a(n) _________________________ of GE Capital
Mortgage Services, Inc., a corporation formed under the laws of the State of New Jersey, one of the parties that executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.





                                          Notary Public



[Notarial Seal]

The Commonwealth of Massachusetts   )
                                    ) ss.:
County of Suffolk                   )


           On the day of November, 1996 before me, a notary public in and for the Commonwealth of Massachusetts, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he/she resides at ---------------------------------------------------------------;
that he/she is a(n) __________________________________ of State
Street Bank and Trust Company, one of the parties that executed the foregoing instrument; that he/she knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Bank; and that he/she signed his/her name thereto by order of the Board of Directors of said Bank.




                                             Notary Public



[Notarial Seal]

                             EXHIBIT A

                       FORMS OF CERTIFICATES

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A1 Certificate
                                    Principal Balance:
Class A1                              $27,430,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  6.875%             Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP:  36157TQ20
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through

Certificates, Series 1996-16, issued in eighteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class PO, Class R, Class RL, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as
amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or
(y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered
Certificates without coupons in denominations specified in the

Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:
                          Name:
                          Title:



Countersigned:


By
Authorized Signatory of
STATE STREET BANK AND
TRUST COMPANY, not in its individual
capacity but solely as Trustee


Dated:

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee




            (Please print or typewrite name and address
              including postal zip code of assignee)



this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:




Dated:





Signature by or on behalf of assignor





*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A2 Certificate
                                    Principal Balance:
Class A2                              $38,884,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.125%             Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP:  36157TQ38
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A3 Certificate
                                    Principal Balance:
Class A3                              $6,188,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  9.000%             Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP:  36157TQ46
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A4 Certificate
                                    Principal Balance:
Class A4                              $33,710,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.375%             Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP:  36157TQ53
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.

No. R-                              Initial Class A5 Certificate
                                       Principal Balance:
Class A5                                  $59,497,000.00

Certificate Interest                Initial Certificate Principal
  Rate per annum: variable             Balance of this Certificate:
                                          $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP: 36157TS28
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

              The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

              Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1996-16, issued in eighteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class PO, Class R, Class RL, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

              The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

              As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

              This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

              The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

              No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

              No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate.

              As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

              The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

              No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

              The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

              Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

              IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                                    STATE STREET BANK AND TRUST
                                    COMPANY, not in its individual
                                    capacity but solely as Trustee



(SEAL)
          By:______________________________
              Name:
              Title:


Countersigned:


By__________________________
  Authorized Signatory of STATE STREET
  BANK AND TRUST COMPANY, not in its
  individual capacity but solely
  as Trustee


Dated: ________________________

                             ASSIGNMENT

              FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee




             (Please print or typewrite name and address
               including postal zip code of assignee)



this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

              I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:




Dated:__________________




-------------------------------------
Signature by or on behalf of assignor



-------------------------------------
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

              In connection with any transfer of this
Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

              /_/   (a)  This Certificate is being transferred
                     by the undersigned to a person whom the
                     undersigned reasonably believes is a
                     "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.


              /_/   (b)  This Certificate is being transferred
                     by the undersigned to an institutional
                     "accredited investor" (as defined in Rule
                     501(a)(1), (2), (3) or (7) of Regulation D
                     under the Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated
                           (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

              The undersigned represents and warrants that it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated
                           (Signature)


TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

              The undersigned represents and warrants that it is an institutional "accredited investor" (as defined in Rule
501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act of 1933, as amended.


Dated
                           (Signature)

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A6 Certificate
                                    Principal Balance:
Class A6                              $15,035,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  variable           Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP:  36157TQ61
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A6 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A7 Certificate
                                    Principal Balance:
Class A7                              $2,425,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  variable           Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP:  36157TQ79
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A7 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A8 Certificate
                                    Principal Balance:
Class A8                              $7,004,800.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.750%             Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP:  36157TQ87
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A8 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16

          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class PO Certificate
                                       Principal Balance:
Class PO                                  $204,611.76

Certificate Interest                Initial Certificate Principal
  Rate per annum:                      Balance of this Certificate:
non-interest bearing                      $

Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP: 36157TQ95
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class PO Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1996-16, issued in eighteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class PO, Class R, Class RL, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class
B3, Class B4 or Class B5 Certificate which is in the form of a

Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the
"Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or
Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or
(y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:
                          Name:
                          Title:



Countersigned:


By
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee




            (Please print or typewrite name and address
               including postal zip code of assignee)



this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:




Dated:





Signature by or on behalf of assignor


*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class M Certificate
                                    Principal Balance:
Class M                               $3,525,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.750%              Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP:  36157TR45
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class M Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1996-16, issued in eighteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class PO, Class R, Class RL, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class
B3, Class B4 or Class B5 Certificate which is in the form of a

Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or
(y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:
                          Name:
                          Title:



Countersigned:


By
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee




            (Please print or typewrite name and address
               including postal zip code of assignee)



this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:




Dated:





Signature by or on behalf of assignor

*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B1 Certificate
                                    Principal Balance:
Class B1                              $2,519,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.750%              Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP:  36157TR52
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B2 Certificate
                                    Principal Balance:
Class B2                              $2,518,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.750%              Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP:  36157TR60
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B3 Certificate
                                    Principal Balance:
Class B3                              $1,007,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.750%              Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP:  36157TS36
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1996-16, issued in eighteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class PO, Class R, Class RL, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class
B3, Class B4 or Class B5 Certificate which is in the form of a

Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or
(y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:
                          Name:
                          Title:



Countersigned:


By
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee




            (Please print or typewrite name and address
               including postal zip code of assignee)



this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:




Dated:





Signature by or on behalf of assignor


*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           /_/ (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           /_/ (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated
                                                       (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.

Dated
                                                       (Signature)
TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.

Dated
                                                       (Signature)

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B4 Certificate
                                    Principal Balance:
Class B4                              $605,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.750%              Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP:  36157TS44
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B5 Certificate
                                    Principal Balance:
Class B5                              $906,698.71

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.750%              Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP:  36157TS51
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE
AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class R Certificate
                                    Principal Balance:
Class R                               $100.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.750%              Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP:  36157TR29
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1996-16, issued in eighteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class PO, Class R, Class RL, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class
B3, Class B4 or Class B5 Certificate which is in the form of a

Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or
(y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:
                          Name:
                          Title:



Countersigned:


By
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee




            (Please print or typewrite name and address
              including postal zip code of assignee)



this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:




Dated:





Signature by or on behalf of assignor





*Signature Guaranteed*

      *The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS
SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON

TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR
BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS RL CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class RL Certificate
                                    Principal Balance:
Class RL                              $100.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.750%              Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:            CUSIP:  36157TR37
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class RL Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON THE CLASS S NOTIONAL PRINCIPAL BALANCE, WHICH, AS OF ANY DISTRIBUTION DATE, IS EQUAL TO THE POOL SCHEDULED PRINCIPAL BALANCE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). CONSEQUENTLY, THE NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.]1

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.]2

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN

--------
1 To be included in Class S Certificate issued to the Company. To be included only in Class S Certificate issued upon resale by the Company, unless such Certificate has been registered under the Act.

TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE
TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1996-16


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class S Notional
                                    Principal Balance:
Class S                               $191,749,833.25

Certificate Interest                Initial Notional Principal
  Rate per annum: variable          Balance of this Certificate:
                                      $
Cut-off Date:
November 1, 1996

First Distribution Date:
December 26, 1996

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Notional Principal Balance of this Certificate by the aggregate initial Notional Principal Balance of all Class S Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in December 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1996-16, issued in eighteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class PO, Class R, Class RL, Class M, Class B1, Class

B2, Class B3, Class B4, Class B5 and Class S, herein called the
"Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class S Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995)

(the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class S Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees. The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                               STATE STREET BANK AND TRUST
                               COMPANY, not in its individual
                               capacity but solely as Trustee


(SEAL)                         By:
                                  Name:
                                  Title:


Countersigned:


By
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee

Dated:

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security or other identifying number of assignee




 (Please print or typewrite name and address including postal zip code of assignee)



this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:






Dated:



Signature by or on behalf of assignor



*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

[In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           /_/ (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           /_/ (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.

Dated
                                                     (Signature)

If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.

Dated
                                                   (Signature)

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.

Dated
                                                   (Signature)]3
--------
3 To be included only in Class S Certificate issued upon resale by the Company, unless such Certificate has been registered under the Act.

                             EXHIBIT B

                    PRINCIPAL BALANCE SCHEDULES


                          PAC BALANCES TABLE


                        PAC BALANCES
--------------------------------------------------------------------------
                                                              CLASS A3A
DISTRIBUTION DATE          CLASS A1          CLASS A2       PAC COMPONENT
---------------------   --------------    --------------    --------------
Initial Balance......   $27,430,000.00    $38,884,000.00    $ 3,259,000.00
December 1996........    27,430,000.00     38,884,000.00      3,259,000.00
January 1997.........    27,430,000.00     38,884,000.00      3,259,000.00
February 1997........    27,430,000.00     38,884,000.00      3,259,000.00
March 1997...........    27,430,000.00     38,884,000.00      3,259,000.00
April 1997...........    27,430,000.00     38,884,000.00      3,259,000.00
May 1997.............    27,430,000.00     38,884,000.00      3,259,000.00
June 1997............    27,430,000.00     38,884,000.00      3,259,000.00
July 1997............    27,430,000.00     38,884,000.00      3,259,000.00
August 1997..........    27,430,000.00     38,884,000.00      3,259,000.00
September 1997.......    27,430,000.00     38,884,000.00      3,259,000.00
October 1997.........    27,430,000.00     38,884,000.00      3,259,000.00
November 1997........    27,430,000.00     38,884,000.00      3,259,000.00
December 1997........    27,430,000.00     38,884,000.00      3,259,000.00
January 1998.........    27,430,000.00     38,884,000.00      3,259,000.00
February 1998........    27,430,000.00     38,884,000.00      3,259,000.00
March 1998...........    26,903,780.26     38,884,000.00      3,259,000.00
April 1998...........    26,235,849.36     38,884,000.00      3,259,000.00
May 1998.............    25,539,951.81     38,884,000.00      3,259,000.00
June 1998............    24,816,411.86     38,884,000.00      3,259,000.00
July 1998............    24,065,575.98     38,884,000.00      3,259,000.00
August 1998..........    23,287,827.71     38,884,000.00      3,259,000.00
September 1998.......    22,483,565.80     38,884,000.00      3,259,000.00
October 1998.........    21,653,130.74     38,884,000.00      3,259,000.00
November 1998........    20,796,974.77     38,884,000.00      3,259,000.00
December 1998........    19,915,676.06     38,884,000.00      3,259,000.00
January 1999.........    19,009,757.45     38,884,000.00      3,259,000.00
February 1999........    18,080,491.84     38,884,000.00      3,259,000.00
March 1999...........    17,131,141.39     38,884,000.00      3,259,000.00
April 1999...........    16,167,570.91     38,884,000.00      3,259,000.00
May 1999.............    15,203,196.27     38,884,000.00      3,259,000.00
June 1999............    14,243,635.44     38,884,000.00      3,259,000.00
July 1999............    13,288,863.86     38,884,000.00      3,259,000.00
August 1999..........    12,338,857.10     38,884,000.00      3,259,000.00
September 1999.......    11,393,590.87     38,884,000.00      3,259,000.00
October 1999.........    10,453,040.99     38,884,000.00      3,259,000.00
November 1999........     9,517,183.44     38,884,000.00      3,259,000.00
December 1999........     8,585,994.28     38,884,000.00      3,259,000.00
January 2000.........     7,659,449.74     38,884,000.00      3,259,000.00
February 2000........     6,737,526.15     38,884,000.00      3,259,000.00
March 2000...........     5,820,199.99     38,884,000.00      3,259,000.00
April 2000...........     4,907,447.83     38,884,000.00      3,259,000.00

                            CLASS A3B         CLASS A4B         CLASS A5B
DISTRIBUTION DATE         PAC COMPONENT     PAC COMPONENT     PAC COMPONENT
---------------------     --------------    --------------    --------------
Initial Balance......     $ 2,929,000.00    $ 6,810,000.00    $ 2,862,000.00
December 1996........       2,929,000.00      6,601,021.40      2,862,000.00
January 1997.........       2,929,000.00      6,357,062.39      2,862,000.00
February 1997........       2,929,000.00      6,078,968.35      2,862,000.00
March 1997...........       2,929,000.00      5,766,808.71      2,862,000.00
April 1997...........       2,929,000.00      5,420,670.50      2,862,000.00
May 1997.............       2,929,000.00      5,040,658.34      2,862,000.00
June 1997............       2,929,000.00      4,626,894.41      2,862,000.00
July 1997............       2,929,000.00      4,179,565.59      2,862,000.00
August 1997..........       2,929,000.00      3,698,828.29      2,862,000.00
September 1997.......       2,929,000.00      3,184,893.25      2,862,000.00
October 1997.........       2,929,000.00      2,637,950.93      2,862,000.00
November 1997........       2,929,000.00      2,058,274.78      2,862,000.00
December 1997........       2,929,000.00      1,446,146.57      2,862,000.00
January 1998.........       2,929,000.00        801,805.92      2,862,000.00
February 1998........       2,929,000.00        125,509.18      2,862,000.00
March 1998...........       2,872,809.78              0.00      2,862,000.00
April 1998...........       2,801,487.52              0.00      2,862,000.00
May 1998.............       2,727,178.96              0.00      2,862,000.00
June 1998............       2,649,918.71              0.00      2,862,000.00
July 1998............       2,569,743.79              0.00      2,862,000.00
August 1998..........       2,486,695.13              0.00      2,862,000.00
September 1998.......       2,400,815.32              0.00      2,862,000.00
October 1998.........       2,312,140.72              0.00      2,862,000.00
November 1998........       2,220,719.62              0.00      2,862,000.00
December 1998........       2,126,613.75              0.00      2,862,000.00
January 1999.........       2,029,878.95              0.00      2,862,000.00
February 1999........       1,930,651.13              0.00      2,862,000.00
March 1999...........       1,829,278.64              0.00      2,862,000.00
April 1999...........       1,726,387.72              0.00      2,862,000.00
May 1999.............       1,623,410.93              0.00      2,862,000.00
June 1999............       1,520,948.17              0.00      2,862,000.00
July 1999............       1,418,996.80              0.00      2,862,000.00
August 1999..........       1,317,554.23              0.00      2,862,000.00
September 1999.......       1,216,617.85              0.00      2,862,000.00
October 1999.........       1,116,185.09              0.00      2,862,000.00
November 1999........       1,016,253.38              0.00      2,862,000.00
December 1999........         916,820.17              0.00      2,862,000.00
January 2000.........         817,882.91              0.00      2,862,000.00
February 2000........         719,439.08              0.00      2,862,000.00
March 2000...........         621,486.17              0.00      2,862,000.00
April 2000...........         524,021.68              0.00      2,862,000.00



                           PAC BALANCES
 -----------------------------------------------------------------------------
                                                              CLASS A3A
DISTRIBUTION DATE          CLASS A1          CLASS A2       PAC COMPONENT
---------------------   --------------    --------------    --------------
May 2000.............   $ 3,999,246.40    $38,884,000.00    $ 3,259,000.00
June 2000............     3,095,572.54     38,884,000.00      3,259,000.00
July 2000............     2,196,403.20     38,884,000.00      3,259,000.00
August 2000..........     1,301,715.47     38,884,000.00      3,259,000.00
September 2000.......       411,486.56     38,884,000.00      3,259,000.00
October 2000.........             0.00     38,399,642.59      3,218,404.36
November 2000........             0.00     37,499,585.78      3,142,967.55
December 2000........             0.00     36,604,013.18      3,067,906.57
January 2001.........             0.00     35,712,902.02      2,993,219.52
February 2001........             0.00     34,826,229.64      2,918,904.50
March 2001...........             0.00     33,943,973.48      2,844,959.61
April 2001...........             0.00     33,066,111.14      2,771,382.99
May 2001.............             0.00     32,192,620.30      2,698,172.76
June 2001............             0.00     31,323,478.79      2,625,327.06
July 2001............             0.00     30,458,664.55      2,552,844.04
August 2001..........             0.00     29,598,155.63      2,480,721.87
September 2001.......             0.00     28,741,930.20      2,408,958.71
October 2001.........             0.00     27,889,966.55      2,337,552.75
November 2001........             0.00     27,042,243.10      2,266,502.17
December 2001........             0.00     26,230,171.31      2,198,439.67
January 2002.........             0.00     25,422,253.60      2,130,725.35
February 2002........             0.00     24,618,468.72      2,063,357.41
March 2002...........             0.00     23,818,795.47      1,996,334.08
April 2002...........             0.00     23,023,212.81      1,929,653.60
May 2002.............             0.00     22,231,699.79      1,863,314.21
June 2002............             0.00     21,444,235.59      1,797,314.16
July 2002............             0.00     20,660,799.46      1,731,651.72
August 2002..........             0.00     19,881,370.81      1,666,325.16
September 2002.......             0.00     19,105,929.13      1,601,332.76
October 2002.........             0.00     18,334,454.03      1,536,672.81
November 2002........             0.00     17,566,925.21      1,472,343.62
December 2002........             0.00     16,811,397.03      1,409,020.24
January 2003.........             0.00     16,059,727.97      1,346,020.30
February 2003........             0.00     15,311,898.06      1,283,342.14
March 2003...........             0.00     14,567,887.41      1,220,984.08
April 2003...........             0.00     13,827,676.27      1,158,944.47
May 2003.............             0.00     13,091,244.97      1,097,221.67
June 2003............             0.00     12,376,428.12      1,037,310.44
July 2003............             0.00     11,683,178.93        979,206.87
August 2003..........             0.00     11,010,900.26        922,860.92
September 2003.......             0.00     10,359,010.97        868,223.86
October 2003.........             0.00      9,726,945.45        815,248.31
November 2003........             0.00      9,114,153.23        763,888.11
December 2003........             0.00      8,585,736.73        719,599.73
January 2004.........             0.00      8,073,679.40        676,682.47
February 2004........             0.00      7,577,511.76        635,096.98
March 2004...........             0.00      7,096,777.27        594,804.99
April 2004...........             0.00      6,631,031.97        555,769.29
May 2004.............             0.00      6,179,844.13        517,953.71
June 2004............             0.00      5,742,793.94        481,323.05
July 2004............             0.00      5,319,473.19        445,843.10
August 2004..........             0.00      4,909,484.92        411,480.59
September 2004.......             0.00      4,512,443.16        378,203.18
October 2004.........             0.00      4,127,972.64        345,979.40
November 2004........             0.00      3,755,708.45        314,778.67
December 2004........             0.00      3,448,865.95        289,061.16
January 2005.........             0.00      3,151,446.93        264,133.46
February 2005........             0.00      2,863,175.37        239,972.44
March 2005...........             0.00      2,583,783.07        216,555.63
April 2005...........             0.00      2,313,009.43        193,861.17




                        CLASS A3B         CLASS A4B         CLASS A5B
DISTRIBUTION DATE     PAC COMPONENT     PAC COMPONENT     PAC COMPONENT
--------------------- --------------    --------------    --------------
May 2000............. $   427,043.12    $         0.00    $ 2,862,000.00
June 2000............     330,548.01              0.00      2,862,000.00
July 2000............     234,533.90              0.00      2,862,000.00
August 2000..........     138,998.35              0.00      2,862,000.00
September 2000.......      43,938.90              0.00      2,862,000.00
October 2000.........           0.00              0.00      2,862,000.00
November 2000........           0.00              0.00      2,862,000.00
December 2000........           0.00              0.00      2,862,000.00
January 2001.........           0.00              0.00      2,862,000.00
February 2001........           0.00              0.00      2,862,000.00
March 2001...........           0.00              0.00      2,862,000.00
April 2001...........           0.00              0.00      2,862,000.00
May 2001.............           0.00              0.00      2,862,000.00
June 2001............           0.00              0.00      2,862,000.00
July 2001............           0.00              0.00      2,862,000.00
August 2001..........           0.00              0.00      2,862,000.00
September 2001.......           0.00              0.00      2,862,000.00
October 2001.........           0.00              0.00      2,862,000.00
November 2001........           0.00              0.00      2,862,000.00
December 2001........           0.00              0.00      2,862,000.00
January 2002.........           0.00              0.00      2,862,000.00
February 2002........           0.00              0.00      2,862,000.00
March 2002...........           0.00              0.00      2,862,000.00
April 2002...........           0.00              0.00      2,862,000.00
May 2002.............           0.00              0.00      2,862,000.00
June 2002............           0.00              0.00      2,862,000.00
July 2002............           0.00              0.00      2,862,000.00
August 2002..........           0.00              0.00      2,862,000.00
September 2002.......           0.00              0.00      2,862,000.00
October 2002.........           0.00              0.00      2,862,000.00
November 2002........           0.00              0.00      2,862,000.00
December 2002........           0.00              0.00      2,862,000.00
January 2003.........           0.00              0.00      2,862,000.00
February 2003........           0.00              0.00      2,862,000.00
March 2003...........           0.00              0.00      2,862,000.00
April 2003...........           0.00              0.00      2,862,000.00
May 2003.............           0.00              0.00      2,862,000.00
June 2003............           0.00              0.00      2,862,000.00
July 2003............           0.00              0.00      2,862,000.00
August 2003..........           0.00              0.00      2,862,000.00
September 2003.......           0.00              0.00      2,862,000.00
October 2003.........           0.00              0.00      2,862,000.00
November 2003........           0.00              0.00      2,862,000.00
December 2003........           0.00              0.00      2,862,000.00
January 2004.........           0.00              0.00      2,862,000.00
February 2004........           0.00              0.00      2,862,000.00
March 2004...........           0.00              0.00      2,862,000.00
April 2004...........           0.00              0.00      2,862,000.00
May 2004.............           0.00              0.00      2,862,000.00
June 2004............           0.00              0.00      2,862,000.00
July 2004............           0.00              0.00      2,862,000.00
August 2004..........           0.00              0.00      2,862,000.00
September 2004.......           0.00              0.00      2,862,000.00
October 2004.........           0.00              0.00      2,862,000.00
November 2004........           0.00              0.00      2,862,000.00
December 2004........           0.00              0.00      2,862,000.00
January 2005.........           0.00              0.00      2,862,000.00
February 2005........           0.00              0.00      2,862,000.00
March 2005...........           0.00              0.00      2,862,000.00
April 2005...........           0.00              0.00      2,862,000.00





                           PAC BALANCES
 -----------------------------------------------------------------------
                                                              CLASS A3A
DISTRIBUTION DATE          CLASS A1          CLASS A2       PAC COMPONENT
---------------------   --------------    --------------    --------------
May 2005.............   $         0.00    $ 2,050,601.27    $   171,867.85

June 2005............             0.00      1,796,312.58        150,555.05
July 2005............             0.00      1,549,904.35        129,902.74
August 2005..........             0.00      1,311,144.38        109,891.46
September 2005.......             0.00      1,079,807.06         90,502.29
October 2005.........             0.00        855,673.22         71,716.88
November 2005........             0.00        638,529.93         53,517.36
December 2005........             0.00        469,144.15         39,320.56
January 2006.........             0.00        304,312.61         25,505.47
February 2006........             0.00        143,914.21         12,061.94
March 2006...........             0.00              0.00              0.00
April 2006...........             0.00              0.00              0.00
May 2006.............             0.00              0.00              0.00
June 2006............             0.00              0.00              0.00
July 2006............             0.00              0.00              0.00
August 2006..........             0.00              0.00              0.00
September 2006.......             0.00              0.00              0.00
October 2006.........             0.00              0.00              0.00
November 2006........             0.00              0.00              0.00
December 2006........             0.00              0.00              0.00
January 2007.........             0.00              0.00              0.00
February 2007........             0.00              0.00              0.00
March 2007...........             0.00              0.00              0.00
April 2007...........             0.00              0.00              0.00
May 2007.............             0.00              0.00              0.00
June 2007............             0.00              0.00              0.00
July 2007............             0.00              0.00              0.00
August 2007..........             0.00              0.00              0.00
September 2007.......             0.00              0.00              0.00
October 2007.........             0.00              0.00              0.00
November 2007........             0.00              0.00              0.00
December 2007........             0.00              0.00              0.00
January 2008.........             0.00              0.00              0.00
February 2008........             0.00              0.00              0.00
March 2008...........             0.00              0.00              0.00
April 2008...........             0.00              0.00              0.00
May 2008.............             0.00              0.00              0.00
June 2008............             0.00              0.00              0.00
July 2008............             0.00              0.00              0.00
August 2008..........             0.00              0.00              0.00
September 2008.......             0.00              0.00              0.00
October 2008.........             0.00              0.00              0.00
November 2008........             0.00              0.00              0.00
December 2008........             0.00              0.00              0.00
January 2009.........             0.00              0.00              0.00
February 2009........             0.00              0.00              0.00
March 2009...........             0.00              0.00              0.00
April 2009...........             0.00              0.00              0.00
May 2009.............             0.00              0.00              0.00
June 2009............             0.00              0.00              0.00
July 2009............             0.00              0.00              0.00
August 2009..........             0.00              0.00              0.00
September 2009.......             0.00              0.00              0.00
October 2009.........             0.00              0.00              0.00
November 2009........             0.00              0.00              0.00
December 2009........             0.00              0.00              0.00
January 2010.........             0.00              0.00              0.00
February 2010........             0.00              0.00              0.00
March 2010...........             0.00              0.00              0.00

                         CLASS A3B         CLASS A4B         CLASS A5B
DISTRIBUTION DATE       PAC COMPONENT     PAC COMPONENT     PAC COMPONENT
---------------------   --------------    --------------    --------------
May 2005.............   $        0.00    $         0.00    $ 2,862,000.00

June 2005............            0.00              0.00      2,862,000.00
July 2005............            0.00              0.00      2,862,000.00
August 2005..........            0.00              0.00      2,862,000.00
September 2005.......            0.00              0.00      2,862,000.00
October 2005.........            0.00              0.00      2,862,000.00
November 2005........            0.00              0.00      2,862,000.00
December 2005........            0.00              0.00      2,862,000.00
January 2006.........            0.00              0.00      2,862,000.00
February 2006........            0.00              0.00      2,862,000.00
March 2006...........            0.00              0.00      2,848,811.10
April 2006...........            0.00              0.00      2,684,198.51
May 2006.............            0.00              0.00      2,524,017.25
June 2006............            0.00              0.00      2,368,149.36
July 2006............            0.00              0.00      2,216,480.03
August 2006..........            0.00              0.00      2,068,897.46
September 2006.......            0.00              0.00      1,925,292.80
October 2006.........            0.00              0.00      1,785,560.09
November 2006........            0.00              0.00      1,649,596.16
December 2006........            0.00              0.00      1,517,300.57
January 2007.........            0.00              0.00      1,388,575.54
February 2007........            0.00              0.00      1,263,325.87
March 2007...........            0.00              0.00      1,141,458.87
April 2007...........            0.00              0.00      1,022,884.30
May 2007.............            0.00              0.00        907,514.34
June 2007............            0.00              0.00        795,263.44
July 2007............            0.00              0.00        686,048.35
August 2007..........            0.00              0.00        579,788.02
September 2007.......            0.00              0.00        476,403.53
October 2007.........            0.00              0.00        375,818.06
November 2007........            0.00              0.00        277,956.82
December 2007........            0.00              0.00        182,747.00
January 2008.........            0.00              0.00         90,117.73
February 2008........            0.00              0.00              0.00
March 2008...........            0.00              0.00              0.00
April 2008...........            0.00              0.00              0.00
May 2008.............            0.00              0.00              0.00
June 2008............            0.00              0.00              0.00
July 2008............            0.00              0.00              0.00
August 2008..........            0.00              0.00              0.00
September 2008.......            0.00              0.00              0.00
October 2008.........            0.00              0.00              0.00
November 2008........            0.00              0.00              0.00
December 2008........            0.00              0.00              0.00
January 2009.........            0.00              0.00              0.00
February 2009........            0.00              0.00              0.00
March 2009...........            0.00              0.00              0.00
April 2009...........            0.00              0.00              0.00
May 2009.............            0.00              0.00              0.00
June 2009............            0.00              0.00              0.00
July 2009............            0.00              0.00              0.00
August 2009..........            0.00              0.00              0.00
September 2009.......            0.00              0.00              0.00
October 2009.........            0.00              0.00              0.00
November 2009........            0.00              0.00              0.00
December 2009........            0.00              0.00              0.00
January 2010.........            0.00              0.00              0.00
February 2010........            0.00              0.00              0.00
March 2010...........            0.00              0.00              0.00





                         TAC BALANCES TABLE

                                           TAC BALANCES
                        --------------------------------------------------
                          CLASS A4A         CLASS A5A         CLASS A5E
                             TAC              TAC Z              TAC
DISTRIBUTION DATE         COMPONENT         COMPONENT         COMPONENT
---------------------   --------------    --------------    --------------
Initial Balance......   $26,900,000.00    $27,428,000.00    $29,207,000.00
December 1996........    26,748,259.83     27,605,139.17     29,042,246.28
January 1997.........    26,572,205.88     27,783,422.36     28,851,093.58
February 1997........    26,371,481.90     27,962,856.96     28,633,155.09
March 1997...........    26,146,155.06     28,143,450.41     28,388,503.74
April 1997...........    25,896,335.71     28,325,210.19     28,117,259.37
May 1997.............    25,622,177.51     28,508,143.84     27,819,588.80
June 1997............    25,323,877.42     28,692,258.94     27,495,705.86
July 1997............    25,001,711.94     28,877,563.11     27,145,910.80
August 1997..........    24,655,962.38     29,064,064.04     26,770,509.05
September 1997.......    24,286,980.66     29,251,769.45     26,369,882.68
October 1997.........    23,895,131.66     29,440,687.13     25,944,427.89
November 1997........    23,480,870.83     29,630,824.90     25,494,639.19
December 1997........    23,044,686.25     29,822,190.65     25,021,046.51
January 1998.........    22,587,061.47     30,014,792.30     24,524,174.89
February 1998........    22,108,519.74     30,208,637.83     24,004,592.42
March 1998...........    21,609,666.71     30,403,735.28     23,462,956.71
April 1998...........    21,091,099.86     30,600,092.74     22,899,916.50
May 1998.............    20,553,507.63     30,797,718.34     22,316,219.23
June 1998............    19,997,584.67     30,996,620.27     21,712,619.16
July 1998............    19,424,064.83     31,196,806.77     21,089,913.06
August 1998..........    18,833,731.16     31,398,286.15     20,448,951.15
September 1998.......    18,227,397.00     31,601,066.75     19,790,616.51
October 1998.........    17,605,848.19     31,805,156.97     19,115,762.38
November 1998........    16,969,974.07     32,010,565.28     18,425,354.37
December 1998........    16,320,773.48     32,217,300.18     17,720,476.98
January 1999.........    15,659,211.81     32,425,370.24     17,002,178.41
February 1999........    14,986,832.28     32,634,784.09     16,272,134.22
March 1999...........    14,306,669.38     32,845,550.41     15,533,639.13
April 1999...........    13,623,650.56     33,057,677.92     14,792,043.20
May 1999.............    12,948,254.77     33,271,175.42     14,058,724.05
June 1999............    12,284,701.08     33,486,051.76     13,338,262.62
July 1999............    11,632,793.81     33,702,315.85     12,630,446.42
August 1999..........    10,992,339.94     33,919,976.64     11,935,065.90
September 1999.......    10,363,149.10     34,139,043.15     11,251,914.34
October 1999.........     9,745,033.50     34,359,524.47     10,580,787.86
November 1999........     9,137,807.94     34,581,429.74      9,921,485.37
December 1999........     8,541,289.73     34,804,768.14      9,273,808.52
January 2000.........     7,955,298.68     35,029,548.93      8,637,561.66




                           TAC BALANCES
        --------------------------------------------------
                               CLASS A4A         CLASS A5A         CLASS A5E
                                  TAC              TAC Z              TAC
DISTRIBUTION DATE              COMPONENT         COMPONENT         COMPONENT
--------------------------   --------------    --------------    --------------
February 2000.............   $ 7,379,657.05    $35,255,781.43    $ 8,012,551.80
March 2000................     6,814,189.54     35,483,475.02      7,398,588.62
April 2000................     6,258,723.22     35,712,639.13      6,795,484.35
May 2000..................     5,713,087.53     35,943,283.26      6,203,053.82
June 2000.................     5,177,114.24     36,175,416.96      5,621,114.34
July 2000.................     4,650,637.39     36,409,049.86      5,049,485.74
August 2000...............     4,133,493.30     36,644,191.64      4,487,990.29
September 2000............     3,625,520.50     36,880,852.05      3,936,452.69
October 2000..............     3,126,559.74     37,119,040.89      3,394,700.01
November 2000.............     2,636,453.91     37,358,768.02      2,862,561.68
December 2000.............     2,155,048.04     37,600,043.40      2,339,869.45
January 2001..............     1,682,189.30     37,842,877.01      1,826,457.35
February 2001.............     1,217,726.88     38,087,278.93      1,322,161.67
March 2001................       761,512.06     38,333,259.27        826,820.92
April 2001................       313,398.12     38,580,828.24        340,275.80
May 2001..................             0.00     38,565,605.59              0.00
June 2001.................             0.00     37,914,615.09              0.00
July 2001.................             0.00     37,281,247.33              0.00
August 2001...............             0.00     36,665,222.99              0.00
September 2001............             0.00     36,066,266.77              0.00
October 2001..............             0.00     35,484,107.27              0.00
November 2001.............             0.00     34,918,477.01              0.00
December 2001.............             0.00     34,412,865.30              0.00
January 2002..............             0.00     33,922,927.51              0.00
February 2002.............             0.00     33,448,408.35              0.00
March 2002................             0.00     32,989,056.20              0.00
April 2002................             0.00     32,544,623.06              0.00
May 2002..................             0.00     32,114,864.47              0.00
June 2002.................             0.00     31,699,539.52              0.00
July 2002.................             0.00     31,298,410.73              0.00
August 2002...............             0.00     30,911,244.06              0.00
September 2002............             0.00     30,537,808.82              0.00
October 2002..............             0.00     30,177,877.67              0.00
November 2002.............             0.00     29,831,226.53              0.00
December 2002.............             0.00     29,511,097.05              0.00
January 2003..............             0.00     29,203,601.82              0.00
February 2003.............             0.00     28,908,528.01              0.00
March 2003................             0.00     28,625,665.87              0.00
April 2003................             0.00     28,354,808.69              0.00
May 2003..................             0.00     28,095,752.79              0.00
June 2003.................             0.00     27,828,946.84              0.00
July 2003.................             0.00     27,554,222.66              0.00
August 2003...............             0.00     27,272,011.52              0.00
September 2003............             0.00     26,982,730.34              0.00
October 2003..............             0.00     26,686,782.09              0.00
November 2003.............             0.00     26,384,556.19              0.00
December 2003.............             0.00     26,046,356.82              0.00
January 2004..............             0.00     25,703,980.29              0.00
February 2004.............             0.00     25,357,743.24              0.00
March 2004................             0.00     25,007,950.97              0.00
April 2004................             0.00     24,654,897.76              0.00




                           TAC BALANCES
        --------------------------------------------------
                                                               CLASS A5E
                           CLASS A4A         CLASS A5A            TAC
                              TAC              TAC Z           COMPONENT
DISTRIBUTION DATE         COMPONENT         COMPONENT             -
------------------     --------------    --------------
May 2004..........   $         0.00    $24,298,867.22    $         0.00
June 2004.........             0.00     23,940,132.60              0.00
July 2004.........             0.00     23,578,957.11              0.00
August 2004.......             0.00     23,215,594.20              0.00
September 2004....             0.00     22,850,287.88              0.00
October 2004......             0.00     22,483,273.03              0.00
November 2004.....             0.00     22,114,775.60              0.00
December 2004.....             0.00     21,723,647.07              0.00
January 2005......             0.00     21,332,930.94              0.00
February 2005.....             0.00     20,942,775.39              0.00
March 2005........             0.00     20,553,322.23              0.00
April 2005........             0.00     20,164,707.09              0.00
May 2005..........             0.00     19,777,059.62              0.00
June 2005.........             0.00     19,390,503.71              0.00
July 2005.........             0.00     19,005,157.67              0.00
August 2005.......             0.00     18,621,134.38              0.00
September 2005....             0.00     18,238,541.52              0.00
October 2005......             0.00     17,857,481.70              0.00
November 2005.....             0.00     17,478,052.65              0.00
December 2005.....             0.00     17,087,623.12              0.00
January 2006......             0.00     16,700,343.70              0.00
February 2006.....             0.00     16,316,234.49              0.00
March 2006........             0.00     15,935,313.68              0.00
April 2006........             0.00     15,557,597.53              0.00
May 2006..........             0.00     15,183,100.54              0.00
June 2006.........             0.00     14,811,835.41              0.00
July 2006.........             0.00     14,443,813.18              0.00
August 2006.......             0.00     14,079,043.28              0.00
September 2006....             0.00     13,717,533.56              0.00
October 2006......             0.00     13,359,290.37              0.00
November 2006.....             0.00     13,004,318.61              0.00
December 2006.....             0.00     12,652,621.82              0.00
January 2007......             0.00     12,304,202.16              0.00
February 2007.....             0.00     11,959,060.54              0.00
March 2007........             0.00     11,617,196.61              0.00
April 2007........             0.00     11,278,608.86              0.00
May 2007..........             0.00     10,943,294.63              0.00
June 2007.........             0.00     10,611,250.15              0.00
July 2007.........             0.00     10,282,470.64              0.00
August 2007.......             0.00      9,956,950.28              0.00
September 2007....             0.00      9,634,682.30              0.00
October 2007......             0.00      9,315,659.01              0.00
November 2007.....             0.00      8,999,871.85              0.00
December 2007.....             0.00      8,687,311.38              0.00
January 2008......             0.00      8,377,967.38              0.00
February 2008.....             0.00      8,071,828.84              0.00
March 2008........             0.00      7,681,210.67              0.00
April 2008........             0.00      7,296,152.74              0.00
May 2008..........             0.00      6,916,578.28              0.00
June 2008.........             0.00      6,542,411.56              0.00
July 2008.........             0.00      6,173,577.86              0.00




                           TAC BALANCES
        --------------------------------------------------
                        CLASS A4A         CLASS A5A         CLASS A5E
                           TAC              TAC Z              TAC
DISTRIBUTION DATE       COMPONENT         COMPONENT         COMPONENT
--------------------  --------------    --------------    --------------
August 2008.........  $         0.00    $ 5,810,003.51    $         0.00
September 2008......            0.00      5,451,615.82              0.00
October 2008........            0.00      5,098,343.10              0.00
November 2008.......            0.00      4,750,114.63              0.00
December 2008.......            0.00      4,406,860.67              0.00
January 2009........            0.00      4,068,512.41              0.00
February 2009.......            0.00      3,735,001.99              0.00
March 2009..........            0.00      3,406,262.47              0.00
April 2009..........            0.00      3,082,227.83              0.00
May 2009............            0.00      2,762,832.94              0.00
June 2009...........            0.00      2,448,013.57              0.00
July 2009...........            0.00      2,137,706.35              0.00
August 2009.........            0.00      1,831,848.79              0.00
September 2009......            0.00      1,530,379.23              0.00
October 2009........            0.00      1,233,236.89              0.00
November 2009.......            0.00        940,361.78              0.00
December 2009.......            0.00        651,694.75              0.00
January 2010........            0.00        367,177.45              0.00
February 2010.......            0.00         86,752.33              0.00
March 2010..........            0.00              0.00              0.00

                             EXHIBIT C

                          MORTGAGE LOANS


           [Each Mortgage Loan shall be identified by loan number, address of the Mortgaged Property and name of the Mortgagor. The following details shall be set forth as to each Mortgage Loan: (i) the principal balance at the time of its origination, (ii) the Scheduled Principal Balance as of the Cut-off Date, (iii) the interest rate borne by the Mortgage Note,
(iv) the scheduled monthly level payment of principal and interest, (v) the loan-to-value ratio, (vi) the maturity date of the Mortgage Note and (vii) the Servicing Fee Rate for such Mortgage Loan.]

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:    1
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00007484512     MORTGAGORS: SEAVER               DAVID
                            SEAVER               CYNTHIA
 REGION CODE    ADDRESS   :      8  AIMIE LANE
     01         CITY      : WALLINGFORD
                STATE/ZIP : CT  06492


MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    345,594.36  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,603.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00007486327     MORTGAGORS: GONZALEZ             BRUCE
                            GONZALEZ             EILEEN
 REGION CODE    ADDRESS   : 9346 OLMSTEAD DRIVE
     01         CITY      : LAKE WORTH
                STATE/ZIP : FL  33467


MORTGAGE AMOUNT :   243,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,940.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,978.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 94.98900

 ----------------------------------------------------------------
00007496011     MORTGAGORS: BILSBOROUGH          JOSEPH
                            BILSBOROUGH          MARY
 REGION CODE    ADDRESS   : 12618 NE 100TH STREET
     00         CITY      : KIRKLAND
                STATE/ZIP : WA  98033


MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,750.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,891.32  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00007496177     MORTGAGORS: LEACHY               SUSAN
                            LEACHY               RICHARD
 REGION CODE    ADDRESS   : 19770 TYRONE COURT
     01         CITY      : BROOKFIELD
                STATE/ZIP : WI  53045


MORTGAGE AMOUNT :   272,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    272,634.73  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,097.60  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 64.18800

 ----------------------------------------------------------------
00007497878     MORTGAGORS: BOWN                 JAMES
                            BOWN                 PAULA
 REGION CODE    ADDRESS   : 956 WEST CACTUS CIRCLE
     01         CITY      : ST. GEORGE
                STATE/ZIP : UT  84790


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    297,113.68  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,386.93  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 92.30769

 ----------------------------------------------------------------
00007509318     MORTGAGORS: OSBORN               DOROTHY

 REGION CODE    ADDRESS   : 15 PINECROFT ROAD
     01         CITY      : GREENWICH
                STATE/ZIP : CT  06830


MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    649,146.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,826.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 69.51800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,064,250.00     P & I AMT:     15,783.99
UPB AMT:   2,059,179.65

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:    2
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00007509334     MORTGAGORS: GRAVES               RICHARD
                            GRAVES               BEVERLY
 REGION CODE    ADDRESS   : 526 BELLVUE PLACE
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22314


MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    294,648.93  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,146.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00007509342     MORTGAGORS: SALE                 WILLIAM
                            SALE                 NANCY
 REGION CODE    ADDRESS   : 333 MAGGIE LANE
     01         CITY      : SHREVEPORT
                STATE/ZIP : LA  71106


MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    303,988.81  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,264.62  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 89.70500

 ----------------------------------------------------------------
00007509359     MORTGAGORS: KOURY                MICHAEL
                            KOURY                CHRISTINE
 REGION CODE    ADDRESS   : LOT 10 #19 JAMESON COURT
     01         CITY      : MANSFIELD
                STATE/ZIP : MA  02048


MORTGAGE AMOUNT :   239,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    238,904.89  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,925.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 79.98100

 ----------------------------------------------------------------
00007509367     MORTGAGORS: WEINRIB              DAVID
                            WAHLS                ELIZABETH
 REGION CODE    ADDRESS   : 3822 WOODY GROVE LANE
     01         CITY      : CHARLOTTE
                STATE/ZIP : NC  28210


MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    283,339.22  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,234.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00007509375     MORTGAGORS: SHAHIDI              FARZIN
                            SHAHIDI              FARZANEH
 REGION CODE    ADDRESS   :  20662 GARDENSIDE CIRCLE
     01         CITY      : CUPERTINO
                STATE/ZIP : CA  95014


MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,549.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,960.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00007509391     MORTGAGORS: ANDERSON             DANIEL
                            ANDERSON             RENNE
 REGION CODE    ADDRESS   : 23702 S.E. 471ST  STREET
     01         CITY      : ENUMCLAW
                STATE/ZIP : WA  98022


MORTGAGE AMOUNT :   291,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    290,831.41  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,370.11  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 71.04800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,667,600.00     P & I AMT:     12,900.68
UPB AMT:   1,663,262.73

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:    3
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00007509409     MORTGAGORS: WHITWELL             STEPHEN

 REGION CODE    ADDRESS   : 9 CHENAL CIRCLE
     01         CITY      : LITTLE ROCK
                STATE/ZIP : AR  72212


MORTGAGE AMOUNT :   451,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    450,673.62  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,471.64  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 76.52500

 ----------------------------------------------------------------
00007509417     MORTGAGORS: VINN                 ROBERT
                            VINN                 SHARON
 REGION CODE    ADDRESS   : 322 ELATI COURT
     01         CITY      : DANVILLE
                STATE/ZIP : CA  94526


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,663.18  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,052.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00007509425     MORTGAGORS: SCHLOTTMAN           GEORGE
                            SCHLOTTMAN           CLAUDIA
 REGION CODE    ADDRESS   : #12 DUNBAR CREEK POINT
     01         CITY      : SAINT SIMONS ISLAND
                STATE/ZIP : GA  31522


MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    279,500.46  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,177.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00007509433     MORTGAGORS: GILES                MITCHELL
                            GILES                ELSA
 REGION CODE    ADDRESS   : 12650 LLOYDMINSTER DRIVE
     01         CITY      : NORTH POTOMAC
                STATE/ZIP : MD  20878


MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    236,519.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,739.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00007509441     MORTGAGORS: SEVCIK               RICHARD
                            SEVCIK               LENORA
 REGION CODE    ADDRESS   : 5609 HATHAWAY COURT
     01         CITY      : MIDLAND
                STATE/ZIP : TX  79707


MORTGAGE AMOUNT :   226,450.00  OPTION TO CONVERT :
UNPAID BALANCE :    226,056.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,781.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 94.99900

 ----------------------------------------------------------------
00007509458     MORTGAGORS: RIGSBY               FONDREN
                            RIGSBY               SHARON
 REGION CODE    ADDRESS   : 575 WHITE RIDGE TRACE
     01         CITY      : LAWRENCEVILLE
                STATE/ZIP : GA  30243


MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    237,239.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,910.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,702,450.00     P & I AMT:     13,133.16
UPB AMT:   1,699,652.82

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:    4
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00007509466     MORTGAGORS: HERRERA              CARLOS
                            HERRERA              ISABEL
 REGION CODE    ADDRESS   : 1874 OLD CANYON DRIVE
     01         CITY      : HACIENDA HEIGHTS
                STATE/ZIP : CA  91745


MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    292,017.08  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,353.52  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00007509474     MORTGAGORS: BOS                  DAVID
                            BOS                  CARMO
 REGION CODE    ADDRESS   : 350 GUNSTON HALL CIRCLE
     01         CITY      : ALPHARETTA
                STATE/ZIP : GA  30201


MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,554.92  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,013.95  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00007509482     MORTGAGORS: DAVIS                RICHARD
                            DAVIS                NATHALIE
 REGION CODE    ADDRESS   : 1706 CROSS POINT ROAD
     01         CITY      : MCKINNEY
                STATE/ZIP : TX  75070


MORTGAGE AMOUNT :   216,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    215,568.91  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,700.85  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 94.99100

 ----------------------------------------------------------------
00007509490     MORTGAGORS: BOCK                 VICKI

 REGION CODE    ADDRESS   : 624 CHICKADEE ROAD
     01         CITY      : GOLDEN
                STATE/ZIP : CO  80401


MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,696.86  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,846.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 60.00000

 ----------------------------------------------------------------
00007509508     MORTGAGORS: TERAILA              KIRK
                            TERAILA              KERRI
 REGION CODE    ADDRESS   : 71 OAKRIDGE
     01         CITY      : FARMINGTON
                STATE/ZIP : CT  06085


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,505.80  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,076.07  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00007509516     MORTGAGORS: PRENDERGAST          JAMES
                            PRENDERGAST          SHARON
 REGION CODE    ADDRESS   : 2821 2ND AVENUE #2103
     01         CITY      : SEATTLE
                STATE/ZIP : WA  98121


MORTGAGE AMOUNT :   262,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    261,820.20  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,111.33  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,540,100.00     P & I AMT:     12,102.70
UPB AMT:   1,537,163.77

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:    5
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00007509524     MORTGAGORS: SNOW                 JEFFREY
                            SNOW                 CHERYL
 REGION CODE    ADDRESS   : 11 TURNING MILL LANE
     01         CITY      : SHARON
                STATE/ZIP : MA  02067


MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    262,530.81  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,045.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 84.03800

 ----------------------------------------------------------------
00007509532     MORTGAGORS: DEAUTREMONT          DAN
                            DEAUTREMONT          DIANE
 REGION CODE    ADDRESS   : 4910 S.W. TAYLORS FERRY ROAD
     01         CITY      : PORTLAND
                STATE/ZIP : OR  97219


MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    331,616.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,611.85  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 89.75300

 ----------------------------------------------------------------
00007509540     MORTGAGORS: BARTOL               JON
                            BARTOL               LILY
 REGION CODE    ADDRESS   : 9031 ROLLING HILL ROAD
     01         CITY      : HOLLAND
                STATE/ZIP : OH  43528


MORTGAGE AMOUNT :   325,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    325,247.96  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,592.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00007509557     MORTGAGORS: ZOLLO                STEPHEN
                            ZOLLO                VERONICA
 REGION CODE    ADDRESS   : 6000 CARMEL VALLEY WAY
     01         CITY      : EDMOND
                STATE/ZIP : OK  73003


MORTGAGE AMOUNT :   348,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    348,209.02  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,775.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00007509565     MORTGAGORS: KIM                  CHRISTOPHER
                            KIM                  HUI
 REGION CODE    ADDRESS   : 228 FOLLEN ROAD
     01         CITY      : LEXINGTON
                STATE/ZIP : MA  02173


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    298,984.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,386.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 72.28900

 ----------------------------------------------------------------
00007509573     MORTGAGORS: OSBORNE              DAVID
                            OSBORNE              GEORGIA
 REGION CODE    ADDRESS   : 19383 REDBERRY DRIVE
     01         CITY      : LOS GATOS
                STATE/ZIP : CA  95030


MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    499,130.69  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,933.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 54.05400

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,069,600.00     P & I AMT:     16,345.31
UPB AMT:   2,065,719.32

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:    6
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00007509581     MORTGAGORS: BOYDSTON             WILLIAM
                            BOYSDTON             ANNE
 REGION CODE    ADDRESS   : 3840 CLUB DR NE
     01         CITY      : ATLANTA
                STATE/ZIP : GA  30319


MORTGAGE AMOUNT :   624,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    623,279.34  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,909.02  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00007509599     MORTGAGORS: TURNER               CRAIG

 REGION CODE    ADDRESS   : 70 HUNT WOODS DRIVE
     01         CITY      : MARTINSVILLE
                STATE/ZIP : VA  24112


MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    419,489.32  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,229.44  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 87.86600

 ----------------------------------------------------------------
00007509607     MORTGAGORS: STEVENS              JOHN
                            TENCH-STEVENS        MELISSA
 REGION CODE    ADDRESS   : 118 SHADEWELL DRIVE
     01         CITY      : DANVILLE
                STATE/ZIP : CA  94506


MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    439,194.67  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,383.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 75.99300

 ----------------------------------------------------------------
00007509615     MORTGAGORS: FISH                 KURT
                            FISH                 KAREN
 REGION CODE    ADDRESS   : 5733 RIDGEHAVEN DRIVE
     01         CITY      : PLANO
                STATE/ZIP : TX  75093


MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    253,085.09  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,949.96  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00007509623     MORTGAGORS: PEREZ                DOMINGO
                            PEREZ                VIRGINIA
 REGION CODE    ADDRESS   : 25661 ARIA DRIVE
     01         CITY      : MISSION VIEJO
                STATE/ZIP : CA  92692


MORTGAGE AMOUNT :   263,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    263,291.88  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,981.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.98700

 ----------------------------------------------------------------
00007509631     MORTGAGORS: JOY                  JOHN
                            WOLVEN               RENEE
 REGION CODE    ADDRESS   : 658 CRESCENT RIDGE TRAIL
     01         CITY      : SMYRNA
                STATE/ZIP : GA  30059


MORTGAGE AMOUNT :   263,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    262,718.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,023.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 79.99100

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,264,600.00     P & I AMT:     17,477.26
UPB AMT:   2,261,058.56

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:    7
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00007509649     MORTGAGORS: MOSMAN               MATT
                            MOSMAN               LISA
 REGION CODE    ADDRESS   : 506 SEVILLE WAY
     01         CITY      : SAN MATEO
                STATE/ZIP : CA  94402


MORTGAGE AMOUNT :   489,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    489,063.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,939.43  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00007509656     MORTGAGORS: PERSIO               JOSEPH
                            PERSIO               SUSAN
 REGION CODE    ADDRESS   : 55 COPPER VALLEY COURT
     01         CITY      : CHESHIRE
                STATE/ZIP : CT  06410


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,502.93  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,092.02  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 78.78700

 ----------------------------------------------------------------
00007509664     MORTGAGORS: NIEDERAUER           F.
                            NIEDERAUER           PATRICIA
 REGION CODE    ADDRESS   : 16260 LOS SERENOS ROBLES
     01         CITY      : LOS GATOS
                STATE/ZIP : CA  95030


MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    524,377.85  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,083.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 43.75000

 ----------------------------------------------------------------
00007509680     MORTGAGORS: CRISP                RICHARD
                            BELRICHARD           CHRISTEL
 REGION CODE    ADDRESS   : 1052 RICKENBACKER STREET
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95128


MORTGAGE AMOUNT :   215,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    215,205.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,657.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00007509698     MORTGAGORS: JOHNSON              MARC
                            JOHNSON              LINDA
 REGION CODE    ADDRESS   : 24 BASCOM DRIVE
     01         CITY      : LITTLE ROCK
                STATE/ZIP : AR  72211


MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    237,097.59  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,889.66  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00007509706     MORTGAGORS: SMITH                DEANNA
                            SMITH                STEPHEN
 REGION CODE    ADDRESS   : 5113 VALERIE STREET
     01         CITY      : BELLAIRE
                STATE/ZIP : TX  77401


MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    261,520.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,014.56  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,989,700.00     P & I AMT:     15,676.85
UPB AMT:   1,986,767.35

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:    8
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00007509714     MORTGAGORS: MORIGUCHI            ISAO
                            MORIGUCHI            YOUNG
 REGION CODE    ADDRESS   : 1391 BELLINGHAM WAY
     01         CITY      : SUNNYVALE
                STATE/ZIP : CA  94087


MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    359,515.29  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,641.55  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 76.10900

 ----------------------------------------------------------------
00007509722     MORTGAGORS: LACSON               FRANCIS

 REGION CODE    ADDRESS   : 17438 NORTHEAST 28TH STREET
     01         CITY      : REDMOND
                STATE/ZIP : WA  98052


MORTGAGE AMOUNT :   211,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    211,562.07  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,629.71  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00007509730     MORTGAGORS: HOLKKO               DWIGHT
                            HOLKKO               LISA
 REGION CODE    ADDRESS   : 4555 GATETREE CIRCLE
     01         CITY      : PLEASANTON
                STATE/ZIP : CA  94566


MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,737.71  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,073.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.25000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00007509748     MORTGAGORS: FERGUSON             GARY
                            FERGUSON             TRUDY
 REGION CODE    ADDRESS   : 3989 LEMOYNE WAY
     01         CITY      : CAMPBELL
                STATE/ZIP : CA  95008


MORTGAGE AMOUNT :   252,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    252,076.99  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,896.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00007509755     MORTGAGORS: SCHEMBRI             ARTHUR
                            BAKER-SCHEMBRI       JANE
 REGION CODE    ADDRESS   : 819 TUNBRIDGE ROAD
     01         CITY      : DANVILLE
                STATE/ZIP : CA  94526


MORTGAGE AMOUNT :   444,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    444,386.20  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,500.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 79.99700

 ----------------------------------------------------------------
00007509771     MORTGAGORS: BECKMAN              1HOMAS
                            BARBATO              FLORENCE
 REGION CODE    ADDRESS   : 24700 HIGHLAND WAY
     01         CITY      : LOS GATOS
                STATE/ZIP : CA  95030


MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    359,584.25  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,832.12  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,881,250.00     P & I AMT:     14,572.75
UPB AMT:   1,878,862.51

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:    9
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00007509789     MORTGAGORS: BROWN                OLIVER
                            BROWN                JOAN
 REGION CODE    ADDRESS   : 115 HERON DRIVE
     01         CITY      : KATHLEEN
                STATE/ZIP : GA  31047


MORTGAGE AMOUNT :   236,550.00  OPTION TO CONVERT :
UNPAID BALANCE :    236,262.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,818.87  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00007509797     MORTGAGORS: HUSTON               BENJAMIN

 REGION CODE    ADDRESS   : ROUTE 4, BOX 494-B
     01         CITY      : SANGER
                STATE/ZIP : TX  76266


MORTGAGE AMOUNT :   231,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,468.21  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,781.96  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00007509805     MORTGAGORS: ATOR                 GEORGE
                            ATOR                 PAMELA
 REGION CODE    ADDRESS   : 3905 OVERTON PARK EAST
     01         CITY      : FORT WORTH
                STATE/ZIP : TX  76109


MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    256,180.02  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,949.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00007509813     MORTGAGORS: MOLONEY              MARTIN
                            MOLONEY              MELCINA
 REGION CODE    ADDRESS   : 36606 9TH AVENUE SOUTHWEST
     01         CITY      : FEDERAL WAY
                STATE/ZIP : WA  98023


MORTGAGE AMOUNT :   294,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    293,660.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,312.90  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 70.00000

 ----------------------------------------------------------------
00007509821     MORTGAGORS: EHRLICH              JASON
                            EHRLICH              CAROLINE
 REGION CODE    ADDRESS   : 4611 INYO COURT
     01         CITY      : PLEASANTON
                STATE/ZIP : CA  94566


MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,568.03  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,814.64  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00007509839     MORTGAGORS: BLASQUEZ             MICHAEL
                            BLASQUEZ             MICHAELA
 REGION CODE    ADDRESS   : 17750 MCKINNON DRIVE
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95130


MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,568.81  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,951.02  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 77.50000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,502,800.00     P & I AMT:     11,628.98
UPB AMT:   1,500,707.91

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   10
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00007509847     MORTGAGORS: WOLFE                DWIGHT
                            WOLFE                SUZANNE
 REGION CODE    ADDRESS   : 352 LA VELA COURT
     01         CITY      : MORGAN HILL
                STATE/ZIP : CA  95037


MORTGAGE AMOUNT :   259,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    258,722.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,085.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 79.98400

 ----------------------------------------------------------------
00007509854     MORTGAGORS: MCKINNEY             DAVID
                            MCKINNEY             REBECCA
 REGION CODE    ADDRESS   : 1306 S.W. COTTONWOOD COVE
     01         CITY      : PORT ST. LUCIE
                STATE/ZIP : FL  34986


MORTGAGE AMOUNT :   245,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    244,684.71  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,950.13  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00007509862     MORTGAGORS: TANGUAY              ARTHUR
                            TANGUAY              EVELYN
 REGION CODE    ADDRESS   : 15460 FRANCIS OAKS WAY
     01         CITY      : LOS GATOS
                STATE/ZIP : CA  95032


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,644.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,333.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 60.00000

 ----------------------------------------------------------------
00007509870     MORTGAGORS: ATAMIAN              RICHARD
                            ATAMIAN              TRACY
 REGION CODE    ADDRESS   : 2544 HARMONY PLACE
     01         CITY      : LA CRESCENTA AREA
                STATE/ZIP : CA  91214


MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    237,239.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,910.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 89.62200

 ----------------------------------------------------------------
00007509888     MORTGAGORS: BUJON                GUISHAD
                            NARINE               MARGARET
 REGION CODE    ADDRESS   : 114-11 LINDEN BLVD
     01         CITY      : RICHMOND HILL
                STATE/ZIP : NY  11419


MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,005.20  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,796.32  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00007509904     MORTGAGORS: HAWKINS              RICHARD
                            ECKERT               JEANNE
 REGION CODE    ADDRESS   : 3105 BRITTANY TRACE
     01         CITY      : PENSACOLA
                STATE/ZIP : FL  32504


MORTGAGE AMOUNT :   242,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    241,656.88  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,861.54  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,507,100.00     P & I AMT:     11,937.52
UPB AMT:   1,504,952.99

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   11
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00007509912     MORTGAGORS: HILLSTROM            ROBERT
                            HILLSTROM            SHARON
 REGION CODE    ADDRESS   : 1215 62ND STREET N.W.
     01         CITY      : BRADENTON
                STATE/ZIP : FL  34209


MORTGAGE AMOUNT :   464,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    463,504.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,775.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00007509938     MORTGAGORS: GOLDSTEIN            HOWARD
                            BOURGEOIS            MICHELLE
 REGION CODE    ADDRESS   : 2901 EDENDERRY DRIVE
     01         CITY      : TALLAHASSEE
                STATE/ZIP : FL  32308


MORTGAGE AMOUNT :   220,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    219,867.07  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,732.71  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 89.98900

 ----------------------------------------------------------------
00007509946     MORTGAGORS: AMADOR               FRANCIS

 REGION CODE    ADDRESS   : 12230 SW 102 COURT
     01         CITY      : MIAMI
                STATE/ZIP : FL  33176


MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,716.73  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,287.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   09/01/16
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 94.12800

 ----------------------------------------------------------------
00007509953     MORTGAGORS: CRAIG                JOSEPH
                            CRAIG                CAROL
 REGION CODE    ADDRESS   : 1074 MARCO DRIVE  NE
     01         CITY      : ST. PETERSBURG
                STATE/ZIP : FL  33702


MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    234,601.82  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,869.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 74.60300

 ----------------------------------------------------------------
00007509961     MORTGAGORS: PEREZ                DOMINGO

 REGION CODE    ADDRESS   : 7 SHADBUSH LANE
     01         CITY      : DARIEN
                STATE/ZIP : CT  06820


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,491.69  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,386.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00007509979     MORTGAGORS: DEGENERES            VANCE

 REGION CODE    ADDRESS   : 4838  CARTWRIGHT AVENUE
     01         CITY      : NORTH HOLLYWOOD
                STATE/ZIP : CA  91601


MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    265,061.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,136.28  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,741,250.00     P & I AMT:     14,188.18
UPB AMT:   1,738,243.22

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   12
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00007509987     MORTGAGORS: ALVES                MARIA
                            ALVES                ALCIDES
 REGION CODE    ADDRESS   : 144 ROCKWELL STREET
     01         CITY      : HARRISON
                STATE/ZIP : NY  10528


MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    275,689.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,195.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00007509995     MORTGAGORS: TRIMMER              BRET
                            TRIMMER              JOANNA
 REGION CODE    ADDRESS   : 3937 E. KNOLL CIRCLE
     01         CITY      : MESA
                STATE/ZIP : AZ  85215


MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    449,237.56  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,580.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00007510001     MORTGAGORS: FRANCIS              ROBERT
                            FRANCIS              TERI
 REGION CODE    ADDRESS   : 1530 EDGEWOOD WAY
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95125


MORTGAGE AMOUNT :   258,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    258,300.12  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,035.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00007510019     MORTGAGORS: FABIANO              RICHARD
                            FABIANO              MARY
 REGION CODE    ADDRESS   : 5906 DEERLAND COURT
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95124


MORTGAGE AMOUNT :   415,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    414,707.96  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,229.39  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00009150764     MORTGAGORS: WOOLLEY              RICHARD
                            BREWER               JANET
 REGION CODE    ADDRESS   : 613 CORNELIA COURT
     00         CITY      : MOUNTAIN VIEW
                STATE/ZIP : CA  94040


MORTGAGE AMOUNT :   266,801.77  OPTION TO CONVERT :
UNPAID BALANCE :    257,872.93  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,084.38  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/22
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 67.54475

 ----------------------------------------------------------------
00030373922     MORTGAGORS: MOORE                MICHAEL
                            MOORE                KATHLEEN
 REGION CODE    ADDRESS   : 8988 LELY ISLAND CIR.
     01         CITY      : NAPLES
                STATE/ZIP : FL  33962


MORTGAGE AMOUNT :   244,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,604.66  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,858.38  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/25
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.12621

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,911,251.77     P & I AMT:     14,984.13
UPB AMT:   1,898,412.62

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   13
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030383376     MORTGAGORS: BALLARD              LISA
                            BALLARD              BRANT
 REGION CODE    ADDRESS   : 5374 DEEPWOODS COURT
     01         CITY      : SANFORD
                STATE/ZIP : FL  32771


MORTGAGE AMOUNT :   264,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    264,800.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,989.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.57100

 ----------------------------------------------------------------
00030464325     MORTGAGORS: HARVAN               JOHN
                            HARVAN               ROBIN
 REGION CODE    ADDRESS   : 3100 PLEASANT VIEW DR
     01         CITY      : CASTLE ROCK
                STATE/ZIP : CO  80104


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    248,245.21  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/26
CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
LTV :                 66.22500

 ----------------------------------------------------------------
00030479232     MORTGAGORS: HOLMES               GREGORY
                            HOLMES               FLOR
 REGION CODE    ADDRESS   : 30 FELA DRIVE UNIT 15
     01         CITY      : SAYREVILLE THE BOROUGH OF
                STATE/ZIP : NJ  08859


MORTGAGE AMOUNT :   229,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,760.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,767.74  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.99200

 ----------------------------------------------------------------
00030488266     MORTGAGORS: WEINSTEIN            CHARLES
                            WEINSTEIN            SHERRY
 REGION CODE    ADDRESS   : 2 THUNDER ROAD
     01         CITY      : MILLER PLACE
                STATE/ZIP : NY  11764


MORTGAGE AMOUNT :   264,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    264,800.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,154.51  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 94.97000

 ----------------------------------------------------------------
00030504153     MORTGAGORS: MARCUS               LARRY
                            MARCUS               KAREN
 REGION CODE    ADDRESS   : 68 LOFGREN ROAD
     01         CITY      : AVON
                STATE/ZIP : CT  06001


MORTGAGE AMOUNT :   345,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    345,379.62  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,596.38  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030531990     MORTGAGORS: BALL                 ALAN
                            BALL                 NANCY
 REGION CODE    ADDRESS   : 530 E HORSESHOE AVENUE
     01         CITY      : GILBERT
                STATE/ZIP : AZ  85234


MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    254,133.02  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,871.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 69.86300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,610,100.00     P & I AMT:     12,105.77
UPB AMT:   1,607,118.57

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   14
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030537211     MORTGAGORS: SCHUTTE              JOSEPH
                            SCHUTTE              RHONDA
 REGION CODE    ADDRESS   : 5810 STRICKLER ROAD
     01         CITY      : CLARENCE
                STATE/ZIP : NY  14031


MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    267,496.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,036.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030539845     MORTGAGORS: VANDERWEIDE          DAVID
                            VANDERWEIDE          DEBBIE
 REGION CODE    ADDRESS   : 701 OAK DR
     01         CITY      : FRIENDSWOOD
                STATE/ZIP : TX  77546


MORTGAGE AMOUNT :   644,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    641,555.98  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,894.87  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030557953     MORTGAGORS: RAMIN                SIXTO
                            RAMIN                MARIA
 REGION CODE    ADDRESS   : 1774 BETHANY AVENUE
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95132


MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    277,993.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,170.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030561633     MORTGAGORS: SALEVITZ             MARK
                            SALEVITZ             CAROLINE
 REGION CODE    ADDRESS   : 8716 EAST REMUDA DRIVE
     01         CITY      : SCOTTSDALE
                STATE/ZIP : AZ  85255


MORTGAGE AMOUNT :   334,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    334,475.41  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,455.92  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 89.99600

 ----------------------------------------------------------------
00030562631     MORTGAGORS: EGGLESTON            FRANK
                            EGGLESTON            SARA
 REGION CODE    ADDRESS   : 3771 TANGLEY ROAD
     01         CITY      : WEST UNIVERSITY
                STATE/ZIP : TX  77005


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,245.25  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,280.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 46.15300

 ----------------------------------------------------------------
00030563837     MORTGAGORS: JORDAN               DONALD
                            JORDON               TALAYA
 REGION CODE    ADDRESS   : 1202 DAVENTRY COURT
     01         CITY      : BDOWIE
                STATE/ZIP : MD  20721


MORTGAGE AMOUNT :   247,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,664.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,993.86  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 94.98200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,073,500.00     P & I AMT:     15,831.89
UPB AMT:   2,068,431.84

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   15
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030572762     MORTGAGORS: MARCHIANDO           JEFFREY
                            MARCHIANDO           AMY
 REGION CODE    ADDRESS   : 4229 TROWBRIDGE STREET
     01         CITY      : FAIRFAX
                STATE/ZIP : VA  22030


MORTGAGE AMOUNT :   239,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    238,935.44  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,733.65  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 94.99400

 ----------------------------------------------------------------
00030575716     MORTGAGORS: DORSAM               ROBERT
                            DORSAM               GABRIELE
 REGION CODE    ADDRESS   : 27 TOWPATH WAY
     01         CITY      : SOLEBURY
                STATE/ZIP : PA  18938


MORTGAGE AMOUNT :   219,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    219,049.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,589.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030577167     MORTGAGORS: CIGARROA             JOAQUIN
                            CIGARROA             CAROLYN
 REGION CODE    ADDRESS   : 5957 GLENDOWER LN
     01         CITY      : PLANO
                STATE/ZIP : TX  75093


MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    301,279.05  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,348.93  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 75.12400

 ----------------------------------------------------------------
00030582720     MORTGAGORS: HIMMELHEBER          CHRISTOPHER
                            HIMMELHEBER          FRANCES
 REGION CODE    ADDRESS   : 907 SUNSET HILL DRIVE
     01         CITY      : ROCKWALL
                STATE/ZIP : TX  75087


MORTGAGE AMOUNT :   257,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,100.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,931.51  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.55100

 ----------------------------------------------------------------
00030582928     MORTGAGORS: RILEY                JOSEPH
                            RILEY                CORINNE
 REGION CODE    ADDRESS   : LOT #45 24 COACHLIGHT DRIVE
     01         CITY      : POUGHKEEPSIE
                STATE/ZIP : NY  12603


MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,717.91  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,783.88  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 85.29400

 ----------------------------------------------------------------
00030583306     MORTGAGORS: SHEMEK               ALBERT
                            SHEMEK               LORI
 REGION CODE    ADDRESS   : 2534 TIMBER RIDGE DRIVE
     01         CITY      : GARLAND
                STATE/ZIP : TX  75044


MORTGAGE AMOUNT :   229,850.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,703.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,726.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.99800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,479,250.00     P & I AMT:     11,114.11
UPB AMT:   1,477,784.98

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   16
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030586580     MORTGAGORS: HENDERSON            MICHAEL
                            RIDDICK-HENDERS      LINDA
 REGION CODE    ADDRESS   : 5170 WOODLAWN DRIVE
     01         CITY      : SCHENECTADY
                STATE/ZIP : NY  12303


MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    215,709.17  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,584.93  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 94.94500

 ----------------------------------------------------------------
00030588230     MORTGAGORS: DALTON               JOHN

 REGION CODE    ADDRESS   : 1332 S. WABASH AVENUE, UNIT PH-4
     01         CITY      : CHICAGO
                STATE/ZIP : IL  60605


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,447.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,360.11  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 93.25500

 ----------------------------------------------------------------
00030589907     MORTGAGORS: BULZACCHELLI         THOMAS
                            BULZACCHELLI         VALERIE
 REGION CODE    ADDRESS   : 142 PREAKNESS CIRCLE
     01         CITY      : BRANCHBURG
                STATE/ZIP : NJ  08876


MORTGAGE AMOUNT :   259,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,200.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,812.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030591663     MORTGAGORS: PENNEY               THEODORE
                            PENNEY               JOANMARIE
 REGION CODE    ADDRESS   : 24 GLEIM ROAD
     01         CITY      : READINGTON
                STATE/ZIP : NJ  08870


MORTGAGE AMOUNT :   249,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    245,602.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,937.87  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 94.99300

 ----------------------------------------------------------------
00030591770     MORTGAGORS: HALLUM               STEVEN
                            HALLUM               BARBARA
 REGION CODE    ADDRESS   : 515 LINDBERG SPRING
     01         CITY      : FLAGSTAFF
                STATE/ZIP : AZ  86001


MORTGAGE AMOUNT :   277,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    277,073.20  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,082.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 61.61100

 ----------------------------------------------------------------
00030594287     MORTGAGORS: BUSHONG              STEVEN
                            BUSHONG              LINDA
 REGION CODE    ADDRESS   : 3900 CARTA DE PLATA
     01         CITY      : SAN CLEMENTE
                STATE/ZIP : CA  92673


MORTGAGE AMOUNT :   260,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    260,637.90  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,982.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,562,400.00     P & I AMT:     11,760.44
UPB AMT:   1,557,670.56

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   17
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030596084     MORTGAGORS: FLORENTINO           CELERINO
                            MEDRANO              GUILLERMA
 REGION CODE    ADDRESS   : 36 HERITAGE DRIVE
     01         CITY      : SOUTH RIVER
                STATE/ZIP : NJ  08882


MORTGAGE AMOUNT :   240,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,739.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,787.19  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 84.96900

 ----------------------------------------------------------------
00030598833     MORTGAGORS: MATHEWS              DAVID
                            LIKE-MATHEWS         DEBORAH
 REGION CODE    ADDRESS   : 7034 HUNTERS LN
     01         CITY      : HYATTSVILLE
                STATE/ZIP : MD  20782


MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    278,462.58  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,096.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030602916     MORTGAGORS: LAVERGNE             BLAINE

 REGION CODE    ADDRESS   : 1824 SOUTHWICKE DRIVE
     01         CITY      : FLOWER MOUND
                STATE/ZIP : TX  75028


MORTGAGE AMOUNT :   211,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    211,430.92  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,629.71  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.99800

 ----------------------------------------------------------------
00030603195     MORTGAGORS: DESTASO              BRUCE
                            DESTASO              MARGARET
 REGION CODE    ADDRESS   : 4 WESLEY COURT
     01         CITY      : CONGERS
                STATE/ZIP : NY  10920


MORTGAGE AMOUNT :   236,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    236,219.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,839.48  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 94.63700

 ----------------------------------------------------------------
00030604334     MORTGAGORS: COLQUITT             RANDAL
                            COLQUITT             JILL
 REGION CODE    ADDRESS   : 10201 RED BRIDGE AVENUE
     01         CITY      : LAS VEGAS
                STATE/ZIP : NV  89134


MORTGAGE AMOUNT :   262,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    262,004.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,089.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 89.99600

 ----------------------------------------------------------------
00030605166     MORTGAGORS: WORKMAN              KWAME
                            WORKMAN              TRACY
 REGION CODE    ADDRESS   : 2804 ELSA COURT
     01         CITY      : CROFTON
                STATE/ZIP : MD  21114


MORTGAGE AMOUNT :   247,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,596.01  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,883.08  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 94.98500

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,478,500.00     P & I AMT:     11,324.87
UPB AMT:   1,475,452.92

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   18
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030606057     MORTGAGORS: OTIS                 PETER
                            FERRIS               LISA
 REGION CODE    ADDRESS   : 14501 PICKETT OAKS ROAD
     01         CITY      : CENTREVILLE
                STATE/ZIP : VA  22020


MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,839.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,893.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030606669     MORTGAGORS: MIGLIOZZI            LESLIE

 REGION CODE    ADDRESS   : 25-21 ORCHARD STREET
     01         CITY      : STONINGTON
                STATE/ZIP : CT  06378


MORTGAGE AMOUNT :   160,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    159,891.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,203.53  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030607659     MORTGAGORS: WESTENKIRCHNER       DAVID
                            WESTENKIRCHNER       ROBBY
 REGION CODE    ADDRESS   : 9180 MALLARD POINT
     01         CITY      : ZIONSVILLE
                STATE/ZIP : IN  46077


MORTGAGE AMOUNT :   327,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    326,632.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,601.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 73.15436

 ----------------------------------------------------------------
00030608012     MORTGAGORS: RELOS                JOSEFINA
                            RELOS                GINA
 REGION CODE    ADDRESS   : 524 WILDWOOD WAY
     01         CITY      : SANTA CLARA
                STATE/ZIP : CA  95054


MORTGAGE AMOUNT :   222,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,687.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 84.73200

 ----------------------------------------------------------------
00030609028     MORTGAGORS: COSENZA              WILLIAM
                            COSENZA              MADELYN
 REGION CODE    ADDRESS   : 307 FOX RUN COURT
     01         CITY      : MULLICA HILL
                STATE/ZIP : NJ  08107


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,808.70  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,253.80  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 74.55200

 ----------------------------------------------------------------
00030609960     MORTGAGORS: ASH                  DARREN
                            ASH                  MELISSA
 REGION CODE    ADDRESS   : 1 CENTERWAY COURT
     01         CITY      : GAITHERSBURG
                STATE/ZIP : MD  20879


MORTGAGE AMOUNT :   243,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,956.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,890.81  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 94.99800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,504,300.00     P & I AMT:     11,530.46
UPB AMT:   1,503,127.90

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   19
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030610596     MORTGAGORS: RUSKA                CHRIS
                            RUSKA                JAN
 REGION CODE    ADDRESS   : 233 CHESTNUT LANE
     01         CITY      : COPPELL
                STATE/ZIP : TX  75019


MORTGAGE AMOUNT :   217,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    217,700.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,597.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 94.98000

 ----------------------------------------------------------------
00030610711     MORTGAGORS: LEIGHTON             DONOVAN
                            BOYD-LEIGHTON        MAYME
 REGION CODE    ADDRESS   : 14504 COBBLESTONE DRIVE
     01         CITY      : SILVER SPRING
                STATE/ZIP : MD  20905


MORTGAGE AMOUNT :   226,550.00  OPTION TO CONVERT :
UNPAID BALANCE :    226,412.75  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,741.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.98900

 ----------------------------------------------------------------
00030611552     MORTGAGORS: CROCEFOGLIA          BRUCE
                            CROCEFOGLIA          BARBARA
 REGION CODE    ADDRESS   : 309 STONEY BROOK ROAD
     01         CITY      : NEWTON
                STATE/ZIP : PA  18940


MORTGAGE AMOUNT :   369,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    369,401.95  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,714.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 78.71800

 ----------------------------------------------------------------
00030611560     MORTGAGORS: HEINTZ               BRUCE
                            HEINTZ               LAURA
 REGION CODE    ADDRESS   : 362 SEAPUIT ROAD
     01         CITY      : OSTERVILLE
                STATE/ZIP : MA  02655


MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    315,644.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,514.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 73.83100

 ----------------------------------------------------------------
00030611891     MORTGAGORS: STRUVEN              CHRISTOPHER
                            HARRIS               KRISTIN
 REGION CODE    ADDRESS   : 1144 RED OAK DRIVE
     01         CITY      : BOOTHWYN
                STATE/ZIP : PA  19061


MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,847.02  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,672.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030612402     MORTGAGORS: KOBSA                HENRY

 REGION CODE    ADDRESS   : 111 GREENSPRING ROAD
     01         CITY      : GREENVILLE
                STATE/ZIP : DE  19807


MORTGAGE AMOUNT :   259,322.48  OPTION TO CONVERT :
UNPAID BALANCE :    256,801.87  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,001.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/21
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 61.74344

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,617,472.48     P & I AMT:     12,242.31
UPB AMT:   1,613,807.96

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   20
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030616692     MORTGAGORS: GOTTLIEB             MARK
                            GOTTLIEB             SHARON
 REGION CODE    ADDRESS   : 8625 HAMPTON WAY
     01         CITY      : FAIRFAX STATION
                STATE/ZIP : VA  22039


MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    519,676.79  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,952.38  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 55.61400

 ----------------------------------------------------------------
00030616825     MORTGAGORS: FOCHTMAN             FREDRICK
                            FOCHTMAN             MARLENE
 REGION CODE    ADDRESS   : 125 MERIDIAN DRIVE
     01         CITY      : NEVILLEWOOD
                STATE/ZIP : PA  15142


MORTGAGE AMOUNT :   373,248.65  OPTION TO CONVERT :
UNPAID BALANCE :    369,003.60  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,916.00  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/25
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 79.41400

 ----------------------------------------------------------------
00030616924     MORTGAGORS: ALTMIRE              JEFFREY
                            ALTMIRE              CHERYL
 REGION CODE    ADDRESS   : 401 VERANDA LANE
     01         CITY      : CORAOPOLIS
                STATE/ZIP : PA  15108


MORTGAGE AMOUNT :   248,469.48  OPTION TO CONVERT :
UNPAID BALANCE :    245,875.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,925.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/23
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 77.64600

 ----------------------------------------------------------------
00030617294     MORTGAGORS: OLIVER               RICHARD
                            OLIVER               DEBORAH
 REGION CODE    ADDRESS   : 315 UNION STREET
     01         CITY      : HANOVER
                STATE/ZIP : MA  02335


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,827.40  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,360.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 89.55200

 ----------------------------------------------------------------
00030617328     MORTGAGORS: TROCHMANN            REBEKAH
                            WOODS                CHARLES
 REGION CODE    ADDRESS   : 700 NW MARLBOROUGH AVENUE
     01         CITY      : PORTLAND
                STATE/ZIP : OR  97210


MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    374,766.91  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,850.28  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 50.74400

 ----------------------------------------------------------------
00030617377     MORTGAGORS: DURBIN               GERALD

 REGION CODE    ADDRESS   : 3050 BLADGETT DRIVE
     01         CITY      : COLORADO SPRINGS
                STATE/ZIP : CO  80919


MORTGAGE AMOUNT :   296,850.00  OPTION TO CONVERT :
UNPAID BALANCE :    296,479.68  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,256.28  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 94.98470

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,113,568.13     P & I AMT:     16,260.45
UPB AMT:   2,105,630.10

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   21
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030617427     MORTGAGORS: ROBERTS              SCOTT

 REGION CODE    ADDRESS   : 3220 RED DEER COURT
     01         CITY      : PLANO
                STATE/ZIP : TX  75093


MORTGAGE AMOUNT :   233,828.00  OPTION TO CONVERT :
UNPAID BALANCE :    233,828.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,797.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.99900

 ----------------------------------------------------------------
00030618383     MORTGAGORS: MARINO               DAVID
                            MARINO               CYNTHIA
 REGION CODE    ADDRESS   : 2 BARTLETT ROAD
     01         CITY      : WESTFORD
                STATE/ZIP : MA  01886


MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    305,646.60  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,407.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030618565     MORTGAGORS: WASHINGTON           RUFUS
                            WASHINGTON           ALTHEA
 REGION CODE    ADDRESS   : 4244 TERESA AVENUE
     01         CITY      : CYPRESS
                STATE/ZIP : CA  90630


MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,683.91  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,855.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030618920     MORTGAGORS: FLEMING              CHRISTOPHER
                            FLEMING              LAURA
 REGION CODE    ADDRESS   : 1485 CHADBERRY WAY
     01         CITY      : LAWRENCEVILLE
                STATE/ZIP : GA  30243


MORTGAGE AMOUNT :   274,550.00  OPTION TO CONVERT :
UNPAID BALANCE :    274,383.67  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,111.06  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030620694     MORTGAGORS: STRODE               GREGG
                            STRODE               BARBARA
 REGION CODE    ADDRESS   : 3628 MICHELLE DRIVE
     01         CITY      : TORRANCE
                STATE/ZIP : CA  90503


MORTGAGE AMOUNT :   249,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,272.33  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,853.28  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030621247     MORTGAGORS: GALVIN               THOMAS
                            FOX                  JANET
 REGION CODE    ADDRESS   : 214 BEACH 145TH STREET
     01         CITY      : NEPONSIT
                STATE/ZIP : NY  11697


MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    230,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,829.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 85.18500

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,540,978.00     P & I AMT:     11,855.21
UPB AMT:   1,539,814.51

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   22
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030621296     MORTGAGORS: HAMPTON              KEVIN
                            HAMPTON              ANN
 REGION CODE    ADDRESS   : 283 MAGNOLIA STREET
     01         CITY      : COSTA MESA
                STATE/ZIP : CA  92627


MORTGAGE AMOUNT :   334,259.76  OPTION TO CONVERT :
UNPAID BALANCE :    333,829.96  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,547.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 89.13500

 ----------------------------------------------------------------
00030622088     MORTGAGORS: BRYAN                GEORGE
                            BRYAN                PATRICIA
 REGION CODE    ADDRESS   : 9180 SMOKETHORN TRAIL
     01         CITY      : BELVIDERE
                STATE/ZIP : IL  61008


MORTGAGE AMOUNT :   506,850.00  OPTION TO CONVERT :
UNPAID BALANCE :    506,550.76  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,942.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 74.99300

 ----------------------------------------------------------------
00030622344     MORTGAGORS: O'DONNELL            DAVID
                            FOSCALDO             KAREN
 REGION CODE    ADDRESS   : 503 HEATONS MILL DRIVE
     01         CITY      : LANGHORNE
                STATE/ZIP : PA  19047


MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    219,739.29  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,711.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 92.43600

 ----------------------------------------------------------------
00030622682     MORTGAGORS: SOUZA                REECE
                            SOUZA                SUSAN
 REGION CODE    ADDRESS   : 12436 INGLENOOK LANE
     01         CITY      : CERRITOS
                STATE/ZIP : CA  90703


MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,852.06  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,742.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 89.92200

 ----------------------------------------------------------------
00030622856     MORTGAGORS: ROBERGE              MICHAEL
                            ROBERGE              TRACY
 REGION CODE    ADDRESS   : 6 SEASIDE DRIVE
     01         CITY      : ORLEANS
                STATE/ZIP : MA  02653


MORTGAGE AMOUNT :   229,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,764.66  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030623029     MORTGAGORS: GUESS                DONALD
                            GUESS                LISA
 REGION CODE    ADDRESS   : 9701 RAVEN LN
     01         CITY      : IRVING
                STATE/ZIP : TX  75063


MORTGAGE AMOUNT :   222,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,811.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,694.58  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 94.99700

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,745,559.76     P & I AMT:     13,402.56
UPB AMT:   1,744,283.50

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   23
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030623086     MORTGAGORS: DE LORENZO           ANTHONY
                            DE LORENZO           REGINA
 REGION CODE    ADDRESS   : 5727 SOUTH MONROE
     01         CITY      : HINSDALE
                STATE/ZIP : IL  60521


MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    305,809.81  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,325.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030623250     MORTGAGORS: VALLONE              JOHN
                            VALLONE              MARGARET
 REGION CODE    ADDRESS   : 21 HYACINTH DRIVE
     01         CITY      : WESTFORD
                STATE/ZIP : MA  01886


MORTGAGE AMOUNT :   254,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    253,783.03  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,931.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 84.98327

 ----------------------------------------------------------------
00030623565     MORTGAGORS: SHAHKARAMI           MOHAMMAD
                            SHAHKARAMI           ZOYA
 REGION CODE    ADDRESS   : 5107 BECKINGTON LANE
     01         CITY      : DALLAS
                STATE/ZIP : TX  75287


MORTGAGE AMOUNT :   309,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    309,551.25  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,465.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 69.32800

 ----------------------------------------------------------------
00030623581     MORTGAGORS: RAMENTO-TIPON        LYDIA
                            TIPON                NOEL
 REGION CODE    ADDRESS   : 630 CYPERSS POINT DRIVE
     01         CITY      : SEVERNA PARK
                STATE/ZIP : MD  21146


MORTGAGE AMOUNT :   249,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,413.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,832.58  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 94.87100

 ----------------------------------------------------------------
00030623748     MORTGAGORS: BIRNBAUM             LESTER
                            BIRNBAUM             SHARON
 REGION CODE    ADDRESS   : 6308 SAUTERNE DRIVE
     01         CITY      : MACUNGIE
                STATE/ZIP : PA  18062


MORTGAGE AMOUNT :   228,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    228,446.61  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,677.39  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030624233     MORTGAGORS: LUI                  SIMON
                            TANG                 MAN-SIM
 REGION CODE    ADDRESS   : 27 BY PARK CISRCLE
     01         CITY      : SO SAN FRANCISCO
                STATE/ZIP : CA  94562


MORTGAGE AMOUNT :   338,450.00  OPTION TO CONVERT :
UNPAID BALANCE :    338,239.63  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,572.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 78.98500

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,686,800.00     P & I AMT:     12,805.30
UPB AMT:   1,685,244.05

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   24
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030624514     MORTGAGORS: HEWATT               DENNIS
                            HEWATT               LINDA
 REGION CODE    ADDRESS   : 14225 MORNING MOUNTAIN WAY
     01         CITY      : ALPHARETTA
                STATE/ZIP : GA  30356


MORTGAGE AMOUNT :   278,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    278,222.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,091.53  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030624571     MORTGAGORS: COVARRUBIAS          MANUEL
                            COVARRUBIAS          AUDREY
 REGION CODE    ADDRESS   : 2440 JACARANDA DRIVE
     01         CITY      : OXNARD
                STATE/ZIP : CA  93030


MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,440.73  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,753.12  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030624803     MORTGAGORS: STRUMEYER            ALAN
                            STRUMEYER            STACEY
 REGION CODE    ADDRESS   : 81 SHREWSBURY DRIVE
     01         CITY      : LIVINGSTON
                STATE/ZIP : NJ  07039


MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    377,776.83  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,940.05  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030625115     MORTGAGORS: RODRIGUEZ            JOSE
                            LAPAN                CHRISTOPHER
 REGION CODE    ADDRESS   : 34 CLAREDON STREET
     01         CITY      : BOSTON
                STATE/ZIP : MA  02116


MORTGAGE AMOUNT :   349,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    348,817.07  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,809.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030625453     MORTGAGORS: CALDER               STEPHEN

 REGION CODE    ADDRESS   : 162 WEST SHANNON DRIVE
     01         CITY      : FARMINGTON
                STATE/ZIP : UT  84025


MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    274,329.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,086.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 82.20100

 ----------------------------------------------------------------
00030625719     MORTGAGORS: BERESWILL            TED
                            BRESEWILL            MARY
 REGION CODE    ADDRESS   : 3315 ROBINHOOD STREET
     01         CITY      : HOUSTON
                STATE/ZIP : TX  77005


MORTGAGE AMOUNT :   502,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    501,357.58  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,771.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,010,100.00     P & I AMT:     15,452.21
UPB AMT:   2,007,944.06

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   25
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030625891     MORTGAGORS: SCHWARTZ             RONALD
                            SCHWARTZ             SUSAN
 REGION CODE    ADDRESS   : 1806 WALSH LANE
     01         CITY      : MENDOTA HEIGHTS
                STATE/ZIP : MN  55118


MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,250.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,677.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030626204     MORTGAGORS: EKMAN                ROBERT
                            COLLINS              KAREN
 REGION CODE    ADDRESS   : 203 MERTON AVENUE
     01         CITY      : GLEN ELLYN
                STATE/ZIP : IL  60137


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,856.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,966.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 50.00000

 ----------------------------------------------------------------
00030626345     MORTGAGORS: LAFFER               EUGEN
                            LAFFER               MELANIE
 REGION CODE    ADDRESS   : 7 KINSELLA STREET
     01         CITY      : DIX HILLS
                STATE/ZIP : NY  11746


MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,124.84  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,776.28  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030626774     MORTGAGORS: JOHNSON              EDWARD
                            JOHNSON              CHRIS
 REGION CODE    ADDRESS   : 235 BRIARWOOD DRIVE
     01         CITY      : SOMERS
                STATE/ZIP : NY  10589


MORTGAGE AMOUNT :   304,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    304,386.25  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,236.52  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030627004     MORTGAGORS: WARD                 DOUGLAS
                            WARD                 DORIS
 REGION CODE    ADDRESS   : 51 COOKE ST
     01         CITY      : EDGARTOWN
                STATE/ZIP : MA  02539


MORTGAGE AMOUNT :   472,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    471,260.23  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,883.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.25000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030627509     MORTGAGORS: JAMESON              DARCENE

 REGION CODE    ADDRESS   : 1761 KIMBERLY DRIVE
     01         CITY      : SUNNYVALE
                STATE/ZIP : CA  94087


MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,675.76  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,833.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 59.95100

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,720,300.00     P & I AMT:     13,373.77
UPB AMT:   1,718,553.24

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   26
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030627715     MORTGAGORS: PERSICO              ANTHONY
                            PERSICO              CATHERINE
 REGION CODE    ADDRESS   : 5 DENA COURT
     01         CITY      : PARK RIDGE
                STATE/ZIP : NJ  07656


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,834.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 62.81400

 ----------------------------------------------------------------
00030627731     MORTGAGORS: COONS                MATHEW
                            COONS                DONNA
 REGION CODE    ADDRESS   : 31 LAPIS CIRCLE
     01         CITY      : WEST ORANGE
                STATE/ZIP : NJ  07052


MORTGAGE AMOUNT :   213,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    213,630.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,700.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030627798     MORTGAGORS: PARRELLA             BARNEY
                            PARRELLA             CHERYL
 REGION CODE    ADDRESS   : 2919 SOUTH COURT
     01         CITY      : ANNAPOLIS
                STATE/ZIP : MD  21401


MORTGAGE AMOUNT :   396,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    396,240.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,944.00  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 87.14200

 ----------------------------------------------------------------
00030627913     MORTGAGORS: MATHEWS              JAMES
                            SWETNAM              MARY
 REGION CODE    ADDRESS   : 1258 NORTH BUCHANAN STREET
     01         CITY      : ARLINGTON
                STATE/ZIP : VA  22205


MORTGAGE AMOUNT :   257,850.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,672.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,869.60  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030628077     MORTGAGORS: GOCHANOUR            GREGORY
                            GOCHANOUR            LYNNE
 REGION CODE    ADDRESS   : 5806 SOUTH BLACKSTONE AVENUE
     01         CITY      : CHICAGO
                STATE/ZIP : IL  60637


MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    308,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,368.25  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030628085     MORTGAGORS: HAYNES               DENNIS
                            HAYNES               LINDA
 REGION CODE    ADDRESS   : 10315 REGENCY STATION DRIVE
     01         CITY      : FAIRFAX STATION
                STATE/ZIP : VA  22039


MORTGAGE AMOUNT :   377,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    377,040.34  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,735.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 79.88500

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,803,400.00     P & I AMT:     13,452.65
UPB AMT:   1,802,583.68

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   27
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030628259     MORTGAGORS: MADDOX               DELBERT
                            MADDOX               MARIE
 REGION CODE    ADDRESS   : 5332 WEST MISTY WILLOW
     01         CITY      : GLENDALE
                STATE/ZIP : AZ  85310


MORTGAGE AMOUNT :   232,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    232,359.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,787.73  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030628333     MORTGAGORS: DAVIS                JON
                            DAVIS                DARA
 REGION CODE    ADDRESS   : 1817 CORTA BELLA DRIVE
     01         CITY      : LAS VEGAS
                STATE/ZIP : NV  89134


MORTGAGE AMOUNT :   231,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,735.43  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 38.18100

 ----------------------------------------------------------------
00030628374     MORTGAGORS: HENNEBERRY           MICHAEL
                            HENNEBERRY           RHONDA
 REGION CODE    ADDRESS   : 9 SASQUA TRAIL
     01         CITY      : WESTON
                STATE/ZIP : CT  06883


MORTGAGE AMOUNT :   438,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    438,497.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,451.65  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030628465     MORTGAGORS: MAHAN                THOMAS
                            MAHAN                ANNE
 REGION CODE    ADDRESS   : 44 LANCASHIRE DRIVE
     01         CITY      : MANSFIELD
                STATE/ZIP : MA  02048


MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    339,804.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,674.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 75.55500

 ----------------------------------------------------------------
00030628648     MORTGAGORS: MCLAIN               DAVID
                            MCLAIN               MATILDA
 REGION CODE    ADDRESS   : 201 NORTH BAYSHORE DR.
     01         CITY      : EASTPOINT
                STATE/ZIP : FL  32328


MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    279,802.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,005.96  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030628739     MORTGAGORS: TERP                 FREDERICK
                            TERP                 LYNN
 REGION CODE    ADDRESS   : 104 BRIAR LANE
     01         CITY      : WESTWOOD
                STATE/ZIP : MA  02090


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,859.85  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,989.11  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 79.36508

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,772,250.00     P & I AMT:     13,644.66
UPB AMT:   1,771,323.32

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   28
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030628846     MORTGAGORS: LEE                  NEUNG
                            LEE                  JEESOON
 REGION CODE    ADDRESS   : 653 W MEDFORD
     01         CITY      : PALANTINE
                STATE/ZIP : IL  60067


MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    220,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,691.61  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 69.29100

 ----------------------------------------------------------------
00030629323     MORTGAGORS: SANTORO              PETER
                            REALI-SANTORO        PATTI
 REGION CODE    ADDRESS   : 203 SOUTH ESTHER LANE
     01         CITY      : YARDLEY
                STATE/ZIP : PA  19067


MORTGAGE AMOUNT :   227,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,055.12  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,706.88  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030629745     MORTGAGORS: WYCKOFF              DONALD
                            WYCKOFF              MARY
 REGION CODE    ADDRESS   : 190 PONDS WOOD ROAD
     01         CITY      : HUNTINGTON
                STATE/ZIP : MD  20639


MORTGAGE AMOUNT :   213,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    213,250.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,564.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 87.39700

 ----------------------------------------------------------------
00030629778     MORTGAGORS: WALKER               JENNIFER

 REGION CODE    ADDRESS   : 705 NORTH WIND TERRACE
     01         CITY      : ROWELL
                STATE/ZIP : GA  30075


MORTGAGE AMOUNT :   229,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,777.65  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,870.55  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030629935     MORTGAGORS: EMS                  BRIAN
                            EMS                  HEATHER
 REGION CODE    ADDRESS   : 36 REGAN LANE
     01         CITY      : VOORHEES
                STATE/ZIP : NJ  08043


MORTGAGE AMOUNT :   234,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    234,450.41  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,762.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.97900

 ----------------------------------------------------------------
00030630073     MORTGAGORS: KELLER               JOHN

 REGION CODE    ADDRESS   : 120 OLD COUNTY ROAD
     01         CITY      : TRURO
                STATE/ZIP : MA  02666


MORTGAGE AMOUNT :   335,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    335,530.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,492.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 85.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,460,700.00     P & I AMT:     11,089.20
UPB AMT:   1,460,063.55

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   29
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030630453     MORTGAGORS: KANOFF               MARK
                            KANOFF               EVE
 REGION CODE    ADDRESS   : 59 ETTL ROAD
     01         CITY      : PRINCETON
                STATE/ZIP : NJ  08540


MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    499,326.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,668.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 75.50100

 ----------------------------------------------------------------
00030630479     MORTGAGORS: MURPHY               MICHAEL
                            MURPHY               ELLEN
 REGION CODE    ADDRESS   : 15 BUCHANAN ROAD
     01         CITY      : BALTIMORE
                STATE/ZIP : MD  21212


MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    328,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,464.16  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030630495     MORTGAGORS: HUTCHISON            STEPHEN
                            HUTCHISON            REBECCA
 REGION CODE    ADDRESS   : 434 KINGS CROWN ROAD
     01         CITY      : BRECKENRIDGE
                STATE/ZIP : CO  80421


MORTGAGE AMOUNT :   311,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    311,111.41  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,367.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 89.98900

 ----------------------------------------------------------------
00030630503     MORTGAGORS: BIVANS               DAVID
                            BIVANS               LAURA
 REGION CODE    ADDRESS   : 19 TURKEY FOOT CT
     01         CITY      : DARNESTOWN
                STATE/ZIP : MD  20878


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,818.83  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,981.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 47.36800

 ----------------------------------------------------------------
00030630602     MORTGAGORS: DEMEN                TIMOTEO
                            DEMEN                NERLINA
 REGION CODE    ADDRESS   : 6 DEAN GALLO COURT
     01         CITY      : PARSIPPANY TOWNSHIP
                STATE/ZIP : NJ  07950


MORTGAGE AMOUNT :   239,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,562.08  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,885.73  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030630628     MORTGAGORS: TREMBATH             KELLY
                            TREMBATH             ROBIN
 REGION CODE    ADDRESS   : 2901 TAKENS COURT
     01         CITY      : PLEASANTON
                STATE/ZIP : CA  94588


MORTGAGE AMOUNT :   507,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    506,826.61  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,810.05  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.99900

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,156,350.00     P & I AMT:     16,177.57
UPB AMT:   2,154,645.70

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   30
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030630693     MORTGAGORS: STEPHENS             HAROLD
                            STEPHENS             ROSALINDA
 REGION CODE    ADDRESS   : 5116 EL JARDIN CIRCLE
     01         CITY      : HARLINGEN
                STATE/ZIP : TX  78552


MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    419,476.08  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,192.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 74.33600

 ----------------------------------------------------------------
00030630727     MORTGAGORS: NEIDERMAN            GEORGE
                            NEIDERMAN            LAURIE
 REGION CODE    ADDRESS   : 9 TAIN DRIVE
     01         CITY      : GREAT NECK
                STATE/ZIP : NY  11021


MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    310,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,274.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 84.93100

 ----------------------------------------------------------------
00030630859     MORTGAGORS: DIETZ                BERNARD
                            DIETZ                CATHERINE
 REGION CODE    ADDRESS   : 12100 MOUNTAIN ROAD
     01         CITY      : LOVETTSVILLE
                STATE/ZIP : VA  22080


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,989.12  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 55.55500

 ----------------------------------------------------------------
00030631311     MORTGAGORS: CURWIN               JAY
                            CURWIN               MELISSA
 REGION CODE    ADDRESS   : 14 EAST COVE LANE
     01         CITY      : MORRIS TOWNSHIP
                STATE/ZIP : NJ  07960


MORTGAGE AMOUNT :   431,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    430,958.25  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,430.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030631352     MORTGAGORS: JONES                JACK
                            JONES                LISA
 REGION CODE    ADDRESS   : 2822 21ST AVENUE COURT, NW
     01         CITY      : GIG HARBOR
                STATE/ZIP : WA  98335


MORTGAGE AMOUNT :   222,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,464.94  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,673.45  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 89.98600

 ----------------------------------------------------------------
00030631410     MORTGAGORS: ROBINSON             MICHAEL

 REGION CODE    ADDRESS   : 1625 DITMAS AVENUE
     01         CITY      : BROOKLYN
                STATE/ZIP : NY  11226


MORTGAGE AMOUNT :   382,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    382,274.17  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,975.05  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,016,450.00     P & I AMT:     15,535.43
UPB AMT:   2,015,173.44

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   31
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030631428     MORTGAGORS: FLANZMAN             RICHARD
                            LAUFER               ILENE
 REGION CODE    ADDRESS   : 18 KERSHNER PLACE
     01         CITY      : FAIR LAWN
                STATE/ZIP : NJ  07410


MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    253,446.36  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,949.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030631485     MORTGAGORS: SCURRY               BRIAN
                            SCURRY               M.
 REGION CODE    ADDRESS   : 10626 MIRA LAGO TERRACE
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92131


MORTGAGE AMOUNT :   284,050.00  OPTION TO CONVERT :
UNPAID BALANCE :    283,873.44  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,158.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030631519     MORTGAGORS: VAN ORDEN            JAMES
                            VAN ORDEN            DEBRA
 REGION CODE    ADDRESS   : 366 LAKEVIEW AVENUE
     01         CITY      : RIDGEWOOD
                STATE/ZIP : NJ  07456


MORTGAGE AMOUNT :   257,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,250.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,046.80  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030631675     MORTGAGORS: DEPUY                MARK
                            DEPUY                LUCILLE
 REGION CODE    ADDRESS   : 13 CLEAR SPRINGS COURT
     01         CITY      : SUGAR LAND
                STATE/ZIP : TX  77479


MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    287,631.44  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,163.65  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030631873     MORTGAGORS: DOUGLAS              LUCIUS
                            DOUGLAS              JENNIFER
 REGION CODE    ADDRESS   : 9100 SILVERUN COURT
     01         CITY      : FAIRFAX STATION
                STATE/ZIP : VA  22039


MORTGAGE AMOUNT :   272,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    271,951.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,045.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.99800

 ----------------------------------------------------------------
00030631956     MORTGAGORS: MA                   LEON
                            MA                   LISA
 REGION CODE    ADDRESS   : 3588 SUNNYLAKE COURT
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95117


MORTGAGE AMOUNT :   311,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    310,996.42  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,310.66  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,666,400.00     P & I AMT:     12,675.77
UPB AMT:   1,665,149.19

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   32
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030631998     MORTGAGORS: MATHEWS              MICHAEL

 REGION CODE    ADDRESS   : 18 PRINCETON PLACE
     01         CITY      : MONTCLAIR
                STATE/ZIP : NJ  07043


MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    295,811.25  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,223.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030632269     MORTGAGORS: IMBURGIA             THOMAS
                            IMBURGIA             DAWN
 REGION CODE    ADDRESS   : 1408 SHAW
     01         CITY      : NAPERSVILLE
                STATE/ZIP : IL  60564


MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    260,849.84  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,053.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030632277     MORTGAGORS: GRAY                 RICHARD
                            GRAY                 THELMA
 REGION CODE    ADDRESS   : 2682 SEQUOIA WAY
     01         CITY      : PRINCE FREDERICK
                STATE/ZIP : MD  20678


MORTGAGE AMOUNT :   254,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    253,907.66  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,865.60  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030632319     MORTGAGORS: ZAHREBELSKI          GEORGE
                            ZAHREBELSKI          JULIE
 REGION CODE    ADDRESS   : 1455 FALCON LANE
     01         CITY      : HOFFMAN ESTATES
                STATE/ZIP : IL  60192


MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    274,575.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,163.43  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 76.38888

 ----------------------------------------------------------------
00030632517     MORTGAGORS: GIAMBRONE            ROBERT
                            GIAMBRONE            DEBORAH
 REGION CODE    ADDRESS   : 12800 NEW PARKLAND DR
     01         CITY      : HERNDON
                STATE/ZIP : VA  20171


MORTGAGE AMOUNT :   293,717.00  OPTION TO CONVERT :
UNPAID BALANCE :    293,534.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,232.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 94.99300

 ----------------------------------------------------------------
00030632608     MORTGAGORS: WOLLITZ              CRAIG
                            WOLLITZ              MICHELE
 REGION CODE    ADDRESS   : 1322 AVENIDA OFELITA
     01         CITY      : EL CAJON
                STATE/ZIP : CA  92019


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,860.02  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,221.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
LTV :                 73.97200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,649,967.00     P & I AMT:     12,759.77
UPB AMT:   1,648,538.20

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   33
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030632871     MORTGAGORS: WEISSENBUEHLER       MATTHEW
                            WEISSENBUEHLER       ANNELL
 REGION CODE    ADDRESS   : 10142 STONERIDGE TERRACE
     01         CITY      : PARKER
                STATE/ZIP : CO  80134


MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,114.76  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,716.60  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030632905     MORTGAGORS: HENDERSON            HENRY
                            HENDERSON            CHERYL
 REGION CODE    ADDRESS   : 43 CHAPITAL
     01         CITY      : SAN CLEMENTE
                STATE/ZIP : CA  92672


MORTGAGE AMOUNT :   222,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,054.65  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,649.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 94.99700

 ----------------------------------------------------------------
00030632970     MORTGAGORS: ASHMORE              PERRYN
                            ASHMORE              BOBBIE
 REGION CODE    ADDRESS   : 4300 MISSION COURT
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22310


MORTGAGE AMOUNT :   308,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    308,132.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,209.06  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 79.99014

 ----------------------------------------------------------------
00030633069     MORTGAGORS: MC CLEERY            ROBERT
                            MC CLEERY            CYNTHIA
 REGION CODE    ADDRESS   : 9 MARRIOTT DRIVE
     01         CITY      : LUMBERTON
                STATE/ZIP : NJ  08060


MORTGAGE AMOUNT :   272,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    272,282.90  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,000.61  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030633226     MORTGAGORS: SALMASI              HAMID
                            KHALILI              LADAN
 REGION CODE    ADDRESS   : 30 CAMEO DRIVE
     01         CITY      : RICHBORO
                STATE/ZIP : PA  18954


MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,845.84  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,624.16  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030633259     MORTGAGORS: LEW                  DANIEL
                            LEW                  FIONA
 REGION CODE    ADDRESS   : 6 COACHLAMP LANE
     01         CITY      : DARIEN
                STATE/ZIP : CT  06820


MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    359,539.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,704.56  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,610,450.00     P & I AMT:     11,904.82
UPB AMT:   1,608,969.82

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   34
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030633267     MORTGAGORS: KREHEL               JOHN
                            KREHEL               PAULA
 REGION CODE    ADDRESS   : 1249 LOIS ROAD
     01         CITY      : AMBLER
                STATE/ZIP : PA  19002


MORTGAGE AMOUNT :   257,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,400.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,888.71  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.99300

 ----------------------------------------------------------------
00030633341     MORTGAGORS: GARCIA               JULIAN
                            GARCIA               LIGIA
 REGION CODE    ADDRESS   : 2398 GILLINGHAM CIRCLE
     01         CITY      : THOUSAND OAKS
                STATE/ZIP : CA  91362


MORTGAGE AMOUNT :   270,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    270,344.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,009.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 94.99900

 ----------------------------------------------------------------
00030633465     MORTGAGORS: LOGSTON              JACK

 REGION CODE    ADDRESS   : 745 MILFORD-MT. PLEASANT ROAD
     01         CITY      : MILFORD
                STATE/ZIP : NJ  08848


MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,742.25  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030633523     MORTGAGORS: SEIDMAN              GLEN
                            SEIDMAN              JANICE
 REGION CODE    ADDRESS   : 212 TEINITY
     01         CITY      : IRVINE
                STATE/ZIP : CA  92714


MORTGAGE AMOUNT :   422,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    422,163.20  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,360.80  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030633655     MORTGAGORS: MCCORMICK            JOSEPH
                            MCCORMICK            SALLIE
 REGION CODE    ADDRESS   : 4 GLENBROOKE CIRCLE EAST
     01         CITY      : RICHMOND
                STATE/ZIP : VA  23229


MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    265,821.51  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,951.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030633705     MORTGAGORS: LEONE                FREDERICK
                            LEONE                PATRICIA
 REGION CODE    ADDRESS   : 56 THADFORD STREET
     01         CITY      : EAST NORTHPORT
                STATE/ZIP : NY  11731


MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,865.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,773.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,668,500.00     P & I AMT:     12,726.89
UPB AMT:   1,667,594.73

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   35
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030634356     MORTGAGORS: COOK                 ROBERT
                            COOK                 JANINE
 REGION CODE    ADDRESS   : 3379 S. 17TH AVENUE
     01         CITY      : YUMA
                STATE/ZIP : AZ  85364


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,306.74  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.39200

 ----------------------------------------------------------------
00030634596     MORTGAGORS: TSANG                SIU
                            TSANG                SUSAN
 REGION CODE    ADDRESS   : 14689 SOBEY OAKS COURT
     01         CITY      : SARATOGA
                STATE/ZIP : CA  95070


MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    399,474.91  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,969.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 29.62900

 ----------------------------------------------------------------
00030634778     MORTGAGORS: SHUCK                JOHN
                            SHUCK                GINA
 REGION CODE    ADDRESS   : 811 OAK RIDGE ROAD
     01         CITY      : ROSEMONT
                STATE/ZIP : PA  19010


MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    348,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,583.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030634802     MORTGAGORS: MANN                 ARNOLD

 REGION CODE    ADDRESS   : 89 DEERFIELD RD
     01         CITY      : SHARON
                STATE/ZIP : MA  02067


MORTGAGE AMOUNT :   220,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    220,800.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,737.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 94.96700

 ----------------------------------------------------------------
00030634927     MORTGAGORS: SARNECKI             ROY

 REGION CODE    ADDRESS   : 770 STEVENS CIRCLE
     01         CITY      : PAGOSA SPRINGS
                STATE/ZIP : CO  81147


MORTGAGE AMOUNT :   216,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    216,080.11  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,644.42  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 83.21100

 ----------------------------------------------------------------
00030635007     MORTGAGORS: CARANCI              THOMAS
                            CARANCI              LISA
 REGION CODE    ADDRESS   : 619 ROYAL LANE
     01         CITY      : SOUTHLAKE
                STATE/ZIP : TX  76092


MORTGAGE AMOUNT :   236,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    236,349.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,776.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 89.98300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,721,650.00     P & I AMT:     13,018.83
UPB AMT:   1,720,704.21

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   36
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030635494     MORTGAGORS: MCGLOTHLIN           STEVEN
                            MCGLOTHLIN           HELEN
 REGION CODE    ADDRESS   : 8989 BAY BREEZE LANE
     01         CITY      : INDIANAPOLIS
                STATE/ZIP : IN  46236


MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    263,840.06  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,029.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 72.32800

 ----------------------------------------------------------------
00030635551     MORTGAGORS: KUIAVA               TIMOTHY
                            KUIAVA               GAIL
 REGION CODE    ADDRESS   : 1341 CASA DEL REY CT.
     01         CITY      : LAS VEGAS
                STATE/ZIP : NV  89117


MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    314,809.17  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,422.08  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030635643     MORTGAGORS: BATES                ALBERT
                            BATES                KAREN
 REGION CODE    ADDRESS   : 2472 MONTGOMERY AVENUE
     01         CITY      : ENCINITAS
                STATE/ZIP : CA  92007


MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    339,777.58  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,524.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 57.23900

 ----------------------------------------------------------------
00030636005     MORTGAGORS: KUPFER               LAWRENCE
                            KUPFER               JOAN
 REGION CODE    ADDRESS   : 50 FAIR HILL ROAD
     01         CITY      : WESTFIELD
                STATE/ZIP : NJ  07090


MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    356,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,550.43  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030636054     MORTGAGORS: ANZUR                JOHN
                            ANZUR                BEATRICE
 REGION CODE    ADDRESS   : 961 LOVETT ROAD
     01         CITY      : COLTS NECK
                STATE/ZIP : NJ  07722


MORTGAGE AMOUNT :   487,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    486,704.97  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,744.61  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 79.18600

 ----------------------------------------------------------------
00030636120     MORTGAGORS: CAMBRA               TERRI

 REGION CODE    ADDRESS   : 44273 GINGHAMSBURG PLACE
     01         CITY      : ASHBURN
                STATE/ZIP : VA  20147


MORTGAGE AMOUNT :   217,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    217,028.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,727.74  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 94.99500

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,979,150.00     P & I AMT:     14,999.30
UPB AMT:   1,978,160.04

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   37
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030636864     MORTGAGORS: FOLCHI               WILLIAM
                            FOLCHI               FRANCES
 REGION CODE    ADDRESS   : 1204 SNOWBERRY DRIVE
     01         CITY      : GOLDEN
                STATE/ZIP : CO  80401


MORTGAGE AMOUNT :   504,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    503,694.67  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,875.33  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030637201     MORTGAGORS: CAPOZZA              VINCENT
                            CAPOZZA              MARY
 REGION CODE    ADDRESS   : 6801 DORSEY RD
     01         CITY      : LAYTONSVILLE
                STATE/ZIP : MD  20882


MORTGAGE AMOUNT :   225,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    225,013.60  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,731.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030637656     MORTGAGORS: LOWEN                LYNNE

 REGION CODE    ADDRESS   : 4 ARROWHEAD DRIVE
     01         CITY      : BRANCHBURG TOWNSHIP
                STATE/ZIP : NJ  08876


MORTGAGE AMOUNT :   269,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,456.52  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,193.56  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030638233     MORTGAGORS: CARNEY               JOHN
                            CARNEY               JILL
 REGION CODE    ADDRESS   : 2442 ARCTIC FOX WAY
     01         CITY      : RESTON
                STATE/ZIP : VA  22090


MORTGAGE AMOUNT :   256,450.00  OPTION TO CONVERT :
UNPAID BALANCE :    256,095.85  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,859.45  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 94.99900

 ----------------------------------------------------------------
00030638282     MORTGAGORS: KARLSSON             PAUL
                            ZHAO                 LIPING
 REGION CODE    ADDRESS   : 2304 CHESHIRE LANE
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22307


MORTGAGE AMOUNT :   294,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    294,302.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,160.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030638332     MORTGAGORS: EASLEY               STANFORD
                            EASLEY               KARIN
 REGION CODE    ADDRESS   : 4961 BROOKTURN
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92130


MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    274,820.11  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,041.87  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 89.65101

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,824,700.00     P & I AMT:     13,862.36
UPB AMT:   1,823,383.14

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   38
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030638373     MORTGAGORS: HASHMI               ASIF
                            HASHMI               SHAZIA
 REGION CODE    ADDRESS   : 37 SHEURMAN TERRACE
     01         CITY      : WARREN (GREEN BROOK TOWNS
                STATE/ZIP : NJ  07059


MORTGAGE AMOUNT :   383,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    382,957.23  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,016.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030638381     MORTGAGORS: BOGINSKY             JULYA
                            BOGINSKY             ARTHUR
 REGION CODE    ADDRESS   : 62 WEST 62ND STREET
     01         CITY      : NEW YORK
                STATE/ZIP : NY  10023


MORTGAGE AMOUNT :   315,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    315,544.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,513.45  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030639322     MORTGAGORS: JACKSON              DARRYL
                            JACKSON              PATRICIA
 REGION CODE    ADDRESS   : 209 BIG LEAF CIRCLE
     01         CITY      : COLUMBIA
                STATE/ZIP : SC  29229


MORTGAGE AMOUNT :   209,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    209,045.50  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,609.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.95500

 ----------------------------------------------------------------
00030639942     MORTGAGORS: SPORN                JAY
                            SPORN                ROBIN
 REGION CODE    ADDRESS   : 14 BUCKINGHAM DRIVE
     01         CITY      : HOLBROOK
                STATE/ZIP : NY  11741


MORTGAGE AMOUNT :   242,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,456.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,886.92  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 89.98500

 ----------------------------------------------------------------
00030640007     MORTGAGORS: MALM                 ROYCE
                            MALM                 ENID
 REGION CODE    ADDRESS   : 5905 IRONWOOD ST.
     01         CITY      : RANCHO PALOS VERDES
                STATE/ZIP : CA  90275


MORTGAGE AMOUNT :   271,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    271,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,992.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 78.69500

 ----------------------------------------------------------------
00030640395     MORTGAGORS: KELLY                EUGENE
                            KELLY                MARY
 REGION CODE    ADDRESS   : 808 HUBBARD LANE
     01         CITY      : SEVERN
                STATE/ZIP : MD  21144


MORTGAGE AMOUNT :   224,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,353.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,666.91  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 89.97900

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,647,200.00     P & I AMT:     12,685.00
UPB AMT:   1,645,857.11

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   39
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030640429     MORTGAGORS: MUTOMBO              DIKEMBE

 REGION CODE    ADDRESS   : 545 GRAMERCY DRIVE
     01         CITY      : MARIETTA
                STATE/ZIP : GA  30068


MORTGAGE AMOUNT :   586,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    585,720.94  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,929.93  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
LTV :                 71.93800

 ----------------------------------------------------------------
00030640494     MORTGAGORS: POSTON               DONALD
                            POSTON               MARY
 REGION CODE    ADDRESS   : # 1 CAMINO DE MILAGRO
     01         CITY      : TESUQUE
                STATE/ZIP : NM  87574


MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    324,594.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,470.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 54.34700

 ----------------------------------------------------------------
00030640569     MORTGAGORS: JUMAN                SAFOORA

 REGION CODE    ADDRESS   : 82-53 249 STREET
     01         CITY      : BELLROSE
                STATE/ZIP : NY  11426


MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    265,708.31  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,140.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030640593     MORTGAGORS: CARROLL              CLYDE
                            CARROLL              BECKY
 REGION CODE    ADDRESS   : 2818 WATSON COURT
     01         CITY      : FAIRFIELD
                STATE/ZIP : CA  94533


MORTGAGE AMOUNT :   228,450.00  OPTION TO CONVERT :
UNPAID BALANCE :    228,304.32  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,716.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.70400

 ----------------------------------------------------------------
00030640635     MORTGAGORS: CASTILLO             VENTURO
                            CASTILLO             TERESA
 REGION CODE    ADDRESS   : 9803 AVENIDA RICARDO
     01         CITY      : SPRING VALLEY
                STATE/ZIP : CA  91977


MORTGAGE AMOUNT :   217,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    217,368.24  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,672.39  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 87.34900

 ----------------------------------------------------------------
00030640668     MORTGAGORS: HARRISON             CHARLES
                            HARRISON             ESTHER
 REGION CODE    ADDRESS   : 1574 ASHEFORDE DRIVE
     01         CITY      : MARIETTA
                STATE/ZIP : GA  30068


MORTGAGE AMOUNT :   300,050.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,848.67  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,201.66  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 70.60000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,923,300.00     P & I AMT:     15,130.79
UPB AMT:   1,921,545.05

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   40
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030640684     MORTGAGORS: KASAI                GARY
                            KASAI                ANDREA
 REGION CODE    ADDRESS   : 9840 SUMMERSET COURT
     01         CITY      : GRANITE BAY
                STATE/ZIP : CA  95746


MORTGAGE AMOUNT :   240,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,822.17  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,846.55  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.98200

 ----------------------------------------------------------------
00030640700     MORTGAGORS: WRIGHT               DOUGLAS
                            WRIGHT               JULIANNE
 REGION CODE    ADDRESS   : 5970 CORTE ESPADA
     01         CITY      : PLEASANTON
                STATE/ZIP : CA  94588


MORTGAGE AMOUNT :   227,050.00  OPTION TO CONVERT :
UNPAID BALANCE :    226,905.22  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,705.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030640742     MORTGAGORS: IPPOLITO             CHARLES
                            IPPOLITO             KIM
 REGION CODE    ADDRESS   : 6961 MORGAN CIRCLE
     01         CITY      : VICTOR
                STATE/ZIP : NY  14564


MORTGAGE AMOUNT :   226,450.00  OPTION TO CONVERT :
UNPAID BALANCE :    226,450.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,781.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 94.98700

 ----------------------------------------------------------------
00030641278     MORTGAGORS: ALEXANDRE            SERGE

 REGION CODE    ADDRESS   : 10969 BAL HARBOUR DRIVE
     01         CITY      : BOCA RATON
                STATE/ZIP : FL  33498


MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,854.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,921.15  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 89.82100

 ----------------------------------------------------------------
00030641674     MORTGAGORS: ROSENBERG            JOEL
                            ROSENBERG            LYNN
 REGION CODE    ADDRESS   : 13166 LADYBANK LANE
     01         CITY      : HERNDON
                STATE/ZIP : VA  20171


MORTGAGE AMOUNT :   230,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    230,595.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,693.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 94.95800

 ----------------------------------------------------------------
00030641724     MORTGAGORS: WOOLLEY              STEPHEN
                            WOOLLEY              JUDITH
 REGION CODE    ADDRESS   : 21 KLINGEN GATE DRIVE
     01         CITY      : CASTLE ROCK
                STATE/ZIP : CO  80104


MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,860.67  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,768.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 82.17220

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,401,400.00     P & I AMT:     10,716.61
UPB AMT:   1,400,487.38

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   41
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030641732     MORTGAGORS: PYLE                 HARRY
                            PYLE                 FIONA
 REGION CODE    ADDRESS   : 12721 S.E. 25TH PLACE
     01         CITY      : BELLEVUE
                STATE/ZIP : WA  98005


MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,865.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,773.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030642045     MORTGAGORS: BIANCHI              ROBERT

 REGION CODE    ADDRESS   : 11 NEUCHATEL LANE
     01         CITY      : FAIRPORT
                STATE/ZIP : NY  14450


MORTGAGE AMOUNT :   318,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    318,401.96  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,421.60  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030642300     MORTGAGORS: COFFEY               JOHN
                            RYAN                 THERESE
 REGION CODE    ADDRESS   : 1592 LUPINE DEN COURT
     01         CITY      : VIENNA
                STATE/ZIP : VA  22182


MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    349,759.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,537.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 66.13300

 ----------------------------------------------------------------
00030642516     MORTGAGORS: ERLIJMAN             RUBEN
                            ERLIJMAN             VIRGINIA
 REGION CODE    ADDRESS   : 11 PLYMOUTH COURT
     01         CITY      : BERNARDS
                STATE/ZIP : NJ  07920


MORTGAGE AMOUNT :   239,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,400.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,904.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030642672     MORTGAGORS: FLYNN                ROBERT
                            KAPHEIM              ALICIA
 REGION CODE    ADDRESS   : 318 HALE STREET
     01         CITY      : PENNINGTON
                STATE/ZIP : NJ  08534


MORTGAGE AMOUNT :   218,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    218,157.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,797.55  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.25000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030642722     MORTGAGORS: HANSEN               PAUL
                            HANSEN               SHARI
 REGION CODE    ADDRESS   : 7 WINDY HILL COURT
     01         CITY      : SUNFISH LAKE
                STATE/ZIP : MN  55120


MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    474,719.55  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,694.51  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 76.61200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,829,500.00     P & I AMT:     14,129.54
UPB AMT:   1,828,303.57

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   42
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030642748     MORTGAGORS: LIVNAH               GIL
                            LIVNAH               MARGARET
 REGION CODE    ADDRESS   : 1335 HOPKINS AVENUE
     01         CITY      : PALO ALTO
                STATE/ZIP : CA  94301


MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    324,797.99  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,470.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 67.70800

 ----------------------------------------------------------------
00030644090     MORTGAGORS: TAECKER              KEVIN
                            TAECKER              BARBARA
 REGION CODE    ADDRESS   : 4442 ELLICOTT STREET N.W.
     01         CITY      : WASHINGTON
                STATE/ZIP : DC  20016


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,699.71  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,045.43  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 79.77900

 ----------------------------------------------------------------
00030644314     MORTGAGORS: APONTE               MARCO
                            APONTE               LOUANNE
 REGION CODE    ADDRESS   : 6437 ADEN LANE
     01         CITY      : AUSTIN
                STATE/ZIP : TX  78749


MORTGAGE AMOUNT :   224,901.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,710.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,689.61  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/25
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 86.65400

 ----------------------------------------------------------------
00030644330     MORTGAGORS: FORT                 JOHN
                            FORT                 JANE
 REGION CODE    ADDRESS   : 43936 TAVERN DRIVE
     01         CITY      : ASHBURN
                STATE/ZIP : VA  22011


MORTGAGE AMOUNT :   233,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    233,447.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,734.48  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030644744     MORTGAGORS: BAILEY               JOYCE

 REGION CODE    ADDRESS   : 7810 14TH STREET NW
     01         CITY      : WASHINGTON
                STATE/ZIP : DC  20012


MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    261,091.73  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,008.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030644918     MORTGAGORS: RIGGS                ELIZABETH

 REGION CODE    ADDRESS   : 19018 CATTAIL LANE
     01         CITY      : POOLESVILLE
                STATE/ZIP : MD  20837


MORTGAGE AMOUNT :   287,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    287,599.88  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,214.09  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 76.78600

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,592,701.00     P & I AMT:     12,162.64
UPB AMT:   1,589,346.50

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   43
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030645022     MORTGAGORS: POON                 ORSON
                            LUI                  MARGI
 REGION CODE    ADDRESS   : 25379 BUCKEYE DRIVE
     01         CITY      : CASTRO VALLEY
                STATE/ZIP : CA  94552


MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    292,813.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,201.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 78.21000

 ----------------------------------------------------------------
00030645048     MORTGAGORS: NAEFE                RANDY
                            WURSTER-NAEFE        LEEANN
 REGION CODE    ADDRESS   : 6706 KINGS MILL COURT
     01         CITY      : FREDERICK
                STATE/ZIP : MD  21702


MORTGAGE AMOUNT :   229,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,203.75  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,723.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.99800

 ----------------------------------------------------------------
00030645220     MORTGAGORS: COCKLIN              STEPHEN
                            COCKLIN              ANNE
 REGION CODE    ADDRESS   : 15660 LANCASTER FARM RD.
     01         CITY      : ROCK POINT
                STATE/ZIP : MD  20682


MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    274,810.74  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,993.95  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 73.33300

 ----------------------------------------------------------------
00030645261     MORTGAGORS: O'DONOVAN            MICHAEL
                            O'DONOVAN            REBECCA
 REGION CODE    ADDRESS   : 4138 FULTON AVENUE
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  91423


MORTGAGE AMOUNT :   388,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    387,758.83  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,949.09  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030645287     MORTGAGORS: FOGELMAN             LIONEL
                            FOGELMAN             SYLVIA
 REGION CODE    ADDRESS   : 1225 BEVERLY GREEN DRIVE
     01         CITY      : BEVERLY HILLS
                STATE/ZIP : CA  90212


MORTGAGE AMOUNT :   483,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    483,528.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,849.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 71.14705

 ----------------------------------------------------------------
00030645469     MORTGAGORS: SALVATORE            STEVEN
                            SALVATORE            TAMRA
 REGION CODE    ADDRESS   : 2919 PARK LAWN CT
     01         CITY      : HERNDON
                STATE/ZIP : VA  20171


MORTGAGE AMOUNT :   244,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    243,998.24  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,855.72  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,913,300.00     P & I AMT:     14,572.35
UPB AMT:   1,912,113.49

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   44
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030645543     MORTGAGORS: GEE                  VAN
                            TIE-GEE              JOSEPHINE
 REGION CODE    ADDRESS   : 5639 BOULDER CANYON DRIVE
     01         CITY      : CASTRO VALLEY
                STATE/ZIP : CA  94546


MORTGAGE AMOUNT :   340,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    340,432.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,559.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 74.99700

 ----------------------------------------------------------------
00030645873     MORTGAGORS: LONG                 THOMAS

 REGION CODE    ADDRESS   : 103 WEST CAMDEN FOREST DRIVE
     01         CITY      : CARY
                STATE/ZIP : NC  27511


MORTGAGE AMOUNT :   297,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    297,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,287.52  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 89.99800

 ----------------------------------------------------------------
00030645881     MORTGAGORS: BYERS                ROBERT
                            BYERS                JANET
 REGION CODE    ADDRESS   : 661 BIRDSONG LANE
     01         CITY      : CARMEL
                STATE/ZIP : IN  46032


MORTGAGE AMOUNT :   356,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    356,172.73  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,677.52  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030645964     MORTGAGORS: HURST                JOHN
                            SWENSON              JENNIFER
 REGION CODE    ADDRESS   : 4092 AVELLANO DRIVE
     01         CITY      : EL DORADO HILLS
                STATE/ZIP : CA  95762


MORTGAGE AMOUNT :   262,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    262,241.04  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,017.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.99200

 ----------------------------------------------------------------
00030645980     MORTGAGORS: HEWITT               JOE
                            HEWITT               DAWN
 REGION CODE    ADDRESS   : 21214 PUMILA COURT
     01         CITY      : CORNELIUS
                STATE/ZIP : NC  28031


MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,856.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,890.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 89.98900

 ----------------------------------------------------------------
00030646087     MORTGAGORS: BOWER                WHITNEY
                            HACKETT              VICTORIA
 REGION CODE    ADDRESS   : 70 MOUNT VERNON STREER, UNIT 1B-70
     01         CITY      : BOSTON
                STATE/ZIP : MA  02108


MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    439,726.51  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,344.32  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.85400

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,939,950.00     P & I AMT:     14,776.22
UPB AMT:   1,938,929.58

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   45
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030646376     MORTGAGORS: NORDGREN             DONALD
                            NORDGREN             MELODY
 REGION CODE    ADDRESS   : 3851 BANCROFT LANE
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22312


MORTGAGE AMOUNT :   386,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    385,747.50  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,866.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.70400

 ----------------------------------------------------------------
00030646509     MORTGAGORS: GRAHAM               GREGG
                            GRAHAM               CHRISTY
 REGION CODE    ADDRESS   : 2115 GRANDEUR DRIVE
     01         CITY      : SAN PEDRO
                STATE/ZIP : CA  90732


MORTGAGE AMOUNT :   303,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    303,016.32  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,331.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030646681     MORTGAGORS: MILLISOR             ROD

 REGION CODE    ADDRESS   : 75 PONCE DE LEON UNIT 406
     01         CITY      : ATLANTA
                STATE/ZIP : GA  30308


MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    275,845.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,195.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 78.85700

 ----------------------------------------------------------------
00030646798     MORTGAGORS: ELMS                 FRED
                            ELMS                 ANDREA
 REGION CODE    ADDRESS   : 14580 W 56TH PLACE
     01         CITY      : ARVADA
                STATE/ZIP : CO  80002


MORTGAGE AMOUNT :   379,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    378,881.88  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,982.39  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 89.99300

 ----------------------------------------------------------------
00030646814     MORTGAGORS: DUNNETT              WILLIAM
                            RHEINHARDT           SHEREE
 REGION CODE    ADDRESS   : 50 SOUTH MAIN STREET
     01         CITY      : CRANBURY
                STATE/ZIP : NJ  08512


MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    323,788.06  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,405.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030646863     MORTGAGORS: BLUESTONE            ERIC
                            BLUESTONE            MARISSA
 REGION CODE    ADDRESS   : 8 HIDDEN POND DR
     01         CITY      : READING
                STATE/ZIP : PA  19607


MORTGAGE AMOUNT :   397,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    397,077.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,161.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 89.63000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,065,600.00     P & I AMT:     15,942.55
UPB AMT:   2,064,356.30

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   46
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030646913     MORTGAGORS: DEVITO               JAMES
                            DEVITO               LUCY
 REGION CODE    ADDRESS   : 909 EL MAC PLACE
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92106


MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,488.93  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030647135     MORTGAGORS: BURDMAN              LOUIS
                            SATRA                KARIN
 REGION CODE    ADDRESS   : 619 WOODFIELD ROAD
     01         CITY      : WYCKOFF
                STATE/ZIP : NJ  07481


MORTGAGE AMOUNT :   298,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    298,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,186.62  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030647143     MORTGAGORS: BOSHART              CHARLES
                            DUNLAP               JENNIFER
 REGION CODE    ADDRESS   : 126 N GARFIELD ST
     01         CITY      : ARLINGTON
                STATE/ZIP : VA  22201


MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    277,818.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,064.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.42800

 ----------------------------------------------------------------
00030647168     MORTGAGORS: HACKETT              JOHN
                            HACKETT              JESSIE
 REGION CODE    ADDRESS   : 867 BENJAMIN BRANCH
     01         CITY      : DAVIDSONVILLE
                STATE/ZIP : MD  21035


MORTGAGE AMOUNT :   322,425.00  OPTION TO CONVERT :
UNPAID BALANCE :    322,244.24  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,565.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030647218     MORTGAGORS: BRIDGEFORD           DARRELL
                            BRIDGEFORD           KRISTIN
 REGION CODE    ADDRESS   : 561 LA VISTA ROAD
     01         CITY      : WALNUT CREEK
                STATE/ZIP : CA  94598


MORTGAGE AMOUNT :   268,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    268,641.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,090.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030647242     MORTGAGORS: WYLIE                DAVID
                            DEKAY                WILLIAM
 REGION CODE    ADDRESS   : 208 AMETHYST WAY
     01         CITY      : SENECA
                STATE/ZIP : SC  29672


MORTGAGE AMOUNT :   252,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    252,646.85  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,943.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,740,025.00     P & I AMT:     13,339.57
UPB AMT:   1,739,350.54

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   47
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030647267     MORTGAGORS: SVEHLA               ERNEST
                            SVEHLA               DENISE
 REGION CODE    ADDRESS   : 4551 DONCASTER DRIVE
     01         CITY      : ELLICOTT CITY
                STATE/ZIP : MD  21042


MORTGAGE AMOUNT :   221,255.00  OPTION TO CONVERT :
UNPAID BALANCE :    221,127.70  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,740.62  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030647325     MORTGAGORS: MEADS                HAROLD
                            MEADS                TERRY
 REGION CODE    ADDRESS   : 5867 RHODES LANE
     01         CITY      : EAGLE POINT
                STATE/ZIP : OR  97524


MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,854.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,921.15  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030647366     MORTGAGORS: JENKINS              TOM

 REGION CODE    ADDRESS   : 502 W SPREADING OAKS AVE
     01         CITY      : FRIENDSWOOD
                STATE/ZIP : TX  77546


MORTGAGE AMOUNT :   438,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    438,202.68  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,334.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030647374     MORTGAGORS: POENTIS              JEFFREY
                            POENTIS              TRACY
 REGION CODE    ADDRESS   : 3215 CARLOS LONG STREET
     01         CITY      : HONOLULU
                STATE/ZIP : HI  96816


MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    404,748.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,078.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030647382     MORTGAGORS: ARMOCIDA             PATRICIA

 REGION CODE    ADDRESS   : 2235 12TH AVENUE WEST
     01         CITY      : SEATTLE
                STATE/ZIP : WA  98119


MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    268,828.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,020.91  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 72.89900

 ----------------------------------------------------------------
00030647473     MORTGAGORS: RIPPLE               BILL
                            RIPPLE               DONNA
 REGION CODE    ADDRESS   : 6513 BALLYMORE  LANE
     01         CITY      : CLARKSVILLE
                STATE/ZIP : MD  21029


MORTGAGE AMOUNT :   277,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    277,650.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,037.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 94.98300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,858,655.00     P & I AMT:     14,133.09
UPB AMT:   1,857,411.28

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   48
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030647549     MORTGAGORS: FERRELL              JAMES
                            FERRELL              KATHY
 REGION CODE    ADDRESS   : 1037 BLUE HERON POINT
     01         CITY      : BIRMINGHAM
                STATE/ZIP : AL  35242


MORTGAGE AMOUNT :   396,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    396,559.62  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,051.05  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030648174     MORTGAGORS: EMOND                DALE
                            EMOND                ELIZABETH
 REGION CODE    ADDRESS   : 274 HOYT STREET
     01         CITY      : BROOKLYN
                STATE/ZIP : NY  11231


MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    232,626.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,893.73  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030648281     MORTGAGORS: BELDING              KENNETH
                            BELDING              KATHRYN
 REGION CODE    ADDRESS   : #12 WHITE OAK
     01         CITY      : SMITHTON
                STATE/ZIP : IL  62285


MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    237,869.99  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,915.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 89.81100

 ----------------------------------------------------------------
00030648356     MORTGAGORS: INAMDAR              ANITA
                            SANADI               ASHOK
 REGION CODE    ADDRESS   : 572 GRESHAM AVENUE
     01         CITY      : SUNNYVALE
                STATE/ZIP : CA  94086


MORTGAGE AMOUNT :   232,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    232,650.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,788.88  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.99700

 ----------------------------------------------------------------
00030648695     MORTGAGORS: MARTINI              ROBERT
                            MARTINI              JEANNE
 REGION CODE    ADDRESS   : 28595 WINDMERE COURT
     01         CITY      : LAKE BLUFF
                STATE/ZIP : IL  60044


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,966.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 74.46700

 ----------------------------------------------------------------
00030648851     MORTGAGORS: NEMMERS              JOHN
                            NEMMERS              SHARON
 REGION CODE    ADDRESS   : 748 CAPE BRETON
     01         CITY      : VISTA
                STATE/ZIP : CA  92084


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,848.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,922.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 62.51500

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,600,200.00     P & I AMT:     12,537.72
UPB AMT:   1,599,554.29

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   49
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030648885     MORTGAGORS: BRUTHER              THOMAS
                            BRUTHER              KATHY
 REGION CODE    ADDRESS   : 31004 DEL REY ROAD
     01         CITY      : TEMCULA
                STATE/ZIP : CA  92591


MORTGAGE AMOUNT :   211,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    211,384.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,701.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 84.60000

 ----------------------------------------------------------------
00030648992     MORTGAGORS: VAZQUEZ              ENRIQUE
                            VAZQUEZ              LIZETTE
 REGION CODE    ADDRESS   : 51 FERN STREET
     01         CITY      : GLASTONBURY
                STATE/ZIP : CT  06033


MORTGAGE AMOUNT :   245,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    244,935.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,798.46  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030649032     MORTGAGORS: TUCKER               RICHARD
                            TUCKER               ADELA
 REGION CODE    ADDRESS   : 21066 BRANCHWOOD LANE
     01         CITY      : STERLING
                STATE/ZIP : VA  20164


MORTGAGE AMOUNT :   223,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,150.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,676.46  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.99787

 ----------------------------------------------------------------
00030649057     MORTGAGORS: BEAN                 PETER

 REGION CODE    ADDRESS   : 300 HANNEFORD DRIVE
     01         CITY      : ROSELL
                STATE/ZIP : GA  30075


MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    283,852.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,336.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
LTV :                 94.69800

 ----------------------------------------------------------------
00030649214     MORTGAGORS: MANN                 MICHAEL
                            MANN                 PAMELA
 REGION CODE    ADDRESS   : 523 KIKI DRIVE
     01         CITY      : PLEASANT HILL
                STATE/ZIP : CA  94523


MORTGAGE AMOUNT :   217,550.00  OPTION TO CONVERT :
UNPAID BALANCE :    217,414.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,653.54  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030649263     MORTGAGORS: BASOLA               RICHARD
                            BASOLA               CLAUDIA
 REGION CODE    ADDRESS   : 1660 E BUCK HOLLOW COURT
     01         CITY      : TUCSON
                STATE/ZIP : AZ  85737


MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    283,809.44  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,083.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,465,300.00     P & I AMT:     11,250.53
UPB AMT:   1,464,547.00

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   50
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030650147     MORTGAGORS: HOOVER               PATRICK
                            HOOVER               FRANCES
 REGION CODE    ADDRESS   : RUFFSDALE COURT
     01         CITY      : ASHBURN
                STATE/ZIP : VA  22011


MORTGAGE AMOUNT :   229,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,674.48  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,849.02  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 94.98200

 ----------------------------------------------------------------
00030650188     MORTGAGORS: PLUMER               ALAN
                            PLUMER               DEBORAH
 REGION CODE    ADDRESS   : 3 HENRY CT
     01         CITY      : RAMAPO
                STATE/ZIP : NY  10901


MORTGAGE AMOUNT :   440,850.00  OPTION TO CONVERT :
UNPAID BALANCE :    440,602.85  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,507.60  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 79.99900

 ----------------------------------------------------------------
00030650196     MORTGAGORS: VEVE                 MICHAEL
                            VEVE                 CARY
 REGION CODE    ADDRESS   : 3103 WHITE PEACH PLACE
     01         CITY      : FAIRFAX
                STATE/ZIP : VA  22031


MORTGAGE AMOUNT :   326,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    326,280.92  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,395.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.99600

 ----------------------------------------------------------------
00030650378     MORTGAGORS: SMITH                WILLIAM
                            SMITH                CAROL
 REGION CODE    ADDRESS   : 24 MOSSDALE ROAD
     01         CITY      : JAMAICA PLAIN
                STATE/ZIP : MA  02130


MORTGAGE AMOUNT :   277,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    276,603.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,255.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030650527     MORTGAGORS: RAY                  JAMES
                            RAY                  ROCHELLE
 REGION CODE    ADDRESS   : 3 SOUTH STREET
     01         CITY      : UPTON
                STATE/ZIP : MA  01568


MORTGAGE AMOUNT :   250,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    250,490.17  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,883.05  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030650618     MORTGAGORS: KANG                 MIN
                            KANG                 MAN
 REGION CODE    ADDRESS   : 7361 ANNANDALE COURT
     01         CITY      : ANNANDALE
                STATE/ZIP : VA  22003


MORTGAGE AMOUNT :   385,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    384,966.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,961.86  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,910,200.00     P & I AMT:     14,852.68
UPB AMT:   1,908,618.19

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   51
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030650626     MORTGAGORS: HUNTER               ROBERT
                            HUNTER               KELLY
 REGION CODE    ADDRESS   : 5823 WILDROSE DRIVE
     01         CITY      : ORANGE
                STATE/ZIP : CA  92667


MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    278,847.60  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,244.90  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030650634     MORTGAGORS: KARLSON              STEVEN
                            KARLSON              ELIZABETH
 REGION CODE    ADDRESS   : 8 POND STREET
     01         CITY      : DOVER
                STATE/ZIP : MA  02030


MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    331,227.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,611.85  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030650980     MORTGAGORS: TILTON               GERARD
                            TILTON               MICHELLE
 REGION CODE    ADDRESS   : 29085 OLD ROCKLAND RD
     01         CITY      : GREEN OAKS
                STATE/ZIP : IL  60048


MORTGAGE AMOUNT :   250,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,543.81  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,925.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 76.68200

 ----------------------------------------------------------------
00030651434     MORTGAGORS: DONOHUE              THOMAS

 REGION CODE    ADDRESS   : 6221 WINDHAM HILL RUN
     01         CITY      : KINGSTOWNE
                STATE/ZIP : VA  22315


MORTGAGE AMOUNT :   244,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    243,998.24  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,855.72  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 94.98500

 ----------------------------------------------------------------
00030651459     MORTGAGORS: REMPE                JENNIFER
                            REMPE                KURT
 REGION CODE    ADDRESS   : 2833 ABBEY MANOR CIRCLE
     01         CITY      : BROOKEVILLE
                STATE/ZIP : MD  20833


MORTGAGE AMOUNT :   230,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    230,620.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,835.95  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 79.97100

 ----------------------------------------------------------------
00030651517     MORTGAGORS: FLIPPEN              M.

 REGION CODE    ADDRESS   : 109 MAYFAIR ROAD
     01         CITY      : NASHVILLE
                STATE/ZIP : TN  37205


MORTGAGE AMOUNT :   281,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    280,842.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,235.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 74.93300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,617,300.00     P & I AMT:     12,709.54
UPB AMT:   1,615,080.29

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   52
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030651558     MORTGAGORS: SCALIA               AUGUST
                            SCALIA               PATSY
 REGION CODE    ADDRESS   : 9582 LOGGERSFIELD CIRCLE
     01         CITY      : VIENNA
                STATE/ZIP : VA  22181


MORTGAGE AMOUNT :   247,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,438.03  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,838.43  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030651582     MORTGAGORS: DELAPAZ              NORMANDO
                            DELAPAZ              AIDA
 REGION CODE    ADDRESS   : 5113 WHISPER WILLOW DRIVE
     01         CITY      : FAIRFAX
                STATE/ZIP : VA  22030


MORTGAGE AMOUNT :   262,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    262,228.35  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,948.32  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 89.99300

 ----------------------------------------------------------------
00030651590     MORTGAGORS: PETERSON             PAUL
                            PETERSON             JOLENE
 REGION CODE    ADDRESS   : 25732 WILDE AVENUE
     01         CITY      : STEVENSON RANCH
                STATE/ZIP : CA  91381


MORTGAGE AMOUNT :   222,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,022.18  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,747.66  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 66.11600

 ----------------------------------------------------------------
00030651608     MORTGAGORS: LEHMANN              THOMAS
                            LEHMANN              SUSAN
 REGION CODE    ADDRESS   : 506 BEDFORDSHIRE ROAD
     01         CITY      : LOUISVILLE
                STATE/ZIP : KY  40222


MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    245,858.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,935.28  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 94.25200

 ----------------------------------------------------------------
00030651616     MORTGAGORS: HARTSHORN            STEPHEN
                            HARTSHORN            LYNN
 REGION CODE    ADDRESS   : 6775 CRACKLEBERRY TARIL
     01         CITY      : WOODBURY
                STATE/ZIP : MN  55125


MORTGAGE AMOUNT :   279,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    279,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,149.12  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 89.99400

 ----------------------------------------------------------------
00030651665     MORTGAGORS: LEE                  JOHN
                            LEE                  KATHI
 REGION CODE    ADDRESS   : 17530 BAR X ROAD
     01         CITY      : COLORADO SPRINGS
                STATE/ZIP : CO  80919


MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,851.22  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,960.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,509,650.00     P & I AMT:     11,578.85
UPB AMT:   1,508,898.25

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   53
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030651954     MORTGAGORS: HOCKMAN              JEFFREY
                            HOCKMAN              CONNIE
 REGION CODE    ADDRESS   : 1247 JESSICA DRIVE
     01         CITY      : LIVERMORE
                STATE/ZIP : CA  94550


MORTGAGE AMOUNT :   273,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    273,038.71  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,124.92  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030651962     MORTGAGORS: STOCKTON             JOHN
                            STOCKTON             GERI
 REGION CODE    ADDRESS   : 5533 CANALINO DRIVE
     01         CITY      : CARPINTERIA
                STATE/ZIP : CA  93013


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,840.58  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,878.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 55.55500

 ----------------------------------------------------------------
00030652010     MORTGAGORS: POWELL               BRYAN
                            WEIS                 JANICE
 REGION CODE    ADDRESS   : 1260 HIDE-A-WAY LANE
     01         CITY      : LAKE OSWEGO
                STATE/ZIP : OR  97034


MORTGAGE AMOUNT :   224,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,805.81  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,663.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030652077     MORTGAGORS: CARNAHAN             JOE
                            CARNAHAN             LINDA
 REGION CODE    ADDRESS   : 1690 RISING MIST LANE
     01         CITY      : CUMMINGS
                STATE/ZIP : GA  30131


MORTGAGE AMOUNT :   213,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    213,520.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,642.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 89.99500

 ----------------------------------------------------------------
00030652143     MORTGAGORS: PRICE                MICHAEL
                            PRICE                SANDRA
 REGION CODE    ADDRESS   : 26 CHADWICK DRIVE
     01         CITY      : DOVER
                STATE/ZIP : DE  19901


MORTGAGE AMOUNT :   270,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    270,151.74  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,178.52  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030652226     MORTGAGORS: ADAMSKI              ROBERT
                            MAKOWSKI             JERZY
 REGION CODE    ADDRESS   : 1132 N. KNIGHT
     01         CITY      : PARK RIDGE
                STATE/ZIP : IL  60068


MORTGAGE AMOUNT :   212,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    212,680.69  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,693.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,444,500.00     P & I AMT:     11,181.48
UPB AMT:   1,443,038.10

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   54
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030652259     MORTGAGORS: CHANON               JEFFREY
                            CHANON               ANITA
 REGION CODE    ADDRESS   : 5612 PECAN SPRING COURT
     01         CITY      : DALLAS
                STATE/ZIP : TX  75252


MORTGAGE AMOUNT :   288,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    288,575.07  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,220.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030652671     MORTGAGORS: HUSSEY               FREDERICK
                            HUSSEY               TRACY
 REGION CODE    ADDRESS   : 6 MINUTEMAN ROAD
     01         CITY      : HINGHAM
                STATE/ZIP : MA  02043


MORTGAGE AMOUNT :   260,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    260,083.36  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,002.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030652689     MORTGAGORS: RUBIN                DAVID
                            RUBIN                LISA
 REGION CODE    ADDRESS   : 981 CROSS LANE
     01         CITY      : BLUE BELL
                STATE/ZIP : PA  19422


MORTGAGE AMOUNT :   231,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    230,856.42  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,755.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 71.96200

 ----------------------------------------------------------------
00030652721     MORTGAGORS: ROCCO                JOHN
                            ROCCO                JOAN
 REGION CODE    ADDRESS   : 16 MIDLAND ROAD
     01         CITY      : LYNNFIELD
                STATE/ZIP : MA  01940


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,504.69  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,413.87  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030652762     MORTGAGORS: ALLEY                F.
                            ALLEY                PATRICIA
 REGION CODE    ADDRESS   : 745 EDISON HILL RD
     01         CITY      : STOWE
                STATE/ZIP : VT  05672


MORTGAGE AMOUNT :   570,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    569,672.06  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,484.19  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 60.00000

 ----------------------------------------------------------------
00030653067     MORTGAGORS: CLEMENT              JEFFREY
                            LIMING               RHONDA
 REGION CODE    ADDRESS   : 4435 REDTURN LANE
     01         CITY      : WARRENTON
                STATE/ZIP : VA  20187


MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    287,829.97  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,240.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,938,150.00     P & I AMT:     15,116.36
UPB AMT:   1,936,521.57

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   55
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030653117     MORTGAGORS: HOLMES               EDWARD
                            HOLMES               JOYCE
 REGION CODE    ADDRESS   : 1967 PATIO DRIVE
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95125


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,863.69  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,730.06  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 56.96200

 ----------------------------------------------------------------
00030653166     MORTGAGORS: PACE                 JAMES
                            PACE                 LINDA
 REGION CODE    ADDRESS   : 3106 WATERMAN BLVD
     01         CITY      : FAIRFIELD
                STATE/ZIP : CA  94533


MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,852.71  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,013.96  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030653356     MORTGAGORS: VAUGHAN-JONES        ROBERT
                            VAUGHAN-JONES        AMEDIA
 REGION CODE    ADDRESS   : 303 MARINE DRIVE
     01         CITY      : POINT ROBERTS
                STATE/ZIP : WA  98281


MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    525,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,990.38  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030653430     MORTGAGORS: MORIN                PETER
                            MORIN                SAMANTHA
 REGION CODE    ADDRESS   : 949 SAND CASTLE DRIVE
     01         CITY      : NEWPORT BEACH
                STATE/ZIP : CA  92625


MORTGAGE AMOUNT :   426,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    426,666.81  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,434.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 79.99700

 ----------------------------------------------------------------
00030653489     MORTGAGORS: PARCHE               GERALD
                            HARLOW               CAROLYN
 REGION CODE    ADDRESS   : 709 GLEN ABBEY DRIVE
     01         CITY      : MANSFIELD
                STATE/ZIP : TX  76063


MORTGAGE AMOUNT :   222,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,100.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,727.48  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 89.99100

 ----------------------------------------------------------------
00030653513     MORTGAGORS: NIEVES               LUIS
                            NIEVES               LINDA
 REGION CODE    ADDRESS   : 1174 MONTICELLO ROAD
     01         CITY      : NAPA
                STATE/ZIP : CA  94558


MORTGAGE AMOUNT :   579,347.28  OPTION TO CONVERT :
UNPAID BALANCE :    578,631.98  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,460.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 72.41800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,234,347.28     P & I AMT:     17,356.92
UPB AMT:   2,233,115.19

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   56
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030653562     MORTGAGORS: POWELL               D.
                            POWELL               PAMELA
 REGION CODE    ADDRESS   : 100 NASHAWAY ROAD
     01         CITY      : BOLTON
                STATE/ZIP : MA  01740


MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,672.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,923.25  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030653646     MORTGAGORS: BENZL                KARLA

 REGION CODE    ADDRESS   : 16551 MARIANA CIRCLE
     01         CITY      : HUNTINGTON BEACH
                STATE/ZIP : CA  92649


MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    305,819.34  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,380.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 55.63636

 ----------------------------------------------------------------
00030653703     MORTGAGORS: STAUFFER             MAHLON
                            STAUFFER             ANNETTE
 REGION CODE    ADDRESS   : 7053 FOX PAW TRAIL
     01         CITY      : LITTLETON
                STATE/ZIP : CO  80125


MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    243,609.76  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,917.58  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030653760     MORTGAGORS: BANGS                HOYT
                            BANGS                ALICE
 REGION CODE    ADDRESS   : 219 118TH STREET
     01         CITY      : STONE HARBOR
                STATE/ZIP : NJ  08247


MORTGAGE AMOUNT :   261,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    261,449.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,058.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030653794     MORTGAGORS: PISANO               JEROME
                            PISANO               NOREEN
 REGION CODE    ADDRESS   : 811 WINFAL DRIVE
     01         CITY      : SCHAUMBURG
                STATE/ZIP : IL  60194


MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    374,784.25  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,950.13  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 64.65500

 ----------------------------------------------------------------
00030653844     MORTGAGORS: SIMON                DANIEL
                            BROWNSTEIN           ADRIANNE
 REGION CODE    ADDRESS   : 18322 KAREN DRIVE
     01         CITY      : TARZANNA
                STATE/ZIP : CA  91356


MORTGAGE AMOUNT :   326,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    326,186.48  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,423.52  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,768,750.00     P & I AMT:     13,652.53
UPB AMT:   1,767,521.70

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   57
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030653893     MORTGAGORS: GANEM                EDUARDO

 REGION CODE    ADDRESS   : 2000 ISLAND BLVD UNIT 1001
     01         CITY      : MIAMI
                STATE/ZIP : FL  33160


MORTGAGE AMOUNT :   251,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,300.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,044.66  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 70.00000

 ----------------------------------------------------------------
00030653992     MORTGAGORS: MAHRER               STEPHEN
                            MAHRER               DENISE
 REGION CODE    ADDRESS   : 129 DAVENPORT DRIVE
     01         CITY      : CHESTERFIELD TOWNSHIP
                STATE/ZIP : NJ  08620


MORTGAGE AMOUNT :   277,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    276,862.95  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,131.43  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 88.34600

 ----------------------------------------------------------------
00030654016     MORTGAGORS: WILTSHIRE            ROBERT
                            WILTSHIRE            MARJORIE
 REGION CODE    ADDRESS   : 240 SOUTH CREEK ROAD
     01         CITY      : GLEN MILLS
                STATE/ZIP : PA  19342


MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,869.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 94.94900

 ----------------------------------------------------------------
00030654222     MORTGAGORS: LEONG                ROBERT
                            LEONG                CHRISTINE
 REGION CODE    ADDRESS   : 25378 BUCKEYE DRIVE
     01         CITY      : CASTRO VALLEY
                STATE/ZIP : CA  94552


MORTGAGE AMOUNT :   245,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    245,150.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,798.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 78.40900

 ----------------------------------------------------------------
00030654354     MORTGAGORS: BLEVINS              MARCIE

 REGION CODE    ADDRESS   : 17 MAUI LANE
     01         CITY      : DILLON BEACH
                STATE/ZIP : CA  94929


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,650.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 40.90900

 ----------------------------------------------------------------
00030654438     MORTGAGORS: BUTCHER              ELWOOD
                            BUTCHER              GRACE
 REGION CODE    ADDRESS   : 1310 OXFORD
     01         CITY      : DEERFIELD
                STATE/ZIP : IL  60015


MORTGAGE AMOUNT :   215,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    215,900.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,698.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 85.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,449,550.00     P & I AMT:     11,194.16
UPB AMT:   1,449,212.95

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   58
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030654487     MORTGAGORS: TU                   RAYMOND

 REGION CODE    ADDRESS   : 3069 MARK KAY LANE
     01         CITY      : GLENVIEW
                STATE/ZIP : IL  60025


MORTGAGE AMOUNT :   226,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    226,659.04  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,723.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 87.90600

 ----------------------------------------------------------------
00030654495     MORTGAGORS: BOWMAN               FRANK
                            BOWMAN               GIGI
 REGION CODE    ADDRESS   : 19212 REATA TRL.
     01         CITY      : SAN ANTONIO
                STATE/ZIP : TX  78258


MORTGAGE AMOUNT :   395,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    395,342.88  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,113.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 89.95400

 ----------------------------------------------------------------
00030654560     MORTGAGORS: STA ANA              CARMELINO
                            STA ANA              BRENDA
 REGION CODE    ADDRESS   : 703 OCEANHILL DRIVE
     01         CITY      : HUNTINGTON BEACH
                STATE/ZIP : CA  92648


MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    211,871.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,630.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030654636     MORTGAGORS: MARSEILLES           KAYE

 REGION CODE    ADDRESS   : 2880 ZELL DRIVE
     01         CITY      : LAGUNA BEACH
                STATE/ZIP : CA  92651


MORTGAGE AMOUNT :   292,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    292,431.65  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,301.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030654644     MORTGAGORS: ERICKSON             LANCE
                            ERICKSON             KIMBERLY
 REGION CODE    ADDRESS   : 1 ANNA DRIVE
     01         CITY      : MOUNT OLIVE
                STATE/ZIP : NJ  08976


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,803.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 87.27272

 ----------------------------------------------------------------
00030654750     MORTGAGORS: KELLEHER             RICHARD
                            KELLEHER             NANCY
 REGION CODE    ADDRESS   : 47 CROOKED LANE
     01         CITY      : DUXBURY
                STATE/ZIP : MA  02331


MORTGAGE AMOUNT :   442,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    442,200.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,478.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 60.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,809,400.00     P & I AMT:     14,051.43
UPB AMT:   1,808,505.14

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   59
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030655054     MORTGAGORS: FIGH                 JACK

 REGION CODE    ADDRESS   : 43 ALBERT ST
     01         CITY      : MOONACHIE
                STATE/ZIP : NJ  07074


MORTGAGE AMOUNT :   233,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    232,873.06  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,822.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   08/01/21
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030655138     MORTGAGORS: FOGGIA               RICCARDO

 REGION CODE    ADDRESS   : 26075 SW MOUNTAIN ROAD
     01         CITY      : WEST LINN
                STATE/ZIP : OR  97068


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,822.88  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,333.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 42.85700

 ----------------------------------------------------------------
00030655211     MORTGAGORS: INGRAHAM             WILLIAM
                            KEARNEY              KATHLEEN
 REGION CODE    ADDRESS   : 24 UNDERHILL ROAD
     01         CITY      : OSSINING
                STATE/ZIP : NY  10562


MORTGAGE AMOUNT :   294,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    294,300.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,315.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030655245     MORTGAGORS: GIBSON               KENNETH
                            GIBSON               AMANDA
 REGION CODE    ADDRESS   : 2992 JOYCE LANE
     01         CITY      : SOUTH MERRICK
                STATE/ZIP : NY  11566


MORTGAGE AMOUNT :   250,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    250,248.31  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,925.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030655559     MORTGAGORS: CONOVER              MICHELE

 REGION CODE    ADDRESS   : 5 N BRANCH RD
     01         CITY      : NEWTON
                STATE/ZIP : CT  06470


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,653.52  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,360.11  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 94.04300

 ----------------------------------------------------------------
00030655591     MORTGAGORS: HAKIM                ROBERT
                            HAKIM                BONNIE
 REGION CODE    ADDRESS   : 40 VALLEY CIRCLE
     01         CITY      : FAIRFIELD
                STATE/ZIP : CT  06430


MORTGAGE AMOUNT :   229,050.00  OPTION TO CONVERT :
UNPAID BALANCE :    228,671.83  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,842.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,607,350.00     P & I AMT:     12,599.44
UPB AMT:   1,605,569.60

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   60
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030655708     MORTGAGORS: CANTER               MICHAEL

 REGION CODE    ADDRESS   : 2801 DANA COURT
     01         CITY      : ELLICOTT CITY
                STATE/ZIP : MD  21042


MORTGAGE AMOUNT :   223,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,837.88  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,734.48  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 94.89361

 ----------------------------------------------------------------
00030656094     MORTGAGORS: NEWMAN               DENNIS
                            NEWMAN               DEBRA
 REGION CODE    ADDRESS   : 6781 NORTH WINDPOINT CIRCLE
     01         CITY      : PARKER
                STATE/ZIP : CO  80134


MORTGAGE AMOUNT :   209,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    209,569.65  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,593.88  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030656128     MORTGAGORS: SWINNEY              KYLE
                            SWINNEY              BONNI
 REGION CODE    ADDRESS   : 19145 NE 151ST STREET
     01         CITY      : WOODINVILLE
                STATE/ZIP : WA  98072


MORTGAGE AMOUNT :   338,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    338,189.67  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,572.08  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030656144     MORTGAGORS: JACK                 RICHARD
                            JACK                 NADINE
 REGION CODE    ADDRESS   : 23066 LOS RANCHOS DRIVE
     01         CITY      : TRACY
                STATE/ZIP : CA  95376


MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    248,863.99  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,003.51  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 79.04700

 ----------------------------------------------------------------
00030656193     MORTGAGORS: VAUGHN               LASALLE
                            VAUGHN               PORTIA
 REGION CODE    ADDRESS   : 10103 CIRCLE C
     01         CITY      : HELOTES
                STATE/ZIP : TX  78023


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,840.59  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,100.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 77.14200

 ----------------------------------------------------------------
00030656227     MORTGAGORS: LEONIK               ROBERT
                            LEONIK               LUCY
 REGION CODE    ADDRESS   : 12509 ROYAL WINSLOW PLACE NE
     01         CITY      : ALBUQUERQUE
                STATE/ZIP : NM  87111


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,846.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,022.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 86.66600

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,550,100.00     P & I AMT:     12,026.25
UPB AMT:   1,549,148.27

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   61
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030656235     MORTGAGORS: MEYER                DONALD
                            MEYER                MILDRED
 REGION CODE    ADDRESS   : 6690 TURTLE HILL ROAD
     01         CITY      : LAS VEGAS
                STATE/ZIP : NV  89110


MORTGAGE AMOUNT :   238,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    238,566.18  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,899.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 79.99300

 ----------------------------------------------------------------
00030656318     MORTGAGORS: LILLY                JOEL
                            LILLY                CHRISTA
 REGION CODE    ADDRESS   : 4309 86TH AVE SE
     01         CITY      : MERCER ISLAND
                STATE/ZIP : WA  98040


MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    351,781.21  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,675.46  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030656375     MORTGAGORS: PUTHIYADAM           JOSEPH
                            PUTHIYADAM           ANN
 REGION CODE    ADDRESS   : 2378 CRESTHAVEN STREET
     01         CITY      : MILPITAS
                STATE/ZIP : CA  95035


MORTGAGE AMOUNT :   242,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,400.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,950.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030656672     MORTGAGORS: WEIDMAN              CARL
                            WEIDMAN              KIM
 REGION CODE    ADDRESS   : 2278 AVENIDA CABRILLO
     01         CITY      : CHINO HILL
                STATE/ZIP : CA  91709


MORTGAGE AMOUNT :   231,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,300.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,799.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030656805     MORTGAGORS: WALL                 JAMES
                            WALL                 CATHRINE
 REGION CODE    ADDRESS   : 46 PELICAN BEACH
     01         CITY      : ISLE OF PALMS
                STATE/ZIP : SC  29451


MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    233,722.70  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,820.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030656813     MORTGAGORS: SMITH                JOHN
                            SMITH                DIANE
 REGION CODE    ADDRESS   : 5443 WOODED WAY
     01         CITY      : COLUMBIA
                STATE/ZIP : MD  21044


MORTGAGE AMOUNT :   240,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    240,441.90  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,808.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 84.99500

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,539,150.00     P & I AMT:     11,952.82
UPB AMT:   1,538,211.99

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   62
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030656888     MORTGAGORS: DUNN                 DOUGLAS
                            DUNN                 BRENDA
 REGION CODE    ADDRESS   : 2707 EAST AMBERWOOD DRIVE
     01         CITY      : PHOENIX
                STATE/ZIP : AZ  85048


MORTGAGE AMOUNT :   242,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    241,949.52  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,840.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030656953     MORTGAGORS: GREER                JONATHAN
                            GREER                GWEN
 REGION CODE    ADDRESS   : 5241 COTTONDALE DRIVE SW
     01         CITY      : GRANDVILLE
                STATE/ZIP : MI  49418


MORTGAGE AMOUNT :   269,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,202.87  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,167.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 94.98900

 ----------------------------------------------------------------
00030657001     MORTGAGORS: KAIN                 RONALD
                            KAIN                 CAROLYN
 REGION CODE    ADDRESS   : 13097 LOGAN STREET
     01         CITY      : THORNTON
                STATE/ZIP : CO  80241


MORTGAGE AMOUNT :   246,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,738.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,833.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 94.99800

 ----------------------------------------------------------------
00030657035     MORTGAGORS: GILES                STEPHANIE
                            STEWART              WILLIAM
 REGION CODE    ADDRESS   : 6144 WESLEY POND COURT
     01         CITY      : BURKE
                STATE/ZIP : VA  22015


MORTGAGE AMOUNT :   221,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    220,862.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,679.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 89.83700

 ----------------------------------------------------------------
00030657068     MORTGAGORS: GLOVER               MICHAEL
                            GLOVER               P
 REGION CODE    ADDRESS   : 5700 JOSHUA COURT
     01         CITY      : MANSFIELD
                STATE/ZIP : TX  76063


MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    215,869.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,660.86  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030657084     MORTGAGORS: OSTERGARD            WARREN
                            OSTERGARD            MARGARET
 REGION CODE    ADDRESS   : 27146 SHELL RIDGE CIRCLE
     01         CITY      : BONITA BAY
                STATE/ZIP : FL  33923


MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    271,280.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,115.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 67.31600

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,467,350.00     P & I AMT:     11,296.84
UPB AMT:   1,465,902.66

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   63
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030657092     MORTGAGORS: HURD                 MARC
                            HANNA                MONA
 REGION CODE    ADDRESS   : 10141 SUNKIST CIRCLE
     01         CITY      : VILLA PARK
                STATE/ZIP : CA  92667


MORTGAGE AMOUNT :   306,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    306,509.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,331.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.99400

 ----------------------------------------------------------------
00030657126     MORTGAGORS: WIEFELS              ELIZABETH

 REGION CODE    ADDRESS   : 775 JOHNSON STREET
     01         CITY      : HALF MOON BAY
                STATE/ZIP : CA  94019


MORTGAGE AMOUNT :   226,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    226,509.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,722.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.99900

 ----------------------------------------------------------------
00030657233     MORTGAGORS: SIENSKI              PAUL

 REGION CODE    ADDRESS   : 1012 DELAWARE STREET
     01         CITY      : HUNTINGTON BEACH
                STATE/ZIP : CA  92648


MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    237,356.12  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,826.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030657266     MORTGAGORS: MUMMOLO              DANTE
                            MUMMOLO              LAUREN
 REGION CODE    ADDRESS   : 7 WAINWRIGHT ROAD UNIT 13
     01         CITY      : WINCHESTER
                STATE/ZIP : MA  01890


MORTGAGE AMOUNT :   399,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    399,900.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,146.02  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 79.99600

 ----------------------------------------------------------------
00030657308     MORTGAGORS: UBERTINO             GLENN

 REGION CODE    ADDRESS   : 63 BOUWREY PLACE
     01         CITY      : WHITEHOUSE STATION
                STATE/ZIP : NJ  08889


MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    214,876.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,691.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 73.27000

 ----------------------------------------------------------------
00030657381     MORTGAGORS: BENITEZ              FRANK
                            BENITEZ              KAREN
 REGION CODE    ADDRESS   : 3158 GOSHEFF LANE
     01         CITY      : GAMBRILLS
                STATE/ZIP : MD  21054


MORTGAGE AMOUNT :   266,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    265,934.61  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,022.55  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.98700

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,651,850.00     P & I AMT:     12,739.99
UPB AMT:   1,651,085.53

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   64
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030657407     MORTGAGORS: LAM                  TOAN
                            LAM                  DEBBIE
 REGION CODE    ADDRESS   : 2917 EAST SKYRIDGE CIRCLE
     01         CITY      : SALT LAKE CITY
                STATE/ZIP : UT  84109


MORTGAGE AMOUNT :   360,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    360,087.28  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,802.38  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 75.06200

 ----------------------------------------------------------------
00030657415     MORTGAGORS: PETERSON             ERIC
                            PETERSON             HILDEGARD
 REGION CODE    ADDRESS   : 320 GREENBRIAR ROAD
     01         CITY      : WYOMISSING
                STATE/ZIP : PA  19610


MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    219,856.09  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,633.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 57.89400

 ----------------------------------------------------------------
00030657431     MORTGAGORS: SMITH-BEVINGTON      DARLENE
                            BEVINGTON            TIMOTHY
 REGION CODE    ADDRESS   : 20722 CROW CREEK ROAD
     01         CITY      : CASTRO VALLEY
                STATE/ZIP : CA  94552


MORTGAGE AMOUNT :   251,450.00  OPTION TO CONVERT :
UNPAID BALANCE :    250,802.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,889.06  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.98900

 ----------------------------------------------------------------
00030657704     MORTGAGORS: BOSE                 RONEN
                            BOSE                 SUMITRA
 REGION CODE    ADDRESS   : 243 RODRIGUES AVE
     01         CITY      : MILPITAS
                STATE/ZIP : CA  95035


MORTGAGE AMOUNT :   275,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    275,138.34  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,045.58  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030657712     MORTGAGORS: HOANG                HUY
                            TRAN                 VAN
 REGION CODE    ADDRESS   : 10042 FOXRUN ROAD
     01         CITY      : SANTA ANA
                STATE/ZIP : CA  92705


MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    499,343.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,712.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 70.92100

 ----------------------------------------------------------------
00030657746     MORTGAGORS: MOZ                  CARLOS
                            MOZ                  SUSAN
 REGION CODE    ADDRESS   : 15794 PISTACHIO STREET
     01         CITY      : CHINO HILLS
                STATE/ZIP : CA  91709


MORTGAGE AMOUNT :   232,217.73  OPTION TO CONVERT :
UNPAID BALANCE :    227,755.99  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,818.46  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/19
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 81.47900

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,839,467.73     P & I AMT:     13,901.46
UPB AMT:   1,832,983.34

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   65
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030657753     MORTGAGORS: VALDELLON            VLADIMIR
                            VALDELLON            ZENAIDA
 REGION CODE    ADDRESS   : 2403 GRAPEVINE DRIVE
     01         CITY      : OXNARD
                STATE/ZIP : CA  93030


MORTGAGE AMOUNT :   252,360.92  OPTION TO CONVERT :
UNPAID BALANCE :    251,370.89  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,140.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.25000  MATURITY DATE     :   07/01/18
CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
LTV :                 80.11457

 ----------------------------------------------------------------
00030657779     MORTGAGORS: MAHMOOD              ABBAS
                            MAHMOOD              SUHAD
 REGION CODE    ADDRESS   : 436 LANTERN CREST DR
     01         CITY      : REDLANDS
                STATE/ZIP : CA  92373


MORTGAGE AMOUNT :   394,869.65  OPTION TO CONVERT :
UNPAID BALANCE :    394,331.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,106.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/23
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 78.97300

 ----------------------------------------------------------------
00030657787     MORTGAGORS: MURDOCK              GREGORY
                            MURDOCK              SHERYL
 REGION CODE    ADDRESS   : 636 VERONICA STREET
     01         CITY      : UPLAND
                STATE/ZIP : CA  91786


MORTGAGE AMOUNT :   224,868.79  OPTION TO CONVERT :
UNPAID BALANCE :    224,244.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,822.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/21
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 61.10565

 ----------------------------------------------------------------
00030657795     MORTGAGORS: MCHENRY              RAY
                            MCHENRY              BETSY
 REGION CODE    ADDRESS   : 708 MOCKINGBIRD CIRCLE
     01         CITY      : ESCONDIDO
                STATE/ZIP : CA  92025


MORTGAGE AMOUNT :   219,817.86  OPTION TO CONVERT :
UNPAID BALANCE :    219,513.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,731.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/23
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 78.78700

 ----------------------------------------------------------------
00030657811     MORTGAGORS: RUTCHIK              MICHAEL
                            DONAHUE              MARILYN
 REGION CODE    ADDRESS   : 510 BELVEDERE STREET
     01         CITY      : SAN FRANCISCO
                STATE/ZIP : CA  94117


MORTGAGE AMOUNT :   278,011.34  OPTION TO CONVERT :
UNPAID BALANCE :    277,664.44  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,315.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.25000  MATURITY DATE     :   02/01/23
CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
LTV :                 88.25700

 ----------------------------------------------------------------
00030657894     MORTGAGORS: DEIFE                MARK
                            KANE                 SUZANNE
 REGION CODE    ADDRESS   : 6643 NE WONDERMERE ROAD
     01         CITY      : SEATTLE
                STATE/ZIP : WA  98115


MORTGAGE AMOUNT :   333,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    332,782.17  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,472.52  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 58.93800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,702,928.56     P & I AMT:     13,589.45
UPB AMT:   1,699,906.54

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   66
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030658009     MORTGAGORS: LEVITT               ALLAN
                            LEVITT               ROBIN
 REGION CODE    ADDRESS   : 7 E BRIARWOOD DRIVE
     01         CITY      : WARREN
                STATE/ZIP : NJ  07059


MORTGAGE AMOUNT :   373,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    373,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,938.33  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030658082     MORTGAGORS: SOOHOO               MARK
                            SOOHOO               VALERIE
 REGION CODE    ADDRESS   : 2608 WEST 234TH STREET
     01         CITY      : TORRANCE
                STATE/ZIP : CA  90505


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,843.01  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,781.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 64.86400

 ----------------------------------------------------------------
00030658264     MORTGAGORS: VOGAN                JOHN
                            VOGAN                JEANNETTE
 REGION CODE    ADDRESS   : 4909 SOUTH LAKE GULCH ROAD
     01         CITY      : CASTLE ROCK
                STATE/ZIP : CO  80104


MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,862.71  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,099.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 83.09100

 ----------------------------------------------------------------
00030659056     MORTGAGORS: ROANE                MICHAEL
                            REID-ROANE           TERRIE
 REGION CODE    ADDRESS   : 11401 OLD LEWISTON ROAD
     01         CITY      : RICHMOND
                STATE/ZIP : VA  23236


MORTGAGE AMOUNT :   243,620.00  OPTION TO CONVERT :
UNPAID BALANCE :    243,620.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,873.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.98000

 ----------------------------------------------------------------
00030659148     MORTGAGORS: SHEN                 HSAIHO-HUI
                            SHEN                 HWANG
 REGION CODE    ADDRESS   : 13043 BACH WAY
     01         CITY      : CERRITOS
                STATE/ZIP : CA  90703


MORTGAGE AMOUNT :   319,050.00  OPTION TO CONVERT :
UNPAID BALANCE :    319,050.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,341.08  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.98900

 ----------------------------------------------------------------
00030659213     MORTGAGORS: DREZEK               LEON
                            DREZEK               MARCELLA
 REGION CODE    ADDRESS   : 27 MOHAWK ROAD
     01         CITY      : MARBLEHEAD
                STATE/ZIP : MA  01945


MORTGAGE AMOUNT :   247,050.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,888.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,834.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 94.98200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,681,220.00     P & I AMT:     12,868.14
UPB AMT:   1,680,764.11

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   67
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030659262     MORTGAGORS: ATIGEHCHI            M.

 REGION CODE    ADDRESS   : 2802 DEEP CANYON DRIVE
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90210


MORTGAGE AMOUNT :   800,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    799,051.97  ANNUAL RATE ADJUST:
MONTHLY P&I     :     6,222.32  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   015
LTV :                 69.56500

 ----------------------------------------------------------------
00030659395     MORTGAGORS: PUSTER               FREDERICK

 REGION CODE    ADDRESS   : 945 FRONT RANGE RD.
     01         CITY      : LITTLETON
                STATE/ZIP : CO  80120


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,822.88  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,333.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 92.59200

 ----------------------------------------------------------------
00030659551     MORTGAGORS: QUINN                ROLLIE
                            QUINN                JULIE
 REGION CODE    ADDRESS   : 5275 BALLYCASTLE CIRCLE
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22315


MORTGAGE AMOUNT :   260,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    260,125.34  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,909.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 94.98200

 ----------------------------------------------------------------
00030659577     MORTGAGORS: MILLS                DENISE
                            CONWAY               CORDELL
 REGION CODE    ADDRESS   : 2602 E VOGEL STREET
     01         CITY      : PHOENIX
                STATE/ZIP : AZ  85028


MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,857.88  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,943.16  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 89.98100

 ----------------------------------------------------------------
00030659593     MORTGAGORS: DAVIS                DAVE
                            DAVIS                DARLENE
 REGION CODE    ADDRESS   : 536 LOMA VISTA
     01         CITY      : HEATH
                STATE/ZIP : TX  75087


MORTGAGE AMOUNT :   273,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    273,425.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,055.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030659601     MORTGAGORS: ELLIS                JOHN

 REGION CODE    ADDRESS   : 2201 TIFFANY CIRCLE
     01         CITY      : GARLAND
                STATE/ZIP : TX  75043


MORTGAGE AMOUNT :   209,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    209,829.21  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,651.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,090,850.00     P & I AMT:     16,115.99
UPB AMT:   2,089,112.81

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   68
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030659726     MORTGAGORS: KWONG                ALBERT
                            KWONG                WANDA
 REGION CODE    ADDRESS   : 157 SABLE POINTE
     01         CITY      : ALAMEDA
                STATE/ZIP : CA  84501


MORTGAGE AMOUNT :   242,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    241,957.06  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,883.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 67.62500

 ----------------------------------------------------------------
00030659973     MORTGAGORS: PICKERT              CHARLES
                            PICKERT              ROSANN
 REGION CODE    ADDRESS   : 692 SUNNYOAKS AVENUE
     01         CITY      : CAMPBELL
                STATE/ZIP : CA  95008


MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    274,845.82  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,188.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 61.41000

 ----------------------------------------------------------------
00030660146     MORTGAGORS: DRAGO                DANIEL
                            DRAGO                MELISSA
 REGION CODE    ADDRESS   : 2542 ROLLING MEADOWS DRIVE
     01         CITY      : BEAVERCREEK
                STATE/ZIP : OH  45385


MORTGAGE AMOUNT :   264,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    264,600.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,918.53  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030660203     MORTGAGORS: BREZAK               JOHN
                            BREZAK               LUCINDA
 REGION CODE    ADDRESS   : 45 PROSPECT HILL ROAD
     01         CITY      : HARVARD
                STATE/ZIP : MA  01451


MORTGAGE AMOUNT :   292,450.00  OPTION TO CONVERT :
UNPAID BALANCE :    292,263.51  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,197.08  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.99100

 ----------------------------------------------------------------
00030660278     MORTGAGORS: CANNON               WYLLIS
                            CANNON               LINDA
 REGION CODE    ADDRESS   : 1323 ROSEPOINTE DRIVE
     01         CITY      : YORK
                STATE/ZIP : PA  17404


MORTGAGE AMOUNT :   377,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    376,982.98  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,967.44  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030660344     MORTGAGORS: BRODERICK            RALPH
                            BRODERICK            CLAUDIA
 REGION CODE    ADDRESS   : 16747 DIAMOND DRIVE
     01         CITY      : FT. LAUDERDALE
                STATE/ZIP : FL  33331


MORTGAGE AMOUNT :   221,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    221,222.65  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,741.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,672,700.00     P & I AMT:     12,895.47
UPB AMT:   1,671,872.02

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   69
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030660393     MORTGAGORS: CRANDALL             CHERIE
                            RUS                  DAVID
 REGION CODE    ADDRESS   : 244 CALVIN PLACE
     01         CITY      : SANTA CRUZ
                STATE/ZIP : CA  95060


MORTGAGE AMOUNT :   223,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,461.02  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,699.52  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030660542     MORTGAGORS: SNEED                GREGORY
                            LANDRUM              SADIE
 REGION CODE    ADDRESS   : 2618 BROOKS AVE
     01         CITY      : EL CERRITO
                STATE/ZIP : CA  94530


MORTGAGE AMOUNT :   235,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    234,808.32  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,807.72  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.98989

 ----------------------------------------------------------------
00030660575     MORTGAGORS: WILHELM              PATRICK
                            WILHELM              LESLIE
 REGION CODE    ADDRESS   : 29541 IVY GLENN DRIVE
     01         CITY      : LAGUNA NIGUEL
                STATE/ZIP : CA  92677


MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    243,840.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,811.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030660849     MORTGAGORS: LEDBETTER            SCOTT
                            SEPULVEDA            SYLVIA
 REGION CODE    ADDRESS   : 38 WILLARD GRANT
     01         CITY      : SUDBURY
                STATE/ZIP : MA  01776


MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,753.46  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030660922     MORTGAGORS: MANN                 STEPHEN
                            MANN                 MAUREEN
 REGION CODE    ADDRESS   : 540 CARRIAGE HOUSE LANE
     01         CITY      : HARLEYSVILLE
                STATE/ZIP : PA  19438


MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    277,475.85  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,920.08  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
LTV :                 79.43700

 ----------------------------------------------------------------
00030661359     MORTGAGORS: DECKER               WILLIAM

 REGION CODE    ADDRESS   : 1650 HONEY CREEK ROAD
     01         CITY      : CONYERS
                STATE/ZIP : GA  30208


MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,240.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,618,700.00     P & I AMT:     12,232.52
UPB AMT:   1,617,585.57

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   70
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030661433     MORTGAGORS: SILVERBERG           HARVEY
                            SILVERBERG           SUSAN
 REGION CODE    ADDRESS   : 601 EXMOOR LANE
     01         CITY      : SCHWENKSVILLE
                STATE/ZIP : PA  19473


MORTGAGE AMOUNT :   221,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    221,101.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,623.46  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 94.97900

 ----------------------------------------------------------------
00030661466     MORTGAGORS: PORTMAN              JAE
                            PORTMAN              BARBARA
 REGION CODE    ADDRESS   : COTTAGE #140 E MCINTOSH AVENUE
     01         CITY      : SEA ISLAND
                STATE/ZIP : GA  31561


MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,753.46  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 24.47500

 ----------------------------------------------------------------
00030661615     MORTGAGORS: KHAKPOUR             HOSSAIN
                            SADAFI               MARYAM
 REGION CODE    ADDRESS   : 4540 PEBBLE BROOK LANE
     01         CITY      : PLANO
                STATE/ZIP : TX  75093


MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    244,694.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,862.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 85.96400

 ----------------------------------------------------------------
00030661631     MORTGAGORS: MCDONALD             J.
                            MCDONALD             SHARON
 REGION CODE    ADDRESS   : 20510 VIA LERIDA
     01         CITY      : YORBA LINDA
                STATE/ZIP : CA  92887


MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,837.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,841.39  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 58.14700

 ----------------------------------------------------------------
00030661987     MORTGAGORS: THRELFALL            ALFRED
                            THRELFALL            LINDA
 REGION CODE    ADDRESS   : 40 WARBURTON AVE
     01         CITY      : HAWTHORNE
                STATE/ZIP : NJ  07506


MORTGAGE AMOUNT :   215,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    215,529.10  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,715.81  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030662068     MORTGAGORS: OTT                  JAY
                            OTT                  GLORIA
 REGION CODE    ADDRESS   : 6028 JAMES ALAN STREET
     01         CITY      : CYPRESS
                STATE/ZIP : CA  90630


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,746.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,790.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,504,900.00     P & I AMT:     11,586.51
UPB AMT:   1,503,909.56

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   71
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030662316     MORTGAGORS: ROBERTS              GARY
                            ROBERTS              NINA
 REGION CODE    ADDRESS   : 5850 SILVERADO TRAIL
     01         CITY      : NAPA
                STATE/ZIP : CA  94558


MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    389,751.31  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,929.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 52.70200

 ----------------------------------------------------------------
00030662472     MORTGAGORS: BOYAVAL              ROBERT
                            BOYAVAL              CHRISTINE
 REGION CODE    ADDRESS   : 90 FOX RUN
     01         CITY      : EAST GREENWICH
                STATE/ZIP : RI  02818


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,649.92  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,907.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 68.42100

 ----------------------------------------------------------------
00030662639     MORTGAGORS: JOSEPH               MARK

 REGION CODE    ADDRESS   : 45 SE 16TH COURT
     01         CITY      : GRESHAM
                STATE/ZIP : OR  97080


MORTGAGE AMOUNT :   305,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    305,600.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,431.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030662787     MORTGAGORS: ORENDORFF            JAY
                            ORENDORFF            MARGARET
 REGION CODE    ADDRESS   : 8834 GOVERNER RUN
     01         CITY      : ELLICOTT
                STATE/ZIP : MD  21227


MORTGAGE AMOUNT :   396,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    396,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,115.33  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030662852     MORTGAGORS: OTTMAN               JOHN
                            OTTMAN               CLAUDIA
 REGION CODE    ADDRESS   : 226 MOUNTAIN REACH CT
     01         CITY      : GARDNERVILLE
                STATE/ZIP : NV  89410


MORTGAGE AMOUNT :   220,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    220,255.83  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,636.46  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 69.30800

 ----------------------------------------------------------------
00030663033     MORTGAGORS: DRUCE                BRIAN
                            MCFADDEN             S.
 REGION CODE    ADDRESS   : 188 BELWOOD GATEWAY
     01         CITY      : LOS GATOS
                STATE/ZIP : CA  95032


MORTGAGE AMOUNT :   341,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    340,606.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,682.65  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 78.39000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,913,000.00     P & I AMT:     14,703.67
UPB AMT:   1,911,863.25

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   72
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030663041     MORTGAGORS: ESTREMERA            ANGEL
                            ESTREMERA            ANDALIB
 REGION CODE    ADDRESS   : 740 WHITEBROOK DRIVE
     01         CITY      : LA HABRA
                STATE/ZIP : CA  90631


MORTGAGE AMOUNT :   225,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    225,023.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,791.39  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030663074     MORTGAGORS: ETTEHADIEH           EHSAN

 REGION CODE    ADDRESS   : 22 CLAREMONT CRESCENT
     01         CITY      : BERKELEY
                STATE/ZIP : CA  94705


MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    355,778.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,705.86  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030663116     MORTGAGORS: MELLMAN              JAY
                            KOKES                MARTHA
 REGION CODE    ADDRESS   : 927 CAPUCHINO AVENUE
     01         CITY      : BURLINGAME
                STATE/ZIP : CA  94010


MORTGAGE AMOUNT :   294,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    294,221.65  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,263.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030663124     MORTGAGORS: HAHN                 JAMES
                            KWUN                 JEANINE
 REGION CODE    ADDRESS   : 516 FURLONG
     01         CITY      : AUSTIN
                STATE/ZIP : TX  78746


MORTGAGE AMOUNT :   325,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    325,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,502.81  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030663199     MORTGAGORS: WELHOELTER           ARTHUR
                            WELHOELTER           JUDITH
 REGION CODE    ADDRESS   : 118 NORTH COUNTRY CLUB DRIVE
     01         CITY      : HENDERSONVILLE
                STATE/ZIP : TN  37075


MORTGAGE AMOUNT :   318,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    318,008.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,507.61  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030663231     MORTGAGORS: ALLEN                KENTON
                            HAMDEN-ALLEN         GHADA
 REGION CODE    ADDRESS   : 8424 VINEYARD RIDGE COURT
     01         CITY      : ALBUQUERQUE
                STATE/ZIP : NM  87122


MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,037.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 89.83000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,784,800.00     P & I AMT:     13,808.98
UPB AMT:   1,783,532.52

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   73
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030663363     MORTGAGORS: BARRETT              JAMES
                            KOVACEVICH-BARR      SUZANNE
 REGION CODE    ADDRESS   : 7073 WILDERNESS CIRCLE
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95135


MORTGAGE AMOUNT :   319,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    319,701.17  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,431.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.97700

 ----------------------------------------------------------------
00030663421     MORTGAGORS: FUELLBORN            WOLFGANG
                            FUELLBORN            JUDITH
 REGION CODE    ADDRESS   : 1961 MACARTHUR STREET
     01         CITY      : RANCHO PALOS VERDES
                STATE/ZIP : CA  90275


MORTGAGE AMOUNT :   255,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,445.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,965.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030663470     MORTGAGORS: LITTLE               ANNA

 REGION CODE    ADDRESS   : 1040 SANTA ANA STREET
     01         CITY      : LAGUNA BEACH
                STATE/ZIP : CA  92651


MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    220,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,691.61  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030663496     MORTGAGORS: SCOTT                DARYL
                            SCOTT                SYLVIA
 REGION CODE    ADDRESS   : 20111 APPLE TREE LANE
     01         CITY      : CUPERTINO
                STATE/ZIP : CA  95014


MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    385,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,063.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 74.03800

 ----------------------------------------------------------------
00030664056     MORTGAGORS: MARTINEZ             MIGUEL
                            MARTINEZ             MARIA
 REGION CODE    ADDRESS   : 8937 GOLDEN OAK COURT
     01         CITY      : HICKORY HILLS
                STATE/ZIP : IL  60458


MORTGAGE AMOUNT :   260,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    260,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,119.52  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 89.82700

 ----------------------------------------------------------------
00030664106     MORTGAGORS: RAFTER               JOHN
                            RAFTER               JEAN
 REGION CODE    ADDRESS   : 5595 BLUEBROOK LANE
     01         CITY      : YORBA LINDA
                STATE/ZIP : CA  92686


MORTGAGE AMOUNT :   303,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    303,111.48  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,305.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,744,300.00     P & I AMT:     13,576.49
UPB AMT:   1,743,757.80

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   74
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030664130     MORTGAGORS: SOBB                 DAVID
                            THOMAS               JENNIFER
 REGION CODE    ADDRESS   : 785 E HEARTSTRONG STREET
     01         CITY      : SUPERIOR
                STATE/ZIP : CO  80027


MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    414,094.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,125.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030664148     MORTGAGORS: GIDWANEY             ANIL
                            GIDWANEY             ANGELI
 REGION CODE    ADDRESS   : 3123 LAKE AVENUE
     01         CITY      : WILMETTE
                STATE/ZIP : IL  60097


MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    212,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,648.92  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 94.22180

 ----------------------------------------------------------------
00030664221     MORTGAGORS: NGUYEN               MINH
                            NGUYEN               KIM
 REGION CODE    ADDRESS   : 13031 BACH WAY
     01         CITY      : CERRITOS
                STATE/ZIP : CA  90703


MORTGAGE AMOUNT :   315,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    315,100.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,367.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.99400

 ----------------------------------------------------------------
00030664262     MORTGAGORS: MC GOWAN             THOMAS
                            MC GOWAN             JAN
 REGION CODE    ADDRESS   : 1164 SPRING HILL WAY
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95120


MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,756.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030664775     MORTGAGORS: CROSIER              THOMAS
                            CROSIER              MELANIE
 REGION CODE    ADDRESS   : 18962 K-Z ROAD
     01         CITY      : CYPRESS
                STATE/ZIP : TX  77429


MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    262,797.03  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,983.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030665020     MORTGAGORS: SULLIVAN             JOHN
                            SULLIVAN             DARYL
 REGION CODE    ADDRESS   : 238 WINDSONG  DR
     01         CITY      : HENDERSON
                STATE/ZIP : NV  89014


MORTGAGE AMOUNT :   255,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,478.46  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,875.87  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.99400

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,962,750.00     P & I AMT:     14,756.98
UPB AMT:   1,959,469.63

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   75
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030665038     MORTGAGORS: HARDING              SANDRA
                            HARDING              DAVID
 REGION CODE    ADDRESS   : 8265 PRIVATE LANE
     01         CITY      : ANNANDALE
                STATE/ZIP : VA  22003


MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    363,743.09  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,607.74  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030665053     MORTGAGORS: SCHWEFEL             JOHN
                            SCHWEFEL             KELLY
 REGION CODE    ADDRESS   : 10605 313TH AVENUE
     01         CITY      : PRINCETON
                STATE/ZIP : MN  55371


MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    233,858.24  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,799.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 89.99600

 ----------------------------------------------------------------
00030665152     MORTGAGORS: MADDALONE            ANTHONY
                            MADDALONE            JUDITH
 REGION CODE    ADDRESS   : 1 FOXGLOVE DRIVE
     01         CITY      : WARREN
                STATE/ZIP : NJ  07059


MORTGAGE AMOUNT :   418,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    418,015.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,327.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 78.77300

 ----------------------------------------------------------------
00030665236     MORTGAGORS: BRENDIS              LEO
                            BRENDIS              SUZANNE
 REGION CODE    ADDRESS   : 2730 PASATIEMPO GLEN
     01         CITY      : ESCONDIDO
                STATE/ZIP : CA  92025


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,781.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030665244     MORTGAGORS: SHREDNICK-DAVAJAN    ANDREA

 REGION CODE    ADDRESS   : 3603 RIDGE ROAD
     01         CITY      : DELAFIELD
                STATE/ZIP : WI  53018


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,858.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,866.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 78.68800

 ----------------------------------------------------------------
00030665368     MORTGAGORS: SCHINDLER            ROBERT
                            SCHINDLER            PATRICIA
 REGION CODE    ADDRESS   : 7421 HENON DRIVE
     01         CITY      : SEBASTOPOL
                STATE/ZIP : CA  95472


MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    301,668.94  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,263.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   08/01/25
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,800,250.00     P & I AMT:     13,646.65
UPB AMT:   1,797,144.10

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   76
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030665392     MORTGAGORS: MATTHEWS             C.
                            MATTHEWS             THERESA
 REGION CODE    ADDRESS   : 2311 RICHBOROUGH ROAD
     01         CITY      : CLARKSON VALLEY
                STATE/ZIP : MO  63017


MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    234,838.28  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,703.91  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 82.45600

 ----------------------------------------------------------------
00030665848     MORTGAGORS: THOMPSON             FORREST

 REGION CODE    ADDRESS   : 413 LOWER ARMSTRONG RD
     01         CITY      : BELMONT
                STATE/ZIP : NC  28012


MORTGAGE AMOUNT :   311,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    310,459.28  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,446.64  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 79.53900

 ----------------------------------------------------------------
00030665855     MORTGAGORS: ROBERTS              JOHN
                            ROBERTS              LORI
 REGION CODE    ADDRESS   : 2340 FOX STREET
     01         CITY      : ORONO
                STATE/ZIP : MN  55391


MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,878.51  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,076.91  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
LTV :                 79.98700

 ----------------------------------------------------------------
00030665921     MORTGAGORS: CUNHA                KENNETH
                            MCPEEK-CUNHA         JENNIFER
 REGION CODE    ADDRESS   : 1145 LONGLEA  TERRACE
     01         CITY      : WEST PALM BEACH
                STATE/ZIP : FL  33414


MORTGAGE AMOUNT :   219,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    218,927.50  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,647.90  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 87.08600

 ----------------------------------------------------------------
00030665947     MORTGAGORS: PRIMELLES            ENRIQUE
                            PRIMELLES            MARIA
 REGION CODE    ADDRESS   : 5860 SW 93RD ST
     01         CITY      : MIAMI
                STATE/ZIP : FL  33156


MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    289,289.81  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,229.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 74.35800

 ----------------------------------------------------------------
00030665970     MORTGAGORS: ALBERT               ALAN
                            ALBERT               PAMELA
 REGION CODE    ADDRESS   : 1229 E. BAYSHORE DR
     01         CITY      : VIRGINIA BEACH
                STATE/ZIP : VA  23451


MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    390,232.92  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,910.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,694,350.00     P & I AMT:     13,015.79
UPB AMT:   1,690,626.30

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   77
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030665988     MORTGAGORS: KENNEDY              JOHN
                            KENNEDY              ISABEL
 REGION CODE    ADDRESS   : 32 VARDON WAY
     01         CITY      : HOWELL
                STATE/ZIP : NJ  07727


MORTGAGE AMOUNT :   298,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    298,700.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,139.93  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 89.99000

 ----------------------------------------------------------------
00030665996     MORTGAGORS: MOUNTS               LARRY
                            MOUNTS               GAYNELLE
 REGION CODE    ADDRESS   : 4627 KNIGHT PLACE
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22311


MORTGAGE AMOUNT :   225,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    225,292.55  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,656.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.99200

 ----------------------------------------------------------------
00030666002     MORTGAGORS: PETRUCCI             MICHAEL
                            PETRUCCI             JILL
 REGION CODE    ADDRESS   : 11 ELSINORE DR
     01         CITY      : MOUNT HOLLY
                STATE/ZIP : NJ  08060


MORTGAGE AMOUNT :   222,210.00  OPTION TO CONVERT :
UNPAID BALANCE :    221,637.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,669.38  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030666010     MORTGAGORS: TURNER               DONALD
                            TURNER               CAROL
 REGION CODE    ADDRESS   : 13 WOODCOCK LANE
     01         CITY      : WESTPORT
                STATE/ZIP : CT  06880


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,302.01  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,360.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 75.94900

 ----------------------------------------------------------------
00030666036     MORTGAGORS: BROUSELL             RONALD
                            BROUSELL             MARILU
 REGION CODE    ADDRESS   : 2 MEADOW LANE
     01         CITY      : WEST LONG BRANCH
                STATE/ZIP : NJ  07764


MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    274,545.98  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,212.71  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 56.12200

 ----------------------------------------------------------------
00030666044     MORTGAGORS: WINSTON              KENNETH
                            WINSTON              BRITT
 REGION CODE    ADDRESS   : 40 VALLEY POND RD
     01         CITY      : KATONAH
                STATE/ZIP : NY  10536


MORTGAGE AMOUNT :   236,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,783.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,754.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,557,910.00     P & I AMT:     11,792.73
UPB AMT:   1,555,261.18

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   78
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030666069     MORTGAGORS: MAHADY               PAUL
                            MAHADY               DIANE
 REGION CODE    ADDRESS   : 111 LUDLOW AVE
     01         CITY      : SPRING LAKE
                STATE/ZIP : NJ  07762


MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    448,840.31  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,380.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 66.17600

 ----------------------------------------------------------------
00030666077     MORTGAGORS: CROSBY               ANN

 REGION CODE    ADDRESS   : 808 CLOVERFIELD CT
     01         CITY      : BRENTWOOD
                STATE/ZIP : TN  37027


MORTGAGE AMOUNT :   229,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    228,894.65  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,805.48  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030666093     MORTGAGORS: BRADY                ELIZABETH

 REGION CODE    ADDRESS   : 52 HIGHWOOD
     01         CITY      : SIMSBURY
                STATE/ZIP : CT  06070


MORTGAGE AMOUNT :   415,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    410,021.74  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,191.00  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 79.04700

 ----------------------------------------------------------------
00030666119     MORTGAGORS: KAHN                 RONALD
                            KAHN                 JUDITH
 REGION CODE    ADDRESS   : 210 KNOLLWOOD AVE
     01         CITY      : MAMARONECK
                STATE/ZIP : NY  10543


MORTGAGE AMOUNT :   222,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,222.86  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,771.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 79.50000

 ----------------------------------------------------------------
00030666127     MORTGAGORS: CRUMP                CHARLES
                            CRUMP                CAROLYN
 REGION CODE    ADDRESS   : 1213 SUMMERVILLE LANE
     01         CITY      : DURHAM
                STATE/ZIP : NC  27712


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    298,971.10  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,360.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 68.69000

 ----------------------------------------------------------------
00030666143     MORTGAGORS: LA CAVA              MICHAEL
                            LA CAVA              ROSANNE
 REGION CODE    ADDRESS   : 80 CANTERBURY DRIVE
     01         CITY      : FREEHOLD
                STATE/ZIP : NJ  07728


MORTGAGE AMOUNT :   271,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    270,566.94  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,062.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.99000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,888,500.00     P & I AMT:     14,571.21
UPB AMT:   1,879,517.60

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   79
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030666168     MORTGAGORS: JACKSON              RICHARD

 REGION CODE    ADDRESS   : 7514 RADNOR ROAD
     01         CITY      : BETHSEDA
                STATE/ZIP : MD  20817


MORTGAGE AMOUNT :   325,850.00  OPTION TO CONVERT :
UNPAID BALANCE :    325,312.01  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,621.87  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030666267     MORTGAGORS: WILLIAMS-MEYERS      SUSAN

 REGION CODE    ADDRESS   : 3670 MACE COURT
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95127


MORTGAGE AMOUNT :   240,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    240,011.83  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,889.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 89.99400

 ----------------------------------------------------------------
00030666275     MORTGAGORS: HENDERSON            WALKER
                            HENDERSON            ANNE
 REGION CODE    ADDRESS   : 2994 NEEDHAM CT
     01         CITY      : DELRAY BEACH
                STATE/ZIP : FL  33445


MORTGAGE AMOUNT :   289,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    289,104.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,306.57  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 79.99500

 ----------------------------------------------------------------
00030666283     MORTGAGORS: KELLER               RAYMOND
                            SUTHERLAND           ANN
 REGION CODE    ADDRESS   : 1574 BROWNS GAP TURNPIKE
     01         CITY      : CHARLOTTESVILLE
                STATE/ZIP : VA  22901


MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    264,562.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,132.25  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 72.24600

 ----------------------------------------------------------------
00030666309     MORTGAGORS: GENSHEIMER           ROBERT
                            GENSHEIMER           MICHELE
 REGION CODE    ADDRESS   : 28 DEIRE DRIVE
     01         CITY      : SPARTA
                STATE/ZIP : NJ  07821


MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    244,605.88  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,993.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 63.63600

 ----------------------------------------------------------------
00030666358     MORTGAGORS: FANNING              GERALD
                            FANNING              ELIZABETH
 REGION CODE    ADDRESS   : 5 DEER PATH RD
     01         CITY      : WARREN
                STATE/ZIP : NJ  07059


MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    339,078.35  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,494.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 71.57800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,705,900.00     P & I AMT:     13,438.14
UPB AMT:   1,702,674.93

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   80
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030666556     MORTGAGORS: SHELDON              ROBERT
                            SHELDON              THERESA
 REGION CODE    ADDRESS   : 1612 ROANOKE STREET
     01         CITY      : PLACENTIA
                STATE/ZIP : CA  92670


MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,864.22  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,856.61  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030666697     MORTGAGORS: MANCUSO              MARK
                            MANCUSO              PAMELA
 REGION CODE    ADDRESS   : 35 BEECHWOOD PL
     01         CITY      : FAIR HAVEN
                STATE/ZIP : NJ  07704


MORTGAGE AMOUNT :   269,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,255.73  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,099.25  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 89.99600

 ----------------------------------------------------------------
00030666713     MORTGAGORS: COLLINS              CHARLES
                            COLLINS              SARAH
 REGION CODE    ADDRESS   : 34 BEACON HILL DR
     01         CITY      : CHESTER
                STATE/ZIP : NJ  07930


MORTGAGE AMOUNT :   488,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    487,900.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,844.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 85.00000

 ----------------------------------------------------------------
00030666721     MORTGAGORS: GIBSON               M.
                            GIBSON               JUDY
 REGION CODE    ADDRESS   : 5131 EAST 79TH STREET
     01         CITY      : TULSA
                STATE/ZIP : OK  74136


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,201.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 70.75400

 ----------------------------------------------------------------
00030666739     MORTGAGORS: SMITH                BARBARA
                            ALIBERTO             JOANNE
 REGION CODE    ADDRESS   : 23 BEECHWOOD RD
     01         CITY      : HARTSDALE
                STATE/ZIP : NY  10530


MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,856.51  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,017.88  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030666812     MORTGAGORS: VELDMAN              LESLIE
                            VELDMAN              MARGARET
 REGION CODE    ADDRESS   : 6448 STANLEY AVENUE
     01         CITY      : CARMICHAEL
                STATE/ZIP : CA  95608


MORTGAGE AMOUNT :   302,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    300,171.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,367.71  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   01/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 65.38800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,853,900.00     P & I AMT:     14,387.73
UPB AMT:   1,849,048.00

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   81
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030666820     MORTGAGORS: OSUGA                JOANNA
                            NIELSEN              ERIC
 REGION CODE    ADDRESS   : 5490 LIONS CROSS CIRCLE
     01         CITY      : GRANIT BAY
                STATE/ZIP : CA  95746


MORTGAGE AMOUNT :   430,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    429,746.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,344.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030667133     MORTGAGORS: FREELEY              AUSTIN
                            FREELEY              JO-ANN
 REGION CODE    ADDRESS   : 56 LOWELL ROAD
     01         CITY      : PEMBROKE
                STATE/ZIP : MA  02359


MORTGAGE AMOUNT :   263,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    263,250.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,000.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030667208     MORTGAGORS: MEDINA               VINCENT
                            MEDINA               LESLIE
 REGION CODE    ADDRESS   : 1052 CAMINO REAL
     01         CITY      : SANTA FE
                STATE/ZIP : NM  87501


MORTGAGE AMOUNT :   393,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    393,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,952.48  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030667349     MORTGAGORS: JOHNSON              PORTER
                            JOHNSON              JEANETTE
 REGION CODE    ADDRESS   : 3265 MARINA DRIVE
     01         CITY      : MARINA
                STATE/ZIP : CA  93933


MORTGAGE AMOUNT :   247,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,600.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,881.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030667356     MORTGAGORS: RUPP                 PERRY
                            SAGAR                LESLIE
 REGION CODE    ADDRESS   : 2190 OTTINGER ROAD
     01         CITY      : KELLER
                STATE/ZIP : TX  76248


MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    236,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,793.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030667794     MORTGAGORS: WILSON               JAMES
                            WILSON               GALE
 REGION CODE    ADDRESS   : 14708 JONES BRIDGE ROAD
     01         CITY      : BOWIE
                STATE/ZIP : MD  20721


MORTGAGE AMOUNT :   274,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    274,057.85  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,255.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
LTV :                 89.95000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,844,050.00     P & I AMT:     14,229.36
UPB AMT:   1,843,653.98

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   82
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030668305     MORTGAGORS: PETTY                JAMES

 REGION CODE    ADDRESS   : 2002 MUIRFIELD WAY
     01         CITY      : OLDSMAR
                STATE/ZIP : FL  34677


MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    349,765.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,568.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/25
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 78.19400

 ----------------------------------------------------------------
00030668388     MORTGAGORS: NGO                  PETER
                            NGUYEN               UYEN
 REGION CODE    ADDRESS   : 1825 TAMBOUR WAY
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95131


MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,139.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 79.88200

 ----------------------------------------------------------------
00030668727     MORTGAGORS: SCHWAB               STEVEN
                            SCHWAB               MARTHA
 REGION CODE    ADDRESS   : 13925 BELLETERRE DRIVE
     01         CITY      : ALPHARETTA
                STATE/ZIP : GA  30201


MORTGAGE AMOUNT :   259,825.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,825.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,951.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030668735     MORTGAGORS: STEVENS              BRANT
                            STEVENS              MICHELLE
 REGION CODE    ADDRESS   : 2318 ATTAWAY WALK
     01         CITY      : ATLANTA
                STATE/ZIP : GA  30319


MORTGAGE AMOUNT :   226,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    226,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,681.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 89.98800

 ----------------------------------------------------------------
00030668818     MORTGAGORS: GOLDBERG             FELIX
                            GOLDBERG             JANET
 REGION CODE    ADDRESS   : 855 RIDGE ROAD
     01         CITY      : LAKE ARROWHEAD
                STATE/ZIP : CA  92352


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,306.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 47.24400

 ----------------------------------------------------------------
00030668925     MORTGAGORS: LAU                  FREDERICK
                            LAU                  DORA
 REGION CODE    ADDRESS   : 13037 BACH WAY
     01         CITY      : CERRITOS
                STATE/ZIP : CA  90703


MORTGAGE AMOUNT :   323,850.00  OPTION TO CONVERT :
UNPAID BALANCE :    323,850.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,432.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.98900

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,732,175.00     P & I AMT:     13,081.48
UPB AMT:   1,731,940.15

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   83
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030669022     MORTGAGORS: FORTNA               RUSSELL
                            FORTNA               BARBARA
 REGION CODE    ADDRESS   : 16890 E. 116TH CT.
     01         CITY      : COMMERCE CITY
                STATE/ZIP : CO  80022


MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,531.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,968.42  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 76.41700

 ----------------------------------------------------------------
00030669394     MORTGAGORS: JACOBS               MICHAEL

 REGION CODE    ADDRESS   : 6656 LACASSE DRIVE
     01         CITY      : LINO LAKES
                STATE/ZIP : MN  55014


MORTGAGE AMOUNT :   301,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    301,700.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,454.73  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 89.99300

 ----------------------------------------------------------------
00030669634     MORTGAGORS: PICKETT              RORY
                            PICKETT              TERRY
 REGION CODE    ADDRESS   : 5435 ROUNDUP DR.
     01         CITY      : COLORADO  SPRINGS
                STATE/ZIP : CO  80918


MORTGAGE AMOUNT :   214,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    214,066.87  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,628.07  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 89.91700

 ----------------------------------------------------------------
00030669667     MORTGAGORS: VIGNA                MARK
                            VIGNA                NANCY
 REGION CODE    ADDRESS   : 4047 PRINCETON RIDGE
     01         CITY      : EUREKA
                STATE/ZIP : MO  63025


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,856.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,690.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030669691     MORTGAGORS: MCGUIRK              KEVIN
                            ROGERS               SUSAN
 REGION CODE    ADDRESS   : 580 CLIPPER HILL ROAD
     01         CITY      : DANVILLE
                STATE/ZIP : CA  94526


MORTGAGE AMOUNT :   377,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    377,041.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,902.65  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 74.75200

 ----------------------------------------------------------------
00030669717     MORTGAGORS: EATON                CHARLES
                            EATON                NANCY
 REGION CODE    ADDRESS   : 5307 JOSEPH LANE
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95118


MORTGAGE AMOUNT :   222,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,150.84  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,631.16  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,596,700.00     P & I AMT:     12,275.38
UPB AMT:   1,595,346.67

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   84
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030669758     MORTGAGORS: STEVENSON            DONALD
                            STEVENSON            EDNA
 REGION CODE    ADDRESS   : 1909 CARROLLTON RD
     01         CITY      : ANNAPOLIS
                STATE/ZIP : MD  21401


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,846.96  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,803.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030669824     MORTGAGORS: PANG                 ANTHONY
                            PANG                 MICHELE
 REGION CODE    ADDRESS   : 1027 CROTON DR
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22308


MORTGAGE AMOUNT :   222,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,300.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,611.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030670293     MORTGAGORS: LEONARD              LARRY
                            LEONARD              JILL
 REGION CODE    ADDRESS   : 36 PURDUE DRIVE
     01         CITY      : RICHBORO
                STATE/ZIP : PA  18954


MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    279,792.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,957.81  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 74.48100

 ----------------------------------------------------------------
00030670301     MORTGAGORS: MUNANA               PAUL
                            MUNANA               KAREN
 REGION CODE    ADDRESS   : 5053 SUNSET FAIRWAYS DRIVE
     01         CITY      : HOLLY SPRINGS
                STATE/ZIP : NC  27540


MORTGAGE AMOUNT :   253,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    253,653.98  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,996.65  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030670590     MORTGAGORS: PAULAITIS            MICHAEL
                            PAULAITIS            LINDA
 REGION CODE    ADDRESS   : 1739 MONKTON FARMS DR
     01         CITY      : MONKTON
                STATE/ZIP : MD  21111


MORTGAGE AMOUNT :   373,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    372,816.35  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,871.90  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030670608     MORTGAGORS: OSTERDAY             STEPHEN
                            OSTERDAY             LINDA
 REGION CODE    ADDRESS   : 9606 LARKVIEW CT
     01         CITY      : FAIRFAX
                STATE/ZIP : VA  22039


MORTGAGE AMOUNT :   261,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    261,281.92  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,011.48  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,631,200.00     P & I AMT:     12,252.71
UPB AMT:   1,629,691.40

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   85
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030670616     MORTGAGORS: BAILEY               ROBERT
                            BAILEY               SUSAN
 REGION CODE    ADDRESS   : 8405 LEE JACKSON CIRCLE
     01         CITY      : SPOTSYLVANIA
                STATE/ZIP : VA  22553


MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    237,687.58  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,767.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 76.77400

 ----------------------------------------------------------------
00030670632     MORTGAGORS: QUARLES              HARRY
                            QUARLES              VIRGINIA
 REGION CODE    ADDRESS   : 66 POOR FARM RD
     01         CITY      : HARVARD
                STATE/ZIP : MA  01451


MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    245,838.83  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,826.55  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 76.39700

 ----------------------------------------------------------------
00030670657     MORTGAGORS: DOWIS                DAVID
                            DOWIS                LINDA
 REGION CODE    ADDRESS   : 3515 S PUCKETT RD
     01         CITY      : BUFORD
                STATE/ZIP : GA  30519


MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    234,714.25  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,806.95  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 75.80600

 ----------------------------------------------------------------
00030670665     MORTGAGORS: GABLE                JERRY
                            GABLE                BRENDA
 REGION CODE    ADDRESS   : 3526 HIGH POINT CT.
     01         CITY      : BEAVERCREEK
                STATE/ZIP : OH  45440


MORTGAGE AMOUNT :   236,050.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,903.28  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,794.15  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 94.98900

 ----------------------------------------------------------------
00030670681     MORTGAGORS: HEMBERGER            STEPHEN
                            HEMBERGER            NINA
 REGION CODE    ADDRESS   : 166 WALTER RD
     01         CITY      : YORK
                STATE/ZIP : PA  17402


MORTGAGE AMOUNT :   257,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,581.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,913.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 66.08900

 ----------------------------------------------------------------
00030670699     MORTGAGORS: JAGER                THOMAS
                            JAGER                LINDA
 REGION CODE    ADDRESS   : 5859 CRAIGEN BLUFF
     01         CITY      : BETTENDORF
                STATE/ZIP : IA  52722


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,724.08  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,730.06  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 57.69200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,437,800.00     P & I AMT:     10,838.64
UPB AMT:   1,436,449.41

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   86
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030670707     MORTGAGORS: FULLER               LAWRENCE
                            FULLER               CHRISTINE
 REGION CODE    ADDRESS   : 1111 DUNBAR DR
     01         CITY      : COLUMBIA
                STATE/ZIP : MO  65203


MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    264,677.79  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,037.62  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 65.43200

 ----------------------------------------------------------------
00030670723     MORTGAGORS: PINKARD              LOWELL
                            PINKARD              LUANN
 REGION CODE    ADDRESS   : 3 OVERHILL ROAD
     01         CITY      : ROME
                STATE/ZIP : GA  30161


MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,741.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,829.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 48.42100

 ----------------------------------------------------------------
00030670764     MORTGAGORS: GARCIA               RAYMOND
                            GARCIA               DIEDRA
 REGION CODE    ADDRESS   : 7819 W OXFORD CIRCLE
     01         CITY      : LAKEWOOD
                STATE/ZIP : CO  80235


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,707.40  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,068.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030670780     MORTGAGORS: CALL                 MICHAEL
                            CALL                 FREDA
 REGION CODE    ADDRESS   : 5818 BRUNTSFIELD PLACE
     01         CITY      : CHARLOTTE
                STATE/ZIP : NC  28277


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    296,724.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 60.60606

 ----------------------------------------------------------------
00030670822     MORTGAGORS: JASKULSKI            CHARLES
                            JASKULSKI            KATHLEEN
 REGION CODE    ADDRESS   : 120 LINK ROAD
     01         CITY      : FLEETWOOD
                STATE/ZIP : PA  19522


MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    215,701.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,566.15  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030670830     MORTGAGORS: HURLOW               ROBERT
                            HURLOW               SHARMAN
 REGION CODE    ADDRESS   : 615 EMPORIA ROAD
     01         CITY      : BOULDER
                STATE/ZIP : CO  80303


MORTGAGE AMOUNT :   468,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    464,843.61  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,474.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,739,000.00     P & I AMT:     13,152.54
UPB AMT:   1,731,395.94

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   87
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030670848     MORTGAGORS: SIMON                ARLEN
                            SIMON                DONNA
 REGION CODE    ADDRESS   : 1050 SOUTH UNION AVENUE
     01         CITY      : EAST WENATCHEE
                STATE/ZIP : WA  98802


MORTGAGE AMOUNT :   224,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,100.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,723.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030670863     MORTGAGORS: NGUYEN               PHILLIP
                            TRAN                 LINH
 REGION CODE    ADDRESS   : 20385 WINFIELD PLACE
     01         CITY      : STERLING
                STATE/ZIP : VA  20165


MORTGAGE AMOUNT :   227,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,216.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,729.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 68.93939

 ----------------------------------------------------------------
00030670871     MORTGAGORS: TRAN                 TUAN
                            TRAN                 SANDIE
 REGION CODE    ADDRESS   : 1848 TAMBOUR WAY
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95131


MORTGAGE AMOUNT :   275,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    275,764.29  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,319.92  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
LTV :                 79.99400

 ----------------------------------------------------------------
00030670905     MORTGAGORS: ZALNERAITIS          BRUCE
                            STEWART              BRENDA
 REGION CODE    ADDRESS   : 2625 THORNHILL DRIVE
     01         CITY      : SAN CARLOS
                STATE/ZIP : CA  94070


MORTGAGE AMOUNT :   266,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    266,242.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030670913     MORTGAGORS: KIM                  HEUNG

 REGION CODE    ADDRESS   : 4521 ORR DRIVE
     01         CITY      : CHANTILLY
                STATE/ZIP : VA  22021


MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    279,676.62  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,202.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 87.50000

 ----------------------------------------------------------------
00030670962     MORTGAGORS: NONAS                NICHOLAS

 REGION CODE    ADDRESS   : 5435 E. 6TH AVE
     01         CITY      : PARKWAY
                STATE/ZIP : CO  80220


MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    359,584.23  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,832.13  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 55.38400

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,633,900.00     P & I AMT:     12,879.16
UPB AMT:   1,632,584.05

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   88
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030670970     MORTGAGORS: ROBERTS              TERRELL
                            ROBERTS              JOANNA
 REGION CODE    ADDRESS   : 10201 DRUMM AVENUE
     01         CITY      : KENSINGTON
                STATE/ZIP : MD  20895


MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,858.28  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,732.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030670996     MORTGAGORS: DEMPSKI              ROBERT
                            DEMPSKI              JANET
 REGION CODE    ADDRESS   : 1943 WINDSOR COURT
     01         CITY      : MEXICO
                STATE/ZIP : MO  65265


MORTGAGE AMOUNT :   250,450.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,991.61  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,925.74  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 84.89800

 ----------------------------------------------------------------
00030671051     MORTGAGORS: FAUNI                HENRY
                            FAUNI                IMELDA
 REGION CODE    ADDRESS   : 13819 CARROTWOOD COURT
     01         CITY      : CHINO
                STATE/ZIP : CA  91710


MORTGAGE AMOUNT :   224,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,823.89  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,789.80  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 89.98300

 ----------------------------------------------------------------
00030671077     MORTGAGORS: ROSE                 MICHAEL

 REGION CODE    ADDRESS   : 2847N WOLCOTT #B
     01         CITY      : CHICAGO
                STATE/ZIP : IL  60657


MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,747.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,850.64  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 89.84300

 ----------------------------------------------------------------
00030671143     MORTGAGORS: CATHEY               DARREN
                            CATHEY               LISA
 REGION CODE    ADDRESS   : LOT 10 NORTH FORK ROAD
     01         CITY      : PURCELLEVILLE
                STATE/ZIP : VA  22132


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,645.94  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,791.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 79.36508

 ----------------------------------------------------------------
00030671226     MORTGAGORS: PUTRICK              LARRY
                            PUTRICK              A.
 REGION CODE    ADDRESS   : 1945 179TH PLACE NE
     01         CITY      : BELLEVUE
                STATE/ZIP : WA  98008


MORTGAGE AMOUNT :   231,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,609.60  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,781.96  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,415,150.00     P & I AMT:     10,872.15
UPB AMT:   1,413,677.10

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   89
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030671465     MORTGAGORS: TYMINSKI             FRANK
                            TYMINSKI             CARROLL
 REGION CODE    ADDRESS   : 443 MELRIE DRIVE
     01         CITY      : YORK
                STATE/ZIP : PA  17403


MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    265,650.82  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,975.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.40200

 ----------------------------------------------------------------
00030671507     MORTGAGORS: MCKINNIS             GREG
                            CHOE                 YUNG-UN
 REGION CODE    ADDRESS   : 7 DUKES LANE
     01         CITY      : LINCOLNSHIRE
                STATE/ZIP : IL  60069


MORTGAGE AMOUNT :   259,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,200.31  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,041.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 71.58600

 ----------------------------------------------------------------
00030671515     MORTGAGORS: RANDALL              BRUCE
                            RANDALL              JACQUELINE
 REGION CODE    ADDRESS   : 75 TALL TIMBER RD
     01         CITY      : MIDDLETOWN
                STATE/ZIP : NJ  07748


MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    233,708.10  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,778.57  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 88.63600

 ----------------------------------------------------------------
00030671531     MORTGAGORS: FOSTER               BERRY
                            FOSTER               SUZANNA
 REGION CODE    ADDRESS   : 11208 HARRINGTON COURT
     01         CITY      : MANASSAS
                STATE/ZIP : VA  22111


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,708.17  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,845.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 88.39700

 ----------------------------------------------------------------
00030671549     MORTGAGORS: PRILL                DAVID
                            PRILL                JANE
 REGION CODE    ADDRESS   : 581 OXFORD CIRCLE
     01         CITY      : ELK GROVE
                STATE/ZIP : IL  60007


MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    214,724.85  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,615.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 75.43800

 ----------------------------------------------------------------
00030671556     MORTGAGORS: DOERR                DALE
                            DOERR                ANGELINE
 REGION CODE    ADDRESS   : 9 WARRIDGE
     01         CITY      : LADUE
                STATE/ZIP : MO  63124


MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    423,618.11  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,654.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/16
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 55.41000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,639,500.00     P & I AMT:     12,910.42
UPB AMT:   1,636,610.36

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   90
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030671564     MORTGAGORS: ETHIER               DONALD
                            EITHER               PATRICIA
 REGION CODE    ADDRESS   : 5023 HUMMINGBIRD LANE
     01         CITY      : GAINESVILLE
                STATE/ZIP : VA  22065


MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,704.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,868.46  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030671598     MORTGAGORS: PATTERSON            MARY

 REGION CODE    ADDRESS   : 6096 BENDERS FERRY RD
     01         CITY      : MOUNT JULIET
                STATE/ZIP : TN  37122


MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    271,843.50  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,139.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030671622     MORTGAGORS: PIELECH              THOMAS
                            SCHMAELING           SARA
 REGION CODE    ADDRESS   : 4208 RUSKIN STREET
     01         CITY      : HOUSTON
                STATE/ZIP : TX  77055


MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    264,843.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,061.15  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 70.66600

 ----------------------------------------------------------------
00030671770     MORTGAGORS: HAMMOND              NED
                            HAMMOND              KATHY
 REGION CODE    ADDRESS   : 5901 MCFARLIN COURT
     01         CITY      : PLANO
                STATE/ZIP : TX  75093


MORTGAGE AMOUNT :   484,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    483,714.24  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,764.51  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030671903     MORTGAGORS: MCCLELLAN            SUSAN
                            MERRILL              DARLA
 REGION CODE    ADDRESS   : 7512 APPLEBY DRIVE
     01         CITY      : HUNTINGTON BEACH
                STATE/ZIP : CA  92648


MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,853.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,663.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 89.60000

 ----------------------------------------------------------------
00030671911     MORTGAGORS: FRATZKE              WILLIAM
                            DIXON                BARBARA
 REGION CODE    ADDRESS   : 520 SOUTH LONDERRY LANE
     01         CITY      : ANAHEIM
                STATE/ZIP : CA  92807


MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    244,843.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,840.61  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 89.09000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,733,000.00     P & I AMT:     13,337.76
UPB AMT:   1,731,803.06

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   91
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030672018     MORTGAGORS: WILLIAMS             ALEXANDER
                            WILLIAMS             JACQUELINE
 REGION CODE    ADDRESS   : 17911 WELLBANK LANE
     01         CITY      : HUNTINGTON BEACH
                STATE/ZIP : CA  92649


MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    319,795.94  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,404.06  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 78.43100

 ----------------------------------------------------------------
00030672026     MORTGAGORS: THAW                 CHARLES
                            KUBY                 JODY
 REGION CODE    ADDRESS   : 2002 EL VISTA COURT
     01         CITY      : GLENDALE
                STATE/ZIP : CA  91208


MORTGAGE AMOUNT :   235,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,046.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,746.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030672067     MORTGAGORS: LAZER                EDWARD
                            LAZER                AMY
 REGION CODE    ADDRESS   : 3702 BIRCHMERE CT
     01         CITY      : OWINGS MILL
                STATE/ZIP : MD  21117


MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,690.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,752.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030672109     MORTGAGORS: CAIN                 THOMAS
                            CAIN                 LAURIE
 REGION CODE    ADDRESS   : 9234 NW HOPEDALE COURT
     01         CITY      : PORTLAND
                STATE/ZIP : OR  97229


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,667.28  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,953.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 67.53200

 ----------------------------------------------------------------
00030672117     MORTGAGORS: BRADLEY              THOMAS
                            BRADLEY              SUSAN
 REGION CODE    ADDRESS   : 683 PARK HILL ROAD
     01         CITY      : DANVILLE
                STATE/ZIP : CA  94526


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,280.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 73.52900

 ----------------------------------------------------------------
00030672125     MORTGAGORS: SELSKY               EVAN
                            SELSKY               ANN
 REGION CODE    ADDRESS   : 3731 E. MISSION LANE
     01         CITY      : PHOENIX
                STATE/ZIP : AZ  85028


MORTGAGE AMOUNT :   545,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    544,661.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,142.39  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 68.55000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,896,200.00     P & I AMT:     14,278.62
UPB AMT:   1,894,860.81

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   92
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030672141     MORTGAGORS: KNIGHT               AIDA
                            MELENDEZ             MICHAEL
 REGION CODE    ADDRESS   : 11947 HAMMACK ST
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90230


MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    215,671.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,641.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030672190     MORTGAGORS: WAY                  MICHAEL
                            WAY                  KATHY
 REGION CODE    ADDRESS   : 686 WYNDHAM WOODS CIRCLE
     01         CITY      : HARRISONBURG
                STATE/ZIP : VA  22801


MORTGAGE AMOUNT :   236,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    236,345.29  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,756.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 89.24500

 ----------------------------------------------------------------
00030672216     MORTGAGORS: REISCH               AVI

 REGION CODE    ADDRESS   : 329 MAYFAIR DR NORTH
     01         CITY      : BROOKLYN
                STATE/ZIP : NY  11234


MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    424,545.92  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,457.95  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 77.27200

 ----------------------------------------------------------------
00030672257     MORTGAGORS: DOUGLAS              RAY
                            DOUGLAS              DONNA
 REGION CODE    ADDRESS   : 1 EAGLE CT
     01         CITY      : NEW CITY
                STATE/ZIP : NY  10956


MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,870.68  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,977.13  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030672331     MORTGAGORS: KIM                  JEEHEE

 REGION CODE    ADDRESS   : 46 MANOR RD
     01         CITY      : HARINGTON PARK
                STATE/ZIP : NJ  07640


MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,716.40  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,005.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030672349     MORTGAGORS: FENDELL              FREDERICK
                            FENDELL              KATHERINE
 REGION CODE    ADDRESS   : 14337 W. 56TH WAY
     01         CITY      : ARVADA
                STATE/ZIP : CO  80002


MORTGAGE AMOUNT :   250,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    250,144.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,902.46  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.98900

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,622,800.00     P & I AMT:     12,740.34
UPB AMT:   1,621,293.85

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   93
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030672356     MORTGAGORS: UCCI                 TERRI

 REGION CODE    ADDRESS   : 1347 PRESTWICK
     01         CITY      : ITASCA
                STATE/ZIP : IL  60143


MORTGAGE AMOUNT :   337,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    337,379.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,506.67  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 76.38000

 ----------------------------------------------------------------
00030672364     MORTGAGORS: PARTRIDGE            FRANK
                            PARTRIDGE            ABIGAIL
 REGION CODE    ADDRESS   : 1516 GATEWAY COURT
     01         CITY      : DAVIS
                STATE/ZIP : CA  95616


MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    499,689.21  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,800.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.36500

 ----------------------------------------------------------------
00030672380     MORTGAGORS: SMART                JOHN
                            SMART                BETH
 REGION CODE    ADDRESS   : 138 OHLONE COURT
     01         CITY      : LOS GATOS
                STATE/ZIP : CA  95030


MORTGAGE AMOUNT :   580,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    579,648.63  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,459.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 78.37800

 ----------------------------------------------------------------
00030672406     MORTGAGORS: BARNES               STEPHEN
                            BARNES               SHERI
 REGION CODE    ADDRESS   : 3690 BOZEMAN DRIVE
     01         CITY      : RENO
                STATE/ZIP : NV  89511


MORTGAGE AMOUNT :   251,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,051.69  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,953.81  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 94.95300

 ----------------------------------------------------------------
00030672430     MORTGAGORS: GERARD               BARBARA
                            SLOVACEK             CHARLES
 REGION CODE    ADDRESS   : 1859 WESTLAKE DRIVE
     01         CITY      : AUSTIN
                STATE/ZIP : TX  78746


MORTGAGE AMOUNT :   585,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    585,245.24  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,502.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 74.88400

 ----------------------------------------------------------------
00030672497     MORTGAGORS: GRAY                 ROBERT
                            GRAY                 JUDITH
 REGION CODE    ADDRESS   : 5312 CARVEL ROAD
     01         CITY      : BETHESDA
                STATE/ZIP : MD  20816


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,654.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,812.67  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 63.29100

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,504,400.00     P & I AMT:     19,035.98
UPB AMT:   2,502,668.71

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   94
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030672521     MORTGAGORS: MISRA                TUSHAR
                            MISRA                KAREN
 REGION CODE    ADDRESS   : 510 SHERRY ANN COURT
     01         CITY      : LEESBURG
                STATE/ZIP : VA  22075


MORTGAGE AMOUNT :   233,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    233,700.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,796.95  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030672620     MORTGAGORS: FLYNN                ROBERT
                            FLYNN                LAURE
 REGION CODE    ADDRESS   : 14 HOWLAND FARM
     01         CITY      : E. GREENWICH
                STATE/ZIP : RI  02818


MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    349,528.74  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,568.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 72.46300

 ----------------------------------------------------------------
00030672638     MORTGAGORS: WRIGHT               WILLIAM
                            VEIGA                ANAMARIA
 REGION CODE    ADDRESS   : 14409 YAKIMA TRAIL
     01         CITY      : ORLANDO
                STATE/ZIP : FL  32837


MORTGAGE AMOUNT :   216,550.00  OPTION TO CONVERT :
UNPAID BALANCE :    216,250.96  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,570.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 87.82100

 ----------------------------------------------------------------
00030672661     MORTGAGORS: MAZZONE              SALVATORE
                            MAZZONE              SUE
 REGION CODE    ADDRESS   : 2383 COUNTY RD 68
     01         CITY      : NEDERLAND
                STATE/ZIP : CO  80466


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,645.58  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,004.74  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 69.23000

 ----------------------------------------------------------------
00030672679     MORTGAGORS: SMITH                JON
                            SMITH                LADONNA
 REGION CODE    ADDRESS   : 0345 262 ROAD
     01         CITY      : SILT
                STATE/ZIP : CO  81652


MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    368,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,862.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030672687     MORTGAGORS: RAMOS                JOSEPH
                            RAMOS                CHRISTINE
 REGION CODE    ADDRESS   : 35 ABBEY RD
     01         CITY      : MANHASSET
                STATE/ZIP : NY  11030


MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    431,724.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,245.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,870,250.00     P & I AMT:     14,047.75
UPB AMT:   1,868,849.81

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   95
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030672828     MORTGAGORS: SCOTT                CRAIG
                            SCOTT                DANA
 REGION CODE    ADDRESS   : 661 HERITAGE DRIVE
     01         CITY      : WEST CHESTER
                STATE/ZIP : PA  19382


MORTGAGE AMOUNT :   246,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    245,892.87  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,871.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.93800

 ----------------------------------------------------------------
00030672851     MORTGAGORS: MANNING              PETER
                            MANNING              JENNIFER
 REGION CODE    ADDRESS   : 2 CENTERBROOK WAY
     01         CITY      : UPTON
                STATE/ZIP : MA  01568


MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    236,680.90  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,739.02  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 89.00600

 ----------------------------------------------------------------
00030672877     MORTGAGORS: MEROLA               RONALD
                            MEROLA               TERESA
 REGION CODE    ADDRESS   : 9 BELLWETHER COURT
     01         CITY      : MEDFORD
                STATE/ZIP : NJ  08055


MORTGAGE AMOUNT :   235,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,083.05  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,727.28  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 86.10000

 ----------------------------------------------------------------
00030673024     MORTGAGORS: KRANC                LISA

 REGION CODE    ADDRESS   : 128 MAIN STREET
     01         CITY      : BIRMINGHAM
                STATE/ZIP : AL  35213


MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    253,384.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,888.92  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030673552     MORTGAGORS: GUILFOYLE            ROBERT
                            GUILFOYLE            PATRICIA
 REGION CODE    ADDRESS   : 739 JUANITA AVENUE
     01         CITY      : SANTA BARBARA
                STATE/ZIP : CA  93109


MORTGAGE AMOUNT :   257,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,451.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,026.55  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030673735     MORTGAGORS: GILLESPIE            JOSEPH
                            GILLESPIE            SALLY
 REGION CODE    ADDRESS   : 8 COLONIAL DRIVE
     01         CITY      : HARDING
                STATE/ZIP : NJ  07976


MORTGAGE AMOUNT :   512,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    512,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,936.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,742,600.00     P & I AMT:     13,189.91
UPB AMT:   1,740,493.03

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   96
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030673800     MORTGAGORS: EVITTS               JAMES
                            EVITTS               KAREN
 REGION CODE    ADDRESS   : 205 COLTON CREST DRIVE
     01         CITY      : ALPHARETTA
                STATE/ZIP : GA  30202


MORTGAGE AMOUNT :   230,050.00  OPTION TO CONVERT :
UNPAID BALANCE :    230,050.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,708.12  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.98500

 ----------------------------------------------------------------
00030673818     MORTGAGORS: HEITZ                DAVID
                            HEITZ                CHERYL
 REGION CODE    ADDRESS   : 1390 SILVERADO TRAIL
     01         CITY      : SAINT HELENA
                STATE/ZIP : CA  94574


MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    315,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,478.11  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 67.74100

 ----------------------------------------------------------------
00030673826     MORTGAGORS: BOND                 ROGER
                            BOND                 TERRY
 REGION CODE    ADDRESS   : 3111 N E 57TH STREET
     01         CITY      : FT LAUDERDALE
                STATE/ZIP : FL  33308


MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,040.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 58.82300

 ----------------------------------------------------------------
00030673917     MORTGAGORS: TERESI               PAUL
                            HOWELL               LORI
 REGION CODE    ADDRESS   : 12 ROSE HILL ROAD
     01         CITY      : UPPER PROVIDENCE TWP
                STATE/ZIP : PA  19063


MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    263,852.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,100.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030673958     MORTGAGORS: BALSI                WILLIAM
                            BALSI                GRACE
 REGION CODE    ADDRESS   : 1002 DYER VIEW ROAD
     01         CITY      : LAKE ALMANOR
                STATE/ZIP : CA  96137


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,922.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 87.71900

 ----------------------------------------------------------------
00030674295     MORTGAGORS: BIRMINGHAM           CRAIG
                            BIRMINGHAM           KELLEY
 REGION CODE    ADDRESS   : 33441 CAPE BAY PLACE
     01         CITY      : DANA POINT
                STATE/ZIP : CA  92629


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,860.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,710.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 94.97600

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,684,050.00     P & I AMT:     12,959.48
UPB AMT:   1,683,762.14

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   97
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030674303     MORTGAGORS: MARX                 ANDREW
                            PRESS                TERESA
 REGION CODE    ADDRESS   : 10715 LE CONTE AVENUE
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90024


MORTGAGE AMOUNT :   700,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    699,617.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     5,632.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   015
LTV :                 70.00000

 ----------------------------------------------------------------
00030674337     MORTGAGORS: GOOD                 ANTHONY
                            GOOD                 SANDRA
 REGION CODE    ADDRESS   : 2601 SARATOGA
     01         CITY      : MCKINNEY
                STATE/ZIP : TX  75070


MORTGAGE AMOUNT :   350,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    350,403.44  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,789.54  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 89.98900

 ----------------------------------------------------------------
00030674345     MORTGAGORS: WHITE                PAUL
                            WHITE                SHEILA
 REGION CODE    ADDRESS   : 1508 JUDD COURT
     01         CITY      : HERNDON
                STATE/ZIP : VA  22070


MORTGAGE AMOUNT :   261,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    261,183.34  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,963.44  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.98700

 ----------------------------------------------------------------
00030674352     MORTGAGORS: MARTINEAU            KENNETH
                            BROTCHIE             WILLIAM
 REGION CODE    ADDRESS   : 37 WORCESTER SQUARE
     01         CITY      : BOSTON
                STATE/ZIP : MA  02118


MORTGAGE AMOUNT :   340,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    340,009.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,706.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030674378     MORTGAGORS: CHAN                 JOHN
                            FONG                 VALERIE
 REGION CODE    ADDRESS   : 499 WEST BLUFF AVENUE
     01         CITY      : FRESNO
                STATE/ZIP : CA  93711


MORTGAGE AMOUNT :   275,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    275,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,118.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030674543     MORTGAGORS: FREEMAN              DAVID
                            FREEMAN              JOAN
 REGION CODE    ADDRESS   : 3100 PENINSULA DR.
     01         CITY      : JAMESTOWN
                STATE/ZIP : NC  27282


MORTGAGE AMOUNT :   226,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    226,300.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,700.12  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.98100

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,153,950.00     P & I AMT:     16,910.61
UPB AMT:   2,153,013.69

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   98
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030674618     MORTGAGORS: MILLER               RICHARD
                            MILLER               JAYNE
 REGION CODE    ADDRESS   : 117 WOODCHASE
     01         CITY      : LAGRANGE
                STATE/ZIP : GA  30240


MORTGAGE AMOUNT :   295,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    294,959.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,272.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 83.12200

 ----------------------------------------------------------------
00030674832     MORTGAGORS: BAUMANN              CLIFFORD
                            BAUMANN              KIM
 REGION CODE    ADDRESS   : 20601 HENWOOD RD
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95120


MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    279,850.99  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,278.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 70.00000

 ----------------------------------------------------------------
00030674899     MORTGAGORS: GREENWALD            JAMES
                            GREENWALD            GALE
 REGION CODE    ADDRESS   : 2705 SILVER HAMMER WAY
     01         CITY      : BROOKEVILLE
                STATE/ZIP : MD  20833


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,832.18  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,052.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 73.87100

 ----------------------------------------------------------------
00030674915     MORTGAGORS: FULLER               MICHAEL

 REGION CODE    ADDRESS   : 2446 POINCIANA COURT
     01         CITY      : WESTON
                STATE/ZIP : FL  33327


MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    274,833.40  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,114.52  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 51.66500

 ----------------------------------------------------------------
00030674923     MORTGAGORS: CORNWELL             JAMES
                            CORNWELL             MICHELLE R.
 REGION CODE    ADDRESS   : 5132 HICKORY CIRCLE
     01         CITY      : CYPRESS
                STATE/ZIP : CA  90630


MORTGAGE AMOUNT :   224,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,820.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,769.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 89.98000

 ----------------------------------------------------------------
00030674949     MORTGAGORS: KLAYBOR              MICHAEL
                            KLAYBOR              GAYLE
 REGION CODE    ADDRESS   : 10003 BRIAR DR
     01         CITY      : HOUSTON
                STATE/ZIP : TX  77042


MORTGAGE AMOUNT :   225,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    225,763.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,736.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,571,350.00     P & I AMT:     12,223.71
UPB AMT:   1,570,059.43

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:   99
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030674964     MORTGAGORS: ANDERSON             ELWOOD
                            ANDERSON             JILL
 REGION CODE    ADDRESS   : 1218 FOREST HILL DR
     01         CITY      : SOUTH LAKE
                STATE/ZIP : TX  76092


MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,860.76  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,702.57  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030674972     MORTGAGORS: AXELROD              MAC

 REGION CODE    ADDRESS   : 1533 BARN OWL PLACE
     01         CITY      : SANTA ROSA
                STATE/ZIP : CA  95409


MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    327,806.34  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,551.16  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 89.80600

 ----------------------------------------------------------------
00030674998     MORTGAGORS: KALMANOWITZ          STUART
                            KALMANOWITZ          PAMELA
 REGION CODE    ADDRESS   : 730 W VALENCIA MESA DR
     01         CITY      : FULLERTON
                STATE/ZIP : CA  92635


MORTGAGE AMOUNT :   401,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    401,362.89  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,123.61  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030675011     MORTGAGORS: EDWARDS              RAYFIELD
                            HAFNEB-EDWARDS       CONSTANCE
 REGION CODE    ADDRESS   : 3250 CHERRY VALLEY DR
     01         CITY      : FAIRFIELD
                STATE/ZIP : CA  94533


MORTGAGE AMOUNT :   229,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    228,861.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,760.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 79.79000

 ----------------------------------------------------------------
00030675037     MORTGAGORS: BARSOUM              BEATRICE

 REGION CODE    ADDRESS   : 204 NORTH ROYAL STREET
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22314


MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    261,837.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,991.39  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 43.66600

 ----------------------------------------------------------------
00030675045     MORTGAGORS: GRANGER              BRUCE
                            GRANGER              LYNN
 REGION CODE    ADDRESS   : 20776 WELLHOUSE COURT
     01         CITY      : ASHBURN
                STATE/ZIP : VA  20147


MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,853.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,793.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,680,600.00     P & I AMT:     12,923.33
UPB AMT:   1,679,581.70

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  100
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030675060     MORTGAGORS: SNIVELY              R
                            SNIVELY              DEBORAH
 REGION CODE    ADDRESS   : 2600 GLENCROFT ROAD
     01         CITY      : VIENNA
                STATE/ZIP : VA  22181


MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    243,840.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,811.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030675078     MORTGAGORS: O'HARA               JOHN
                            O'HARA               MARIELLEN
 REGION CODE    ADDRESS   : 18304 REDBRIDGE COURT
     01         CITY      : OLNEY
                STATE/ZIP : MD  20832


MORTGAGE AMOUNT :   282,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    282,200.68  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,023.15  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030675094     MORTGAGORS: RUBINSTEIN           ROBERT
                            MULHERIN             MARILYN
 REGION CODE    ADDRESS   : 1913 UPPER LAKE DR
     01         CITY      : RESTON
                STATE/ZIP : VA  20191


MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    275,628.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,025.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030675110     MORTGAGORS: FINKER               MARVIN
                            FINKER               SARALYN
 REGION CODE    ADDRESS   : 7 VILLAGE GREEN
     01         CITY      : WESLEY HILLS
                STATE/ZIP : NY  10952


MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    349,585.23  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,722.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 77.77700

 ----------------------------------------------------------------
00030675136     MORTGAGORS: PUGLIESE             GERARD
                            PUGLIESE             ELIZABETH
 REGION CODE    ADDRESS   : 7005 CASHELL MANOR COURT
     01         CITY      : ROCKVILLE
                STATE/ZIP : MD  20855


MORTGAGE AMOUNT :   247,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,466.35  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,818.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030675144     MORTGAGORS: ROUSH                JOHN

 REGION CODE    ADDRESS   : 124 CHESAPEAKE BAY DRIVE
     01         CITY      : STEVENSIVILLE
                STATE/ZIP : MD  21666


MORTGAGE AMOUNT :   210,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    210,562.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,677.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 85.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,611,000.00     P & I AMT:     12,077.81
UPB AMT:   1,609,283.78

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  101
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030675391     MORTGAGORS: BOMAR                GARY

 REGION CODE    ADDRESS   : 3502 BEAVER FORD ROAD
     01         CITY      : WOODBRIDGE
                STATE/ZIP : VA  22192


MORTGAGE AMOUNT :   224,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,805.82  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,663.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 94.99700

 ----------------------------------------------------------------
00030675409     MORTGAGORS: NEWSOME              CRAIG
                            NEWSOME              DEBRA
 REGION CODE    ADDRESS   : 14438 N 67TH STREET
     01         CITY      : PHOENIX
                STATE/ZIP : AZ  85254


MORTGAGE AMOUNT :   222,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,521.90  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,751.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 79.99400

 ----------------------------------------------------------------
00030675482     MORTGAGORS: JOHNSON              DENNIS
                            JOHNSON              MARGARET
 REGION CODE    ADDRESS   : 9830 RED RIVER CIRCLE
     01         CITY      : FOUNTAIN VALLEY
                STATE/ZIP : CA  92708


MORTGAGE AMOUNT :   236,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    236,095.46  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,754.15  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030675524     MORTGAGORS: BAUMSTEIGER          DAVID
                            BAUMSTEIGER          KAREN
 REGION CODE    ADDRESS   : 1677 CODY AVENUE
     01         CITY      : SIMI VALLEY
                STATE/ZIP : CA  93063


MORTGAGE AMOUNT :   227,050.00  OPTION TO CONVERT :
UNPAID BALANCE :    226,912.45  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,745.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030675540     MORTGAGORS: GRUBER               ALLEN
                            LYMAN                CLAUDIA
 REGION CODE    ADDRESS   : 10355 WESTSIDE ROAD
     01         CITY      : HEALDSBURG
                STATE/ZIP : CA  95448


MORTGAGE AMOUNT :   563,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    563,425.66  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,435.02  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 65.26700

 ----------------------------------------------------------------
00030675557     MORTGAGORS: HOLT                 THOMAS
                            HOLT                 MONICA
 REGION CODE    ADDRESS   : 12468 GREENMEADOW LANE
     01         CITY      : SARATOGA
                STATE/ZIP : CA  95070


MORTGAGE AMOUNT :   504,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    503,702.44  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,920.06  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,977,800.00     P & I AMT:     15,270.58
UPB AMT:   1,976,463.73

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  102
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030675565     MORTGAGORS: GACCETTA             PATRICK

 REGION CODE    ADDRESS   : 145 EDGEWATER BRANCH DRIVE
     01         CITY      : JACKSONVILLE
                STATE/ZIP : FL  32259


MORTGAGE AMOUNT :   225,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    225,373.58  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,794.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 94.99300

 ----------------------------------------------------------------
00030675573     MORTGAGORS: COURTNEY             WILLIAM
                            COURTNEY             PAMELA
 REGION CODE    ADDRESS   : 6413 RIO BLANCO DRIVE
     01         CITY      : RANCHO MURIETA
                STATE/ZIP : CA  95683


MORTGAGE AMOUNT :   270,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    270,585.97  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,081.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030675581     MORTGAGORS: MCNATTON             GARY
                            BODZINER             MICHAEL
 REGION CODE    ADDRESS   : 1065 GREENFIELD ROAD
     01         CITY      : ST HELENA
                STATE/ZIP : CA  94574


MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    479,353.71  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,522.07  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030675599     MORTGAGORS: OCHSNER              EDWARD
                            OCHSNER              SOILI
 REGION CODE    ADDRESS   : 22052 NINIVE DR
     01         CITY      : JENNER
                STATE/ZIP : CA  95450


MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    650,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     5,055.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 68.42100

 ----------------------------------------------------------------
00030675607     MORTGAGORS: MCGEE                DONALD

 REGION CODE    ADDRESS   : 8608 59TH PLACE WEST
     01         CITY      : MUKILTEO
                STATE/ZIP : WA  98275


MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    459,742.11  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,659.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 74.19300

 ----------------------------------------------------------------
00030675615     MORTGAGORS: MIRAZIC              BRIAN
                            MIRAZIC              DIANA
 REGION CODE    ADDRESS   : 1702 ROSCOMARE ROAD
     01         CITY      : BEL AIR
                STATE/ZIP : CA  90077


MORTGAGE AMOUNT :   540,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    539,705.04  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,344.96  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 79.41100

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,626,250.00     P & I AMT:     20,458.65
UPB AMT:   2,624,760.41

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  103
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030675623     MORTGAGORS: KILLIAN              LARRY
                            KILLIAN              ANGELINA
 REGION CODE    ADDRESS   : 98613 SEAHORSE LANE
     01         CITY      : BROOKINGS
                STATE/ZIP : OR  97415


MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    399,769.87  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,146.80  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030675649     MORTGAGORS: SOCHIN               ALBERT

 REGION CODE    ADDRESS   : 418 AND 420 NORTH ORANGE DRIVE
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90036


MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    432,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,245.48  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 78.54500

 ----------------------------------------------------------------
00030675656     MORTGAGORS: KRELL                GARY
                            KRELL                TRACY
 REGION CODE    ADDRESS   : 1305 MOCKINGBIRD LANE
     01         CITY      : LONGVIEW
                STATE/ZIP : TX  75601


MORTGAGE AMOUNT :   472,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    472,228.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,717.16  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030675763     MORTGAGORS: IRANI                HORMUZ
                            IRANI                RHODA
 REGION CODE    ADDRESS   : 10905 TERRYVIEW DRIVE
     01         CITY      : STUDIO CITY
                STATE/ZIP : CA  91604


MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    254,253.63  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,001.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030675771     MORTGAGORS: SPENCER              STEVEN
                            SPENCER              DEBRA
 REGION CODE    ADDRESS   : 8 RIDGEVIEW AVENUE
     01         CITY      : NEW PROVIDENCE BOROUGH
                STATE/ZIP : NJ  07974


MORTGAGE AMOUNT :   248,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    248,767.55  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,025.13  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030675888     MORTGAGORS: KOZLOSKI             RICHARD
                            KOZLOSKI             JANIS
 REGION CODE    ADDRESS   : 5240 VISTA MOUNTAIN
     01         CITY      : YORBA LINDA
                STATE/ZIP : CA  92686


MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    303,815.83  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,337.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,111,800.00     P & I AMT:     16,473.44
UPB AMT:   2,110,835.03

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  104
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030675920     MORTGAGORS: GRABAR               GARY
                            GRABAR               JOYCE
 REGION CODE    ADDRESS   : 1269 WRIGHT DRIVE
     01         CITY      : HUNTINGTON VALLEY
                STATE/ZIP : PA  19006


MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    243,582.25  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,767.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030675938     MORTGAGORS: FREELAND             RONALD
                            FREELAND             CAROLYN
 REGION CODE    ADDRESS   : 14 FORESTON VALLEY COURT
     01         CITY      : PARKTON
                STATE/ZIP : MD  21120


MORTGAGE AMOUNT :   284,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    284,736.09  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,241.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 93.40900

 ----------------------------------------------------------------
00030675946     MORTGAGORS: STOVALL              GEORGE
                            STOVALL              JEANNE
 REGION CODE    ADDRESS   : 1417 RIVER OAKS RIDGE
     01         CITY      : CHARLOTTESVILLE
                STATE/ZIP : VA  22901


MORTGAGE AMOUNT :   227,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,051.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,686.96  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030675961     MORTGAGORS: MIMICK               CONSTANCE
                            MIMICK               MARK
 REGION CODE    ADDRESS   : 2111 CHERRY HILLS WAY
     01         CITY      : CORAL SPRINGS
                STATE/ZIP : FL  33071


MORTGAGE AMOUNT :   237,375.00  OPTION TO CONVERT :
UNPAID BALANCE :    237,248.67  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,931.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030675979     MORTGAGORS: RANDALL              DAYTON
                            RANDALL              PATRICIA
 REGION CODE    ADDRESS   : 3683 E. TREMAINE COURT
     01         CITY      : GILBERT
                STATE/ZIP : AZ  85234


MORTGAGE AMOUNT :   307,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    307,054.07  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,308.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 76.81250

 ----------------------------------------------------------------
00030675987     MORTGAGORS: KUYKENDALL           JOHN
                            KUYKENDALL           MELINDA
 REGION CODE    ADDRESS   : 591 DOMMERICH DRIVE
     01         CITY      : MAITLAND
                STATE/ZIP : FL  32751


MORTGAGE AMOUNT :   413,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    412,836.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,107.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,714,075.00     P & I AMT:     13,042.51
UPB AMT:   1,712,508.71

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  105
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030675995     MORTGAGORS: TEPE                 TIMOTHY
                            TEPE                 TERESA
 REGION CODE    ADDRESS   : 1433 W. PORT AU PRINCE LANE
     01         CITY      : PHOENIX
                STATE/ZIP : AZ  85023


MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,845.05  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,825.58  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030676019     MORTGAGORS: TRINKINO             SHELBY
                            TRINKINO             MARTIN
 REGION CODE    ADDRESS   : 6797 JUNGFRAU DRIVE
     01         CITY      : EVERGREEN
                STATE/ZIP : CO  80439


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,834.60  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,900.19  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 78.12500

 ----------------------------------------------------------------
00030676332     MORTGAGORS: ENZ                  ROBERT
                            ENZ                  TINA
 REGION CODE    ADDRESS   : 1890 SOUTHRIDGE DRIVE
     01         CITY      : HOLLISTER
                STATE/ZIP : CA  95023


MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    219,856.09  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,633.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030676365     MORTGAGORS: HURD                 GARY
                            HURD                 KATHY
 REGION CODE    ADDRESS   : 1155 EASTMOOR ROAD
     01         CITY      : BURLINGAME
                STATE/ZIP : CA  94010


MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    312,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,399.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 89.91300

 ----------------------------------------------------------------
00030676399     MORTGAGORS: THOMPSON             LORIN

 REGION CODE    ADDRESS   : 1015 HAZEL AVENUE
     01         CITY      : CAMPBELL
                STATE/ZIP : CA  95008


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,823.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,004.74  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 78.94700

 ----------------------------------------------------------------
00030676407     MORTGAGORS: GRIMA                JOSEPH
                            GRIMA                SUSAN
 REGION CODE    ADDRESS   : 1971 PALM AVENUE
     01         CITY      : REDWOOD CITY
                STATE/ZIP : CA  94061


MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    328,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,580.38  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,623,000.00     P & I AMT:     12,343.39
UPB AMT:   1,622,359.13

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  106
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030676423     MORTGAGORS: CARRERAS             ROBERT
                            CARRERAS             MARILYN
 REGION CODE    ADDRESS   : 344 NORTH FERNDALE  AVENUE
     01         CITY      : MILL VALLEY
                STATE/ZIP : CA  94941


MORTGAGE AMOUNT :   251,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,343.68  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,911.58  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 75.07400

 ----------------------------------------------------------------
00030676555     MORTGAGORS: LUJAN                DAVID
                            LUJAN                JOAN
 REGION CODE    ADDRESS   : 5031 MONTOYA
     01         CITY      : EL PASO
                STATE/ZIP : TX  79932


MORTGAGE AMOUNT :   246,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,750.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,919.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 79.59600

 ----------------------------------------------------------------
00030676589     MORTGAGORS: ROSE                 DAVID
                            ROSE                 SHELLEY
 REGION CODE    ADDRESS   : 505 PROSPECT AVENUE
     01         CITY      : SOUTH PASADENA
                STATE/ZIP : CA  91030


MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    264,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,006.60  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030676647     MORTGAGORS: VAN HORN             J
                            VAN HORN             L
 REGION CODE    ADDRESS   : 213 CALLE DE MADRID
     01         CITY      : TORRANCE
                STATE/ZIP : CA  90277


MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,498.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 68.42100

 ----------------------------------------------------------------
00030676670     MORTGAGORS: COLUCCI              NICHOLAS
                            COLUCCI              KATHLEEN
 REGION CODE    ADDRESS   : 197 EIGHTH STREET #412
     01         CITY      : CHARLESTOWN
                STATE/ZIP : MA  02129


MORTGAGE AMOUNT :   211,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    211,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,645.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030676696     MORTGAGORS: WALLBRIDGE           LEWIS

 REGION CODE    ADDRESS   : 1785 WEST LINCOLN ROAD
     01         CITY      : STOCKTON
                STATE/ZIP : CA  95207


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,306.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 41.37900

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,598,750.00     P & I AMT:     12,288.13
UPB AMT:   1,598,593.68

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  107
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030676746     MORTGAGORS: BOENKER              DARRELL
                            BOENKER              SUZANNE
 REGION CODE    ADDRESS   : 5306 OAKDALE CREEK COURT
     01         CITY      : SPRING
                STATE/ZIP : TX  77379


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,052.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030676761     MORTGAGORS: KAHANOVITZ           NEIL
                            KAHANOVITZ           MELANIE
 REGION CODE    ADDRESS   : 5235 CENTRAL AVENUE
     01         CITY      : OCEAN CITY
                STATE/ZIP : NJ  08826


MORTGAGE AMOUNT :   302,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    302,621.23  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,355.15  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030676795     MORTGAGORS: OLIVIER              JASON
                            OLIVIER              CHELLIE
 REGION CODE    ADDRESS   : 1144 DOVE PARK ROAD
     01         CITY      : COVINGTON
                STATE/ZIP : LA  70433


MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    292,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,193.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030676811     MORTGAGORS: JOHNSON              PAUL
                            JOHNSON-BARBARINO    LYDIA
 REGION CODE    ADDRESS   : 8169 POLO CROSSE AVENUE
     01         CITY      : SACRAMENTO
                STATE/ZIP : CA  95829


MORTGAGE AMOUNT :   254,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    254,799.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,982.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 79.68400

 ----------------------------------------------------------------
00030676837     MORTGAGORS: CHAVEZ               LORENZO
                            CHAVEZ               COLLEEN
 REGION CODE    ADDRESS   : 11039 ELDERWOOD LANE
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92131


MORTGAGE AMOUNT :   231,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,250.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,737.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 89.98000

 ----------------------------------------------------------------
00030676852     MORTGAGORS: WALL                 PATRICK
                            WALL                 AMY
 REGION CODE    ADDRESS   : 10938 BAL HARBOR DRIVE
     01         CITY      : BOCA RATON
                STATE/ZIP : FL  33498


MORTGAGE AMOUNT :   241,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    241,567.97  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,944.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 79.97700

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,592,700.00     P & I AMT:     12,266.12
UPB AMT:   1,592,238.67

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  108
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030676977     MORTGAGORS: LATOURETTE           GARY
                            LATOURETTE           MARGARET
 REGION CODE    ADDRESS   : 1273 PARK CIRCLE
     01         CITY      : LAS VEGAS
                STATE/ZIP : NV  89102


MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,346.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,881.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030676993     MORTGAGORS: SERENA               C
                            SERENA               BARBARA
 REGION CODE    ADDRESS   : 2200 PULLMAN LANE
     01         CITY      : REDONDO BEACH
                STATE/ZIP : CA  90278


MORTGAGE AMOUNT :   288,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    288,579.52  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,245.87  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030677066     MORTGAGORS: HORNER               MICHAEL
                            HORNER               AMY
 REGION CODE    ADDRESS   : 4710 ALLEGRETTO WAY
     01         CITY      : GRANIT BAY
                STATE/ZIP : CA  95746


MORTGAGE AMOUNT :   222,575.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,433.06  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,672.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.99900

 ----------------------------------------------------------------
00030677116     MORTGAGORS: LUSK                 MICHAEL

 REGION CODE    ADDRESS   : 6065 WILHOFF LANE
     01         CITY      : GRANITE BAY
                STATE/ZIP : CA  95746


MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    264,839.46  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,037.62  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 72.60274

 ----------------------------------------------------------------
00030677876     MORTGAGORS: SUTTON               JOHN
                            SCHUMAN              THERESA
 REGION CODE    ADDRESS   : 47 PASO NOGAL COURT
     01         CITY      : PLEASANT HILL
                STATE/ZIP : CA  94523


MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    292,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,219.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030677918     MORTGAGORS: KUAN                 KIN
                            KUAN                 MARIA
 REGION CODE    ADDRESS   : 3424 BERESFORD AVE
     01         CITY      : BELMONT
                STATE/ZIP : CA  94002


MORTGAGE AMOUNT :   299,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,299.05  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 72.04800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,614,825.00     P & I AMT:     12,355.27
UPB AMT:   1,614,198.20

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  109
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030678650     MORTGAGORS: MC CAULEY            JOHN
                            MC CAULEY            M.
 REGION CODE    ADDRESS   : 5333 WINDING VIEW TERRACE
     01         CITY      : SANTA ROSA
                STATE/ZIP : CA  95404


MORTGAGE AMOUNT :   266,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    266,250.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,023.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030678668     MORTGAGORS: NELSON               GREGORY
                            NELSON               LESLIE
 REGION CODE    ADDRESS   : 5210 CORRICK ROAD
     01         CITY      : SANTA ROSA
                STATE/ZIP : CA  95409


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,976.19  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 42.62200

 ----------------------------------------------------------------
00030678692     MORTGAGORS: PHAM                 DINH
                            VU                   KIM
 REGION CODE    ADDRESS   : 692 ANN PLACE
     01         CITY      : MILPITAS
                STATE/ZIP : CA  95035


MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    267,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,982.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 58.42450

 ----------------------------------------------------------------
00030678726     MORTGAGORS: MADDEN               KEVIN
                            MADDEN               HEATHER
 REGION CODE    ADDRESS   : 12502 FOX VIEW WAY
     01         CITY      : RESTON
                STATE/ZIP : VA  22091


MORTGAGE AMOUNT :   212,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    212,000.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,519.87  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 89.99321

 ----------------------------------------------------------------
00030679047     MORTGAGORS: HILBURN              JERRY
                            HILBURN              LOIS
 REGION CODE    ADDRESS   : 3262 ODLE DRIVE
     01         CITY      : ANDERSON
                STATE/ZIP : CA  96007


MORTGAGE AMOUNT :   319,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    319,200.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,454.38  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030679138     MORTGAGORS: GALLISA              AMAURY
                            GALLISA              DANIELLE
 REGION CODE    ADDRESS   : 3 PRESIDIO COURT
     01         CITY      : CORTE MADERA
                STATE/ZIP : CA  94925


MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    376,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,891.12  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,700,600.00     P & I AMT:     12,847.72
UPB AMT:   1,700,450.27

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  110
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030679237     MORTGAGORS: WEIL                 JEFFREY
                            WEIL                 ELIZABETH
 REGION CODE    ADDRESS   : 816 MIRANDA CREEK COURT
     01         CITY      : ALAMO
                STATE/ZIP : CA  94507


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,831.81  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,386.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 52.72400

 ----------------------------------------------------------------
00030679344     MORTGAGORS: NGUYEN               SIMON
                            NGUYEN               VANESSA
 REGION CODE    ADDRESS   : 5230 FERNBROOK DRIVE
     01         CITY      : CENTERVILLE
                STATE/ZIP : VA  22020


MORTGAGE AMOUNT :   237,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    237,400.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,804.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 94.99800

 ----------------------------------------------------------------
00030679476     MORTGAGORS: CARLSON              CLYDE

 REGION CODE    ADDRESS   : 8519 ROCKFISH CIRCLE
     01         CITY      : FOUNTAIN VALLEY
                STATE/ZIP : CA  92708


MORTGAGE AMOUNT :   248,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    248,400.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,909.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030679484     MORTGAGORS: BINGENER             KENNETH
                            BERG                 BARBARA
 REGION CODE    ADDRESS   : 91 LENAPE ROAD
     01         CITY      : BARTO
                STATE/ZIP : PA  19504


MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,092.42  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,599.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030679492     MORTGAGORS: BOOTH                PAUL
                            BOOTH                LAVANDA
 REGION CODE    ADDRESS   : 3821 RICE BLVD
     01         CITY      : WEST UNIVERSITY
                STATE/ZIP : TX  77005


MORTGAGE AMOUNT :   286,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    286,217.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,151.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030679526     MORTGAGORS: ANDRADE              ANTONIO
                            ANDRADE              LINDA
 REGION CODE    ADDRESS   : 1608 FLUORITE COURT
     01         CITY      : LIVERMORE
                STATE/ZIP : CA  94550


MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    309,812.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,383.64  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 71.59300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,605,450.00     P & I AMT:     12,236.01
UPB AMT:   1,604,753.79

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  111
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030679534     MORTGAGORS: KOVACH               STEVEN
                            KOVACH               GINA
 REGION CODE    ADDRESS   : 21 FIELD POND ROAD
     01         CITY      : MILFORD
                STATE/ZIP : MA  01757


MORTGAGE AMOUNT :   246,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,088.92  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,828.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.99900

 ----------------------------------------------------------------
00030679542     MORTGAGORS: ARCHINACO            PAUL

 REGION CODE    ADDRESS   : 5 FRED JAHN DRIVE
     01         CITY      : FREEHOLD
                STATE/ZIP : NJ  07728


MORTGAGE AMOUNT :   247,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,253.93  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,924.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 89.96300

 ----------------------------------------------------------------
00030679559     MORTGAGORS: REYES                VIRGILIO
                            REYES                MARIA
 REGION CODE    ADDRESS   : 37080 CABRILLO DRIVE
     01         CITY      : FREMONT
                STATE/ZIP : CA  94536


MORTGAGE AMOUNT :   212,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    212,800.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,636.25  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030680276     MORTGAGORS: BRIGHT               DARRIN
                            BRIGHT               REBECCA
 REGION CODE    ADDRESS   : 106 SAN JUAN DRIVE
     01         CITY      : SALINAS
                STATE/ZIP : CA  93901


MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    232,750.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,789.65  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030680342     MORTGAGORS: GLATZ                GREGORY
                            GLATZ                WENDY
 REGION CODE    ADDRESS   : 121 MILL CROSSING EAST
     01         CITY      : COLLEYVILLE
                STATE/ZIP : TX  76034


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,052.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030680383     MORTGAGORS: BERRY                RONALD
                            BERRY                ALBERTA
 REGION CODE    ADDRESS   : 11105 CARIBOU RD
     01         CITY      : RENO
                STATE/ZIP : NV  89511


MORTGAGE AMOUNT :   267,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    267,750.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,130.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,476,950.00     P & I AMT:     11,361.10
UPB AMT:   1,476,642.85

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  112
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030680409     MORTGAGORS: AYERS                THOMAS
                            AYERS                CHERYL
 REGION CODE    ADDRESS   : 17520 MUIRFIELD DRIVE
     01         CITY      : DALLAS
                STATE/ZIP : TX  75287


MORTGAGE AMOUNT :   343,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    343,200.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,578.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030680417     MORTGAGORS: HENDERSON            DENNIS
                            HENDERSON            SHIRLEY
 REGION CODE    ADDRESS   : 1099 SOUTH ARMSTRONG CIRCLE
     01         CITY      : ANAHEIM
                STATE/ZIP : CA  92807


MORTGAGE AMOUNT :   264,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    264,800.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,130.65  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030680490     MORTGAGORS: TUPPER               SHELBY
                            MOSER                ERICH
 REGION CODE    ADDRESS   : 9009 BROADWAY TERRACE
     01         CITY      : OAKLAND
                STATE/ZIP : CA  94611


MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    384,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,851.19  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030680516     MORTGAGORS: GRUNO                BRAD

 REGION CODE    ADDRESS   : 33 LAFAYETTE WAY
     01         CITY      : ATLANTA
                STATE/ZIP : GA  30327


MORTGAGE AMOUNT :   232,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    232,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,746.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030681506     MORTGAGORS: SHELTON              BRETT
                            SHELTON              LORI
 REGION CODE    ADDRESS   : 715 LARKIN VALLEY ROAD
     01         CITY      : WATSONVILLE
                STATE/ZIP : CA  95076


MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    312,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,343.95  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030681522     MORTGAGORS: WOODWARD             WILLIAM
                            WOODWARD             BARBARA
 REGION CODE    ADDRESS   : 1300 8TH STREET
     01         CITY      : MANHATTAN BEACH
                STATE/ZIP : CA  90266


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,856.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 59.52381

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,786,500.00     P & I AMT:     13,507.08
UPB AMT:   1,786,500.00

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  113
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030681548     MORTGAGORS: HESTERMANN           MICHAEL
                            HESTERMANN           CINDY
 REGION CODE    ADDRESS   : 133 BEECHTREE DRIVE
     01         CITY      : ENCINITAS
                STATE/ZIP : CA  92024


MORTGAGE AMOUNT :   221,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    221,400.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,702.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030682603     MORTGAGORS: NIJOR                RAJINDAR
                            NIJOR                POONAM
 REGION CODE    ADDRESS   : 4900 WILLIAMS ROAD
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95129


MORTGAGE AMOUNT :   271,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    270,763.71  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,206.58  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030682611     MORTGAGORS: MATSUKAWA            DEAN
                            MIYAHARA MATSUKAWA   TERRI
 REGION CODE    ADDRESS   : 1133 WAIELI STREET
     01         CITY      : HONOLULU
                STATE/ZIP : HI  96821


MORTGAGE AMOUNT :   492,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    490,961.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,653.09  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030682728     MORTGAGORS: BENNETT              MICHELLE

 REGION CODE    ADDRESS   : 9507 COLVERT MANOR COURT
     01         CITY      : FORT WASHINGTON
                STATE/ZIP : MD  20745


MORTGAGE AMOUNT :   218,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    218,367.63  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,680.08  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030683254     MORTGAGORS: MEYER                ROBERT
                            MEYER                SANDRA
 REGION CODE    ADDRESS   : 7086 SOUTH ANDES CIRCLE
     01         CITY      : AURORA
                STATE/ZIP : CO  80016


MORTGAGE AMOUNT :   311,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    311,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,418.93  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 74.93900

 ----------------------------------------------------------------
00030683296     MORTGAGORS: PEARLSON             JONATHAN
                            PEARLSON             GILLIAN
 REGION CODE    ADDRESS   : 80 MORNINGSIDE LANE NORTH
     01         CITY      : NORTH ANDOVER
                STATE/ZIP : MA  01845


MORTGAGE AMOUNT :   257,450.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,120.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,934.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,771,550.00     P & I AMT:     13,595.19
UPB AMT:   1,769,613.13

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  114
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030683452     MORTGAGORS: SMITH                RICHARD
                            SMITH                CARLA
 REGION CODE    ADDRESS   : 1580 OHIO AVENUE
     01         CITY      : HELENA
                STATE/ZIP : MT  59601


MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    295,838.32  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,381.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030683460     MORTGAGORS: MCCAULEY             VINCENT
                            MCCAULEY             SUELLEN
 REGION CODE    ADDRESS   : 78 GLEN EDEN COURT
     01         CITY      : CHAPEL HILL
                STATE/ZIP : NC  27516


MORTGAGE AMOUNT :   268,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    268,591.33  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,090.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 94.98600

 ----------------------------------------------------------------
00030683478     MORTGAGORS: OESTGAARD            AKSEL
                            OESTGAARD            YOKO
 REGION CODE    ADDRESS   : 3449 GIBSTAY CIRCLE
     01         CITY      : ANCHORAGE
                STATE/ZIP : AK  99516


MORTGAGE AMOUNT :   319,920.00  OPTION TO CONVERT :
UNPAID BALANCE :    319,726.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,459.91  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030683536     MORTGAGORS: MANUEL               VICTOR
                            MANUEL               CHRISTINE
 REGION CODE    ADDRESS   : 1793 WYRICK AVE
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95124


MORTGAGE AMOUNT :   220,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    220,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,675.96  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030683551     MORTGAGORS: BENVIN               MARCILINA

 REGION CODE    ADDRESS   : 14210 SORRELL LANE
     01         CITY      : RENO
                STATE/ZIP : NV  89511


MORTGAGE AMOUNT :   445,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    445,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,382.33  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 71.20000

 ----------------------------------------------------------------
00030683593     MORTGAGORS: CYPHER               CHARLES
                            CYPHER               MARIA
 REGION CODE    ADDRESS   : 5874 BUENA VISTA AVENUE
     01         CITY      : OAKLAND
                STATE/ZIP : CA  94618


MORTGAGE AMOUNT :   408,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    408,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,101.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,958,170.00     P & I AMT:     15,091.29
UPB AMT:   1,957,655.84

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  115
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030683601     MORTGAGORS: FISHBERG             MARTIN
                            BRACKER              LINDA
 REGION CODE    ADDRESS   : 3817 CODY ROAD
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  91403


MORTGAGE AMOUNT :   255,450.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,450.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,964.19  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 85.00800

 ----------------------------------------------------------------
00030683619     MORTGAGORS: PENACOLI             GERARD

 REGION CODE    ADDRESS   : 2660 LARMAR ROAD
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90068


MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    416,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,198.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030683627     MORTGAGORS: BOSHEK               ERNEST
                            ZIZZO                CYNTHIA
 REGION CODE    ADDRESS   : 1242 MONTE DRIVE
     01         CITY      : MILPITAS
                STATE/ZIP : CA  95035


MORTGAGE AMOUNT :   215,625.00  OPTION TO CONVERT :
UNPAID BALANCE :    215,625.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,601.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030683676     MORTGAGORS: GUAY                 MARC
                            GUAY                 VICKI
 REGION CODE    ADDRESS   : 1439 RIFLE RANGE ROAD
     01         CITY      : EL CERRITO
                STATE/ZIP : CA  94530


MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,079.00  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 67.46900

 ----------------------------------------------------------------
00030684070     MORTGAGORS: TAMM                 MICHAEL
                            TAMM                 LISA
 REGION CODE    ADDRESS   : 4407 RAVINEWOOD DRIVE
     01         CITY      : COMMERCE TWP.
                STATE/ZIP : MI  48382


MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    344,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,614.65  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030684880     MORTGAGORS: LAROUCHE             MICHAEL
                            LAROUCHE             DIANE
 REGION CODE    ADDRESS   : 5313 LOTTIE LANE
     01         CITY      : EL PASO
                STATE/ZIP : TX  79932


MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,095.52  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,819.95  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,753,325.00     P & I AMT:     13,277.49
UPB AMT:   1,753,170.52

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 11/01/96
 .O. BOX 5260                   TMS AG0004961630  00 01
                                                       PAGE:  116
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00030686125     MORTGAGORS: PEARCE               PAUL
                            PEARCE               TERESA
 REGION CODE    ADDRESS   : 501 BRISTOL COURT
     01         CITY      : BENICIA
                STATE/ZIP : CA  94510


MORTGAGE AMOUNT :   225,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    225,150.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,711.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    1
LOAN AMT:     225,150.00     P & I AMT:      1,711.30
UPB AMT:     225,150.00
0                TOTAL      NUM OF LOANS:  691
LOAN AMT: 201,682,521.71     P & I AMT:  1,550,554.33
UPB AMT: 201,459,310.47

                             EXHIBIT D

                  FORM OF SERVICER'S CERTIFICATE


                     ----------------,  ------
                           (month)      (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                          Series 1996-16


           Pursuant to the Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

      A.  Mortgage Loan Information:

           (1) Aggregate Scheduled Monthly
                 Payments:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (2) Aggregate Monthly Payments
                 received and Monthly Advances
                 made this Month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (3) Aggregate Principal Prepayments in part received and applied in the applicable Prepayment Period:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (4) Aggregate Principal Prepayments
                 in full received in
                 the applicable Prepayment
                 Period:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (5) Aggregate Insurance Proceeds
                 (including purchases of
                 Mortgage Loans by primary
                 mortgage insurers) for
                 prior month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (6) Aggregate Liquidation
                 Proceeds for prior month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (7) Aggregate Purchase Prices for
                 Defaulted and Modified
                 Mortgage Loans:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (8) Aggregate Purchase Prices
                 (and substitution adjustments)
                 for Defective Mortgage Loans:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (9) Pool Scheduled Principal
                 Balance:                                $________

          (10) Available Funds:                          $________

          (11) Realized Losses for
                 prior month:                            $________

          (12) Aggregate Realized
                 Losses and Debt
                 Service Reductions:
                     (a) Deficient Valuations            $________
                     (b) Special Hazard
                           Losses                        $________
                     (c) Fraud Losses                    $________
                     (d) Excess Bankruptcy
                           Losses                        $________
                     (e) Excess Special
                           Hazard Losses                 $________
                     (f) Excess Fraud
                           Losses                        $________
                     (g) Debt Service
                           Reductions                    $________

          (13) Compensating Interest Payment:            $________

          (14) Accrued Certificate Interest,
                Unpaid Class Interest Shortfalls
                 and Pay-out Rate:

                Class A1      $__________      $__________    ____%
                Class A2      $__________      $__________    ____%
                Class A3      $__________      $__________    ____%
                Class A4      $__________      $__________    ____%
                Class A5      $__________      $__________    ____%
                Class A6      $__________      $__________    ____%
                Class A7      $__________      $__________    ____%
                Class A8      $__________      $__________    ____%
                Class M       $__________      $__________    ____%
                Class B1      $__________      $__________    ____%
                Class B2      $__________      $__________    ____%
                Class B3      $__________      $__________    ____%
                Class B4      $__________      $__________    ____%
                Class B5      $__________      $__________    ____%
                Class R       $__________      $__________    ____%
                Class RL      $__________      $__________    ____%
                Class S       $__________      $__________    ____%

          (15) Accrual Amount

                Class A5A Component            $__________

          (16) Principal distribu-
                 table:

                Class A1       $__________
                Class A2       $__________
                Class A3       $__________
                Class A4       $__________
                Class A5       $__________
                Class A6       $__________
                Class A7       $__________
                Class A8       $__________
                Class PO       $__________
                Class M        $__________
                Class B1       $__________
                Class B2       $__________
                Class B3       $__________
                Class B4       $__________
                Class B5       $__________
                Class R        $__________
                Class RL       $__________

          (17) Additional distributions to
                 the Class R Certificate
                 pursuant to Section 4.01(b):  $_____________

          (18) Additional distributions to
                 the Class RL Certificate
                 pursuant to Section 2.05(d):  $_____________

          (19) Certificate Interest Rate of:

                 Class A6 Certificates         _____________%
                 Class A7 Certificates         _____________%
                 Class S Certificates          _____________%

      B.  Other Amounts:

           1. Senior Percentage for such
                Distribution Date:             _____________%

           2. Group I Senior Percentage
                for such Distribution Date:    _____________%

           3. Group II Senior Percentage
                for such Distribution Date:    _____________%

           4. Group I Scheduled Distribution
                Percentage:                    _____________%

           5. Group II Scheduled Distribution
                Percentage:                    _____________%

           6. Senior Prepayment Percentage
                for such Distribution Date:    _____________%

           7. Group I Senior Prepayment
                Percentage for such
                Distribution Date:             _____________%

           8. Group II Senior Prepayment
                Percentage for such
                Distribution Date:             _____________%

           9. Junior Percentage
                for such Distribution Date:    _____________%

           10. Junior Prepayment Percentage
                for such Distribution Date:    _____________%

           11. Subordinate Certificate
                Writedown Amount for
                such Distribution Date:         $_____________

          12. Prepayment Distribution
                Triggers satisfied:            Yes        No

                Class B1
                Class B2
                Class B3
                Class B4
                Class B5


Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                             EXHIBIT E

       FORM OF TRANSFER CERTIFICATE AS TO ERISA MATTERS FOR
             DEFINITIVE ERISA-RESTRICTED CERTIFICATES



State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
Boston, Massachusetts   02110


      [NAME OF OFFICER] ______________________ hereby certifies that:

      1. That he [she] is [title of officer] _________________ of [name of Investor] _______________________________________ (the
"Investor"), a ________________________ [description of type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he [she] makes this affidavit.

      2. The Investor (i) is not, and on ________________ [insert date of transfer of Certificate to Investor] will not be, and on such date will not be investing the funds of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Code or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the Investor's acquisition and holding or any ERISA-Restricted Certificate.

      3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee and GE Capital Mortgage Services, Inc., dated as of November 1, 1996, no transfer of any ERISA-Restricted Certificate shall be permitted to be made to any person unless the Trustee has received (i) a certificate from such transferee to the effect that (x) such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code (a "Plan") and is not using the assets of any such employee benefit or other plan to acquire any such Certificate or (y) such transferee is an insurance company investing assets of its general account and the Exemptions apply to such transferee's acquisition and holding of any such Certificate or (ii) an opinion of counsel satisfactory to the Trustee to the effect that the purchase and holding of any such Certificate will not constitute or result in the assets of the Trust Fund created by the Agreement being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the

Trustee or the Company to any obligation in addition to those undertaken in the Agreement (provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of any such Certificate by a Plan or a Person that is purchasing or holding any such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code).

      [4. The ERISA-Restricted Certificates shall be registered in the name of ______________________________________________ as nominee for the Investor.]

      IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] __________________ and its corporate seal to be hereunder attached, attested by its [Assistant] Secretary, this ____ day of _________, 199_.



                               ----------------------------
                        [name of Investor]


                               By:
                              Name:
                              Title:


      The undersigned hereby acknowledges that it is holding and will hold the ERISA-Restricted Certificates at the exclusive direction of and as nominee of the Investor named above.


-------------------------------
[name of nominee]


By:____________________________
   Name:
   Title:

                             EXHIBIT F

         FORM OF RESIDUAL CERTIFICATE TRANSFEREE AFFIDAVIT



STATE OF             )
                     ) ss.:
COUNTY OF            )

           [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

           1. That he [she] is [title of officer] ___________ _____________ of [name of Purchaser] ________________________
_________________ (the "Purchaser"), a _______________________
[description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

           2.   That the Purchaser's Taxpayer Identification
Number is [           ].

           3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined below) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. As used herein, "Residual Certificate" means any Certificate designated as a "Class R Certificate" or "Class RL Certificate" of GE Capital Mortgage Services, Inc.'s REMIC Multi-Class Pass-Through Certificates, Series 1996-16.

           4. That the Purchaser is not, and on __________ [insert date of transfer of Residual Certificate to Purchaser] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

           5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. dated as of November 1, 1996, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

           6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

           7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

           8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

           9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

           10. That the Purchaser (i) is not a Non-U.S. Person or
(ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

           11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

           12. That the Purchaser consents to the designation of the Company as its agent to act as "tax matters person" of the Upper Tier REMIC or Lower Tier REMIC, as applicable, pursuant to the Pooling and Servicing Agreement.

           IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 19__.



                          ---------------------------------
                          [name of Purchaser]


                          By:______________________________
                             Name:
                             Title:


           Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


           Subscribed and sworn before me this _____ day of __________, 19__.


NOTARY PUBLIC


------------------------------


COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 19__.

                             EXHIBIT G

         [LETTER FROM TRANSFEROR OF RESIDUAL CERTIFICATE]

                        -------------------
                               Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

           Re:  GE Capital Mortgage Services, Inc.
                REMIC Multi-Class Pass-Through
                Certificates, Series 1996-16

Ladies and Gentlemen:
           _______________________ (the "Transferor") has
reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.
                        Very truly yours,


                               -------------------------------
                               Name:
                               Title:

                             EXHIBIT H

                 ADDITIONAL SERVICER COMPENSATION



QUALIFIED ADMINISTRATIVE EXPENSES
(Conventional, Non-Conforming Loans)


Assumption Fees                           $550 - $800

Late Charges                              Per Loan Documents

Appraisal/Inspection Fees                 Reasonable and Customary
                                          Charges

Partial Release Fees                      $300

Easements                                 $150

Insufficient Funds Charges                $15

Document Requests (copies of loan file documents, additional pay-off quotations, amortization schedules, payment
histories)                                $0

Modification Fees                         Reasonable and Customary
                                          Charges

                             EXHIBIT I

                   FORM OF INVESTMENT LETTER FOR
                DEFINITIVE RESTRICTED CERTIFICATES



                                                   ----------------
                                                         Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

                Re:  GE Capital Mortgage Services, Inc.
                     REMIC Multi-Class Pass Through
                     Certificates, Series 1996-16

Ladies and Gentlemen:

      1. The undersigned, a [title of officer] _______________ of [name of Investor] _________________________________________ (the
"Investor"), a ____________________________ [description of type of entity] duly organized and existing under the laws of the [State of __________________] [United States], hereby certifies as follows:

      2. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. (the "Company"), dated as of November 1, 1996 (the "Agreement"), no transfer of a Restricted Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or is made in accordance with the Securities Act and such laws.

      3. The Investor understands that (a) the Restricted Certificates have not been and will not be registered or qualified under the Securities Act, or the securities laws of any state, (b) neither the Company nor the Trustee is required, and neither intends, to so register or qualify the Restricted Certificates, (c) the Restricted Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) such sale is exempt from the requirements of the Securities Act, (d) the Agreement contains restrictions regarding the transfer of the Restricted Certificates and (e) the Restricted Certificates will bear a legend to the foregoing effect.

      4. The Investor is acquiring the Restricted Certificates for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Restricted Certificates in any manner that would violate the Securities Act or any applicable state securities laws.

      5. The investor (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Restricted Certificates, such that it is capable of evaluating the merits and risks of investment in the Restricted Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) promulgated pursuant to the Securities Act.

      6. The Investor will not authorize nor has it authorized any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Restricted Certificate, any interest in any Restricted Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Restricted Certificate, any interest in any Restricted Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Restricted Certificate, any interest in any Restricted Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action that would constitute a distribution of any Restricted Certificate under the Securities Act, that would render the disposition of any Restricted Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Investor nor anyone acting on its behalf has offered the Restricted Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Restricted Certificates. The Investor will not sell or otherwise transfer any of the Restricted Certificates, except in compliance with the provisions of the Agreement.

      7. If an Investor in a Restricted Certificate sells or otherwise transfers any such Certificate to a transferee other than a "qualified institutional buyer" under Rule 144A of the Securities Act, such Investor will obtain (a) from any subsequent purchaser the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this paragraph or (b) an opinion of counsel in form and substance satisfactory to the Trustee pursuant to the Agreement.

      8. The Investor hereby indemnifies the Trustee and the Company against any liability that may result if the Investor's transfer of a Restricted Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Trustee and the Company shall survive the termination of the Agreement.

      [9. The Restricted Certificates shall be registered in the name of _____________________________ as nominee for the
Investor.]

           IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] _____________ this _____ day of __________, 19__.


                          ---------------------------------
                          [name of Investor]


                          By:______________________________
                             Name:
                             Title:


      The undersigned hereby acknowledges that it is holding and will hold the Restricted Certificates at the exclusive direction of and as nominee of the Investor named above.

------------------------------
[name of nominee]


By:__________________________
   Name:
   Title:

                             EXHIBIT J

                FORM OF DISTRIBUTION DATE STATEMENT


                     ----------------, -----
                          (month)      (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                          Series 1996-16

           Pursuant to the Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

           The amounts below are for a Single Certificate of $1,000:

           (1) Amount of distribution
                 allocable to principal:

                     Class A1                       $__________
                     Class A2                       $__________
                     Class A3                       $__________
                     Class A4                       $__________
                     Class A5                       $__________
                     Class A6                       $__________
                     Class A7                       $__________
                     Class A8                       $__________
                     Class PO                       $__________
                     Class M                        $__________
                     Class B1                       $__________
                     Class B2                       $__________
                     Class B3                       $__________
                     Class B4                       $__________
                     Class B5                       $__________
                     Class R                        $__________
                     Class RL                       $__________

           (2) Aggregate principal prepayments
                 included in distribution:

                     Class A1                       $__________
                     Class A2                       $__________
                     Class A3                       $__________
                     Class A4                       $__________
                     Class A5                       $__________
                     Class A6                       $__________
                     Class A7                       $__________
                     Class A8                       $__________
                     Class PO                       $__________
                     Class M                        $__________
                     Class B1                       $__________
                     Class B2                       $__________
                     Class B3                       $__________
                     Class B4                       $__________
                     Class B5                       $__________
                     Class R                        $__________
                     Class RL                       $__________

           (3) Amount of distribution
                allocable to interest;
                Pay-out Rate:

                     Class A1      $__________      ____%
                     Class A2      $__________      ____%
                     Class A3      $__________      ____%
                     Class A4      $__________      ____%
                     Class A5      $__________      ____%
                     Class A6      $__________      ____%
                     Class A7      $__________      ____%
                     Class A8      $__________      ____%
                     Class M       $__________      ____%
                     Class B1      $__________      ____%
                     Class B2      $__________      ____%
                     Class B3      $__________      ____%
                     Class B4      $__________      ____%
                     Class B5      $__________      ____%
                     Class R       $__________      ____%
                     Class RL      $__________      ____%
                     Class S       $__________      ____%

           (4) Accrual Amount
                     Class A5A Component            $__________

           (5) Servicing Compensation:                   $__________

           The amounts below are for the aggregate of all
Certificates:

           (6) Pool Scheduled Principal
                 Balance; number of
                 Mortgage Loans:          $__________     __________

           (7) Class Certificate Principal
                 Balance (or Notional Principal
                 Balance) of each Class;
                 Certificate Principal Balance
                 (or Notional Principal Balance)
                 of Single Certificate of each
                 Class:

                                                      Single
                                                    Certificate
                  Class           Balance             Balance

                Class A1       $__________          $__________
                Class A2       $__________          $__________
                Class A3       $__________          $__________
                Class A4       $__________          $__________
                Class A5       $__________          $__________
                Class A6       $__________          $__________
                Class A7       $__________          $__________
                Class A8       $__________          $__________
                Class PO       $__________          $__________
                Class M        $__________          $__________
                Class B1       $__________          $__________
                Class B2       $__________          $__________
                Class B3       $__________          $__________
                Class B4       $__________          $__________
                Class B5       $__________          $__________
                Class R        $__________          $__________
                Class RL       $__________          $__________
                Class S        $__________          $__________

           (8) Book value of real estate acquired on behalf of Certificate-holders; number of related Mortgage
                  Loans:

                                          $----------    ----------

          (9) Aggregate Scheduled Principal
                 Balance and number of
                 delinquent Mortgage Loans:

           30-59 days delinquent          $__________    __________
           60-89 days delinquent          $__________    __________
           90 or more days delinquent     $__________    __________
           In foreclosure                 $__________    __________

          (10) Aggregate Scheduled
                 Principal Balance and
                 number of replaced
                 Mortgage Loans:          $__________    __________

          (11) Aggregate Scheduled
                Principal Balance and
                 number of modified
                 Mortgage Loans:          $__________    __________

          (12) Certificate Interest Rate of:
                 Class A6 Certificates                   __________%
                 Class A7 Certificates                   __________%
                 Class S Certificates                    __________%

          (13) Senior Percentage for such
                 Distribution Date:                      __________%

          (14) Group I Senior Percentage
                 for such Distribution Date:             __________%

          (15) Group II Senior Percentage
                 for such Distribution Date:             __________%

          (16) Group I Scheduled
                 Distribution Percentage:                __________%

          (17) Group II Scheduled
                 Distribution Percentage:                __________%

          (18) Senior Prepayment Percentage
                 for such Distribution Date:             __________%

          (19) Group I Senior Prepayment
                 Percentage for such
                 Distribution Date:                      __________%

          (20) Group II Senior Prepayment
                 Percentage for such
                 Distribution Date:                      __________%

          (21) Junior Percentage for
                 such Distribution Date:                 __________%

          (22) Junior Prepayment Percentage
                 for such Distribution Date:             __________%


Capitalized terms used in this Statement shall have the same meanings as in the Agreement.

                             EXHIBIT K

                    FORM OF SPECIAL SERVICING
                   AND COLLATERAL FUND AGREEMENT


      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the
"Agreement") is made and entered into as of ____________________, 199_, between GE Capital Mortgage Services, Inc. (the "Company") and _____________________________ (the "Purchaser").

                       PRELIMINARY STATEMENT

      ___________________________ or an affiliate thereof is the holder of the entire interest in REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B_ (the "Class B_ Certificates"). The Class B_ Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of ________ 1, 199_ between the Company (in its capacity as servicer thereunder, the "Servicer") and State Street Bank and Trust Company as Trustee.

      ____________________________ or an affiliate thereof
intends to resell all of the Class B_ Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company, as Servicer, will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      [The parties hereto have further agreed that the Purchaser will have no rights, and the Company will have no obligations under this Agreement until the Class Certificate Principal Balance of the REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B5 (the "Class B5 Certificates") has been reduced to zero, and any Special Servicing and Collateral Fund Agreement in respect of such Class between the Company and the Purchaser has been terminated.]

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser upon the acquisition by the Purchaser of the Class B_ Certificates.

                             ARTICLE I

                            DEFINITIONS

      Section 1.01.  Defined Terms.  Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday of (ii) a day on which banking institutions in New York City or Boston, Massachusetts are required or authorized by law or executive order to be closed.

      Collateral Fund: The fund established and maintained pursuant to Section 3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category, (iii) federal funds, certificates of deposit, time deposits and banker's acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category, (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency, and (v) other obligations or securities that are acceptable to each Rating Agency as a Collateral Fund Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates and, for each of the preceding clauses, the maturity thereof shall be not later than the earlier to occur of
(A) 30 days from the date of the related investment and (B) the Business Day preceding the next succeeding Distribution Date.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and, upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits prior to such date pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02. Definitions Incorporated by Reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing
Agreement.

                            ARTICLE II

                   SPECIAL SERVICING PROCEDURES

      Section 2.01.  Reports and Notices.

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Servicer shall provide to the Purchaser the following notices and reports:

           (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, as Servicer, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are
      (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Company to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Company from the related primary servicer which has been approved by the Company.

      (b) If requested by the Purchaser, the Company shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i) or
(a)(ii) which has been given to the Purchaser, provided, that (1) the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Company shall respond within five Business Days orally or in writing by facsimile transmission.

      (c) In addition to the foregoing, the Company shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

      Section 2.02.  Purchaser's Election to Delay Foreclosure
Proceedings.

      (a) The Purchaser shall be deemed to direct the Company that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under
Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Company may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

      (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). The Purchaser shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24-hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure within such 24-hour period; provided, however, that the Purchaser will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall (i) not be confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. However, if the Company's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Company with a copy of such Current Appraisal.

      (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Trustee for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan as the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure or (ii) the beginning of the related Excess Period, as the case may be.

      (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Company for all related Monthly Advances and Liquidation Expenses thereafter made by the Company as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company or the Trustee may withdraw the additional amount from the Collateral Fund to reimburse the Company. In the event that the Mortgage Loan is brought current by the mortgagor, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when, following such election, the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Company shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective, unless the Purchaser shall have purchased the related Mortgage Loan promptly following (and in any event not later than the third Business Day after) the end of such 6-month period in the manner provided in the following two sentences, and the Company shall be entitled to proceed with the Commencement of Foreclosure. Any purchase of such Mortgage Loan by the Purchaser pursuant to the preceding sentence shall be at a purchase price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest at the Mortgage Rate from the date last paid by the mortgagor. Such purchase price shall be deposited by the Purchaser into the Collateral Fund in immediately available funds on the Business Day which is the date of purchase and the Purchaser shall instruct the Trustee (with notice to the Company) to withdraw such amount therefrom on such Business Day and remit the same to the Trust Fund for application as Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. Following such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this Agreement and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and unreimbursed Monthly Advances related to the extended foreclosure period), and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e) and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      Section 2.03.  Purchaser's Election to Commence Foreclosure
Proceedings.

      (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

      (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Purchaser. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection. The Company shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the

Company believes there is a breach of representations or warranties by the Company, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company has or expects to have the right under the Pooling and Servicing Agreement to purchase the defaulted Mortgage Loan and intends to exercise such right or (iv) the Company reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Company supplies the Purchaser with information supporting such belief) or (v) the same is prohibited by or is otherwise inconsistent with the provisions of the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

      (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Liquidation Expenses in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) above and after reimbursement to the Servicer for all related Monthly Advances) in respect of such Mortgage Loan shall be released to the Purchaser.

      Section 2.04.  Termination.

      (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate on the earliest to occur of the following: (i) at such time as the Class Certificate Principal Balance of the Class B_ Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Company's actual loss experience with respect to the Mortgage Loans in the related pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO properties or (y) the aggregate amount that the Company estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the then-current Class Certificate Principal Balance of the Class B_ Certificates, or
(iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B_ Certificates [or in the Class B5 Certificates] (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate immediately upon (x) the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Days' notice or (y) the occurrence of any event that results in the Purchaser becoming an "affiliate" of the Trustee within the meaning of the Prohibited Transaction Exemption (as defined in the Pooling and Servicing Agreement).

      (b) The Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Purchaser has exercised its rights under Section
2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

      Section 2.05. Notification. The Purchaser shall promptly notify the Trustee and the Company if such Purchaser becomes aware of any discussions, plans or events that might lead to such Person's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee, provided that the contents of any such notification shall be kept confidential by the parties to this Agreement.

                            ARTICLE III

                COLLATERAL FUND; SECURITY INTEREST

      Section 3.01. Collateral Fund. Upon payment by the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall request the Trustee to establish and maintain with the Trustee a segregated account entitled "REMIC Multi-Class Pass-Through Certificates 199_-__ Collateral Fund, for the benefit of GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company on behalf of Certificateholders, as secured parties" (the "Collateral Fund"). Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of such secured parties, until withdrawn from the Collateral Fund pursuant to the Section 2.02 or 2.03 hereof.

      Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon (after giving effect to all withdrawals therefrom permitted under this Agreement).

      The Purchaser shall not take or direct the Company or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Purchaser
(i) take or cause the Trustee or the Company to take any action that could cause any REMIC established under the Pooling and Servicing Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or (ii) cause the Trustee or the Company to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

      Section 3.02. Collateral Fund Permitted Investments. The Company shall, at the written direction of the Purchaser, direct the Trustee to invest the funds in the Collateral Fund in the name of the Trustee in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Company shall direct the Trustee select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

      All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be promptly deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) direct the Trustee to distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

      Section 3.03. Grant of Security Interest. In order to secure the obligations of the Purchaser hereunder to the Company and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Purchaser hereby grants to the Company and to the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

      The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Company and the Trustee on behalf of the Certificateholders. The Purchaser shall take all actions requested by the Company or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

      Section 3.04. Collateral Shortfalls. In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                            ARTICLE IV

                     MISCELLANEOUS PROVISIONS

      Section 4.01. Amendment. This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

      Section 4.02. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 4.03. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 4.04. Notices. All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

      (a) in the case of the Company, with respect to notices pursuant to Sections 2.02 and 2.03 hereto,

           GE Capital Mortgage Services, Inc.
           2000 West Loop South
           Suite 1917
           Houston, Texas 77027
           Attention: Mark Pendergrass
           Telephone: (713) 964-4207
           Facsimile: (713) 964-4100

with respect to all other notices pursuant to this Agreement,

           GE Capital Mortgage Services, Inc.
           Three Executive Campus
           Cherry Hill, New Jersey  08002

           Attention:  General Counsel
           Telephone:  (609) 661-6515
           Facsimile:  (609) 661-6875

or such other address as may hereafter be furnished in writing by the Company, or

      (b) in the case of the Purchaser, with respect to notices pursuant to Section 2.01,

           ================================
           --------------------------------
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

           with respect to all other notices pursuant to this Agreement,

           ================================
           --------------------------------
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

or such other address as may hereafter be furnished in writing by the Purchaser, or

      (c)  in the case of the Trustee,

           State Street Bank and Trust Company
           Corporate Trust Department
           Two International Place, Fifth Floor
           Boston, Massachusetts  02110
           Attention:  Karen Beard
           Telephone:  (617) 664-5465
           Facsimile:  (617) 664-5367

      Section 4.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 4.06. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

      Section 4.07. Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 4.08. Third Party Beneficiaries. The Trustee on behalf of Certificateholders is the intended third party beneficiary of this Agreement.

      Section 4.09. Confidentiality. The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Section 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

      Section 4.10. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company against any and all losses, claims, damages or liabilities to which it may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon actions taken by the Company in accordance with the provisions of this Agreement and which actions conflict or are alleged to conflict with the Company's obligations under the Pooling and Servicing Agreement. The Purchaser hereby agrees to reimburse the Company on demand for the reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

      [Section 4.11. Delayed Effectiveness. The Purchaser agrees that, notwithstanding any other provision of this Agreement, the Purchaser shall have no rights hereunder, and the Company shall have no obligations hereunder, until the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero and any Special Servicing and Collateral Fund Agreement between the Company and the Purchaser relating to such Class B5 Certificates has been terminated.]

      IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:
                              Name:
                              Title:


                           [PURCHASER]



                               By:
                              Name:
                              Title:

Acknowledged and agreed to:

STATE STREET BANK AND TRUST COMPANY



By:
   Name:
   Title:

                             EXHIBIT L



             FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT


State of New Jersey       )
                          )    ss.
County of Camden          )


           GE Capital Mortgage Services, Inc. (the "Company") by its undersigned authorized representative, being duly sworn, hereby certifies as follows:

           1. Pursuant to a Pooling and Servicing Agreement dated as of ________ 1, 199_ (the "Agreement"), between the Company, as seller, and State Street Bank and Trust Company, as trustee (together with its successors, the "Trustee"), relating to the Company's REMIC Multi-Class Pass-Through Certificates, Series 199_-__, the Company has assigned all of its right, title and interest in the mortgage loan(s) described below (the "Designated Loan(s)") to the Trustee.

                (a)  Loan Number: ______________________
               Maker:_____________________________
                     Original Principal
               Amount:____________________________
               Maturity Date:_____________________

                [(b) Loan Number:_______________________
               Maker:_____________________________
                     Original Principal
               Amount:____________________________
               Maturity Date:_____________________

           2. The Company has provided to the Trustee certain representations and warranties in Section 2.03 of the Agreement as to the ownership, assignment and enforceability of the Designated Loan(s) and the related promissory notes or other instruments evidencing the Designated Loan(s).

           3.   [The Designated Loan] [Each of the Designated
Loans] is evidenced by a promissory note, executed by its [respective] maker as indicated above (the "Mortgage Notes(s)").

           4. The Company is the current holder of the indebtedness evidenced by the Mortgage Note(s), the indebtedness evidenced by the Mortgage Note(s) has not been pledged or otherwise hypothecated, and the Company has not granted to any person (other than the Trustee pursuant to the Agreement) any interest in the indebtedness evidenced by the Mortgage Note(s).

           5. After diligent search, the Company has been unable to locate the Mortgage Note(s) and believes [it] [them] to be lost. [A true and correct photocopy] [[True and correct photocopies] of the Mortgage Note(s) [is] [are] attached hereto as Exhibit A.]

           6. If at any time the Company locates [any of] the Mortgage Note(s), it shall endorse such Mortgage Note(s) for transfer to the Trustee, without recourse, and shall promptly deliver the Mortgage Note(s), as endorsed, to the Trustee.

           7. In the event that the unavailability of any Mortgage Note to the Trustee results in a breach of any representations or warranties of the Company set forth in the Agreement, the Trustee shall have the rights and remedies (if any) set forth in the Agreement, subject to the provisions thereof. In addition, the Company covenants and agrees to indemnify the Trustee and the Trust Fund from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Trustee) arising from the Company's failure to have delivered any Mortgage Note to the Trustee, including without limitation any thereof arising from any action to enforce the indebtedness evidenced by such Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of such Mortgage Note.

           This affidavit is given in connection with the Company's execution of the Agreement. The Trustee's rights and remedies set forth herein and in the Agreement shall constitute the sole and exclusive remedies of the Trustee or its successors and assigns arising out of or relating to the absence or loss of the Mortgage Note(s) or the Company's failure to deliver the same.

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:________________________________
                                  Name:
                              Title:


Sworn to before me this
____ day of ________, 199_




------------------------------
Notary Public